As filed with the Securities and Exchange Commission on July 13, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Ellington Financial LLC

(Exact name of registrant as specified in its governing instruments)

53 Forest Avenue

Old Greenwich, Connecticut 06870

(203) 698-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurence Penn

Chief Executive Officer

53 Forest Avenue

Old Greenwich, Connecticut 06870

(203) 698-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. LeBey S. Gregory Cope Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (Facsimile)	Valerie Ford Jacob, Esq. Paul D. Tropp, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000 (212) 859-4000 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Shares Representing Limited Liability Company Interests, no par value	$200,000,000	$11,160

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 13, 2009

                    Shares

Ellington Financial LLC

Common Shares Representing Limited Liability Company Interests

This is the initial public offering of common shares of Ellington Financial LLC. We are selling common shares representing limited liability company interests, which we refer to as common shares.

Ellington Financial LLC is a specialty finance company that specializes in acquiring and managing mortgage-related assets, including residential mortgage-backed securities backed by prime jumbo, Alt-A and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity and mortgage-related derivatives, as well as corporate debt and equity securities and derivatives. We are externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Prior to this offering, there has been no public market for our common shares. The initial public offering price of the common shares is expected to be between $            and $            per share. We intend to apply to list our common shares on the New York Stock Exchange under the symbol “EFC.”

The underwriter has an option to purchase a maximum of            additional shares to cover over-allotments of shares.

Investing in our common shares involves risks. See “Risk Factors” on page 21.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per Share	$	$	$
Total	$	$	$

Delivery of the common shares will be made on or about , 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this prospectus is                 , 2009

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

Dealer Prospectus Delivery Obligation

Until                         , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before making an investment in our common shares. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, “we,” “us” and “our” refer to Ellington Financial LLC and its subsidiaries, our “Manager” refers to Ellington Financial Management LLC, our external manager, and “Ellington” refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by Ellington and its other affiliates from time to time.

Our Company

Ellington Financial LLC is a specialty finance company formed in August 2007 that specializes in acquiring and managing mortgaged-related assets. Our primary objective is to generate attractive, risk-adjusted total returns for our shareholders. We seek to attain this objective by utilizing an opportunistic strategy. Our targeted assets currently include:

•	residential mortgage-backed securities, or RMBS, backed by prime jumbo, Alt-A and subprime residential mortgage loans, or non-Agency RMBS;

•	RMBS for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity, or Agency RMBS; and

•	mortgage-related derivatives; and

•	derivatives on corporate debt and equity securities.

We also may opportunistically acquire and manage other types of mortgage-related assets and financial assets, such as residential whole mortgage loans, commercial mortgage-backed securities, or CMBS, and commercial mortgages or other commercial real estate debt, asset backed securities, or ABS, backed by consumer and commercial assets and non-mortgage-related derivatives. As of March 31, 2009, we had an aggregate portfolio of RMBS with a value of approximately $366.7 million, derivatives contracts with a net value of approximately $97.6 million and total shareholders’ equity of approximately $250.2 million.

The members of our management team are Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Chairman and Co-Chief Investment Officer, Laurence Penn, Vice Chairman of Ellington, who serves as our Chief Executive Officer and President, Mark Tecotzky, a Managing Director of Ellington, who serves as our Co-Chief Investment Officer, Paul Asaro, a Managing Director and Chief Financial Officer of Ellington who serves as our interim Chief Financial Officer, Paul Saltzman, General Counsel of Ellington, who serves as our General Counsel and Secretary, and Eric Bothwell, a Managing Director of Ellington, who serves as our Chief Operating Officer. Each of these individuals is an officer of our Manager. We currently do not have any employees.

Our Manager and Ellington

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Ellington is a private investment management firm and registered investment advisor with a 14-year history of investing in a broad spectrum of mortgage-backed securities, or MBS, and related derivatives.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. Ellington has established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we also benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance database and operational expertise. In particular, our Manager provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assist us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions.

As of May 31, 2009, Ellington employed over 100 employees and, including our company, various hedge funds, and various private accounts, had net assets under management of approximately $1.8 billion, in addition to approximately $594 million of net assets under management in certain hedge funds that have not been actively making new investments but rather have been returning capital to investors. In addition, Ellington, through its affiliates, manages CDOs collateralized by MBS or ABS and a traditional managed account.

Our Manager has an investment and risk management committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines. The members of the investment and risk management committee are Messrs. Vranos, Penn, Tecotzky and Bothwell.

Our Strategy

We utilize an opportunistic strategy to seek to provide investors with attractive, risk-adjusted total returns by:

•	taking advantage of opportunities in the residential mortgage market by purchasing investment grade and non-investment grade non-Agency RMBS, including senior and subordinated securities;

•

acquiring Agency RMBS on a more leveraged basis in order to take advantage of opportunities in that market sector and assist us in maintaining our exclusion from regulation as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act;

•	opportunistically entering into and managing a portfolio of mortgage-related derivatives;

•

opportunistically acquiring and managing other mortgage-related and financial assets, such as residential whole mortgage loans, CMBS, commercial mortgages or other commercial real estate debt, ABS backed by consumer and commercial assets and non-mortgage-related derivatives; and

•	opportunistically mitigating our credit and interest rate risk by using a variety of hedging instruments.

Our strategy is adaptable to changing market environments, subject to compliance with the income and other tests that will allow us to continue to be treated as a partnership for U.S. federal income tax purposes and maintain our exclusion from regulation as an investment company under the Investment Company Act. As a result, although we focus on the assets described above, our acquisition and management decisions depend on prevailing market conditions and our targeted asset classes may vary over time in response to market conditions. To effect our strategy, we may engage in a high degree of trading volume. Our Manager is authorized to follow very broad investment guidelines. As a result, we cannot predict our portfolio composition. We may change our strategy and policies without a vote of our shareholders. Moreover, although our independent directors periodically review our investment guidelines and our portfolio, they generally do not review our proposed asset acquisitions or asset management decisions.

Ellington’s investment philosophy revolves around the pursuit of value across various types of MBS and related assets. By rotating between sectors of the MBS markets and adjusting the extent to which it hedges,

Ellington believes that it is able to capitalize on the disparities between these sectors as well as on overall trends in the marketplace, and therefore provide better and more consistent returns for its investors. Furthermore, we believe that risk management, including opportunistic portfolio hedging and prudent financing and liquidity management, is essential for consistent generation of attractive, risk-adjusted total returns across market cycles. Ellington’s continued emphasis on and development of proprietary MBS credit, interest rate and prepayment models, as well as other proprietary research and analytics, underscores the importance it places on a disciplined and often analytical approach to fixed income investing, especially in MBS. Our Manager uses Ellington’s proprietary models to identify attractive assets, value these assets, monitor and forecast the performance of these assets, and opportunistically hedge our credit and interest rate risk. We leverage these skills and resources to seek to meet our objectives.

We believe that our Manager is uniquely qualified to implement our strategy. Our strategy is consistent with Ellington’s investment approach, which is based on its distinctive strengths in sourcing, analyzing, trading and hedging complex MBS. Furthermore, we believe that Ellington’s extensive experience in buying, selling, analyzing and structuring fixed income securities, coupled with its broad access to market information and trading flows, provides us with a steady flow of opportunities to acquire assets with favorable trade executions.

Our Targeted Asset Classes

Our targeted asset classes currently include:

Asset Class	Principal Assets
Non-Agency RMBS	• RMBS backed by prime jumbo(1), Alt-A(2) and subprime mortgages(3)

• RMBS backed by fixed rate mortgages, adjustable rate mortgages, or ARMs, Option-ARMs, Negative amortization ARMs, or Neg-Am ARMs, and Hybrid ARMs

• RMBS backed by first lien and second lien mortgages

• Investment grade and non-investment grade securities

• Senior and subordinated securities

• Interest only securities, or IOs, principal only securities, or POs, inverse interest only securities, or IIOs, and inverse floaters

Agency RMBS	• Whole pool pass-through certificates
• To-Be-Announced, or TBA, mortgage pass-through certificates

Mortgage-Related Derivatives	• Credit default swaps on individual RMBS, on the ABX indices and on other mortgage-related indices • Other mortgage-related derivatives

Corporate Debt and Equity Securities and Derivatives	• Credit default swaps on corporations or on corporate indices

Asset Class	Principal Assets
• Corporate debt or equity securities

• Options or total return swaps on corporate equity or on corporate equity indices

Other	• Residential whole mortgage loans

• CMBS

• Commercial mortgages and other commercial real estate debt

• ABS

• Other non-mortgage-related derivatives

(1)	Prime jumbo mortgage loans are mortgage loans that have principal amounts that are greater than the conforming loan limits for the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Company, or Freddie Mac, but are otherwise within typical Fannie Mae and Freddie Mac guidelines.
(2)	Alt-A mortgage loans generally have income verification and/or employment verification standards that are weaker than those standards employed in prime underwriting. Additionally, Alt-A mortgage loans are more frequently collateralized by non-primary residences than prime loans. The credit quality of Alt-A borrowers generally exceeds the credit quality of subprime borrowers.
(3)	Subprime mortgage loans are loans that are originated using underwriting standards that are less restrictive than those used for other first and junior lien mortgage loan origination programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards permit loans to be made to borrowers having low credit scores and/or imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), loans with no income disclosure or verification and loans with high loan-to-value ratios.

Our Portfolio

As of March 31, 2009, our RMBS portfolio consisted of the following assets:

Asset Class	Amortized Cost Basis	Estimated Fair Value	Estimated Fair Value as a Percentage of Total Shareholders’ Equity
Non-Agency RMBS	$237,045,326	$148,371,346	59%
Agency RMBS	213,196,182	218,280,424	87%

Total	$450,241,508	$366,651,770	146%

As of March 31, 2009, our derivatives portfolio consisted substantially of the following derivatives:

Asset Class	Notional Amount	Estimated Fair Value	Estimated Fair Value as a Percentage of Total Shareholders’ Equity
Long positions using credit default swaps on RMBS(1)	$19,580,933	$(12,512,207)	(5)%
Short positions using credit default swaps on RMBS and RMBS indices(2)	(143,663,181)	107,885,204	43%
Short positions using credit default swaps on corporate bonds and corporate bond indices	(45,625,000)	7,919,300	3%
Short positions in interest rate swaps(3)	(125,000,000)	(5,460,965)	(2)%

Total		$97,831,332	39%

(1)	Long positions using credit default swaps represent transactions where we sold credit protection to a counterparty.
(2)	Short positions using credit default swaps represent transactions where we purchased credit protection from a counterparty.
(3)	For short positions in interest rate swaps, a fixed rate is being paid and a floating rate is being received.

As of March 31, 2009, a small portion of our portfolio consisted of long and short positions in total return swaps and other swaps. As of March 31, 2009, the fair value of our long and short positions in total return swaps and other swaps was $(259,347).

Our Performance

Notwithstanding the difficult market conditions in which we have operated since our inception in August 2007, we have delivered a positive total return on our capital over that period. As of March 31, 2009, our book value per common share was $20.83. For companies such as ours that employ an investment company basis of accounting, book value and net asset value are the same. Entities utilizing investment company accounting carry investments at fair value. The total return on our common shares since inception and for the three month period ended March 31, 2009, was 8.66% and 8.10%, respectively. Total return on our common shares excludes shares held by our Manager. See “Description of Shares—Manager’s Shares,” for a detailed description of how shares held by our Manager were treated prior to July 1, 2009.

The following table shows our book value per outstanding common share as of our inception date and as of the end of each fiscal quarter thereafter, the quarterly total return for each such quarter and the cumulative total return as of the end of each such quarter:

	Book Value(1)	Quarterly Total Return(1)(2)	Cumulative Total Return(1)(2)
Inception (August 17, 2007)	$19.17	—	—
September 30, 2007	$19.10	(0.37)%	(0.37)%
December 31, 2007	$19.35	1.31%	0.94%
March 31, 2008	$18.96	(2.02)%	(1.10)%
June 30, 2008	$20.28	6.96%	5.79%
September 30, 2008	$20.47	0.94%	6.78%
December 31, 2008	$19.27	(5.86)%	0.52%
March 31, 2009(3)	$20.83	8.10%	8.66%

(1)	Amounts exclude common shares issuable upon conversion of outstanding LTIP units. As of March 31, 2009, we had 12,010,033 common shares outstanding and 381,250 LTIP units outstanding (which are convertible into common shares on a one-to-one basis).
(2)	Returns are calculated based on the sum of the changes in book value per share plus distributions per share. As of March 31, 2009, we had not paid any distributions on our common shares.
(3)	Total return includes the effect of share repurchases during the quarter. Had this not been included, total return for the quarter would have been 6.26% and cumulative total return would have been 6.83%.

We believe that our performance is attributable to the experience and expertise of our Manager. We further believe that our strategy of being flexible with respect to the sectors of the non-Agency RMBS market in which we acquire assets and the level of credit exposure taken in our portfolio combined with selective hedging of credit risk in our portfolio has been effective in these difficult markets. We believe that our performance compares favorably to the performance of market indices and to the performance of companies with similar business models during the same periods.

All performance data provided is historical and is not indicative of future results, and there can be no assurance that these or comparable results will be achieved or that performance objectives will be achieved.

Our Hedging Strategy

In addition to utilizing derivatives to generate profits outright, we utilize derivatives and other hedging instruments to opportunistically hedge our credit and interest rate risk. For example, we enter into short positions using credit default swaps to protect against adverse credit events with respect to an underlying credit instrument (which may be a single debt instrument, a basket of debt instruments, or an issuer of a series of debt instruments). We also enter into short positions in interest rate swaps to offset the potential adverse effects that changes in interest rates will have on the value of our assets and our financing costs. We also enter into derivatives for hedging purposes referencing the unsecured corporate credit, or the equity of corporations. See “—Our Portfolio,” for a description of our short derivatives positions, most of which were entered into for hedging purposes.

Our Financing Strategy

We finance our assets with what we believe to be a prudent amount of leverage, the level of which varies from time to time based upon the particular characteristics of our portfolio, availability of financing and market conditions. Currently, the great majority of our borrowings consist of reverse repos collateralized by Agency RMBS; however, should the prospects for stable and reliable reverse repo financing for non-Agency RMBS continue to improve, we would expect to increase our reverse repo borrowings that are collateralized by non-Agency RMBS. As of March 31, 2009, we had approximately $207.7 million outstanding on reverse repos with three counterparties, approximately 51% of which was with one counterparty, and our ratio of amounts outstanding under reverse repos to shareholders’ equity, or our debt-to-equity ratio, was 0.83 to 1. As of March 31, 2009, the initial terms on our reverse repos ranged between 20 and 34 days.

We may utilize other types of borrowings in the future, including term facilities or other more complex financing structures. Additionally, we may also take advantage of available borrowings, if any, under new programs established by the U.S. Government such as the Term Asset Loan Facility, or TALF, to finance our assets. We also may raise capital by issuing unsecured debt, preferred or common shares, or trust preferred securities.

Our use of leverage, especially in order to increase the amount of assets supported by our capital base, may have the effect of increasing losses when these assets underperform. Our investment policies require no minimum or maximum leverage and our Manager’s investment and risk management committee will have the discretion, without the need for further approval by our board of directors, to change both our overall leverage and the leverage used for individual asset classes. Because our strategy is flexible, dynamic and opportunistic, our overall leverage will vary over time. As a result, we do not have a targeted debt-to-equity ratio.

Our Competitive Strengths

Experienced and Cohesive Management Team. We believe that the extensive experience of our officers and the officers and employees of Ellington and our Manager provides us with experience across all of our targeted asset classes. Certain of our officers were founding principals of Ellington and have worked together in the mortgage securities business for over 15 years. Among the members of our management team are the former heads of RMBS origination and trading, whole loan MBS origination and trading and fixed income research and quantitative systems at Kidder Peabody. Our Chief Executive Officer, Mr. Penn, was one of the founding principals of Ellington and worked for 10 years at Lehman Brothers where he co-headed the Lehman Brothers trading desk for collateralized mortgage obligations, or CMOs.

Access to Leading Investment Advisor. We benefit substantially from our relationship with our Manager and Ellington through our access to Ellington’s investment ideas, proprietary research, models and analytics, trading and structuring expertise, risk management, and asset-sourcing capabilities. We believe this relationship provides us with unique access to attractive opportunities and market information that enhances our ability to make decisions regarding our targeted asset classes, which we believe is a significant competitive advantage. We believe that Ellington possesses the essential elements necessary to successfully acquire and manage RMBS and our other target asset classes: portfolio management experience across multiple market cycles, asset selection, trading and hedging expertise, broad asset sourcing capabilities, and sophisticated risk management systems and analytical tools.

As of May 31, 2009, Ellington employed over 100 employees, including 14 principals with an average of over 20 years of industry experience; its Chief Executive Officer and three Vice Chairmen have an average of over 24 years of industry experience. Ellington and its senior management have a long history managing a broad range of asset classes and sectors and extensive experience as a leader in buying, selling, analyzing, and structuring MBS and ABS. As of May 31, 2009, Ellington, including our company, various hedge funds, and various private accounts, had net assets under management of approximately $1.8 billion, in addition to approximately $594 million of net assets under management in certain hedge funds that have not been actively making new investments but rather have been returning capital to investors. In addition, Ellington, through its affiliates, manages CDOs collateralized by MBS or ABS and a traditional managed account.

Sophisticated Platform and Analytical Capabilities. We benefit from Ellington’s proprietary analytical models and infrastructure, which have been developed as a result of many years of experience as a significant participant in our target markets. Ellington’s risk management process emphasizes the quantitative assessment of credit risk, interest rate risk and prepayment risk, both on a security-by-security and portfolio basis. This is only possible with sophisticated quantitative tools and methodologies that are the foundation of Ellington’s investment technique and asset surveillance. Analyzing RMBS credit risk and prepayment risk, in particular, necessitates the development and continuous refinement of sophisticated statistics-based computer models. We believe that these skills and range of resources, together with Ellington’s experience investing and leveraging large pools of capital in complex mortgage and derivative instruments through various economic and business cycles, are critical for us to meet our objectives. We believe that Ellington’s proprietary models and modeling capabilities provide it with a competitive advantage over most other market participants.

Strong Relationships and Deal Flow. Acquiring our targeted assets is a highly competitive process, and our Manager competes with many other investment managers and companies for attractive opportunities in these areas. We believe that the strengths of Ellington in this regard give us a competitive advantage. We capitalize on the proprietary deal-sourcing opportunities that Ellington brings to us as a result of its investment experience in our targeted asset classes and extensive network of contacts in the financial community.

Ellington currently sources many of its and our assets through its well-developed relationships with a large and diverse group of financial intermediaries. Ellington has extensive contacts throughout the market and experience dealing with investment banks, lenders and other major market participants, as well as a thorough knowledge of the characteristics and location of the product inventory in the fixed income markets.

Alignment of Interests between Our Manager and Our Investors. As of May 31, 2009, our Manager owned 1,758,783 of our common shares, excluding LTIP Units, representing approximately 14.8% of our common shares outstanding as of that date. In addition, our Manager receives at least 10% of its incentive fee under our management agreement in common shares. Our Manager has agreed not to sell any of the common shares it receives as part of its incentive fee prior to one year after the date such shares are issued. To date, our Manager has not sold any of our common shares.

Summary Risk Factors

An investment in our common shares involves various risks. You should consider carefully the risks listed below and those risks under “Risk Factors” before purchasing common shares.

•	Difficult conditions in the mortgage and residential real estate markets have and may cause us to experience losses and these conditions may persist for the foreseeable future.

•

No assurance can be given that the actions taken by the U.S. Government, including the Federal Reserve and the Treasury, and other governmental and regulatory bodies, for the purpose of stabilizing the financial and credit markets will achieve their intended effect, or will benefit our business, and further government or market developments could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. Government, may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•	Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, our targeted assets.

•

The principal and interest payments on our non-Agency RMBS are not guaranteed by any entity, including any government entity or government-sponsored entity, or GSE, and, therefore, are subject to increased risks, including credit risk.

•

We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

•

Valuations of some of our assets are inherently uncertain, may be based on estimates, may fluctuate over short periods of time and may differ from the values that would have been used if a ready market for these assets existed. As a result, the values of some of our assets are uncertain.

•	Prepayment rates can change, adversely affecting the performance of our assets.

•	We leverage certain of our assets, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•	Interest rate mismatches between our assets and any borrowings used to fund purchases of our assets may reduce our income during periods of changing interest rates.

•

Our lenders may require us to provide additional collateral, especially when the market values for our assets decline, which may restrict us from leveraging our assets as fully as desired, force us to liquidate assets, reduce our liquidity, and materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•

Hedging against credit events and interest rate changes and other risks may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•

We are dependent on our Manager and certain key personnel of Ellington that are provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

•

The base management fee payable to our Manager is payable regardless of the performance of our portfolio, which may reduce its incentive to devote the time and effort to seeking profitable opportunities for our portfolio.

•

Our Manager’s incentive fee may induce our Manager to acquire certain assets, including speculative or high risk assets, or to acquire assets with increased leverage, which could increase the risk to our portfolio.

•	We compete with Ellington’s other accounts for access to Ellington.

•	We and other Ellington accounts may compete for opportunities to acquire assets, which are allocated in accordance with Ellington’s investment allocation policies.

•	There are conflicts of interest in our relationships with our Manager and Ellington, which could result in decisions that are not in the best interests of our shareholders.

•

There may not be an active market for our common shares, which may cause our common shares to trade at a discount to the initial offering price and make it difficult to sell the common shares you purchase.

•	The market price and trading volume of our common shares may be volatile following this offering.

•	Future sales of our common shares could have an adverse effect on our share price.

•	Our shareholders may not receive distributions or distributions may not grow over time.

•	Investing in our common shares involves a high degree of risk.

•

If we were required to register as an investment company under the Investment Company Act, we would be subject to the restrictions imposed by the Investment Company Act, which would require us to make material changes to our strategy.

•	If we fail to satisfy the “qualifying income exception” under the tax rules for publicly traded partnerships, all of our income will be subject to an entity-level tax.

•

The Internal Revenue Service, or IRS, Schedules K-1 we will provide will be significantly more complicated than the IRS Forms 1099 provided by real estate investment trusts, or REITs, and regular corporations, and holders of our common shares may be required to request an extension of time to file their tax returns.

Our Formation and Structure

We were formed as a Delaware limited liability company in July 2007 and completed our initial capitalization in August 2007. We have a holding company structure and conduct most of our business through various subsidiaries. The following chart illustrates our organizational structure immediately prior to the completion of this offering.

(1)	The Class A membership interests in Ellington Financial Management LLC represent 100% of the voting interests in Ellington Financial Management LLC, and all of the economic interests other than those represented by the Class B interests.
(2)	The Class B membership interests in Ellington Financial Management LLC represent beneficial ownership of 500,000 of our common shares held by Ellington Financial Management LLC, but do not provide the holder of the Class B membership interests with any voting rights.
(3)	Includes 1,758,783 common shares held by Ellington Financial Management LLC, but excludes LTIP units held by Ellington Financial Management LLC.
(4)	This entity has established a wholly-owned subsidiary for the purpose of utilizing TALF financing for asset purchases. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Recent Market Developments.”

Conflicts of Interest; Equitable Allocation of Opportunities

Ellington manages, and expects to continue to manage, other accounts that have strategies that are similar to, or that overlap with, our strategy. Ellington makes available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation procedures and policies, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s investment and risk management committee and its compliance committee (headed by its Chief Compliance Officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation procedures and policies.

Because many of our targeted assets are typically available only in specified quantities and because many of our targeted assets are also targeted assets for other Ellington accounts, Ellington often is not able to buy as much of any given asset as required to satisfy the needs of all its accounts. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs and available capital. As a result, accounts in start-up mode are given priority. The policies permit departure from such proportional allocation when such allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policy allows for a “rotational” protocol of allocating subsequent assets so that, on an overall basis, each account is treated equitably.

Other policies of Ellington that our Manager will apply to the management of our company include controls for cross transactions (transactions between Ellington-managed accounts), principal transactions (transactions between Ellington and an Ellington-managed account), investments in other Ellington accounts and split price executions. To date we have not entered into any cross transactions with other Ellington-managed accounts, principal transactions with Ellington or invested in other Ellington accounts. See “Business—Conflicts of Interest; Equitable Allocation of Opportunities” for a more detailed description of these types of transactions.

Our executive officers and the officers and employees of our Manager are also officers and employees of Ellington, and, with the exception of those officers that are dedicated to us, we compete with other Ellington accounts for access to these individuals.

The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business.

Our Management Agreement

We entered into a management agreement with our Manager upon our inception in August 2007. The management agreement, which was amended and restated effective July 1, 2009, has a current term that expires on December 31, 2011, and will be automatically renewed for successive one-year terms thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. Pursuant to the management agreement, our Manager implements our strategy and manages our assets and our day-to-day business and operations and performs certain services for us, subject to oversight by our board of directors. Our Manager is responsible for, among other duties, determining criteria, in conjunction with our board of directors, for sourcing, analyzing and executing asset purchases, asset sales and financings and performing asset management duties.

The following table summarizes the fees and expense reimbursements and other amounts that we pay to our Manager and its affiliates.

Type	Description	Payment
Base management fee	We pay a base management fee of 1.50% per annum of our shareholders’ equity (calculated in accordance with GAAP) as of the end of each fiscal quarter (before calculations related to base management fees and incentive fees with respect to such quarter). Shareholders’ equity will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.	Quarterly in arrears in cash

Incentive fee

In addition to the base management fees, with respect to each fiscal quarter we pay an incentive fee equal to the excess, if any, of (i) the product of (A) 25% and (B) the excess of (1) our Adjusted Net Income (described below) for the Incentive Calculation Period (which means such fiscal quarter and the immediately preceding three fiscal quarters (but excluding any fiscal quarters prior to July 1, 2009)) over (2) the sum of the Hurdle Amounts (described below) for the Incentive Calculation Period, over (ii) the sum of the incentive fees already paid or payable for each fiscal quarter in the Incentive Calculation Period preceding such fiscal quarter.

Adjusted Net Income for the Incentive Calculation Period means our net increase in shareholder’s equity from operations (or such equivalent GAAP measure based on the basis of presentation of our consolidated financial statements) for such period, after all base management fees but before any incentives fees for such period, and excluding any non-cash equity compensation expenses for such period, as reduced by any Loss Carryforward (as described below) remaining as of the end of the fiscal quarter preceding the Incentive Calculation Period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our

Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

The “Loss Carryforward” as of the end of any fiscal quarter is calculated by determining the excess, if any, of (1) the Loss Carryforward as of the end of the immediately preceding fiscal quarter over (2) our net increase in shareholders’ equity from operations (expressed as a positive number) or net decrease in shareholders’ equity from operations (expressed as a negative number) for such fiscal quarter (or such equivalent GAAP measures as may be appropriate depending on the basis of presentation of our consolidated financial statements), as the case

Each fiscal quarter in a combination of common shares and cash, provided that at least 10% of any quarterly payment will be made in common shares

Type	Description	Payment

may be, calculated in accordance with GAAP, adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

For purposes of calculating the incentive fee, the Hurdle Amount means, with respect to any fiscal quarter, the product of (i) one-fourth of the greater of (A) 9% and (B) 3% plus the ten-year Treasury rate for such fiscal quarter (determined as provided in the management agreement), (ii) the sum of (A) the weighted average gross proceeds per share of all of our common share issuances (excluding issuances of our common shares (a) as equity incentive awards, (b) to our Manager as part of its base management fees or incentive fees and (c) to our Manager or any of its affiliates in privately negotiated transactions) up to the end of such fiscal quarter (with each such issuance weighted by both the number of shares issued in such issuance and the number of days that such issued shares were outstanding during such fiscal quarter) and (B) the result obtained by dividing (I) retained earnings attributable to our common shares at the beginning of such fiscal quarter by (II) the average number of our common shares outstanding for each day during such fiscal quarter, and (iii) the average number of our common shares and LTIP units outstanding for each day during such fiscal quarter.

Expense reimbursement	We reimburse our Manager for certain expenses directly related to our operations incurred by our Manager on our behalf or for our benefit, including legal, accounting and other services provided by outside professionals, as well as the costs associated with a dedicated Chief Financial Officer, and, if provided by our Manager, a dedicated controller and dedicated in-house counsel.	Quarterly in cash

Tax Treatment

We believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation. In general, an entity that is treated as a partnership for U.S. federal income tax purposes is not subject to U.S. federal income tax at the entity level. Consequently, as a holder of our common shares, you will be required to take into account your allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether we make cash distributions on a current basis with which to pay any resulting tax. We believe that we are treated, and will continue to be treated, as a publicly traded partnership. Publicly traded partnerships are generally treated as partnerships for U.S. federal income tax purposes as long as they satisfy certain income and other tests on an ongoing basis. We believe that we have satisfied and will continue to satisfy those requirements and that we have been and will continue to be treated as a partnership for U.S. federal income tax purposes.

Investment Company Act

Most of our business is conducted through various subsidiaries in a manner such that neither we nor our subsidiaries are subject to regulation under the Investment Company Act. See “Business—Investment Company Act.”

If we or any of our subsidiaries were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the restrictions imposed by the Investment Company Act would require us to make material changes to our strategy which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Distribution Policy

The declaration of distributions to our shareholders and the amount of such distributions are at the discretion of our board of directors. In setting the level of shareholder distributions, if any, our board of directors takes into account, among other things, our earnings, our financial condition, our working capital needs and new opportunities. While the Delaware Limited Liability Company Act does not specifically impose any restrictions on our ability to make distributions, other laws may impose certain restrictions and in certain circumstances could impose an obligation on shareholders to return distributions. Our current intention is to make distributions to our shareholders in a per share amount equal to at least 50% of our annual net taxable income per share. Shareholders generally will be subject to U.S. federal income tax (and any applicable state and local taxes) on their respective allocable shares of our net taxable income regardless of the timing or amount of distributions we make to our shareholders.

Lock-up Agreements

Our directors and executive officers, our Manager and certain of its affiliates and Ellington and certain of its affiliates have indicated that they intend to enter into lock-up agreements covering a period of 180 days after the date of this prospectus with respect to our common shares held by them. Ellington-managed hedge funds, which collectively own 1,250,000 of our common shares, do not at the present time intend to be subject to lock-up agreements in connection with this offering.

Our Corporate Information

Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, CT 06870. Our telephone number is (203) 698-1200. Our internet address is www.ellingtonfinancial.com. Our internet web site, and the information contained therein or connected thereto, does not constitute part of this prospectus.

The Offering

Common shares offered by us	common shares (plus up to an additional common shares that we may issue and sell upon the exercise of the underwriter’s over-allotment option)

Shares outstanding after this offering	common shares(1)

Use of proceeds	The net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $ million (or approximately $ million if the underwriter fully exercises its over-allotment option). We expect to use a substantial portion of the net proceeds of this offering to acquire our targeted assets within six months after the closing of this offering. We expect to use the balance of the net proceeds of this offering, if any, for working capital and general corporate purposes. Pending such uses, we may invest the net proceeds from this offering in interest-bearing, short-term investments, including money market accounts. See “Use of Proceeds.”

Distribution policy	Our current intention is to make distributions to our shareholders in a per share amount equal to at least 50% of our annual net taxable income per share. The declaration of distributions to our shareholders and the amount of such distributions are at the discretion of our board of directors. In setting the level of shareholder distributions, if any, our board of directors takes into account, among other things, our earnings, our financial condition, our working capital needs and new opportunities.

Ownership and transfer restrictions	We may own interests in real estate investment trusts, or REITs. Due to limitations on the concentration of ownership of REITs that are imposed by the Internal Revenue Code of 1986, as amended, or the Code, our operating agreement generally prohibits any holder of our common shares from directly or indirectly owning more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares. Our board of directors has granted an exemption from this limitation to Ellington, certain affiliated entities of Ellington and certain non-affiliated entities, subject to certain terms and conditions. In addition, our operating agreement contains various other restrictions on the ownership and transfer of our common shares.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the common shares.

Proposed New York Stock Exchange Symbol	“EFC”

(1)

The number of common shares outstanding after this offering includes (i) 12,500,000 common shares issued in our August 2007 private offering, (ii) 50 common shares issued in connection with the formation of our company, (iii) 8,733 common shares issued to our

Manager as part of the incentive fees we have paid to our Manager (iv) 1,250 common shares that have been issued in connection with LTIP Unit conversions, and (v)             common shares being offered in this offering. The number of common shares outstanding after this offering (i) excludes 375,000 common shares which are issuable upon conversion of 375,000 LTIP Units that have been issued to our Manager and 6,250 common shares which are issuable upon conversion of 6,250 LTIP Units that have been issued to our independent directors to date and (ii) reflects the repurchase by us of 608,500 of our common shares. The number of common shares outstanding after the offering also excludes up to an additional              common shares that we may issue and sell upon the exercise of the underwriter’s over-allotment option.

Summary Consolidated Financial Information

The following table presents summary consolidated financial information as of March 31, 2009, as of December 31, 2008 and 2007, for the three months ended March 31, 2009 and 2008, for the year ended December 31, 2008 and for the period from August 17, 2007 (commencement of operations) to December 31, 2007. The summary consolidated financial information as of March 31, 2009 and for the three months ended March 31, 2009 and 2008 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial information presented below as of December 31, 2008 and 2007, for the year ended December 31, 2008 and for the period from August 17, 2007 (commencement of operations) to December 31, 2007, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. These unaudited consolidated financial statements have been prepared on substantially the same basis as our audited consolidated financial statements and include all adjustments that we consider necessary for a fair presentation of our consolidated financial position and results of operations for the periods presented therein. These results are not necessarily indicative of our results for the full fiscal year. Similarly, because we only operated our business for a portion of the year ended December 31, 2007, we do not believe that a comparison of our operating results for the year ended December 31, 2008 to the period from August 17, 2007 (commencement of operations) to December 31, 2007 is indicative of the trends in our performance.

Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements included elsewhere in this prospectus, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31, 2008	Period from August 17, 2007 (commencement of operations) to December 31, 2007
	2009	2008
Net Investment Income:
Interest Income	$9,679,095	$6,141,909	$29,914,585	$5,898,720

Expenses:
Base management fee	930,142	900,875	3,721,121	1,355,912
Incentive fee	—	—	1,771,026	—
Share-based LTIP expense	894,897	582,924	2,389,436	906,973
Interest Expense	641,491	404,261	6,189,887	—
Professional fees	550,630	76,750	1,524,060	658,185
Other expenses	374,496	263,777	1,494,115	625,117

Total expenses	3,391,656	2,228,587	17,089,645	3,546,187

Net Investment Income	6,287,439	3,913,322	12,824,940	2,352,533

Net Realized and Unrealized Gain (Loss) on Investments and Financial Derivatives:
Net realized gain (loss) on:
Investments	(7,259,731)	100,896	(5,075,879)	1,753,849
Financial derivatives	27,059,982	1,414,879	63,598,153	—

Net realized gain (loss)	19,800,251	1,515,775	58,522,274	1,753,849

	Three Months Ended March 31,		Year Ended December 31, 2008	Period from August 17, 2007 (commencement of operations) to December 31, 2007
	2009	2008
Change in net unrealized gain (loss) on:
Investments	$(3,758,169)	$(17,892,197)	$(79,180,278)	$(651,290)
Financial derivatives	(7,983,884)	7,188,833	5,410,419	(130,122)

Change in net unrealized gain (loss)	(11,742,053)	(10,703,364)	(73,769,859)	(781,412)

Net Realized and Unrealized Gain (Loss) on Investments and Financial Derivatives	8,058,198	(9,187,589)	(15,247,585)	972,437

Net Increase (Decrease) in Shareholders’ Equity Resulting from Operations	$14,345,637	$(5,274,267)	$(2,422,645)	$3,324,970

	As of March 31, 2009	As of December 31,
		2008	2007

Consolidated Balance Sheet Data:
Cash and cash equivalents	$71,967,848	$61,400,254	$61,705,104
Investments at fair value	366,651,770	429,884,006	180,657,979
Swaps at fair value (appreciated)	115,860,678	141,690,748	—
Total assets	589,366,702	699,976,080	243,494,998
Investments sold short at fair value	—	38,421,032	—
Reverse repos	207,695,461	260,534,000	—
Swaps at fair value (depreciated)	18,288,693	17,304,903	130,122
Total liabilities	339,203,221	458,898,436	1,668,105
Shareholders’ equity	250,163,481	241,077,644	241,826,893
Shareholders’ equity per common share	$20.83	$19.27	$19.35

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Distribution Policy,” “Business” and other statements included elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “goal,” “objective,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently in our possession. These beliefs, assumptions and expectations may change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, the performance of our portfolio and our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks before you invest in our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•

the effect of the Federal Reserve’s and the Treasury’s recent actions and programs, including the Treasury’s plan to buy Agency RMBS, the TALF, and the Public-Private Investment Program, or PPIP, on the liquidity of the capital markets and the impact and timing of any further programs or regulations implemented by the U.S. Government or its agencies;

•

the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. Government;

•	the volatility of our target markets, especially the markets for non-Agency RMBS and of the market value of our common shares;

•	increased rates of default and/or decreased recovery rates on our assets;

•	mortgage loan modification programs and future legislative action;

•	the degree to which our hedging strategies may or may not protect us from, or expose us to, credit or interest rate risk;

•	changes in our business and strategy;

•	availability, terms and deployment of capital;

•	our projected financial and operating results;

•	changes in interest rates and interest rate mismatches between our assets and related borrowings;

•	our ability to maintain existing financing agreements, obtain future financing arrangements and the terms of such arrangements;

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt securities markets specifically;

•	legislative or regulatory changes (including tax law changes and changes to laws governing the regulation of investment companies);

•	availability of qualified personnel;

•	estimates relating to our future distributions to our shareholders;

•	changes in our industry;

•	increased prepayments of the mortgages and other loans underlying our RMBS or other ABS;

•	availability of opportunities in real estate-related and other assets;

•	the degree and nature of our competition; and

•	changes to generally accepted accounting principles, or GAAP.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors and all other information contained in this prospectus.

If any of the following risks occurs, our business, financial condition or results of operation could be materially and adversely affected. If this were to happen, we may be unable to make distributions to our shareholders, the market value of our common shares could decline significantly, and you may lose some or all of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements referred to under “Special Note Regarding Forward-Looking Statements.”

Risks Related To Our Business

Difficult conditions in the mortgage and residential real estate markets have and may cause us to experience losses and these conditions may persist for the foreseeable future.

Our business is materially affected by conditions in the residential mortgage market, the residential real estate market, the financial markets and the economy generally. Concerns about the residential mortgage market and a declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit have contributed to increased volatility and diminished expectations for the economy and markets going forward. The residential mortgage market, including the market for prime jumbo, Alt-A and subprime residential mortgage loans, has been severely affected by changes in the lending landscape, the severity of which was largely unanticipated by the markets. There is no assurance that this market has stabilized or that it will not worsen.

For now (and for the foreseeable future), homeowner access to residential mortgage loans has been substantially limited. While the limitation on financing was initially in the subprime mortgage market, it also materially affected the prime jumbo and Alt-A mortgage market, with lending standards having become significantly more stringent than in recent periods and many product types being severely curtailed or eliminated. This financing limitation has had an impact on new demand for homes, has compressed home ownership rates and is weighing heavily on home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies. Furthermore, investor perception of the risks associated with RMBS, residential mortgage loans, real estate-related securities and various other assets that we acquire has been negatively impacted by the continued adverse developments in the broader residential mortgage market, which has caused the values of these assets to experience high volatility. The further deterioration of the mortgage market and investor perception of the risks associated with RMBS, residential mortgage loans, real estate-related securities and various other assets that we acquire may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

No assurance can be given that the actions taken by the U.S. Government, including the Federal Reserve and the Treasury, and other governmental and regulatory bodies, for the purpose of stabilizing the financial and credit markets will achieve their intended effect, or will benefit our business, and further government or market developments could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

In response to the issues affecting the banking system and financial and housing markets, the U.S. Government, including the Federal Reserve and the Treasury, and other governmental and regulatory bodies, have taken a number of initiatives intended to bolster the banking system and the financial and housing markets. Significant actions include: (i) the enactment of the Emergency Economic Stabilization Act, or EESA, to, among other things, establish the Troubled Asset Relief Program, or TARP, (ii) the enactment of the Housing and Economic Recovery Act of 2008, or the HERA, which established a new regulator for Fannie Mae and Freddie

Mac and (iii) the establishment of the TALF and PPIP. For a more detailed description of these and other initiatives, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Recent Market Developments.”

The effects of these and other actions taken by the U.S. Government, including the Federal Reserve and the Treasury, and other governmental entities and regulatory bodies, remain uncertain. Furthermore, the scope and nature of these and other actions are unknown and will continue to evolve. No assurance can be given that these initiatives will have the intended beneficial impact on the banking system, financial market or housing market. To the extent the markets do not respond favorably to these initiatives or if these initiatives do not function as intended, the pricing, supply, liquidity and value of our assets and the availability of financing on attractive terms may be materially adversely affected and our business may not receive the intended positive impact from these actions. There can also be no assurance that we will be eligible to participate in programs established by the U.S. Government, including the Federal Reserve and the Treasury, and other governmental and regulatory bodies, or if we are eligible, that we will be able to utilize them successfully or at all. In addition, because the programs are designed, in part, to restart the market for certain of our target assets, the establishment of these programs may result in increased competition for our target assets. In addition, the U.S. Government, including the Federal Reserve and the Treasury, and other governmental and regulatory bodies, have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur, and such actions could have a material adverse impact on our business, results of operations and financial condition and our ability to make distributions to our shareholders.

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. Government, may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The payments we receive on our Agency RMBS depend upon a steady stream of payments on the underlying mortgages and such payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Fannie Mae and Freddie Mac are GSEs but their guarantees are not backed by the full faith and credit of the United States. Ginnie Mae is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the United States.

Since 2007, Fannie Mae and Freddie Mac have reported substantial losses and a need for substantial amounts of additional capital. In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the recent credit market disruption, the United States Congress and the Treasury undertook a series of actions to stabilize these GSEs and the financial markets, generally. The HERA was signed into law on July 30, 2008, and established the Federal Housing Finance Agency, or the FHFA, with enhanced regulatory authority over, among other things, the business activities of Fannie Mae and Freddie Mac and the size of their portfolio holdings. In September 2008, in response to the deterioration in the financial condition of Fannie Mae and Freddie Mac, the FHFA placed Fannie Mae and Freddie Mac into conservatorship in an effort to stabilize the entities, and together with the Treasury and the Federal Reserve, has undertaken actions designed to boost investor confidence in Fannie Mae and Freddie Mac, support the availability of mortgage financing and protect taxpayers. Appointing FHFA as conservator of both Fannie Mae and Freddie Mac allows the FHFA to control the actions of the two GSEs without forcing them to liquidate, which would be the case under receivership. In addition, the Treasury has taken steps to capitalize and provide financing to Fannie Mae and Freddie Mac and agreed to purchase direct obligations and Agency RMBS issued or guaranteed by Fannie Mae or Freddie Mac. For a more detailed description of the actions taken by the U.S. Government with respect to Fannie Mae and Freddie Mac, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Recent Market Developments.”

Shortly after Fannie Mae and Freddie Mac were placed in federal conservatorship, the Secretary of the Treasury, in announcing the actions, noted that the guarantee structure of Fannie Mae and Freddie Mac required examination and that changes in the structures of the entities were necessary to reduce risk to the financial system. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements or even eliminated. Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could have broad adverse market implications for Agency RMBS they currently guarantee. Their obligations under the guarantees could be transferred to other entities, which may adversely affect the credit quality of the guarantees. Any action that affects the credit quality of the guarantees provided by Fannie Mae and Freddie Mac could materially adversely affect the value of our Agency RMBS and could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The Treasury could also stop providing financial support to Fannie Mae and Freddie Mac in the future. The Treasury’s authority to purchase Agency RMBS and to provide financial support to Fannie Mae and Freddie Mac under the HERA expires on December 31, 2009. Additionally, the problems faced by Fannie Mae and Freddie Mac have stirred debate among some federal policy makers regarding the continued role of the U.S. Government in providing liquidity to the residential mortgage market. Following expiration of the current authorization, either or both of Fannie Mae and Freddie Mac could be placed into receivership and the U.S. Government could decide to stop providing liquidity support of any kind to the residential mortgage market. If Fannie Mae or Freddie Mac were eliminated, or their structures were to change radically, we would not be able to acquire Agency RMBS from them, which would drastically reduce the amount and type of Agency RMBS available for purchase which, in turn, could materially adversely affect our ability to maintain our exclusion from regulation as an investment company under the Investment Company Act.

Our income could be negatively affected in a number of ways depending on the manner in which related events unfold. For example, financial support provided by the Treasury to Fannie Mae and Freddie Mac, and any additional financial support it may provide in the future, could have the effect of lowering the interest rates on our Agency RMBS, thereby tightening the spread between the interest we earn on our Agency RMBS portfolio and our cost of financing that portfolio. Similarly, a reduction in the supply of Agency RMBS could also increase the prices of Agency RMBS we seek to acquire, thereby tightening the spread between the interest we earn on our Agency RMBS portfolio and our cost of financing that portfolio.

As indicated above, the placement of Fannie Mae and Freddie Mac into federal conservatorship has changed the relationship between Fannie Mae and Freddie Mac and the U.S. Government. Under the conservatorship, Fannie Mae and Freddie Mac are required to reduce the amount of mortgage loans they own or for which they provide guarantees on Agency RMBS. The effect of the actions taken by the U.S. Government remains uncertain. Furthermore, the scope and nature of the actions that the U.S. Government will ultimately undertake are unknown and continue to evolve. Future legislation or actions could further change the relationship between Fannie Mae and Freddie Mac and the U.S. Government, and could also restructure or eliminate these GSEs entirely. Any law affecting these GSEs may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by them. As a result, such laws could increase the risk of loss on purchases of Agency RMBS issued by Fannie Mae and/or Freddie Mac, and adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially adversely affect the pricing, supply, liquidity and value of our Agency RMBS, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, our targeted assets.

In the second half of 2008, the U.S. Government, through the Federal Housing Authority, or FHA, and the Federal Deposit Insurance Corporation, or FDIC, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans.

It is likely that loan modifications would result in interest rate reductions or principal reductions on the mortgage loans that back our RMBS. However, it is also likely that loan modifications would result in increased prepayments on some RMBS. See “—Prepayment rates can change, adversely affecting the performance of our assets,” for information relating to the impact of prepayments on our business.

In addition, members of Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. Under such an amendment, the mortgage servicer would have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if such modifications are in the best interests of the holders of the related RMBS and such modifications are done in accordance with the terms of the relevant agreements. Loan modifications are more likely to be used when borrowers are less able to refinance or sell their homes due to market conditions, and when the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the holders of the related RMBS on an ongoing basis.

These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, our assets which, in turn, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The increasing number of proposed federal, state and local laws may increase our risk of liability with respect to certain mortgage loans and could increase our cost of doing business.

Congress and various state and local legislatures are considering, and in the future may consider, legislation, which, among other provisions, would permit limited assignee liability for certain violations in the mortgage loan origination process, and would allow judicial modification of loan principal in the event of personal bankruptcy. We cannot predict whether or in what form Congress or the various state and local legislatures may enact legislation affecting our business. We are currently evaluating the potential impact that these initiatives, if enacted, could have on our business. As a result of these and other initiatives, we are unable to predict whether federal, state or local authorities will require changes in our practices in the future or in our portfolio. These changes, if required, could materially adversely affect our business, results of operations and financial condition and our ability to make distributions to our shareholders, particularly if we make such changes in response to new or amended laws, regulations or ordinances in any state where we acquire a significant portion of our mortgage loans, or if such changes result in us being held responsible for any violations in the mortgage loan origination process, or if the principal amount of loans we own or loans backing our RMBS are modified in the personal bankruptcy process.

The principal and interest payments on our non-Agency RMBS are not guaranteed by any entity, including any government entity or GSE, and, therefore, are subject to increased risks, including credit risk.

Our portfolio includes non-Agency RMBS which are backed by residential mortgage loans that do not conform to the Fannie Mae or Freddie Mac underwriting guidelines, including subprime, Alt-A and prime jumbo mortgage loans. See “Business—Our Targeted Asset Classes,” for a detailed description of our assets. Consequently, the principal and interest on non-Agency RMBS, unlike those on Agency RMBS, are not guaranteed by GSEs such as Fannie Mae and Freddie Mac or, in the case of Ginnie Mae, the U.S. Government.

Non-Agency RMBS are subject to many of the risks of the respective underlying mortgage loans. Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their mortgage loans. The ability of a borrower to repay these mortgage loans is dependent upon his or her income or assets.

In the event of defaults under mortgage loans backing any of our non-Agency RMBS, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. Additionally, in the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. If borrowers default on the mortgage loans backing our non-Agency RMBS and we are unable to recover any resulting loss through the foreclosure process, our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected.

We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

Our Manager relies on Ellington’s analytical models (both proprietary and third-party models), and information and data supplied by third parties. These models and data may be used to value assets or potential asset acquisitions and dispositions and also in connection with our asset management activities. If Ellington’s models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon could expose us to potential risks. Our Manager’s reliance on Ellington’s models and data may induce it to purchase certain assets at prices that are too high, to sell certain other assets at prices that are too low, or to miss favorable opportunities altogether. Similarly, any hedging activities that are based on faulty models and data may prove to be unsuccessful.

Some of the risks of relying on analytical models and third-party data include the following:

•	collateral cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors;

•	information about collateral may be incorrect, incomplete or misleading;

•

collateral or RMBS historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g. different RMBS issuers may report delinquency statistics based on different definitions of what constitutes a delinquent loan); and

•	collateral or RMBS information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

Some models, such as prepayment models or mortgage default models, may be predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses. In addition, the predictive models used by our Manager may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain assets than actual market prices. Furthermore, because predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data, and, in the case of predicting performance in scenarios with little or no historical precedent (such as extreme broad-based declines in home prices, or deep economic recessions or depressions), such models must employ greater degrees of extrapolation, and are therefore more speculative and of more limited reliability.

All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is inputted correctly, “model prices” will often differ substantially from market prices, especially for securities with complex characteristics or whose values are particularly sensitive to various factors. If our market data inputs are incorrect or our model prices differ substantially from market prices, our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected.

Valuations of some of our assets are inherently uncertain, may be based on estimates, may fluctuate over short periods of time and may differ from the values that would have been used if a ready market for these assets existed. As a result, the values of some of our assets are uncertain.

The values of some of the assets in our portfolio are not readily determinable. We value these assets quarterly at fair value, as determined in good faith by our Manager, subject to the oversight of our board of directors and changes in the fair value of our assets directly impact our net income. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our Manager’s determinations of fair value may differ from the values that would have been used if a ready market for these assets existed. Furthermore, we do not obtain third party valuations for all of our assets. Our Manager’s determination of fair value has a material impact on our net earnings through recording unrealized appreciation or depreciation of investments. Our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that would exist if a ready market existed for these assets.

While in many cases, our Manager’s determination of the fair value of our assets is based on valuations provided by third-party dealers and pricing services, our Manager can and does value assets based upon its judgment and such valuations may differ from those provided by third-party dealers and pricing services. Valuations of certain assets are often difficult to obtain or are unreliable. In general, dealers and pricing services heavily disclaim their valuations. Additionally, dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental, or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of an asset, valuations of the same asset can vary substantially from one dealer or pricing service to another. Higher valuations of our assets have the effect of increasing the amount of base management fees and incentive fees we pay to our Manager. Therefore, conflicts of interest exist because our Manager is involved in the determination of the fair value of our assets. The valuation process has been particularly difficult recently as market events have made valuations of certain assets more difficult and unpredictable and the disparity of valuations provided by third-party dealers has widened.

Our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected if our Manager’s fair value determinations of these assets were materially higher than the values that would exist if a ready market existed for these assets.

We depend on third-party service providers, including mortgage servicers, for a variety of services related to our non-Agency RMBS, and we intend to utilize third-party service providers if we acquire pools of whole mortgage loans. We are, therefore, subject to the risks associated with third-party service providers.

We depend on a variety of services provided by third-party service providers related to our non-Agency RMBS, and we will depend on similar services should we acquire pools of whole mortgage loans. We rely on the mortgage servicers who service the mortgage loans backing our non-Agency RMBS by, among other things, collecting principal and interest payments on the underlying mortgages and performing loss mitigation services. Our mortgage servicers and other service providers to our non-Agency RMBS, such as trustees, bond insurance providers and custodians, may not perform in a manner that promotes our interests. In addition, recent legislation intended to reduce or prevent foreclosures through, among other things, loan modifications may reduce the value of mortgage loans backing our non-Agency RMBS or whole mortgage loans that we acquire, and mortgage servicers may be incentivized by the federal government to pursue such loan modifications, as well as forbearance plans and other actions intended to prevent foreclosure, even if such loan modifications and other actions are not in the best interest of the holder of the mortgage loan. In addition to the recent legislation that creates financial incentives for mortgage loan servicers to modify loans and take other actions that are intended to prevent foreclosures, legislation has recently been adopted that creates a safe harbor from liability to creditors for servicers that undertake loan modifications and other actions that are intended to prevent foreclosures. As a result of the recent legislation that creates financial incentives and a liability safe harbor for mortgage loan servicers, the mortgage loan servicers on which we rely may not perform in our best interests or up to our expectations. If our third-party service providers do not perform as expected, our business, financial condition and results of operations and ability to make distributions to our shareholders may be materially adversely affected.

We rely on mortgage servicers for our loss mitigation efforts, and we also may engage in our own loss mitigation efforts with respect to whole mortgage loans we may purchase. Such loss mitigation efforts may be unsuccessful or not cost effective.

Both default frequency and default severity of mortgage loans is highly dependent on the quality of the mortgage servicer. If mortgage servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers are far less likely to make those payments. We depend on the loss mitigation efforts of mortgage servicers and in some cases “special servicers,” which are mortgage servicers who specialize in servicing non-performing loans. Such efforts may include loan modifications on the mortgage loans backing our non-Agency RMBS, repayment plans and forbearance plans as well as taking the collateral upon a mortgage loan default.

If we purchase pools of whole mortgage loans, we may engage in our own loss mitigation efforts in addition to the efforts of the mortgage servicers. Such efforts may include more hands-on mortgage servicer oversight and management, borrower refinancing solicitations, engagement of property disposition vendors, as well as other efforts.

Our and our mortgage servicers’ loss mitigation efforts may be unsuccessful in limiting delinquencies, defaults and losses, or may not be cost effective, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

To the extent that due diligence is conducted on potential assets, especially non-Agency RMBS or pools of whole mortgage loans, such due diligence may not reveal all of the risks associated with such assets and may not reveal other weaknesses in such assets, which could lead to losses.

Before acquiring non-Agency RMBS or pools of whole mortgage loans, our Manager may decide to conduct (either directly or using third parties) certain due diligence. Such due diligence may include (i) an assessment of the strengths and weaknesses of the originators or services of the related mortgage loans, (ii) a review of all or merely a subset of the related individual mortgage loans in order to, among other things, assess the accuracy or reasonableness of certain loan-level information, and to estimate current loan-to-value ratios by obtaining updated property appraisals or otherwise, or (iii) other reviews that our Manager may deem appropriate to conduct. There can be no assurance that our Manager will conduct any specific level of due diligence, or that, among other things, our Manager’s due diligence processes will uncover all relevant facts or that any purchase will be successful, which could result in losses on these assets, which, in turn, could adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The lack of liquidity of some of our assets may adversely affect our business.

The illiquidity of some of our assets may make it difficult for us to sell such assets if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our assets include subordinated and lower-rated securities that generally have greater risks of loss than senior and higher-rated securities.

Certain securities that we acquire are deemed by rating companies to have substantial vulnerability to default in payment of interest and/or principal. Other securities we acquire have the lowest quality ratings or are unrated. Many RMBS or ABS that we acquire are subordinated in cash flow priority to other more “senior” securities of the same securitization. The risks of defaults on the underlying mortgages or assets are severely magnified in subordinated securities. Certain subordinated securities (“first loss securities”) absorb all losses from default before any other class of securities is at risk. Such securities therefore possess some of the attributes typically associated with equity securities. Also, the risk of declining real estate values, in particular, is amplified in subordinated RMBS, as are the risks associated with possible changes in the market’s perception of the entity issuing or guaranteeing them, or by changes in government regulations and tax policies. Accordingly, these securities may experience significant price and performance volatility relative to more senior securities and they are subject to greater risk of loss than more senior securities which, if realized, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Prepayment rates can change, adversely affecting the performance of our assets.

The frequency at which prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) occur on mortgage loans underlying RMBS is affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal, and other factors. Generally, borrowers tend to prepay their mortgages when prevailing mortgage rates fall below the interest rates on their mortgage loans. Many of the mortgage loans underlying our existing RMBS were originated in a relatively higher interest rate environment than currently in effect and, thus, could be prepaid if borrowers are eligible for refinancings.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster-than-anticipated prepayments because the above-market coupon that such premium securities carry will be earned for a shorter period of time. Generally, “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower-than-anticipated prepayments. Since many RMBS will be discount securities when interest rates are high, and will be premium securities when interest rates are low, these RMBS may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact us in various ways. First, particular investments may experience outright losses, as in the case of IOs and IIOs in an environment of faster actual or anticipated prepayments. Second, particular investments may under-perform relative to any hedges that our Manager may have constructed for these assets, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many RMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. Furthermore, to the extent that faster prepayment rates are due to lower interest rates, the principal payments received from prepayments will tend to be reinvested in lower-yielding assets, which may reduce our income in the long run. Therefore, if actual prepayment rates differ from anticipated prepayment rates our business, financial condition and results of operations and ability to make distributions to our shareholders could be materially adversely affected.

Changes in interest rates could negatively affect the value of our assets, and increase the risk of default on our assets.

Currently, our assets primarily consist of RMBS. Most RMBS, especially most fixed-rate RMBS and most RMBS backed by fixed-rate mortgage loans, decline in value when long-term interest rates increase. Even in the case of Agency RMBS, the guarantees provided by GSEs do not protect us from declines in market value caused by changes in interest rates. In the case of RMBS backed by ARMs, increases in interest rates can lead to increases in delinquencies and defaults as borrowers become less able to make their mortgage payments following interest payment resets. At the same time, an increase in short-term interest rates would increase the amount of interest owed on our reverse repos.

RMBS backed by ARMs are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase over the life of the security. Our borrowings typically are not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while interest rate caps could limit the interest rates on our RMBS backed by ARMs. This problem is magnified for RMBS backed by ARMs and hybrid ARMs that are not fully indexed. Further, some RMBS backed by ARMs and hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, the payments we receive on RMBS backed by ARMs and hybrid ARMs may be lower than the related debt service costs. These factors could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Residential whole mortgage loans, including subprime residential mortgage loans and non-performing and sub-performing residential mortgage loans, are subject to increased risks.

We may acquire and manage pools of residential whole mortgage loans. Residential whole mortgages loans, including subprime mortgage loans and non-performing and sub-performing mortgage loans, are subject to increased risks of loss. Unlike Agency RMBS, whole mortgage loans generally are not guaranteed by the U.S. Government or any GSE, though in some cases they may benefit from private mortgage insurance. Additionally, by directly acquiring whole mortgage loans, we do not receive the structural credit enhancements that benefit senior tranches of RMBS. A whole mortgage loan is directly exposed to losses resulting from default. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower and the priority and enforceability of the lien will significantly impact the value of such mortgage. There can be no assurance as to the adequacy of the protection of the terms of the mortgage loan, including the validity or enforceability of the mortgage loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with the enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses.

Whole mortgage loans are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including assignee liability, responsibility for tax payments, environmental hazards and other liabilities. In some cases, these liabilities may be “recourse liabilities” or may otherwise lead to losses in excess of the purchase price of the related mortgage or property.

If we incur losses on our residential whole mortgage loans due to insufficient property liquidation proceeds, special hazard risks or claims, our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected.

Commercial mortgage loans are subject to risks of delinquency and foreclosure and risks of loss that may be greater than similar risks associated with residential mortgage loans.

We may acquire CMBS backed by commercial mortgage loans or directly acquire commercial mortgage loans. Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with residential mortgage loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things, tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in government rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances. If we incur losses on CMBS, or commercial mortgage loans, our business, financial condition and results of operations and our ability to make distributions to our shareholders may be materially adversely affected.

Our real estate assets are subject to risks particular to real property.

We own assets secured by real estate and may own real estate directly in the future, either through direct acquisitions or upon a default of mortgage loans. Real estate assets are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or asset and, consequently, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

If we acquire and subsequently re-sell any whole mortgage loans, we may be required to repurchase such loans or indemnify investors if we breach representations and warranties.

If we acquire and subsequently re-sell any whole mortgage loans, we would generally be required to make customary representations and warranties about such loans to the loan purchaser. Our residential mortgage loan sale agreements will generally require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. Likewise, should we securitize any mortgage loans in our portfolio, we would generally be required to repurchase or substitute loans if we breach a representation or warranty made in connection with such securitizations. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against an originating broker or correspondent.

Further, if a purchaser enforces its remedies against us with respect to a mortgage loan that we have sold to them, we may not have the same remedies available to us, or we may not be able to enforce such remedies, against the seller from whom we purchased the loan. Repurchased loans are typically worth only a fraction of the original price. Significant repurchase activity could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We engage in short selling transactions, which may subject us to additional risks.

Many of our hedging transactions, and occasionally our investment transactions, are short sales. Short selling involves selling securities that are not owned and typically borrowing the same securities for delivery to the purchaser, with an obligation to repurchase the borrowed securities at a later date. Short selling allows the investor to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale may create the risk of an unlimited loss, in that the price of the underlying security might theoretically increase without limit, thus increasing the cost of repurchasing the securities. There can be no assurance that securities sold short will be available for repurchase or borrowing. Repurchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

We leverage certain of our assets, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We currently leverage certain of our assets through borrowings under reverse repos. The degree of leverage we employ may increase substantially in the future. Leverage can enhance our potential returns but can also exacerbate losses. Market conditions could cause our financing costs to increase relative to the income earned from our assets. To the extent that we cannot meet our debt service obligations, we risk the loss of some or all of our assets to forced liquidation in order to satisfy our debt obligations.

If our financing costs increase relative to the income earned from our assets or we are unable to satisfy our debt service obligations, our business, financial condition and results of operations and our ability to make distributions to our shareholders may be materially adversely affected.

Our access to financing sources, which may not be available on favorable terms, or at all, especially in light of current market conditions, may be limited, and this may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The capital and credit markets have recently experienced unprecedented levels of volatility and disruption which exerted downward pressure on stock prices and credit capacity for lenders. If these levels of market volatility and disruption recur, it could materially adversely affect one or more of our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. Under current market conditions, securitizations are generally unavailable, which has also limited borrowings under warehouse facilities and other credit facilities that are intended to be refinanced by such securitizations. Consequently, depending on market conditions at the relevant time, we may have to rely on additional equity issuances to meet our capital and financing needs, which may be dilutive to our shareholders, or we may have to rely on less efficient forms of debt financing that consume a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our asset acquisition activities and/or dispose of assets, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Interest rate mismatches between our assets and any borrowings used to fund purchases of our assets may reduce our income during periods of changing interest rates.

Some of our assets are fixed-rate securities or have a fixed rate component (such as hybrid ARMs). This means that the interest we earn on these assets will not vary over time based upon changes in a short-term interest rate index. Although the interest we earn on our RMBS backed by ARMs generally will adjust for changing interest rates, the interest rate adjustments may not occur as quickly as the interest rate adjustments to any related reverse repos. Therefore, to the extent we finance our assets with reverse repos or other types of floating rate debt, the interest rate indices and repricing terms of our assets and their funding sources will create an interest rate mismatch between our assets and liabilities. Additionally, our RMBS backed by ARMs will generally be subject to interest rate caps, which potentially could cause such RMBS to acquire many of the characteristics of fixed-rate securities if interest rates were to rise above the cap levels. The use of interest rate hedges also will introduce the risk of other interest rate mismatches and exposures, as will the use of other financing techniques. During periods of changing interest rates, these mismatches could cause our business, financial condition and results of operations and ability to make distributions to our shareholders to be materially adversely affected.

Our lenders may require us to provide additional collateral, especially when the market values for our assets decline, which may restrict us from leveraging our assets as fully as desired, force us to liquidate assets, reduce our liquidity, and materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our reverse repos allow the lenders, to varying degrees, to determine an updated market value of the collateral to reflect current market conditions. If the market value of the collateral declines in value, we may be required by the lender to provide additional collateral or pay down a portion of the funds advanced on minimal notice, which is known as a margin call. Posting additional collateral will reduce our liquidity and limit our ability to leverage our assets, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders. Additionally, in order to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations, financial condition, and may impair our ability to make distributions. We receive margin calls from our lenders from time to time in the ordinary course of business similar to other entities in the specialty finance business. In the event we do not have sufficient liquidity to satisfy these margin calls, lending institutions can accelerate our indebtedness, increase our borrowing rates, liquidate our collateral and terminate our ability to borrow. A significant increase in margin calls could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders, and could increase our risk of insolvency.

Further, lenders may require us to maintain a certain amount of cash that is not invested or to set aside non-leveraged assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our portfolio as fully as we would prefer, which could reduce our return on equity. In the event that we are unable to meet these collateral maintenance obligations, then, as described above, our financial condition could deteriorate rapidly.

Our rights under our reverse repos are subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders.

In the event of our insolvency or bankruptcy, certain reverse repos may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on and/or liquidate the collateral pledged under such agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repo, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a reverse repo or to be compensated for any damages resulting from the lenders’ insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

We may depend on U.S. Government equity and debt financing to acquire our non-Agency RMBS and our inability to access this financing could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We anticipate that we may finance non-Agency RMBS with borrowings to the extent available to us under the TALF. Under the TALF, the Federal Reserve Bank of New York will provide up to $200 billion through non-recourse loans to borrowers collateralized by eligible collateral, which initially included certain asset-backed securities but not CMBS or RMBS. On March 23, 2009, in connection with the establishment of the PPIP, the U.S. Treasury and the Federal Reserve announced preliminary plans to expand the TALF to include certain highly rated non-Agency RMBS, as well as highly rated CMBS. On May 1, 2009, the Federal Reserve Bank of New York published the terms for the expansion of the TALF to include recently issued CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans will be available to finance purchases of eligible CMBS. On May 19, 2009, the Federal Reserve Bank of New York published preliminary terms for the expansion of the TALF to include legacy CMBS, and announced that the availability of the TALF for legacy CMBS would begin in July 2009. However, many legacy CMBS have had their ratings downgraded, and at least one rating agency, S&P, has announced that further downgrades are likely in the future as property values have declined. These downgrades may significantly reduce the quantity of legacy CMBS that are TALF eligible, and there can be no assurance that we will be able to identify and acquire such eligible assets. See “—Downgrades of legacy CMBS or changes in the rating methodology and assumptions for future CMBS issuances may decrease the availability of the TALF to finance CMBS.” However, to date, neither the Federal Reserve Bank of New York nor the U.S. Treasury has announced how the TALF will be expanded to non-Agency RMBS and, on June 4, 2009, William Dudley, president of the Federal Reserve Bank of New York, stated that the Federal Reserve Bank of New York was still assessing whether or not to include non-Agency RMBS as eligible assets to be financed under the TALF and was still in the process of assessing the feasibility and potential impact of such a program. There can no assurance that the TALF will be expanded to include non-Agency RMBS and, whether or not it is so expanded, that we will be able to utilize this program successfully or at all to finance any of our asset acquisitions.

Even if the TALF is expanded to include non-Agency RMBS, the Federal Reserve has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve and the Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the Treasury may decide to modify the terms and conditions of the TALF, including asset and borrower eligibility, at any time. Any such modifications may adversely affect the market value of any of our assets financed through the TALF or our ability to obtain additional TALF financing. If the TALF is prematurely discontinued or reduced while our assets financed through the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected.

There is no assurance that we will be able to obtain any TALF loans, and the terms and conditions of the TALF may change, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The TALF is operated by the Federal Reserve Bank of New York. The Federal Reserve Bank of New York has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve Bank of New York and the U.S. Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the U.S. Treasury may decide to modify the terms and conditions of the TALF, including asset and borrower eligibility, at any time. Any such modifications may adversely affect the market value of any of our assets financed under the TALF or our ability to obtain additional TALF financing. If the TALF is prematurely discontinued or reduced while our assets financed under the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected. The TALF investment period will terminate on December 31, 2009, unless extended. In addition, such actions may adversely affect our ability to obtain TALF loans and use the loan leverage to enhance returns, and may otherwise affect expected returns on our portfolio assets.

We could lose our eligibility as a TALF borrower, which would adversely affect our ability to fulfill our objectives.

Any U.S. company is permitted to participate in the TALF, provided that it maintains an account relationship with a primary dealer and enters into a TALF-specific customer agreement with such primary dealer. A U.S. company excludes certain entities that are controlled by a non-U.S. Government or are managed by an investment manager controlled by a non-U.S. Government. For these purposes, a non-U.S. Government controls a company if, among other things, such non-U.S. Government owns, controls, or holds with power to vote 25% or more of a class of voting securities, or total equity, of the company. The application of these rules under the TALF is not clear. For instance, it is uncertain how a change of control subsequent to a shareholders’ purchase of common shares which results in such shareholder being owned or controlled by a non-U.S. Government will be treated for purposes of the 25% limitation. However, if for any reason we are deemed not to be eligible to participate in the TALF, all of our outstanding TALF loans will become immediately due and payable with full recourse under the TALF program rules and we will not be eligible to obtain future TALF loans, depending on the expansiveness of the interpretation of the current (or future) TALF program rules.

Downgrades of legacy CMBS or changes in the rating methodology and assumptions for future CMBS issuances may decrease the availability of the TALF to finance CMBS.

On May 26, 2009, S&P, which rates a substantial majority of CMBS issuances, issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in so doing indicated that the proposed changes would result in downgrades of a considerable amount of CMBS (including super-senior tranches). Specifically, S&P indicated that “it is likely that the proposed changes, which represent a significant change to the criteria for rating high investment-grade classes, will prompt a considerable amount of downgrades in recently issued (2005-2008 vintage) CMBS.” S&P noted that its preliminary findings indicate that approximately 25%, 60%, and 90% of the most senior tranches (by count) within the 2005, 2006 and 2007 vintages, respectively, may be downgraded. The current TALF guidelines issued by the Federal Reserve Bank of New York indicate that in order to be eligible for the TALF, legacy CMBS must not have a rating below the highest investment-grade rating category from any TALF CMBS-eligible rating agency, which includes S&P. Other rating agencies may take similar actions with regard to their ratings of CMBS. As a result, downgrades of legacy CMBS may limit substantially the availability of the TALF for legacy CMBS. Further, changes to the methodology and assumptions in rating CMBS by rating agencies, including S&P’s proposed changes, may decrease the amount or availability of new issue CMBS rated in the highest investment-grade rating category. Reductions in the aggregate amount of CMBS available for financing under the TALF may adversely affect our ability to fulfill our objectives.

If we need to surrender eligible TALF assets to repay TALF loans at maturity, we would forfeit any equity we hold in these assets.

Each TALF loan must be repaid within three to five years. If we do not have sufficient funds to repay interest and principal on the related TALF loan at maturity and if these assets cannot be sold for an amount equal to or greater than the amount owed on such loan, we must surrender the assets to the Federal Reserve Bank of

New York in lieu of repayment. If we are forced to sell any assets to repay a TALF loan, we may not be able to obtain a favorable price. If we default on our obligation to pay a TALF loan or other default events occur and the Federal Reserve Bank of New York elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from such sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the Federal Reserve Bank of New York in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, we would forfeit any equity that we held in these assets.

Our ability to transfer assets purchased using the TALF funding, to the extent available to us, would be restricted, which would limit our ability to trade or otherwise dispose of our assets as we may desire.

Our assets purchased using the TALF funding will be pledged to the Federal Reserve Bank of New York as collateral for the TALF loans. If we sell or transfer any of these assets, we must either repay the related TALF loan or obtain the consent of the Federal Reserve Bank of New York to assign our obligations under the related TALF loan to the applicable assignee. The Federal Reserve Bank of New York in its discretion may restrict or prevent us from assigning our loan obligations to a third party, including a third party that meets the criteria of an eligible borrower. In addition, the Federal Reserve Bank of New York will not consent to any assignments after the termination date for making new loans, which is December 31, 2009, unless extended by the Federal Reserve Bank of New York.

These restrictions may limit our ability to trade or otherwise dispose of our assets pledged as collateral for TALF funding, and may adversely affect our ability to take advantage of favorable market conditions to trade or otherwise dispose of our assets as we may desire and make distributions to shareholders.

We may not be able to acquire sufficient amounts of eligible assets to qualify for participation in the TALF consistent with our strategy, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Assets to be used as collateral for TALF loans must meet strict eligibility criteria with respect to characteristics such as issuance date, maturity, and credit rating and with respect to the origination date of the underlying collateral. These restrictions may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the TALF consistent with our strategy which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

In accessing the TALF, we will be dependent on the activities of our primary dealers.

To obtain TALF loans, a TALF borrower must execute a customer agreement with at least one primary dealer which will act on its behalf under the agreement with the Federal Reserve Bank of New York. The primary dealer will submit aggregate loan request amounts on behalf of its customers in the form and manner specified by the Federal Reserve Bank of New York. Each primary dealer is required to apply its internal customer identification program and due diligence procedures to each borrower and represent that each borrower is an eligible borrower for purposes of the TALF, and to provide the Federal Reserve Bank of New York with information sufficient to describe the dealer’s customer risk assessment methodology. These customer agreements may impose additional requirements that could affect our ability to obtain TALF loans or may impose unfavorable conditions or fees that could adversely affect our business. Each primary dealer is expected to have relationships with other TALF borrowers, and a primary dealer may allocate more resources toward assisting other borrowers with whom it has other business dealings. Primary dealers are also responsible for distributing principal and interest after receipt thereof from The Bank of New York Mellon, as custodian for the TALF. Once funds or collateral are transferred to a primary dealer or at the direction of a primary dealer, neither the custodian nor the Federal Reserve Bank of New York has any obligation to account for whether the funds or collateral are transferred to the borrower. We will therefore be exposed to bankruptcy risk of our primary dealers.

Termination of a customer agreement may adversely affect our related TALF borrowings.

In certain circumstances, a primary dealer may have the right to terminate its customer agreement with respect to any TALF loans made through such primary dealer and force us to find another primary dealer with respect to such loans, transfer the loan to another eligible borrower under the TALF, or to repay the loan or surrender the collateral to the Federal Reserve Bank of New York. In such circumstances, we may not realize our anticipated return on the assets used as collateral for such TALF loans.

We may be adversely affected if one of our investors has been previously rejected for the TALF.

We may be required to represent to the primary dealer under the customer agreement that neither we nor any person that holds an ownership interest in us has previously had a loan request under the TALF rejected by the Federal Reserve Bank of New York. We may not be able to determine if one of our investors has previously had a loan request under the TALF rejected by the Federal Reserve Bank of New York. A failure to comply with this representation may expose us to liability to the primary dealer. An inability to make this representation and warranty may prevent us from participating in the TALF.

Our ability to receive the interest earnings on assets used as collateral for TALF loans may be limited, which could significantly reduce our anticipated returns and materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Interest payments that are received from the assets that are used as collateral for a TALF loan must be applied to pay interest on the related TALF loan before any interest payments can be distributed to us. To the extent there are interest payments from the collateral in excess of the required interest payment on the related TALF loan, the amount of such excess interest that can be distributed to us will be limited. For example, for a five-year TALF loan, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to us only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to the related TALF loan principal. Our inability to benefit from the excess interest could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

If the interest on the collateral pledged to support a TALF loan is not sufficient to cover the interest payment on such loan, we will have a grace period of 30 days to make the interest payment. If the loan remains delinquent after the grace period, the Federal Reserve Bank of New York will enforce its rights to the collateral. We may be required to use our earnings to make interest payments on the TALF loans to keep them current, which could reduce the cash available to make distributions to our shareholders.

To the extent that proceeds from our TALF assets are received by the TALF custodian prior to the monthly date on which they are distributed to the borrowers, such proceeds will be held by the custodian and all interest earned on such proceeds will be retained by the Federal Reserve Bank of New York. If such proceeds were immediately distributed to the borrowers, the borrowers would be able to invest such proceeds in short-term investments and the income from such investments would be available to distribute to shareholders.

Under certain conditions, we may be required to provide full recourse for TALF loans or to make indemnification payments, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders and we could incur a loss.

To participate in the TALF, a TALF borrower must execute a customer agreement with a primary dealer authorizing it, among other things, to act as its agent under the TALF and to act on its behalf under the agreement with the Federal Reserve Bank of New York and with The Bank of New York Mellon as administrator and as the Federal Reserve Bank of New York’s custodian of the collateral. Under such agreements, the TALF borrower will be required to represent to the primary dealer and to the Federal Reserve Bank of New York that, among other things, it is an eligible borrower and that the collateral that it pledges meets the TALF eligibility criteria. The Federal Reserve Bank of New York will have full recourse to such TALF borrower for repayment of the loan for any breach of these representations. Further, the Federal Reserve Bank of New York may have full recourse to such TALF borrower for repayment of a TALF loan if the eligibility criteria for collateral under the TALF are considered continuing requirements and the pledged collateral no longer satisfies such criteria. In addition, a TALF borrower will be required to pay to its primary dealers fees under the customer agreements and to indemnify its primary dealers for certain breaches under the customer agreements and to indemnify the Federal Reserve Bank of New York and its custodian for certain breaches under the agreement with the Federal Reserve Bank of New York. Payments made to satisfy such full recourse requirements and indemnities could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders, including any proceeds of this offering that we have not yet deployed in our targeted assets or distributed to our shareholders.

Governmental regulation of participants in U.S. Government programs could materially adversely affect our ability to participate in such programs and our business, financial condition and results of operations and our ability to make distributions to our shareholders and may impose various restrictions on our business or on our investors. Perception of such governmental regulation could adversely affect the desire of market participants to participate in such programs, which could materially negatively impact the liquidity of eligible assets, and thus the value of our assets.

The U.S. Government may from time to time establish or change requirements applicable to participants in the various programs that have been established by the U.S. Government, such as the TALF. Furthermore, the U.S. Government may seek to modify the requirements applicable to participants in such programs after their initial participation. There can be no assurance that the U.S. Congress or regulatory bodies will not seek such modifications or impose new restrictions and/or taxes and penalties on participants in such programs, possibly even with retroactive effect. While it is not possible for us to predict what types of new laws or regulations could be imposed on us or how they may affect us or our investors, it may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Even without action taken by the U.S. Congress or regulatory bodies, if a perception develops that there is or in the future could be a Congressional or regulatory focus on participants in the various U.S. Government programs, consequences could include an apprehension regarding, or refusal by market participants to participate in, such programs. If this were to occur, the intended benefits of such programs, including restoring credit flows and increasing liquidity in difficult-to-price financial assets, may not materialize. As a result, the value of our assets may significantly diminish and it would more difficult to achieve our objectives than would otherwise be the case.

Some of our lending and derivative counterparties may cease doing business with us or may become insolvent, which would adversely affect our ability to obtain financing readily or on favorable terms and enter into derivatives or may expose us to losses on our derivatives.

The ongoing downturn in the economy and stress within the financial industry may cause some of our lenders and the counterparties to our derivative positions to cease doing business with us, or to become insolvent as was the case with Lehman Brothers Holdings Inc., or Lehman Brothers. Moreover, we are currently party to reverse repos of a short duration and there can be no assurance that we will be able to roll over these agreements on favorable terms if at all. In the event we are unable to roll over our reverse repos, it may be more difficult for us to obtain debt financing on favorable terms or at all. We also are exposed to the risk of loss associated with the insolvency of our lending and derivative counterparties, including the risk that we may incur significant costs in attempting to recover any collateral held with such counterparties and the risk that we may not be able to recover such collateral in a timely manner or at all. Any of these events could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Hedging against credit events and interest rate changes and other risks may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We opportunistically pursue various hedging strategies to seek to reduce our exposure to losses from adverse credit events and other factors. Hedging against a decline in the values of our portfolio positions does not prevent losses if the values of such positions decline, or eliminate the possibility of fluctuations in the value of our portfolio. Hedging transactions generally will limit the opportunity for gain if the values of our portfolio positions should increase. Further, certain hedging transactions could result in our experiencing significant losses. Moreover, at any point in time we may choose not to hedge all or a portion of these risks, and we generally will not hedge those risks that we believe are appropriate for us to take at such time, or that we believe would be impractical or prohibitively expensive to hedge. Even if we do chose to hedge certain risks, for a variety of reasons we generally will not seek to establish a perfect correlation between our hedging instruments and the risks being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. Our hedging activity will vary in scope based on the composition of our portfolio, our market views, and changing market conditions, including the level and volatility of interest rates. When we do choose to hedge, hedging may fail to protect or could materially adversely affect us because, among other things:

•

our Manager may fail to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the assets in the portfolio being hedged;

•	our Manager may fail to recalculate, re-adjust and execute hedges in an efficient and timely manner;

•	the hedging transactions may actually result in poorer over-all performance for us than if we had not engaged in the hedging transactions;

•	credit hedging can be expensive, particularly when the market is forecasting future credit deterioration and when markets are more illiquid;

•	interest rate hedging can be expensive, particularly during periods of volatile interest rates;

•	available hedges may not correspond directly with the risks for which protection is sought;

•	the durations of the hedges may not match the durations of the related assets or liabilities being hedged;

•

many hedges are structured as over-the-counter contracts with counterparties whose creditworthiness is not guaranteed, raising the possibility that the hedging counterparty may default on their payment obligations; and

•	to the extent that the creditworthiness of a hedging counterparty deteriorates, it may be difficult or impossible to terminate or assign any hedging transactions with such counterparty.

For these and other reasons, our hedging activity may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Hedging instruments often are not traded on regulated exchanges, guaranteed by or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

Hedging instruments involve risk because they often are not traded on regulated exchanges and are not guaranteed by or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. Our Manager is not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one counterparty. Furthermore, our Manager has only a limited internal credit function to evaluate the creditworthiness of its counterparties, mainly relying on its experience with such counterparties and their general reputation as participants in these markets. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default under the hedging agreement. Default by a party with whom we enter into a hedging transaction, such as occurred with Lehman Brothers, may result in losses and may force us to re-initiate similar hedges with other counterparties at the then-prevailing market levels. Generally we will seek to reserve the right to terminate our hedging transactions upon a counterparty’s insolvency, but absent an actual insolvency, we may not be able to terminate a hedging transaction without the consent of the hedging counterparty, and we may not be able to assign or otherwise dispose of a hedging transaction to another counterparty without the consent of both the original hedging counterparty and the potential assignee. If we terminate a hedging transaction, we may not be able to enter into a replacement contract in order to cover our risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and therefore we may be required to maintain any hedging position until exercise or expiration, which could materially adversely affect our business, financial condition and results of operations.

The U.S. Commodity Futures Trading Commission and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that trading decisions may have to be modified and that positions held may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could materially adversely affect our business, financial condition and results of operation and our ability to make distributions to our shareholders.

In light of recent events, significant public pressure exists for increased regulatory oversight of derivative transactions, including credit default swaps. Any actions taken by regulators could constrain our strategy and could increase our costs; either of which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may change our asset acquisition strategy, hedging strategy and, asset allocation and operational and management policies without shareholder consent, which may result in the purchase of riskier assets and materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may change our asset acquisition strategy, hedging strategy and asset allocation and operational and management policies at any time without the consent of our shareholders, which could result in our purchasing assets or entering into hedging transactions that are different from, and possibly riskier than, the assets and hedging transactions described in this prospectus. A change in our asset acquisition or hedging strategy may increase our exposure to real estate values, interest rates and other factors. A change in our asset allocation could result in us purchasing assets in classes different from those described in this prospectus. Our board of directors determines our operational policies and may amend or revise our policies, including those with respect to our acquisitions, growth, operations, indebtedness, capitalization and distributions or approve transactions that deviate from these policies without a vote of, or notice to, our shareholders. Operational policy changes could materially adversely affect our business, financial condition and results of operations and ability to make distributions to our shareholders.

A portion of the net proceeds from this offering will most likely be invested in more liquid, lower-yielding assets, which is likely to produce an initial return on your investment that may be lower than when the net proceeds from this offering are fully invested in assets meeting our objectives.

We expect to take up to six months to fully deploy the net proceeds from this offering in a portfolio satisfying our general objectives and policies, subject to the availability of appropriate opportunities to acquire assets. However, there can be no assurance that sufficient suitable opportunities will be available to adhere to this time frame. As a result, the initial return on your investment may be lower than when our portfolio is fully invested in assets meeting our long-term investment objectives and policies.

Until appropriate assets can be identified, our Manager may invest the net proceeds of this offering in interest-bearing, short-term investments, including money market accounts. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. We expect to reallocate a portion of the net proceeds from this offering into a more diversified portfolio of assets within six months, subject to the availability of appropriate opportunities to acquire assets, which may not be immediately available.

We have only been operating since August 2007 and may not operate successfully in the future or generate sufficient revenue to make or sustain distributions to our shareholders.

We were organized and commenced operations in August 2007 and have a limited operating history. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. Our results of operations depend on many factors, including the availability of opportunities to acquire assets, the valuation of our assets, readily accessible short and long-term financing and the terms of the financing, conditions in the financial and real estate markets and economic conditions.

We may not realize income or gains from our assets.

We acquire assets to generate both current income and capital appreciation. The assets we acquire may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we purchase may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our acquired assets. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

We may be subject to adverse legislative or regulatory changes and to regulatory inquiries or proceedings.

At any time, laws or regulations that impact our business, or the administrative interpretations of those laws or regulations, may be amended. In addition, the markets for MBS and derivatives, including credit default swaps, have been the subject of intense legislative, regulatory and other scrutiny in recent months. We cannot predict when or if any new law, regulation or administrative interpretation, or any amendment to any existing law, regulation or administrative interpretation, will be adopted or promulgated or will become effective. Additionally, revisions in these laws, regulations or administrative interpretations could cause us to change our portfolio. We could be adversely affected by any change in, or any new, law, regulation or administrative interpretation.

Moreover, we cannot predict when or if any industry-wide or company-specific regulatory inquiries or proceedings will be initiated in which we and/or our Manager and Ellington will be involved. For example, in the last several years, as described below and also under “Business-Legal Proceedings,” Ellington and its affiliates have received, and we expect in the future may receive, inquiries and requests for documents and information from various federal, state and foreign regulators, including the following:

In June 2007, Ellington received an informal inquiry from the SEC requesting documents and other information relating to trading in credit default swaps on the ABX indices. Ellington provided documents to the SEC staff in August 2007 and Ellington has had no communication with the SEC on the matter since that time.

In November 2006, Ellington received a request from the SEC that it produce documents relating to trading of collateralized mortgage obligations, or CMOs, between Ellington and a third party broker-dealer as well as individuals associated with that broker-dealer, and Ellington produced documents to the SEC consistent with that request. In July 2007, Ellington received a subpoena from the SEC requesting documents relating to trading in CMOs by these individuals and firms they were affiliated with, including that broker-dealer. Ellington responded to that subpoena in August 2007, and has had no communication with the SEC on the matter since that time. In May 2009, the SEC filed a complaint against certain former employees of that broker-dealer, alleging fraud in their marketing of CMOs to their clients, and stated that its investigation is ongoing.

In August 2007, Ellington received a subpoena from the New York Attorney General, or the NYAG, requesting documents and other information from Ellington about its and its affiliates’ mortgage loan servicing activities. Ellington informed the NYAG that it did not engage in mortgage loan servicing. Ellington subsequently received subpoenas for documents and information relating to Ellington’s residual or equity interests in mortgage securitization trusts; communications with and information received from mortgage servicers relating to these trusts and their underlying mortgage loans; and trading in bonds of these trusts and related credit default swaps, and for documents and other information relating to communications with and information received from one of its vendors, which had performed asset surveillance for Ellington on these trusts. Ellington completed its response to the NYAG subpoenas in June 2008 and has had no communication with the NYAG since that time.

In March 2008, Ellington received a subpoena from the SEC requesting documents and other information relating primarily to CDOs underwritten during 2007 and 2008 by a particular investment bank and for which Ellington acted as collateral manager. Ellington provided an initial response to the subpoena in April 2008 and finished its production in May 2009. Ellington has had no communication with the SEC on the matter since that time.

Information relating to legal proceedings and regulatory inquiries is also discussed under “Business-Legal Proceedings.” We can give no assurances that regulatory inquiries such as those discussed above will not result in investigations of Ellington or its affiliates, enforcement actions, fines or penalties or the assertion of private litigation claims, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may be subject to adverse legislative or regulatory changes.

At any time, laws or regulations that impact our business, or the administrative interpretations of those laws or regulations, may be amended. In addition, the markets for mortgage-related assets and derivatives, including swaps, have been the subject of intense scrutiny in recent months. We cannot predict when or if any new law, regulation or administrative interpretation, or any amendment to any existing law, regulation or administrative interpretation, will be adopted or promulgated or will become effective. Additionally, revisions in these laws, regulations or administrative interpretations could cause us to change our portfolio. We could be adversely affected by any such change in, or any new, law, regulation or administrative interpretation, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We operate in a highly competitive market.

Our profitability depends, in large part, on our ability to acquire target assets at favorable prices. We compete with a number of entities when acquiring our target assets. We compete with mortgage REITs, financial companies, public and private funds, commercial and investment banks and residential and commercial finance companies. We may also compete with (i) the Federal Reserve and the Treasury to the extent they purchase assets in our targeted asset classes and (ii) companies that partner with and/or receive financing from the U.S. Government, including TALF and PPIP participants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Recent Market Developments.” Many of our competitors are substantially larger and have considerably greater access to capital and other resources than we do. Furthermore, new companies with significant amounts of capital have recently been formed or have raised additional capital, and may continue to be formed and raise additional capital in the future, and these companies may have objectives that overlap with ours, which may create competition for assets we wish to acquire. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets to acquire and establish more relationships than us. Furthermore, competition for assets in our targeted asset classes may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive opportunities from time to time, and we can offer no assurance that we will be able to identify and acquire assets that are consistent with our objective and policies.

Failure to procure adequate funding and capital would adversely affect our ability to expand our business, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders as well as our ability to expand our business.

We depend upon the availability of adequate capital and funding for our operations. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. In the event that we cannot obtain sufficient funding on acceptable terms, our business, financial condition and results of operations and ability to make distributions to our shareholders could be materially adversely affected and our ability to expand our business could be materially adversely affected.

We are highly dependent on information systems and system failures could significantly disrupt our business, which may, in turn, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including RMBS trading activities, which could materially adversely affect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

If we fail to maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our shareholders could lose confidence in our financial results, which could harm our business and the market value of our common shares.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Upon the completion of this offering, we will become subject to Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, which will require us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal control over financial reporting. We cannot be certain that we will be successful in implementing or maintaining adequate control over our financial reporting and financial processes and, until the end of our first full fiscal year after the completion of this offering, you will not have the benefit of annual attestation and opinion from an independent registered public accounting firm as to our internal controls over financial reporting. Furthermore, as we grow our business, our internal controls will become more complex and will require significantly more resources to ensure our internal controls overall remain effective. Once we are a public company, if we or our independent auditors discover a material weakness or significant deficiency in our internal controls, the disclosure of that fact, even if quickly remedied, could reduce the market value of our common shares.

Once we are a public company, we will be subject to additional regulation and will incur additional administrative costs relating to compliance with U.S. securities laws.

Once we are a public company, we will be subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. These requirements include the preparation and filing of detailed annual, quarterly and current reports. In addition, we will be required to keep abreast of and comply with material changes in the applicable rules and regulations promulgated by the SEC, including the changes and requirements mandated by Sarbanes-Oxley. We expect these rules and regulations to result in a significant initial cost, as we implement internal controls and other procedures designed to comply with the requirements of Sarbanes-Oxley, an ongoing increase in our legal, audit and financial compliance costs, to divert our Manager’s attention from operations and strategic opportunities and to make legal, accounting and administrative activities more time-consuming and costly. We also expect to incur substantially higher costs to maintain insurance for directors and officers. As a result, our general and administrative expenses likely will increase, which could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Lack of diversification in the number of assets we acquire would increase our dependence on relatively few individual assets.

Our management objectives and policies do not place a limit on the size of the amount of capital used to support, or the exposure to (by any other measure), any individual asset or any group of assets with similar characteristics or risks. As a result, our portfolio may be concentrated in a small number of assets or may be otherwise undiversified, increasing the risk of loss and the magnitude of potential losses to us and our shareholders if one or more of these assets perform poorly.

For example, our portfolio of mortgage-related assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our assets within a short time period, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The lack of liquidity in our assets may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Many of our assets are structured as private placements. As such, they may be subject to legal and other restrictions on resale, transfer, pledge or other disposition or will otherwise be less liquid than publicly-traded securities. Other assets of ours, while publicly issued, have limited liquidity on account of their complexity, turbulent market conditions or other factors. Illiquid assets typically experience greater price volatility, because a ready market does not exist, and they can be more difficult to value. The illiquidity of our assets may make it difficult for us to sell such assets if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. In addition, we may face other restrictions on our ability to liquidate any assets for which we or our Manager has or could be attributed with material non-public information. If we are unable to sell our assets at favorable prices or at all, it could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders

We may allocate the net proceeds from this offering to acquiring assets with which you may not agree.

We will have significant flexibility in using the net proceeds of this offering and may use the net proceeds from this offering to acquire assets with which you may not agree or for purposes that are different in range or focus than those contemplated at the time of the offering or those in which we have historically acquired. The failure of our Manager to apply these proceeds effectively could result in unfavorable returns, could cause a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may use a portion of the net proceeds from this offering to make distributions, which would, among other things, reduce our cash available for acquiring assets.

Prior to the time we have fully deployed the net proceeds of this offering, we may fund our distributions out of such net proceeds, which would reduce the amount of cash we have available for acquiring assets and other purposes. The use of our net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each shareholder’s basis in its common shares.

We could be subject to liability for potential violations of predatory lending laws, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, or HOEPA, prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied. Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our mortgaged-related assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may be exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected. In addition, an owner or operator of real property may become liable under various federal, state and local laws, for the costs of removal of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may materially adversely affect the value of the relevant mortgage-related assets held by us and, consequently, our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Terrorist attacks and other acts of violence or war may materially adversely affect our industry and our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Terrorist attacks and certain other events beyond our control may harm our results of operations and your investment. These attacks or armed conflicts may directly impact the properties underlying our securities or the securities markets in general. Losses resulting from these types of events are uninsurable and unpredictable. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. Adverse economic conditions could harm the value of the property underlying our asset-backed securities or the securities markets in general which could materially adversely affect our business, financial condition and results of operation and our ability to make distributions to our shareholders.

Risks Related to our Relationship with our Manager and Ellington

We are dependent on our Manager and certain key personnel of Ellington that are provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

We do not have any employees of our own. Our officers are employees of Ellington or one or more of its affiliates. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and execution of our business strategies and risk management practices. We also depend on our Manager’s access to the professionals and principals of Ellington as well as information and deal flow generated by Ellington. The employees of Ellington identify, evaluate, negotiate, structure, close and monitor our portfolio. The departure of any of the senior officers of our Manager, or of a significant number of investment professionals or principals of Ellington, could have a material adverse effect on our ability to achieve our objectives. We can offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s senior management. We are subject to the risk that our Manager will terminate the management agreement or that we may deem it necessary to terminate the management agreement or prevent certain individuals from performing services for us and that no suitable replacement will be found to manage us.

The base management fee payable to our Manager is payable regardless of the performance of our portfolio, which may reduce its incentive to devote the time and effort to seeking profitable opportunities for our portfolio.

We pay our Manager substantial base management fees based on our equity capital (as defined in the management agreement) regardless of the performance of our portfolio. The base management fee takes into account the net issuance proceeds of both common and preferred share offerings. Our Manager’s entitlement to non-performance-based compensation might reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for our portfolio, which could result in a lower performance of our portfolio and materially adversely affect our business, financial condition and results of operations.

Our Manager’s incentive fee may induce our Manager to acquire certain assets, including speculative or high risk assets, or to acquire assets with increased leverage, which could increase the risk to our portfolio.

In addition to its base management fee, our Manager is entitled to receive an incentive fee based, in part, upon our achievement of targeted levels of net income. In evaluating asset acquisition and other management strategies, the opportunity to earn an incentive fee based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining liquidity and/or management of credit risk or market risk, in order to achieve a higher incentive fee. Assets with higher yield potential are generally riskier or more speculative. This could result in increased risk to our portfolio.

Our board of directors has approved very broad investment guidelines for our Manager, but will not approve each decision made by our Manager, to acquire, dispose of, or otherwise manage an asset.

Our Manager is authorized to follow very broad guidelines in pursuing our strategy. Our board of directors periodically reviews our guidelines and our portfolio and asset-management decisions; however, it does not review all of our proposed acquisitions. In addition, in conducting periodic reviews, our board of directors relies primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad guidelines in determining the types of assets it may decide are proper for us to acquire and other decisions with respect to the management of those assets. Poor decisions could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We compete with Ellington’s other accounts for access to Ellington.

Ellington has sponsored and/or currently manages accounts with a focus that overlaps with our investment focus, and expects to continue to do so in the future. Ellington is not restricted in any way from sponsoring or accepting capital from new accounts, even for investing in asset classes or strategies that are similar to, or overlapping with, our asset classes or strategies. Therefore, we compete for access to the benefits that our relationship with our Manager and Ellington provides us. For the same reasons, the personnel of Ellington and our Manager may be unable to dedicate a substantial portion of their time managing our assets.

We and other Ellington accounts may compete for opportunities to acquire assets, which are allocated in accordance with Ellington’s investment allocation policies.

Ellington may, from time to time, simultaneously seek to purchase the same or similar assets for us (through our Manager) that it is seeking to purchase for other Ellington accounts, and has no duty to allocate such opportunities in a manner that preferentially favors us. Ellington makes available to us all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation procedures and policies, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities.

Since many of our targeted assets are typically available only in specified quantities and since many of our targeted assets are also targeted assets for other Ellington accounts, Ellington often is not able to buy as much of any given assets as required to satisfy their needs. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs. As a result, accounts in start-up mode are given priority which could work to our disadvantage, particularly because there are no limitations surrounding Ellington’s ability to create new accounts. The policies permit departure from such proportional allocation when such allocation would result in an inefficiently small amount of the security being purchased for an account, which may also serve to preclude our ability to acquire certain assets.

There are conflicts of interest in our relationships with our Manager and Ellington, which could result in decisions that are not in the best interests of our shareholders.

We are subject to conflicts of interest arising out of our relationship with Ellington and our Manager. Two of Ellington’s employees are our directors and all of our executive officers – even those expected to dedicate all or substantially all of their time to us—are or will be employees of Ellington or one or more of its affiliates. As a result, our Manager and our officers may have conflicts between their duties to us and their duties to, and interests in, Ellington or our Manager.

We may acquire or sell assets in which Ellington or its affiliates have or may have an interest. Similarly, Ellington or its affiliates may acquire or sell assets in which we have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, we may engage in transactions directly with Ellington or its affiliates, including the purchase and sale of all or a portion of a portfolio asset.

Acquisitions made for entities with similar objectives may be different from those made on our behalf. Ellington may have economic interests in or other relationships with others in whose obligations or securities we may acquire. In particular, such persons may make and/or hold an investment in securities that we acquire that may be pari passu, senior or junior in ranking to our interest in the securities or in which partners, security holders, officers, directors, agents or employees of such persons serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities and otherwise create conflicts of interest. In such instances, Ellington may, in its sole discretion, make recommendations and decisions regarding such securities for other entities that may be the same as or different from those made with respect to such securities and may take actions (or omit to take actions) in the context of these other economic interests or relationships the consequences of which may be adverse to our interests.

The officers of our Manager and its affiliates devote as much time to us as our Manager deems appropriate, however, these officers may have conflicts in allocating their time and services among us and Ellington and its affiliates’ accounts. During turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager and Ellington employees, other entities for which Ellington serves as a manager, or its accounts will likewise require greater focus and attention, placing our Manager and Ellington’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if Ellington did not act as a manager for other entities.

We, directly or through Ellington, may obtain confidential information about the companies or securities in which we have invested or may invest. If we do possess confidential information about such companies or securities, there may be restrictions on our ability to dispose of, increase the amount of, or otherwise take action with respect to the securities of such companies. Our Manager’s and Ellington’s management of other accounts could create a conflict of interest to the extent our Manager or Ellington is aware of material non-public information concerning potential investment decisions. We have implemented compliance procedures and practices designed to ensure that investment decisions are not made while in possession of material non-public information. We cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our operations. These limitations imposed by access to confidential information could therefore materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our Manager currently owns approximately 17.4% of our outstanding common shares as of the date of this prospectus, including LTIP Units. In evaluating opportunities for us and other management strategies, this may lead our Manager to emphasize certain asset acquisition, disposition or management objectives over others, such as balancing risk or capital preservation objectives against return objectives. This could increase the risks of, or decrease the returns of, your investment.

Certain Ellington-managed funds own an aggregate of 1,250,000 of our common shares, or approximately 10.5% of our outstanding common shares as of June 30, 2009. These funds, two of which (holding in the aggregate 1,130,000 of our common shares) have not been actively making new investments but rather have been returning capital to investors, do not at the present time intend to be subject to lock-up agreements in connection with this offering, and may decide to sell our common shares, which could have the effect of decreasing the price of our common shares.

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Various potential and actual conflicts of interest may arise from the activities of Ellington and its affiliates by virtue of the fact that our Manager is controlled by Ellington.

Termination of our management agreement without cause is subject to several conditions which may make such a termination difficult and costly. The management agreement, which was amended and restated effective July 1, 2009, has a current term that expires on December 31, 2011, and will be automatically renewed for successive one-year terms thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. The management agreement provides that it may be terminated by us based on performance upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of our outstanding common shares, based either upon unsatisfactory performance by our Manager that is materially detrimental to us or upon a determination by the board of directors that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination by accepting a mutually acceptable reduction of management fees. In the event we terminate the management agreement as discussed above or elect not to renew the management agreement, we will be required to pay our Manager a termination fee equal to the amount of three times the sum of the average annual base management fee and the average annual incentive fee earned by our Manager during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions will increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

Our Manager’s failure to identify and acquire assets that meet our asset criteria or perform its responsibilities under the management agreement could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our ability to achieve our objectives depends on our Manager’s ability to identify and acquire assets that meet our asset criteria. Accomplishing our objectives is largely a function of our Manager’s structuring of our investment process, our access to financing on acceptable terms and general market conditions. We have not yet identified any specific assets for our portfolio from the proceeds to be raised herewith. Additionally, our assets are selected by our Manager, and our shareholders will not have input into such decisions. All of these factors increase the uncertainty, and thus the risk, of investing in our common shares. The senior management team of our Manager has substantial responsibilities under the management agreement. In order to implement certain strategies, our Manager may need to hire, train, supervise and manage new employees successfully. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

If our Manager ceases to be our Manager pursuant to the management agreement, our reverse repo and our derivative counterparties may cease doing business with us.

If our Manager ceases to be our Manager, it could constitute an event of default or early termination event under many of our reverse repo or derivative transaction agreements, upon which our counterparties would have the right to terminate their agreements with us. If our Manager ceases to be our Manager for any reason, including upon the non-renewal of our management agreement which has a current term that expires on December 31, 2011, and we are unable to obtain financing or enter into or maintain derivative transactions, our business, financial condition and results of operations and our ability to make distributions to our shareholders may be materially adversely affected.

We do not own the Ellington brand or trademark, but may use the brand and trademark as well as our logo pursuant to the terms of a license granted by Ellington.

Ellington has licensed the “Ellington” brand, trademark and logo to us for so long as our Manager or another affiliate of Ellington continues to act as our Manager. We do not own the brand, trademark or logo that we will use in our business and may be unable to protect this intellectual property against infringement from third parties. Ellington retains the right to continue using the “Ellington” brand and trademark. We will further be unable to preclude Ellington from licensing or transferring the ownership of the “Ellington” brand and trademark to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Ellington or others. Furthermore, in the event our Manager or another affiliate of Ellington ceases to act as our Manager, or in the event Ellington terminates the license we will be required to change our name and trademark. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business. Finally, the license is a domestic license in the United States only and does not give us any right to use the “Ellington” brand, trademark and logo overseas even though we expect to use the brand, trademark and logo overseas. Our use of the “Ellington” brand, trademark and logo overseas will therefore be unlicensed and could expose us to a claim of infringement.

Risks Related To Our Common Shares

There may not be an active market for our common shares, which may cause our common shares to trade at a discount to the initial offering price and make it difficult to sell the common shares you purchase.

Prior to this offering, there has been no public market for our common shares. The initial public offering price of our common shares will be determined by negotiations between the underwriter and us. We cannot assure you that the initial public offering price will correspond to the price at which our common shares will trade in the public market subsequent to this offering or that the price of our shares available in the public market will reflect our actual financial performance.

We intend to apply to have our common shares listed on the New York Stock Exchange under the symbol “EFC.” Listing on the New York Stock Exchange would not ensure that an actual market will develop for our common shares. Accordingly, no assurance can be given as to:

•	the likelihood that an actual market for our common shares will develop;

•	the liquidity of any such market;

•	the ability of any holder to sell common shares; or

•	the prices that may be obtained for our common shares.

The market price and trading volume of our common shares may be volatile following this offering.

Even if an active trading market develops for our common shares after this offering, the market price of our common shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common shares will not fluctuate or decline significantly in the future, and in particular, we cannot assure you that you will be able to resell your shares at or above the initial public offering price. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings estimates or publication of research reports about us or the real estate specialty finance industry;

•	increases in market interest rates that lead purchasers of our common shares to demand a higher yield;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in government polices or changes in timing of implementation of government policies, including with respect to TALF, PPIP, Fannie Mae, Freddie Mac and Ginnie Mae;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Broad market fluctuations could negatively impact the market price of our common shares.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar to or related to ours. In some instances, the changes in market price of these companies was unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common shares. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common shares.

Future offerings of debt securities, which would rank senior to our common shares upon our liquidation, and future offerings of equity securities, which would dilute our existing shareholders and may be senior to our common shares for the purposes of dividend and liquidating distributions, may adversely affect the market value of common shares.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred shares. If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution of owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common shares. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market value of our common shares, or both. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares bear the risk of our future offerings reducing the market value of our common shares and diluting their share holdings in us.

Future sales of our common shares could have an adverse effect on our share price.

We cannot predict the effect, if any, of future sales of our common shares, or the availability of our common shares for future sales, on the market value of our common shares. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market values for our common shares.

Upon the completion of this offering, we will have              common shares outstanding, assuming              common shares are sold in this offering and the underwriter’s over-allotment option is not exercised. If the underwriter exercises its over-allotment option in full, we will have              common shares outstanding

following the completion of this offering. Of these shares, 8,887,750 were sold in our August 2007 private offering and remain outstanding and are freely tradable without restriction or registration under the Securities Act. Our directors and executive officers, our Manager and certain of its affiliates and Ellington and certain of its affiliates have indicated that they intend to enter into lock-up agreements covering a period of 180 days after the date of this prospectus with respect to our common shares held by them. Ellington-managed hedge funds, which collectively own 1,250,000 of our common shares, do not at the present time intend to be subject to lock-up agreements in connection with this offering.

Although we, our directors and officers, our Manager and Ellington intend to enter into lock-up agreements, the underwriter, at any time and without notice, may release all or any portion of the common shares subject to the foregoing lock-up agreements. If the restrictions under the lock-up agreement are waived, common shares will be available for sale into the market, which could reduce the market value for common shares.

We are currently a party to a registration rights agreement whereby we are obligated to file a resale shelf registration statement with respect to 3,013,783 of our common shares held by our Manager, three Ellington-managed funds, and one of our independent directors upon such time we become eligible to utilize a Form S-3 registration statement, or, if we are ineligible to utilize a Form S-3 registration statement, upon such time we have filed all material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act for a period of at least 12 calendar months. Upon registration, all such common shares will be eligible for sale into the market subject to the 180-day lock-up restrictions applying to all but 1,250,000 of these shares. See “Certain Relationships and Related Party Transactions—Registration Rights.”

Our shareholders may not receive distributions or distributions may not grow over time.

We have not established a minimum distribution payment level and our ability to make distributions may be adversely affected by a number of factors, including the risk factors described herein. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition and other factors as our board of directors may deem relevant from time to time. Our board is under no obligation or requirement to declare a distribution. Among the factors that could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders are:

•	the ultimate profitability of our assets;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our portfolio or decreases in the value of our portfolio; and

•	increases in actual or estimated operating expenses.

A change in any one of these factors could affect our ability to make distributions to our shareholders. We cannot assure you that we will achieve results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

Market interest rates may have an effect on the trading value of our shares.

One of the factors that investors may consider in deciding whether to buy or sell our common shares is our distribution rate or earnings as a percentage of our common share price, as compared to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution or earnings rate or seek higher-yielding alternative debt or equity investments. As a result, interest rate fluctuations and other capital market conditions can affect the market value of our common shares independent of the effects such conditions may have on our portfolio. For instance, if interest rates rise, it is likely that the market price of our common shares will decrease as market rates on interest-bearing securities, such as bonds, increase.

Investing in our common shares involves a high degree of risk.

The assets we purchase in accordance with our objectives may result in a higher amount of risk than other alternative asset acquisition options. The assets we acquire may be highly speculative and aggressive and may be subject to a variety of risks, including credit risk, prepayment risk, interest rate risk and market value risks. As a result, an investment in our common shares may not be suitable for someone with lower risk tolerance.

Risks Related To Our Organization And Structure

Our operating agreement and management agreement contain provisions that may inhibit potential acquisition bids that shareholders may consider favorable, and the market price of our common shares may be lower as a result.

Our operating agreement contains provisions that have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

•	allowing only our board of directors to fill newly created directorships;

•	requiring advance notice for our shareholders to nominate candidates for election to our board of directors or to propose business to be considered by our shareholders at a meeting of shareholders;

•	our ability to issue additional securities, including, but not limited to, preferred shares, without approval by shareholders;

•	the ability of our board of directors to amend the operating agreement without the approval of our shareholders except under certain specified circumstances; and

•	limitations on the ability of shareholders to call special meetings of shareholders or to act by written consent.

Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.

Our operating agreement, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. Our operating agreement provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common shares which are transferred to the trust (as described below), will be required to give written notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on the qualification of any of our potential REIT subsidiaries as a REIT.

Our board of directors, in its sole discretion, may exempt any person from the foregoing restrictions. Any person seeking such an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate. Our board of directors may also condition any such exemption on the receipt of a ruling from the IRS or an opinion of counsel as it deems appropriate. Our board of directors has granted an exemption from this limitation to Ellington, certain affiliated entities of Ellington and certain non-affiliates, subject to certain conditions.

Our rights and the rights of our shareholders to take action against our directors and officers or against our Manager or Ellington are limited, which could limit your recourse in the event actions are taken that are not in your best interests.

Our operating agreement limits the liability of our directors and officers to us and our shareholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer established by a final judgment and that is material to the cause of action adjudicated.

We have entered into indemnification agreements with our directors and officers that obligate us to indemnify them to the maximum extent permitted by Delaware law. In addition, our operating agreement authorizes us to obligate our company to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Delaware law. Our operating agreement requires us to indemnify each present or former director or officer, to the maximum extent permitted by Delaware law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See “Description of Shares—Operating Agreement—Limitations on Liability and Indemnification of Our Directors and Officers.”

Our management agreement with our Manager requires us to indemnify our Manager and its affiliates against any and all claims and demands arising out of claims by third parties caused by acts or omissions of our Manager and its affiliates not constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under the management agreement.

Due to the liability limitations contained in our operating agreements and our indemnification arrangements with our directors and officers and our Manager, our and our shareholders’ rights to take action against our directors and officers and our Manager are limited, which could limit your recourse in the event actions are taken that are not in your best interests.

If we were required to register as an investment company under the Investment Company Act, we would be subject to the restrictions imposed by the Investment Company Act, which would require us to make material changes to our strategy.

If we are deemed to be an investment company under the Investment Company Act, we would be required materially to restructure our activities or to register as an investment company under the Investment Company Act, which would have a material adverse effect on our business, financial conditions and results of operations. In connection with any such restructuring, we may be required to sell portfolio assets at a time we otherwise might not choose to do so, and we may incur losses in connection with such sales. Further, our Manager may unilaterally terminate the management agreement if we become regulated as an investment company under the Investment Company Act. Further, if it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that we would be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company.

Federal Income Tax Risks

If we fail to satisfy the “qualifying income exception” under the tax rules for publicly traded partnerships, all of our income will be subject to an entity-level tax.

We have operated, and intend to continue to operate, so that we qualify as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. In general, if a partnership is “publicly traded” (as defined in the Internal Revenue Code of 1986, as amended, or the Code), it will be treated as a corporation for U.S. federal income tax purposes. A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as at least 90% of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and it would not be included in the definition of a regulated investment company, or RIC, under Section 851(a) of the Code if it were a domestic corporation (which generally applies to entities required to register under the Investment Company Act). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the “conduct of a financial or insurance business” nor based, directly or indirectly, upon “income or profits” of any person), and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

If we fail to satisfy the “qualifying income exception” described above, we would be treated as a corporation for U.S. federal income tax purposes. In that event, items of income, gain, loss, deduction and credit would not pass through to holders of our common shares and such holders would be treated for U.S. federal (and certain state and local) income tax purposes as shareholders in a corporation. We would be required to pay income tax at regular corporate rates on all of our income. In addition, we would likely be liable for state and local income and/or franchise taxes on all of our income. Distributions to holders of our common shares would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us. Additionally, distributions paid to non-U.S. holders of our common shares would be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty). Thus, if we were treated as a corporation, such treatment would result in a material reduction in cash flow and after-tax returns for holders of our common shares and thus would result in a substantial reduction in the value of our common shares.

Holders of our common shares will be subject to U.S. federal income tax on their share of our taxable income, regardless of whether or when they receive any cash distributions from us, and may recognize income in excess of our cash distributions.

We intend to continue to operate so as to qualify, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Holders of our common shares are subject to U.S. federal income taxation and, in some cases, state, local and foreign income taxation, on their allocable share of our items of income, gain, loss, deduction, and credit, regardless of whether or when they receive cash distributions. In addition, certain of our assets may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income. Consequently, it is possible that the U.S. federal income tax liability of shareholders with respect to their respective allocable shares of our earnings in a particular taxable year could exceed the cash distributions we make to shareholders with respect to that taxable year, thus requiring out-of-pocket tax payments by shareholders. Furthermore, if we did not make cash distributions with respect to a taxable year, holders of our common shares would still have a tax liability attributable to their allocation of our taxable income for that taxable year.

The ability of holders of our common shares to deduct certain expenses incurred by us may be limited.

We believe that the expenses incurred by us, including base management fees and incentive fees paid to our Manager, will generally not be treated as “miscellaneous itemized deductions” and will be deductible as ordinary trade or business expenses. In general, “miscellaneous itemized deductions” may be deducted by a holder of our common shares that is an individual, estate or trust only to the extent that such deductions exceed, in the aggregate, 2% of such holder’s adjusted gross income. In addition, “miscellaneous itemized deductions” are also not deductible in determining the alternative minimum tax liability of a holder. There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. Although we believe that our expenses will not be treated as “miscellaneous itemized deductions,” there can be no assurance that the IRS will not successfully challenge that treatment. In that event, a holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year.

Holders of our common shares may recognize a greater taxable gain (or a smaller tax loss) on a disposition of our shares than expected because of the treatment of our debt under the partnership tax accounting rules.

We incur debt for a variety of reasons, including for acquisitions as well as other purposes. Under partnership tax accounting principles (which apply to us), our debt is generally allocable to holders of our common shares, who will realize the benefit of including their allocable share of our debt in the tax basis of their shares. A holder’s tax basis in our common shares will be adjusted for, among other things, distributions of cash and allocations of our losses, if any. At the time a holder of our common shares sells its shares, the holder’s amount realized on the sale will include not only the sales price of the shares but also such holder’s portion of our debt allocable to those shares (which is treated as proceeds from the sale of those shares). Depending on the nature of our activities after having incurred the debt, and the utilization of the borrowed funds, a later sale of our common shares could result in a larger taxable gain (or a smaller tax loss) than anticipated.

Tax-exempt holders of our common shares will likely recognize significant amounts of “unrelated business taxable income,” the amount of which may be material.

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI. Because we have incurred “acquisition indebtedness” with respect to certain securities we hold (either directly or indirectly through subsidiaries that are treated as partnerships or are disregarded for U.S. federal income tax purposes), a proportionate share of a holder’s income from us with respect to such securities will be treated as UBTI. Accordingly, tax-exempt holders of our common shares will likely recognize significant amounts of UBTI. For certain types of tax-exempt entities, the receipt of any UBTI might have adverse consequences. Tax-exempt holders of our common shares are strongly urged to consult their tax advisors regarding the tax consequences of owning our common shares.

There can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders of our common shares.

While it is expected that our method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of our common shares, there can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to such non-U.S. holders. To the extent our income is treated as effectively connected income, non-U.S. holders generally would be required to (i) file a U.S. federal income tax return for such year reporting their allocable portion, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at graduated U.S. tax rates on any such income. Additionally, we would be required to withhold tax (currently at a rate of 35%) on a non-U.S. holder’s allocable share of any effectively connected income. Non-U.S. holders that are corporations also would be required to pay branch profits tax at a 30% rate (or lower rate provided by applicable treaty). To the extent our income is treated as effectively connected income, it may also be treated as nonqualifying income for purposes of the qualifying income exception.

If the IRS challenges our election to mark our assets to market for U.S. federal income tax purposes, the taxable income allocated to the holders of our common shares would be adjusted (possibly retroactively) and our ability to provide tax information on a timely basis could be negatively affected.

We intend to continue to qualify as a trader in securities and have elected to mark-to-market our positions in securities that we hold as a trader, in accordance with Section 475(f) of the Code. There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. Therefore, there can be no assurance that we have qualified or will continue to qualify as a trader in securities eligible for the mark-to-market election. We have not received, and in connection with this offering we will not receive, an opinion from counsel or a ruling from the IRS regarding our qualification as a trader. If our eligibility for, or our application of, the mark-to-market election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in the amount of taxable income recognized by us and allocated to the holders of our common shares. An inability to utilize the mark-to-market election might also have an adverse effect on our ability to provide tax information to you on a timely basis. The IRS could also challenge any conventions that we use in computing, or in allocating among holders of our common shares, any gain or loss resulting from the mark-to-market election. See “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Shares—Allocation of Profits and Losses.”

In addition, we intend to take the position that our mark-to-market gain or loss, and any gain or loss on the actual disposition of marked-to-market assets, should be treated as ordinary income or loss. However, because the law is unclear as to the treatment of assets that are held for investment, and the determination of which assets are held for investment, the IRS could take the position that the mark-to-market gain or loss attributable to certain assets should be treated as capital gain or loss and not as ordinary gain or loss. In that case, we will not be able to offset our non-cash ordinary income with any resulting capital losses from such assets, which could increase the amount of our non-cash taxable income.

The IRS may challenge our allocations of income, gain, loss, deduction and credit.

Our operating agreement provides for the allocation of income, gain, loss, deduction and credit among the holders of our common shares. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss, deduction and credit in a manner which reduces benefits or increases income allocable to holders of our common shares. See “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Shares—Allocation of Profits and Losses.”

Complying with certain tax-related requirements may cause us to forego otherwise attractive business opportunities.

To be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must satisfy the qualifying income exception, which requires that at least 90% of our gross income each taxable year consist of interest, dividends, capital gains and other types of “qualifying income.” Interest income will not be qualifying income for the qualifying income exception if it is derived from “the conduct of a financial or insurance business.” This requirement limits our ability to originate loans or acquire loans originated by our Manager and its affiliates. In addition, we intend to operate so as to avoid generating a significant amount of income that is treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders. In order to comply with these requirements, we (or our subsidiaries) may be required to invest through foreign or domestic corporations or forego attractive business opportunities. Thus, compliance with these requirements may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The IRS Schedules K-1 we will provide will be significantly more complicated than the IRS Forms 1099 provided by REITs and regular corporations, and holders of our common shares may be required to request an extension of time to file their tax returns.

Holders of our common shares are required to take into account their allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with their taxable year. We will use reasonable efforts to furnish holders of our common shares with tax information (including IRS Schedule K-1) as promptly as possible, which describes their allocable share of such items for our preceding taxable year. However, we may not be able to provide holders of our common shares with tax information on a timely basis.

Because holders of our common shares will be required to report their allocable share of each item of our income, gain, loss, deduction, and credit on their tax returns, tax reporting for holders of our common shares will be significantly more complicated than for shareholders in a REIT or a regular corporation. In addition, delivery of this information to holders of our common shares will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, holders of our common shares will need to apply for extensions of time to file their tax returns.

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available, and which is subject to potential change, possibly on a retroactive basis. Any such change could result in adverse consequences to the holders of our common shares.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. The U.S. federal income tax rules are constantly under review by persons involved in the legislative process and the IRS, resulting in changes in and revised interpretations of established concepts. Also, the IRS pays close attention to the proper application of tax laws to partnerships and investments in foreign entities. The present U.S. federal income tax treatment of an investment in our common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments we have previously made. We and holders of our common shares could be adversely affected by any such change in, or any new tax law, regulation or interpretation. Our operating agreement permits our board of directors to modify (subject to certain exceptions) the operating agreement from time to time, without the consent of the holders of our common shares. These modifications may address, among other things, certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of our common shares. Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders of our common shares in a manner that reflects their distributive share of our items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of our common shares.

Proposed tax legislation, if enacted, could limit our ability to conduct investment management or advisory or other activities in the future.

Proposed tax legislation has been introduced in Congress that is intended to prevent publicly traded partnerships from conducting investment management or advisory activities without the imposition of corporate income tax. One version of this proposed legislation would prevent a publicly traded partnership from qualifying as a partnership for U.S. federal income tax purposes if it conducts such activities either directly or indirectly through any entity in which it owns an interest, no matter how small or insignificant such activities are compared to the partnership’s other activities. Other versions of the legislation would mandate that any income from investment management or advisory activities be treated as non-qualifying income under the 90% qualifying income exception for publicly traded partnerships, which, in turn, would limit the amount of such income that a publicly traded partnership could derive other than through corporate subsidiaries. It is unclear which version of the legislation, if any, ultimately will be enacted. It also is uncertain whether such legislation, if enacted, would apply retroactively to dates specified in the original proposals or prospectively only. We do not currently engage in investment management or advisory activities either directly or indirectly through an entity in which we own an interest. However, if such legislation is enacted, depending on the form it takes, it could limit our ability to engage in investment management and advisory or other activities in the future. Holders should consult their own tax advisors regarding the likelihood that the proposed legislation will be enacted and, if enacted, the form it is likely to take.

USE OF PROCEEDS

The net proceeds from the sale of              common shares in this offering will be approximately $             million (or approximately $             million if the underwriter fully exercises its over-allotment option), in each case after deducting the underwriting discounts and commissions of approximately $             million (or approximately $             million if the underwriter fully exercises its over-allotment option) and estimated offering expenses of approximately $             payable by us.

We expect to use a substantial portion of the net proceeds of this offering to acquire our targeted assets within six months after the closing of this offering. We expect to use the balance of the net proceeds of this offering, if any, for working capital and general corporate purposes. Pending such uses, we may invest the net proceeds from this offering in interest-bearing, short-term investments, including money market accounts. These investments are expected to provide a lower net return than we hope to achieve from investments in our longer-term intended use of proceeds of this offering.

INSTITUTIONAL TRADING OF OUR COMMON SHARES

Currently, there is no public trading market for our common shares. Our common shares issued in our August 2007 private offering are eligible for resale to qualified institutional buyers as defined under, and pursuant to, Rule 144A under the Securities Act. These trades may be reported in the PORTALSM Market, or PORTAL, a subsidiary of the Nasdaq Stock Market, Inc. The following table shows the high and low sales prices for our common shares as reported on PORTAL for each quarterly period since our common stock became eligible for PORTAL:

	High Sales Price	Low Sales Price
August 1, 2007 to September 30, 2007	*	*
October 1, 2007 to December 31, 2007	*	*
January 1, 2008 to March 31, 2008	$20.00	$20.00
April 1, 2008 to June 30, 2008	*	*
July 1, 2008 to September 30, 2008	$20.00	$20.00
October 1, 2008 to December 31, 2008	*	*
January 1, 2009 to March 31, 2009	*	*
April 1, 2009 to June 30, 2009	*	*

*	No trades of our common shares were reported on PORTAL during this period.

We have been advised that, as of June 22, 2009, the last sale of our common shares reported on PORTAL occurred on September 25, 2008, at a price of $20.00 per share. The information above regarding trades reported on PORTAL may not include all reported trades. Moreover, institutions and individuals are not required to report all trades to PORTAL. Therefore, the last sales price that was reported on PORTAL may not be reflective of sales of our common shares that have occurred and were not reported and may not be indicative of the prices at which our common shares may trade after this offering.

As of May 31, 2009, we had 11,901,533 common shares issued and outstanding. As of May 31, 2009, 50 of our issued and outstanding common shares were held in the name of our Manager and the remainder of our issued and outstanding common shares were held in the name of Cede & Co., which holds shares as nominee for The Depository Trust Company, or DTC. We believe that, as of December 31, 2008, DTC held shares on behalf of approximately 76 beneficial owners of our common shares.

DISTRIBUTION POLICY

The declaration of distributions to our shareholders and the amount of such distributions are at the discretion of our board of directors. In setting the level of shareholder distributions, if any, our board of directors takes into account, among other things, our earnings, our financial condition, our working capital needs and new opportunities. While the Delaware Limited Liability Company Act does not specifically impose any restrictions on our ability to make distributions, other laws may impose certain restrictions and in certain circumstances could impose an obligation on shareholders to return distributions. Our current intention is to make distributions to our shareholders in a per share amount equal to at least 50% of our annual net taxable income per share. Shareholders generally will be subject to U.S. federal income tax (and any applicable state and local taxes) on their respective allocable shares of our net taxable income regardless of the timing or amount of distributions we make to our shareholders.

DILUTION

The price per common share offered hereby will exceed the pro forma book value per share as of March 31, 2009, after giving effect to this offering. Therefore, purchasers of the common shares in this offering will realize an immediate dilution in the book value of their common shares. Pro forma book value per share is determined by subtracting our total liabilities from our total assets and dividing the remainder by the number of common shares that will be outstanding after this offering. Pro forma book value per share excludes the effects of LTIP units and common shares issuable upon conversion of LTIP units. The following table illustrates the dilution to purchasers of common shares sold in this offering, based on an assumed offering price of $             per common share (the midpoint of the price range set forth on the front cover page of this prospectus) and assuming underwriting discounts and commissions and estimated expenses of the offering of $             per share.

Price per share to investors in this offering(1)	$
Book value per share as of March 31, 2009, before giving effect to this offering		20.83
Increase in book value per share attributable to this offering(2)
Pro forma book value per share after giving effect to this offering(3)

Dilution per share to new investors	$

(1)	Before deducting the underwriting discounts and commissions and estimated expenses payable by us in this offering.
(2)	After deducting the underwriting discounts and commissions and estimated expenses payable by us in this offering.
(3)	Based on an assumed price per share of $ , the offering price will be equal to % of the March 31, 2009 book value per share.

The following table summarizes, as of March 31, 2009, the differences between the average price per share paid by our existing shareholders in previous issuances and by new investors purchasing common shares in this offering at an assumed initial public offering price of $ per share, which is the midpoint of the price range set forth on the front cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us in this offering:

	Shares Purchased or LTIPs Granted(1)		Total Consideration		Average Price Per Share
	Number	%	Amount	%
Shares purchased by existing shareholders	12,500,050		$247,674,500			$19.81	(5)
Shares issued to our Manager as part of its incentive fee(2)	8,733		—	—		—
LTIP units granted pursuant to our incentive plans(2)(3)	381,250		—	—		—
Shares issued pursuant to the conversion of LTIP units(4)	1,250		—	—		—
New investors

Total		100.0%		$100.0%	$

(1)	Assumes no exercise of the underwriter’s over-allotment option to purchase an additional common shares.
(2)	No cash consideration was paid for these securities.
(3)	As of March 31, 2009, includes 375,000 LTIP units owned by our Manager and an aggregate of 6,250 LTIP units owned by our independent directors. Each LTIP unit is convertible into one common share. No cash consideration was paid for the LTIP units or will be payable upon conversion of the LTIP units into common shares.
(4)	No cash consideration was paid in connection with the conversion of these LTIP units into common shares.
(5)	Represents the weighted average price per share purchased by the initial purchaser/placement agent for its own account in our August 2007 private offering at $18.80 per share and by other investors at $20.00 per share.

CAPITALIZATION

The following table sets forth our actual capitalization as of March 31, 2009, and our capitalization as of March 31, 2009, as adjusted to give effect to the sale of              common shares in this offering at an offering price of $             per share, which is the midpoint of the price range set forth on the front cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of March 31, 2009
	Actual(1)	As Adjusted(2)
Common shares, no par value; 100,000,000 shares authorized; 12,010,033 common shares outstanding, actual; common shares outstanding, as adjusted upon completion of the offering(1)(2)	$245,997,174	$
Preferred shares, no par value; 100,000,000 preferred shares authorized, no preferred shares outstanding, actual or as adjusted	—		—
Additional paid-in capital—LTIP Units	4,166,307		4,166,307

Total shareholders’ equity	$250,163,481	$

(1)	The number of common shares outstanding prior to this offering includes (i) 12,500,000 common shares issued in our August 2007 private offering, (ii) 50 common shares issued in connection with the formation of our company, (iii) 8,733 common shares issued to our Manager as part of the incentive fees we have paid to our Manager, (iv) 1,250 common shares that have been issued in connection with LTIP Unit conversions and (v) the repurchase by us of 500,000 of our common shares. The number of common shares outstanding after this offering (i) excludes 375,000 common shares which are issuable upon conversion of 375,000 LTIP Units that have been issued to our Manager and 6,250 common shares which are issuable upon conversion of 6,250 LTIP Units that have been issued to our independent directors to date and (ii) excludes the repurchase by us of 108,500 of our common shares that occurred after March 31, 2009.
(2)	Assumes the sale of common shares in this offering at an initial offering price of $ per share, which is the midpoint of the price range set forth on the front cover page of this prospectus, for net proceeds of approximately $ million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Does not include up to an additional common shares that we may issue and sell upon the exercise of the underwriter’s over-allotment option.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following table presents selected consolidated financial information as of March 31, 2009, as of December 31, 2008 and 2007, for the three months ended March 31, 2009 and 2008, for the year ended December 31, 2008 and for the period from August 17, 2007 (commencement of operations) to December 31, 2007. The selected consolidated financial information as of March 31, 2009 and for the three months ended March 31, 2009 and 2008 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial information presented below as of December 31, 2008 and 2007, for the year ended December 31, 2008 and for the period from August 17, 2007 (commencement of operations) to December 31, 2007, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. These unaudited consolidated financial statements have been prepared on substantially the same basis as our audited consolidated financial statements and include all adjustments that we consider necessary for a fair presentation of our consolidated financial position and results of operations for the periods presented therein. These results are not necessarily indicative of our results for the full fiscal year. Similarly, because we only operated our business for a portion of the year ended December 31, 2007, we do not believe that a comparison of our operating results for the year ended December 31, 2008 to the period from August 17, 2007 (commencement of operations) to December 31, 2007 is indicative of the trends in our performance.

Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements included elsewhere in this prospectus, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31, 2008	Period from August 17, 2007 (commencement of operations) to December 31, 2007
	2009	2008
Net Investment Income:
Interest Income	$9,679,095	$6,141,909	$29,914,585	$5,898,720
Expenses:
Base management fee	930,142	900,875	3,721,121	1,355,912
Incentive fee	—	—	1,771,026	—
Share-based LTIP expense	894,897	582,924	2,389,436	906,973
Interest Expense	641,491	404,261	6,189,887	—
Professional fees	550,630	76,750	1,524,060	658,185
Other expenses	374,496	263,777	1,494,115	625,117

Total expenses	3,391,656	2,228,587	17,089,645	3,546,187

Net Investment Income	6,287,439	3,913,322	12,824,940	2,352,533

Net Realized and Unrealized Gain (Loss) on Investments and Financial Derivatives:
Net realized gain (loss) on:
Investments	(7,259,731)	100,896	(5,075,879)	1,753,849
Financial derivatives	27,059,982	1,414,879	63,598,153	—

Net realized gain (loss)	19,800,251	1,515,775	58,522,274	1,753,849

Change in net unrealized gain (loss) on:
Investments	(3,758,169)	(17,892,197)	(79,180,278)	(651,290)
Financial derivatives	(7,983,884)	7,188,833	5,410,419	(130,122)

Change in net unrealized gain (loss)	(11,742,053)	(10,703,364)	(73,769,859)	(781,412)

Net Realized and Unrealized Gain (Loss) on Investments and Financial Derivatives	8,058,198	(9,187,589)	(15,247,585)	972,437

Net Increase (Decrease) in Shareholders’ Equity Resulting from Operations	$14,345,637	$(5,274,267)	$(2,422,645)	$3,324,970

	As of March 31, 2009	As of December 31,
		2008	2007
Consolidated Balance Sheet Data:
Cash and cash equivalents	$71,967,848	$61,400,254	$61,705,104
Investments at fair value	366,651,770	429,884,006	180,657,979
Swaps at fair value (appreciated)	115,860,678	141,690,748	—
Total assets	589,366,702	699,976,080	243,494,998
Investments sold short at fair value	—	38,421,032	—
Reverse repos	207,695,461	260,534,000	—
Swaps at fair value (depreciated)	18,288,693	17,304,903	130,122
Total liabilities	339,203,221	458,898,436	1,668,105
Shareholders’ equity	250,163,481	241,077,644	241,826,893
Shareholders’ equity per common share	$20.83	$19.27	$19.35

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Executive Summary

We are a specialty finance company that specializes in acquiring and managing mortgage-related assets, including non-Agency RMBS, Agency RMBS and mortgage-related derivatives, as well as corporate debt and equity securities and derivatives. We also may opportunistically acquire and manage other types of mortgage-related and financial asset classes, such as residential whole mortgage loans, CMBS, commercial mortgages or other commercial real estate debt, ABS backed by consumer and commercial assets and non-mortgage-related derivatives. We are externally managed and advised by our Manager, an affiliate of Ellington. Ellington is a private investment management firm and a registered investment advisor with a 14-year history of investing in a broad spectrum of MBS and related derivatives.

We completed our initial capitalization in August 2007, pursuant to which we sold 12,500,000 common shares for aggregate net proceeds of approximately $239.7 million.

Our primary objective is to generate attractive, risk-adjusted total returns for our shareholders. We seek to attain this objective by utilizing an opportunistic strategy.

As of March 31, 2009, our invested capital was weighted toward non-Agency RMBS, although we also acquire Agency RMBS on a leveraged basis to take advantage of opportunities in that market sector and to maintain our exclusion from regulation as an investment company under the Investment Company Act. We expect that over the near term our invested capital will continue to be weighted toward non-Agency RMBS, subject to maintaining our exclusion from regulation as an investment company under the Investment Company Act.

Our strategy is intended to take advantage of opportunities in the current credit environment. We intend to adjust our strategy to changing market conditions by shifting our asset allocations across various asset classes as credit and liquidity trends evolve over time. We believe that this strategy, combined with Ellington’s experience, will help us generate more consistent returns on our capital throughout changing market cycles. We take a long-term view of assets and liabilities, and our reported earnings and mark-to-market valuations at the end of a financial reporting period do not significantly impact our objective of providing attractive, risk-adjusted total returns to our shareholders over the long-term.

Currently, substantially all of our borrowings consist of reverse repos collateralized by Agency RMBS. As of March 31, 2009, our debt-to-equity ratio was 0.83 to 1.

We opportunistically hedge our credit risk and interest rate risk; however, at any point in time we may choose not to hedge all or a portion of these risks, and we will generally not hedge those risks that we believe are appropriate for us to take at such time, or that we believe would be impractical or prohibitively expensive to hedge.

We believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation.

Trends and Recent Market Developments

Market Disruption in RMBS. We commenced operations in August 2007 in the midst of challenging market conditions which affected both (i) the credit performance and valuations of assets we targeted at that time (especially non-Agency RMBS) and (ii) the cost and availability of financing those assets (primarily through reverse repos and securitizations). After reviewing the market conditions that existed at that time, we decided to deploy a relatively modest amount of our capital in late 2007 and also began to adapt the strategy for the portfolio in light of market conditions.

As credit availability diminished and valuations of non-Agency RMBS came under significant pressure, in early 2008 we began slowly purchasing senior tranches of non-Agency RMBS and simultaneously began aggressively hedging the credit risk in these securities through a combination of single name credit default swaps referencing primarily mezzanine tranches of non-Agency RMBS, positions with respect to certain vintages and tranches of the ABX indices and selected other hedges. The market for non-Agency RMBS was impacted by several significant events during the first quarter of 2008, including the forced liquidation of several multi-billion dollar RMBS portfolios by heavily leveraged investors and the failure of Bear Stearns & Co. in March 2008. These market events also severely restricted the financing available for non-Agency RMBS, as many lenders curtailed their lending against these types of securities.

Poor credit performance of non-Agency RMBS and limited availability of financing for such assets continued throughout 2008 and into 2009, influenced by many market events including the bankruptcy of Lehman Brothers Holdings, Inc. in September 2008. In light of these conditions, we continue to target non-Agency RMBS at prices that we believe will provide attractive, risk-adjusted total returns. Additionally, we continually focus on managing our cash and liquidity with a goal of maintaining sufficient available cash and liquidity to both take advantage of opportunities to acquire assets and meet our anticipated operating and financing needs.

Although our Agency RMBS portfolio is generally not subject to the same credit risks as our non-Agency RMBS portfolio, many of the market events that affected the non-Agency RMBS market discussed above also affected the Agency RMBS market. However, unless we acquire very substantial amounts of whole mortgage loans, we expect that we will always maintain some core amount of Agency RMBS to maintain our exclusion from regulation as an investment company under the Investment Company Act.

Government Response. During this period of market dislocation, fiscal and monetary policymakers have (i) established new liquidity facilities for primary dealers and commercial banks, (ii) reduced short-term interest rates, and (iii) passed the Housing and Economic Recovery Act of 2008, which seeks to, among other things, forestall home foreclosures for distressed borrowers and assist communities with foreclosure problems.

Subsequent to June 30, 2008, there were increased market concerns about Freddie Mac and Fannie Mae’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the federal government. In September 2008 Fannie Mae and Freddie Mac were placed into the conservatorship of the FHFA, their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs their operations and may (i) take over their assets and operate them with all the powers of their shareholders, directors, and officers and conduct all their business; (ii) collect all obligations and money due to them; (iii) perform all of their functions which are consistent with the conservator’s appointment; (iv) preserve and conserve their assets and property and (v) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

In addition to the FHFA becoming the conservator of Fannie Mae and Freddie Mac, (i) the Treasury and FHFA have entered into preferred stock purchase agreements with Fannie Mae and Freddie Mac pursuant to which the Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth; (ii) the Treasury has established a new secured lending credit facility which will be available to Fannie Mae, Freddie Mac, and the Federal Home Loan Banks until December 2009 and which is intended to serve as a liquidity backstop; and (iii) the Treasury has initiated a temporary program to purchase RMBS issued by Fannie Mae and Freddie Mac. It is unclear how the continuing highly fluid and evolving nature of these events will impact our business.

The EESA was adopted in the fourth quarter of 2008. The EESA provided the U.S. Secretary of the Treasury with the authority to establish the TARP to purchase from financial institutions up to $700 billion of, among other financial instruments, equity or preferred securities, residential or commercial mortgages and any securities, obligations, or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008. The EESA also provides for a program that would allow companies to insure their troubled assets.

The TALF was first announced by the Treasury on November 25, 2008, and has been expanded in size and scope since its initial announcement. Under the TALF, the Federal Reserve Bank of New York makes non-recourse loans to borrowers to fund their purchase of eligible assets, currently certain ABS but not RMBS. Currently, TALF loans have three-year terms, have interest due monthly, are exempt from mark-to-market accounting rules and margin calls related to a decrease in the underlying collateral value, are pre-payable in whole or in part, and prohibit the substitution of any underlying collateral. It is expected that the TALF loans will require that any payments of principal made on the underlying collateral will reduce the principal amount of the TALF loan pro rata based upon the original loan-to-value ratio.

The nature of the eligible assets has been expanded several times. The Treasury has stated that through its expansion of the TALF, non-recourse loans will be made available to investors to fund certain purchases of legacy securitization assets. In May 2009, the Federal Reserve announced that certain types of CMBS are now eligible for TALF financing. The TALF-eligibility requirements for CMBS include, but are not limited to, the following: (i) at closing, the CMBS must have been rated in the highest long-term investment-grade rating category of an eligible rating agency, (ii) the CMBS must not have been junior to other securities with claims on the same pool of loans, and (iii) payments on the CMBS must be applied to both principal and interest (no IOs or POs). Other types of TALF-eligible assets are expected to include certain non-Agency RMBS. To date, neither the Federal Reserve Bank of New York nor the U.S. Treasury has announced how the TALF will be expanded to cover non-Agency RMBS; however, on June 4, 2009, William Dudley, president of the Federal Reserve Bank of New York, stated that the Federal Reserve Bank of New York was still assessing whether or not to include non-Agency RMBS as eligible assets to be financed under the TALF and was still in the process of assessing the feasibility and potential impact of such a program. The TALF is presently scheduled to run through December 31, 2009, unless the Federal Reserve agrees to extend it. Additionally, certain terms of the TALF loans may be modified.

While we are considering utilizing the TALF program to the extent feasible, we can provide no assurance that we will be eligible to do so, or if eligible, will be able to utilize it successfully.

In addition, on March 23, 2009 the U.S. Government announced that the Treasury in conjunction with the FDIC, and the Federal Reserve, would create the PPIP. The PPIP aims to recreate a market for specific illiquid residential and commercial loans and securities through a number of joint public and private investment funds. The PPIP is designed to draw new private capital into the market for these securities and loans by providing government equity co-investment and attractive public financing. As these programs are still in early stages of development, we are unable to predict how these programs will impact our business.

Although these aggressive steps are intended to protect and support the U.S. housing and mortgage market, we continue to operate under very difficult market conditions. As a result, there can be no assurance that the EESA, the TARP, the TALF, PPIP or other policy initiatives will have a beneficial impact on the financial markets, including the current extreme levels of volatility. We cannot predict whether or when such actions may occur or what impact, if any, such actions could have on our business, results of operations and financial condition.

Prepayment Rates. Mortgage prepayment rates are sensitive to changes in interest rates, conditions in financial markets, lender competition and other factors, none of which can be predicted with any certainty. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their mortgage loans, and as a result, prepayment rates tend to decrease. Conversely, when interest rates fall, prepayment rates tend to increase. Prepayment rates can affect our RMBS in a number of ways. Faster-than-expected prepayment rates will generally adversely affect RMBS valued at a premium to par value, because the valuation premium will amortize faster than expected, and the above-market coupon that such premium securities carry will be earned for a shorter period of time. Conversely, slower-than-expected prepayment speeds will generally benefit RMBS valued at a premium, because the above-market coupon that such premium securities carry will be earned for a longer period of time. Similarly, faster-than-expected prepayment rates generally benefit RMBS valued at a discount to par value. However, to the extent that faster prepayment rates are due to lower interest rates, the principal payments received from prepayments will tend to be reinvested in lower-yielding assets which may reduce our income in the long run.

Certain U.S. Government programs introduced in the first quarter of 2009 such as the Homeowner Affordability and Stability Plan, or HASP, as well as a reduction in the Federal Funds Rate target to 0-0.25%, have resulted in lower residential mortgage interest rates. However, this reduction in mortgage interest rates has not led to across-the-board increases in prepayment rates. Because many lenders have recently tightened their lending standards, only certain types of mortgage loans are eligible for refinancing. Consequently, our non-Agency RMBS backed by option ARMs and our newer vintage non-Agency RMBS backed by subprime mortgage loans have experienced declines in prepayment rates despite lower mortgage rates. However, our Agency RMBS and non-Agency RMBS backed by fixed-rate, prime and Alt-A mortgage loans with low current loan-to-value ratios have experienced increases in prepayment rates, though these increases are modest by historical standards.

Credit Quality. The deterioration of the U.S. housing market as well as the recent economic downturn have caused U.S. residential mortgage delinquency rates to remain at high levels for various types of mortgage loans, including subprime mortgage loans and option ARMs. During March 2009, the composite S&P/Case-Shiller 20-city index, a broad measure of U.S. home prices, fell 19.07% from March of the prior year. During the first quarter of 2009, delinquency rates on subprime mortgage loans and option ARMs averaged 37.3% and 29.6%, respectively. Because many subprime mortgage loans and option ARMs are not eligible for refinancing, our non-Agency RMBS backed by these types of loans may experience losses if these trends continue. Although other types of loans backing the non-Agency RMBS in our portfolio continue to experience high delinquency rates, many of these loans are benefiting from refinancing opportunities.

Liquidity and Valuations. As a result of the recent conditions in the credit market, reductions in value of various types of RMBS and other factors, available leverage on RMBS assets has decreased significantly since 2007, which has negatively affected the liquidity of RMBS and has contributed to the significant rise in market yields on these types of assets. As described above, there has been significant government action aimed at increasing the liquidity of various types of RMBS. The TALF (if implemented for RMBS) and PPIP programs have the potential to increase available leverage to finance the purchase of RMBS; however, many of these government programs have not been rolled out yet or are still relatively new and the effect of these programs on the liquidity of RMBS is currently unknown.

The current illiquidity in the RMBS market as well as the deterioration in credit quality of non-Agency RMBS has led to greater price volatility which has made it more difficult to accurately value these assets. Furthermore, validating third-party pricing, especially for our non-Agency RMBS, may be more subjective as fewer participants may be willing to provide this service to us.

Financing Costs. Our reverse repo borrowings are primarily collateralized by Agency RMBS. The interest rates on our reverse repos are typically tied to one-month LIBOR. As of March 31, 2009, one-month LIBOR was 0.50% compared to 2.70% as of March 31, 2008. This reduction in one-month LIBOR has led to a reduction in our reverse repo borrowing costs; this reduction has been offset, however, by reductions in the yields of our Agency RMBS.

Critical Accounting Policies

Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States for investment companies. In June 2007, the AICPA issued Statement of

Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies, or SOP 07-1. SOP 07-1 was effective for fiscal years beginning on or after December 15, 2007 with earlier application encouraged. SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, or the Guide, and provides guidance for determining whether the specialized industry accounting principles of the Guide should be retained in the financial statements of a parent company of an investment company or an equity method investor in an investment company. Effective August 17, 2007, we adopted SOP 07-1 and follow the provisions of the Guide which, among other things, require that investments be reported at fair value in our financial statements. Although we conduct our operations so that we are not required to register as an investment company under the Investment Company Act, for financial reporting purposes we have followed the American Institute of Certified Public Accountants Audit and Accounting Guide for Investment Companies. Our most critical accounting policies require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We believe that all of the decisions and assessments upon which our financial statements are based were reasonable at the time made based upon information available to us at that time. We rely on our Manager’s and Ellington’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. See Note 2 to the consolidated financial statements included in this prospectus for a complete discussion of our significant accounting policies. We have identified our most critical accounting policies to be the following:

Valuation: We adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), which establishes a three-level valuation hierarchy for disclosure of fair value measurements, on January 1, 2008. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. Financial instruments include securities, derivatives and repurchase agreements. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.

The following is a description of the valuation methodologies used for our financial instruments.

Level 1 valuation methodologies include the observation of quoted prices (unadjusted) for identical assets or liabilities in active markets, often received from widely recognized data providers.

Level 2 valuation methodologies include the observation of (i) quoted prices for similar assets or liabilities in active markets, (ii) inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves) in active markets and (iii) quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 fair value methodologies include (i) the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions, and (ii) the solicitation of valuations from third parties (typically, broker-dealers). Third-party valuation providers often utilize proprietary models that are highly subjective and also require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions. The Manager utilizes such information to assign a good faith valuation (the estimated price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the valuation date) to such financial instruments. Because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the differences could be material to the consolidated financial statements.

Securities Transactions and Investment Income: Securities transactions are recorded on the trade date. Realized and unrealized gains and losses are calculated based on identified cost. Interest income is recorded as earned. We accrete market discount and amortize market premium on debt securities using the effective yield method and classify any paydown gains or losses as interest income. Accretion of market discount and amortization of premium require the use of a significant amount of judgment and the application of several assumptions including, but not limited to, prepayment rate assumptions and default rate assumptions.

LTIP Units: The costs associated with the long term incentive plan units, or LTIP Units, issued to our independent directors are amortized on a straight line basis over the vesting period in accordance with SFAS No. 123(R). The costs associated with the LTIP Units issued to our Manager are amortized on a straight line basis over the vesting period in accordance with EITF 96-18 and EITF 00-18. The vesting period for the Ellington Incentive Plan for Entities (the “Manager LTIP”) is three years. The vesting period for the Ellington Incentive Plan for Individuals (the “Director LTIP”) is one year for the initial grant awarded on August 17, 2007 and nine months for the grant awarded on December 31, 2008. The cost of the Manager LTIP Units fluctuates with the price per share whereas the cost of the Director LTIP Units is based on the price per share at the initial offering date (grant date). Because we remeasure the amount of share-based LTIP Unit costs associated with the unvested Manager LTIP Units as of each reporting period, our share-based LTIP Unit expense reported in our consolidated statement of operations will change based on the price per share, which may result in earnings volatility.

Recent Accounting Pronouncements

In June 2008, the FASB issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification™ and “The Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162” (“FASB 168”). FAS 168 identifies the sources of accounting principles and the framework for selecting the accounting principles used in preparing financial statements of nongovernmental entities that are presented in conformity with U.S. GAAP. FAS 168 will be effective for financial statements that cover interim and annual periods ending after September 15, 2009. We do not expect the adoption of FAS 168 to have an impact on our financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP 157-4). FSP 157-4 provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. The FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. The FSP also contains enhanced disclosure requirements whereby fair value disclosures as well as certain disaggregated information will be disclosed beginning in the second quarter 2009. We are currently evaluating the impact of this standard on our financial statements.

FASB issued FASB Statement No. 165, Subsequent Events (“FASB 165”) which is effective for interim and annual periods ending after June 15, 2009. FASB 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. We are currently evaluating the impact of implementing this guidance on our financial statements.

Financial Condition

The following table summarizes certain characteristics of our RMBS portfolio as of March 31, 2009, December 31, 2008, and December 31, 2007.

RMBS—Agency and Non-Agency Securities

As of March 31, 2009

Security Description	Current Principal	Estimated Fair Value	Average Price	Amortized Cost Basis	Average Cost
Agency RMBS—Floating Rate—Principal and Interest Securities	$211,336,932	$218,280,424	103.29	$213,196,182	100.88
Agency RMBS—Fixed Rate—TBA Securities	—	—	—	—	—
Non-Agency RMBS—Floating Rate—Principal and Interest Securities	327,818,547	120,937,662	36.89	200,520,687	61.17
Non-Agency RMBS—Fixed Rate—Principal and Interest Securities	61,396,898	21,845,102	35.58	23,906,570	38.94
Non-Agency RMBS—Floating Rate—Interest Only Securities	N/A	3,397,077	N/A	8,154,202	N/A
Non-Agency RMBS—Fixed Rate—Interest Only Securities	N/A	2,191,505	N/A	3,655,287	N/A
Non-Agency RMBS—Residual Certificates	N/A	—	N/A	808,580	N/A

Total		$366,651,770		$450,241,508

As of December 31, 2008

Security Description	Current Principal	Estimated Fair Value	Average Price	Amortized Cost Basis	Average Cost
Agency RMBS—Floating Rate—Principal and Interest Securities	$263,433,307	$268,418,351	101.89	$266,187,466	101.05
Agency RMBS—Fixed Rate—TBA Securities	15,000,000	15,451,172	103.01	15,426,563	102.84
Agency RMBS—Fixed Rate—TBA Securities Sold Short	(30,000,000)	(30,725,391)	102.42	(30,612,891)	102.04
Non-Agency RMBS—Floating Rate—Principal and Interest Securities	289,693,672	108,183,679	37.34	176,272,585	60.85
Non-Agency RMBS—Fixed Rate—Principal and Interest Securities	27,552,386	12,966,549	47.06	15,376,559	55.81
Non-Agency RMBS—Floating Rate—Interest Only Securities	N/A	787,552	N/A	957,737	N/A
Non-Agency RMBS—Fixed Rate—Interest Only Securities	N/A	2,880,759	N/A	5,356,802	N/A
Non-Agency RMBS—Residual Certificates	N/A	—	N/A	840,438	N/A

Total		$377,962,671		$449,805,259

As of December 31, 2007

Security Description	Current Principal	Estimated Fair Value	Average Price	Amortized Cost Basis	Average Cost
Agency RMBS—Floating Rate—Principal and Interest Securities	$32,744,131	$33,156,559	101.26	$33,075,391	101.01
Non-Agency RMBS—Floating Rate—Principal and Interest Securities	136,963,956	87,510,659	63.89	87,987,090	64.24
Non—Agency RMBS—Fixed Rate—Principal and Interest Securities	8,724,487	3,874,786	44.41	4,130,814	47.35

Total		$124,542,004		$125,193,295

Mortgage-Related Derivatives

The table below summarizes our mortgage-related derivative instruments as of March 31, 2009 and December 31, 2008. We had no outstanding mortgage-related derivatives as of December 31, 2007.

As of March 31, 2009

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Long Swaps—Credit Default Swaps On RMBS(1)	$19,580,933	05/34 - 09/36	$(12,512,207)
Short Swaps—Credit Default Swaps On RMBS(2)	(110,113,027)	06/34 - 12/36	95,821,743
Short Swaps—Credit Default Swaps On RMBS Indices(2)	(33,550,154)	04/09 - 07/45	12,063,461

Total			$95,372,997

As of December 31, 2008

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Long Swaps—Credit Default Swaps On RMBS(1)	$19,747,709	05/34 - 09/36	$(10,651,424)
Short Swaps—Credit Default Swaps On RMBS(2)	(128,860,596)	06/34 - 12/36	108,126,227
Short Swaps—Credit Default Swaps On RMBS Indices(2)	(83,556,020)	01/09 - 10/52	22,769,087

Total			$120,243,890

(1)	Long swaps represent transactions where we sold protection.
(2)	Short swaps represent transactions where we purchased protection.
(3)	Final termination dates for credit default swaps represent the contractual final termination date of the swap.

Derivatives On Corporate Securities (Debt and Equity)

The table below summarizes our derivative instruments on corporate securities (debt and equity) as of March 31, 2009 and December 31, 2008. We had no outstanding derivatives on corporate securities as of December 31, 2007.

As of March 31, 2009

Description	Notional Amount	Range of Final Termination Dates(2)	Estimated Fair Value
Short Swaps—Credit Default Swaps On Corporate Bonds(1)	$(25,925,000)	03/13 - 06/14	$7,218,823
Short Swaps—Credit Default Swaps On Corporate Bonds Indices(1)	(19,700,000)	12/13	700,477
Long Swaps—Total Return Swaps on Equity Securities	643,345	11/13	30,115
Short Swaps—Total Return Swaps on Equity Securities	(164,086)	03/15 - 04/15	(311,462)
Long Swaps—Other Swaps	2,200,000	09/13	22,000

Total			$7,659,953

As of December 31, 2008

Description	Notional Amount	Range of Final Termination Dates(2)	Estimated Fair Value
Short Swaps—Credit Default Swaps On Corporate Bonds(1)	$(45,775,000)	01/09 - 12/13	$10,085,262
Short Swaps—Credit Default Swaps On Corporate Bonds Indices(1)	(19,700,000)	12/13	385,172
Long Swaps—Total Return Swaps on Equity Securities	643,345	11/13	250,087
Short Swaps—Total Return Swaps on Equity Securities	(426,909)	12/13	(113,313)
Long Swaps—Other Swaps	2,200,000	09/13	22,000

Total			$10,629,208

(1)	Short swaps represent transactions where we purchased protection.
(2)	Final termination dates for swaps represent the contractual final termination date for the swap.

Non-RMBS—Other Derivatives

The table below summarizes other derivative instruments as of March 31, 2009, December 31, 2008 and December 31, 2007:

As of March 31, 2009

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Short Swaps—Interest Rate Swaps(1)	$(125,000,000)	09/11	$(5,460,965)

As of December 31, 2008

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Short Swaps—Interest Rate Swaps(1)	$(145,000,000)	09/11 - 10/11	$(6,487,253)

As of December 31, 2007

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Long Swaps—Interest Rate Swaps(2)	$26,000,000	03/08 - 06/08	$(130,122)

(1)	For short interest rate swaps, a fixed rate is being paid and a floating rate is being received.
(2)	For long interest rate swaps, a fixed rate is being received and a floating rate is being paid.
(3)	Final termination dates for interest rate swaps represent the contractual final termination date for the swap.

Liabilities

We have entered into reverse repos to finance some of our assets. Substantially all of our outstanding indebtedness under reverse repos is secured by Agency RMBS and bears interest at rates that have historically moved in close relationship to LIBOR. As of March 31, 2009 and December 31, 2008, indebtedness outstanding on our reverse repos was approximately $207.7 million and $260.5 million, respectively. As of March 31, 2009, our reverse repos had borrowing rates ranging from 0.70% to 2.00%. As of March 31, 2009, the initial terms on our reverse repos ranged from 20 to 34 days. As of December 31, 2008, our reverse repos had borrowing rates ranging from 1.20% to 4.50%. As of December 31, 2008, the initial terms on our reverse repos ranged from 22 to 36 days.

In connection with our derivative transactions, in certain circumstances we may require that counterparties post collateral with us. When we exit a derivative transaction for which a counterparty has posted collateral, we may be required to return some or all of the related collateral to the respective counterparty. As of March 31, 2009 and December 31, 2008, we held assets with an aggregate value of approximately $107.3 million and $124.8 million, respectively, as collateral for our derivative counterparties.

Shareholders’ Equity

As of December 31, 2007, our shareholders’ equity increased by approximately $241.8 million from the period beginning on August 17, 2007 (commencement of operations). The increase consisted of the net proceeds from our August 2007 private offering of approximately $239.7 million, an increase in share-based LTIP awards of approximately $0.9 million, a decrease associated with the special distribution paid to our Manager of approximately $0.2 million, a decrease associated with offering costs of approximately $1.9 million, and a net increase in shareholders’ equity resulting from operations for the period beginning on August 17, 2007 (commencement of operations) through December 31, 2007 of approximately $3.3 million.

As of December 31, 2008, our shareholders’ equity decreased by approximately $0.7 million from December 31, 2007. The decrease consisted of a net decrease in shareholders’ equity resulting from operations for the year of approximately $2.4 million, an increase in share-based LTIP awards of approximately $2.4 million, a decrease associated with the special distribution paid to our Manager of approximately $0.9 million, and other immaterial items.

As of March 31, 2009, our shareholders’ equity increased by approximately $9.1 million from December 31, 2008. This increase consisted of a net increase in shareholders’ equity resulting from operations for the three months ended March 31, 2009 of approximately $14.3 million, a decrease for common shares repurchased of $6.0 million, an increase in share-based LTIP awards of approximately $0.9 million, and a decrease associated with the special distribution paid to our Manager of approximately $0.1 million.

Results of Operations for the Quarters Ended March 31, 2009 and March 31, 2008

Summary of Net Increase (Decrease) in Shareholders’ Equity from Operations

Our shareholders’ equity resulting from operations increased by $14.3 million during the three months ended March 31, 2009. The majority of the net increase is attributable to net realized gains on financial derivatives. Total return for our common shares during this period was 8.10%. Our shareholders’ equity resulting from operations decreased by $5.3 million during the three months ended March 31, 2008. The majority of the net decrease during the period was attributable to increased net unrealized losses on RMBS investments. Total return for our common shares during this period was (2.02)%.

The table below presents the net income/loss summary for the three months ended March 31, 2009 and 2008:

	Three Months Ended March 31,
	2009	2008
Investment income—Interest income	$9,679,095	$6,141,909
Expenses:
Interest expense	641,491	404,261
Non-Investment expenses	2,750,165	1,824,326

Total expenses	3,391,656	2,228,587

Net investment income	6,287,439	3,913,322
Net realized and unrealized gain (loss) on investments	(11,017,900)	(17,791,301)
Net realized and unrealized gain (loss) on financial derivatives	19,076,098	8,603,712

Net increase (decrease) in shareholders’ equity resulting from operations	$14,345,637	$(5,274,267)

	Three Months Ended March 31,
	2009	2008
Beginning Shareholders’ Equity Per Share (12/31/2008 and 12/31/2007 respectively)	$19.27	$19.35
Net Investment Income	0.51	0.31
Net Realized/Unrealized Gains (Losses)	0.65	(0.73)

Results of Operations	1.16	(0.42)
Offering Costs	—	—
Anti Dilutive Effect of Share Repurchase	0.34	—
Share-Based LTIP Awards	0.07	0.04
Manager Special Distribution	(0.01)	(0.01)

Ending Shareholders’ Equity Per Share(1)	$20.83	18.96

Ending Shares Outstanding	12,010,033	12,500,050

(1)	If all units issued pursuant to the Manager LTIP and Director LTIP were vested and exchanged for common shares as of March 31, 2009 and March 31, 2008, shareholders’ equity per share would be $20.19 and $18.40, respectively.

Net Investment Income

Net investment income increased by $2.4 million, or 61%, to $6.3 million for the three months ended March 31, 2009 as compared to $3.9 million for the three months ended March 31, 2008. Net investment income consists of interest income less expenses. The period-over-period increase was due primarily to our being more fully invested as of March 31, 2009 versus March 31, 2008.

Interest Income

Our interest income increased by $3.6 million, or 58%, to $9.7 million for the three months ended March 31, 2009 as compared to $6.1 million for the three months ended March 31, 2008. Our increase in interest income was largely due to increased deployment of capital subsequent to the three months ended March 31, 2008.

Interest Expense

Interest expense includes interest on funds borrowed under reverse repos and interest on our counterparties’ cash collateral held by us. We had average borrowed funds of $224.5 million and $38.0 million for the three months ended March 31, 2009 and 2008, respectively. Our interest expense increased by $0.2 million, or 59%, to $0.6 million for the three months ended March 31, 2009 as compared to $0.4 million for the three months ended March 31, 2008. The increase in interest expense is related to an increase in total borrowing offset by a decrease in the borrowing rates for the three months ended March 31, 2009 as compared to the same period in 2008.

The table below shows our average borrowed funds, interest expense, average cost of funds, average one-month LIBOR and average six-month LIBOR for the three months ended March 31, 2009 and the three months ended March 31, 2008.

	Average Borrowed Funds	Interest Expense	Average Cost Of Funds(1)	Average One- Month LIBOR	Average Six- Month LIBOR
For the three months ended March 31, 2009	$224,541,076	$575,312	1.02%	0.46%	1.74%
For the three months ended March 31, 2008	38,047,000	247,738	2.60%	3.31%	3.18%

(1)	Average cost of funds percentage is annualized.

Non-Investment Expenses

Non-investment expenses consist of base management fees and incentive fees payable to our Manager pursuant to our management agreement, share-based LTIP expense, professional fees, insurance expense, agency and administrative fees, custody and other expenses and directors’ fees. Our non-investment expenses increased by $0.9 million, or 51%, to $2.8 million for the three months ended March 31, 2009 as compared to $1.8 million for the three months ended March 31, 2008. This increase was mainly due to increased expenses associated with professional fees and share-based LTIP Unit awards.

Realized Gains and Losses on Investments and Derivatives

During the three month period ended March 31, 2009, we realized net losses on non-derivative investments of $7.3 million. During the three month period ended March 31, 2008 we realized gains on non-derivative investments of $0.1 million. This difference was mainly due to an increased amount of RMBS dispositions during the three months ended March 31, 2009, as compared to the three months ended March 31, 2008. During the three month period ended March 31, 2009, we realized gains on derivatives of $27.1 million. During the three month period ended March 31, 2008, we realized gains on derivatives of $1.4 million. This increase was mainly due to our exiting, at a net gain, certain derivatives contracts during the three months ended March 31, 2009.

Change in Net Unrealized Gains and Losses on Investments and Derivatives

During the three months ended March 31, 2009, net unrealized losses on non-derivative investments increased by $3.8 million. During the three months ended March 31, 2008, net unrealized losses on non-derivative investments increased by $17.9 million. During the three months ended March 31, 2009, net unrealized losses on derivatives increased by $8.0 million. During the three months ended March 31, 2008, net unrealized gains on derivatives increased by $7.2 million. The changes are the result of changes in the fair value of our investments and derivatives.

Results of Operations for the Year Ended December 31, 2008 and the Period from August 17, 2007 (commencement of operations) through December 31, 2007

Summary of Net Increase (Decrease) in Shareholders’ Equity from Operations

Our shareholders’ equity resulting from operations decreased by $2.4 million during the year ended December 31, 2008. We attribute a majority of the net decrease to increases in unrealized losses on RMBS investments. Total return for our common shares during this period was (0.41)%. Our shareholders’ equity resulting from operations increased by $3.3 million during the period from August 17, 2007 (commencement of operations) through December 31, 2007. The net increase in this partial year is attributable to interest income on our RMBS investments and net realized gains on investments. Total return for our common shares during this period was 0.94%.

The table below presents the increase/(decrease) in shareholders’ equity resulting from operations for the year ended December 31, 2008 and for the period from August 17, 2007 (commencement of operations) through December 31, 2007. Because we only operated our business for a portion of the year ended December 31, 2007, we do not believe that a comparison of our operating results for the year ended December 31, 2008 to the period from August 17, 2007 (commencement of operations) to December 31, 2007 is indicative of the trends in our performance.

	Year Ended December 31, 2008	August 17, 2007 (inception) through December 31, 2007
Investment income—interest income	$29,914,585	$5,898,720
Expenses:
Interest expense	6,189,887	—
Non-Investment expenses	10,899,758	3,546,187

Total expenses	17,089,645	3,546,187

Net investment income	12,824,940	2,352,533
Net realized and unrealized gain (loss) on investments	(84,256,157)	1,102,559
Net realized and unrealized gain (loss) on financial derivatives	69,008,572	(130,122)

Net increase (decrease) resulting from operations	$(2,422,645)	$3,324,970

Beginning Shareholders’ Equity Per Share (12/31/2007 and 8/17/2007 respectively)	$19.35	$19.17
Net Investment Income	1.03	0.19
Net Realized/Unrealized Gains (Losses)	(1.23)	0.08

Results of Operations	(0.20)	0.27
Offering Costs	—	(0.15)
Share-Based LTIP Awards	0.19	0.07
Manager Special Distribution	(0.07)	(0.01)

Ending Shareholders’ Equity Per Share(1)	$19.27	$19.35

Ending Shares Outstanding	12,510,033	12,500,050

(1)	If all units issued pursuant to the Manager LTIP and Director LTIP were vested and exchanged for common shares as of December 31, 2008 and December 31, 2007, shareholders’ equity per share would be $18.70 and $18.78, respectively.

Net Investment Income

Our net investment income was $12.8 million for the year ended December 31, 2008 as compared to $2.4 million for the period from August 17, 2007 (commencement of operations) through December 31, 2007. Net investment income consists of interest income less expenses. The increase was due primarily to our being more fully invested in 2008 than in 2007 and the fact that we operated for a full fiscal year in 2008.

Interest Income

Our interest income increased by $24.0 million to $29.9 million for the year ended December 31, 2008 as compared to $5.9 million for the period from August 17, 2007 (commencement of operations) through December 31, 2007. Our interest income increased due to our being more fully invested in 2008 than in 2007 and the fact that we operated for a full fiscal year in 2008.

Interest Expense

Interest expense includes interest on funds borrowed under reverse repos and interest on our counterparties’ cash collateral held by us. We had average borrowed funds of $165.6 million and $0 for the year ended December 31, 2008 and the period from August 17, 2007 (commencement of operations) through December 31, 2007, respectively. Our interest expense increased $6.2 million for the year ended December 31, 2008 from $0 for the period from August 17, 2007 (commencement of operations) through December 31, 2007. The increase in interest expense is related to an increase in total borrowings.

	Average Borrowed Funds	Interest Expense	Average Cost of Funds(1)	Average One- Month LIBOR	Average Six- Month LIBOR
For the year ended December 31, 2008	$165,616,083	$4,363,685	2.63%	2.68%	3.06%

(1)	Average cost of funds percentage is annualized.

There were no borrowings for the period ended December 31, 2007.

Non-Investment Expenses

Non-investment expenses consist of base management fees and incentive fees payable to our Manager pursuant to our management agreement, share-based LTIP expense, professional fees, insurance expense, agency and administrative fees, custody and other expenses, directors’ fees and organizational expenses. Our non-investment expenses increased by $7.4 million to $10.9 million for the year ended December 31, 2008 as compared to $3.5 million for the period from August 17, 2007 (commencement of operations) through December 31, 2007. This increase was mainly due to the fact that (i) we operated for a full year in 2008 compared to only a partial year in 2007 and (ii) we paid an incentive fee to our Manager in 2008 and did not pay an incentive to our Manager in 2007.

Realized Gains and Losses on Investments and Derivatives

During the year ended December 31, 2008, we realized net losses on non-derivative investments of $5.1 million. During the period from August 17, 2007 (commencement of operations) through December 31, 2007, we realized net gains on non-derivative investments of $1.8 million. During the year ended December 31, 2008, we realized gains on derivatives of $63.6 million. During the period from August 17, 2007 (commencement of operations) through December 31, 2007, we did not realize any gains or losses on derivatives.

Change in Net Unrealized Gains and Losses on Investments and Derivatives

During the year ended December 31, 2008, net unrealized losses on non-derivative investments increased by $79.2 million. This change in net unrealized loss was mainly the result of a decline in the fair value of RMBS. During the period from August 17, 2007 (commencement of operations) through December 31, 2007, net unrealized losses on non-derivative investments increased by $0.7 million. This change in net unrealized loss was mainly due to the modest decline in the fair value of our non-derivative investments. During the year ended December 31, 2008, net unrealized gains on derivatives increased by $5.4 million. This change in net unrealized gain was mainly due to changes in the fair value of our derivatives. During the period from August 17, 2007 (commencement of operations) through December 31, 2007, net unrealized losses on derivatives increased by $0.1 million. This increase was mainly due to declines in the fair value of our derivatives.

Liquidity and Capital Resources

Liquidity refers to our ability to meet our cash needs, including in order to repay our borrowings, fund and maintain RMBS and other assets, make distributions and other general business needs. Our short-term (one year or less) and long-term liquidity requirements include acquisition costs for assets we acquire, payment of our base management fee and incentive fee, compliance with margin requirements under our reverse repos and derivative contracts, repayment of reverse repo borrowings to the extent we are unable or unwilling to roll forward our reverse repos, and payment of our general operating expenses. Our capital resources primarily include cash on hand, cash flow from our investments (including monthly principal and interest payments received on our RMBS and proceeds from the sale of securities), borrowings under reverse repos and proceeds from equity offerings. We expect that these sources of funds will be sufficient to meet our short-term and long-term liquidity needs.

We expect to continue to borrow funds in the form of reverse repos and we may increase the level of borrowings in the future. The terms of these borrowings under our master repurchase agreements generally conform to the terms in the standard master repurchase agreement as published by the Securities Industry and Financial Markets Association, or SIFMA, as to repayment, margin requirements and the segregation of all securities we have initially sold under the reverse repo. In addition, each lender typically requires that we include supplemental terms and conditions to the standard master repurchase agreement. Typical supplemental terms and conditions include changes to the margin maintenance requirements, required haircuts, and purchase price maintenance requirements, requirements that all controversies related to the repurchase agreement be litigated in a particular jurisdiction and cross default provisions. These provisions may differ for each of our lenders.

We have repurchased some of our own common shares in privately negotiated unsolicited transactions, however, we currently do not have a systematic plan to buy back our common shares.

We may declare distributions based on, among other things, our earnings, our financial condition, our working capital needs and new opportunities. The declaration of distributions to our shareholders and the amount of such distributions are at the discretion of our board of directors.

Based on our current portfolio, amount of free cash on hand, debt-to-equity ratio and current and anticipated availability of credit, we believe that our capital resources will be sufficient to enable us to meet anticipated short-term and long-term liquidity requirements. However, the unexpected inability to finance our Agency RMBS portfolio would create a serious short-term strain on our liquidity and would require us to liquidate much of that portfolio, which in turn would require us to restructure our portfolio to maintain our exclusion from regulation as an investment company under the Investment Company Act. Steep declines in the values of our RMBS assets financed using reverse repos, or in the values of our derivative contracts, would result in margin calls that would significantly reduce our free cash position. Furthermore, a substantial increase in prepayment rates on our assets financed by reverse repos could cause a temporary liquidity shortfall, because on such assets we are generally required to post margin in proportion to the amount of the announced principal paydowns before the actual receipt of the cash from such principal paydowns. If our cash resources are at any time insufficient to satisfy our liquidity requirements, we may have to sell assets or issue debt or additional equity securities.

We held cash and cash equivalents of approximately $72.0 million, $61.4 million and $61.7 million as of March 31, 2009, December 31, 2008 and 2007, respectively.

Our operating activities provided net cash of approximately $69.5 million for the three months ended March 31, 2009 primarily through the disposition of investments and proceeds received to close financial derivatives contracts. Our operating activities used net cash of $259.8 million for the year ended December 31, 2008, primarily through the acquisition of assets and payments made to open financial derivatives. Our operating activities used net cash of $176.2 million for the period from August 17, 2007 (commencement of operations) through December 31, 2007 primarily for the acquisition of assets.

Our financing activities used net cash of $58.9 million during the three months ended March 31, 2009 primarily through the repayment of amounts outstanding on reverse repos. Our financing activities provided net cash of $259.5 million during the year ended December 31, 2008, primarily through borrowings under our reverse repos. Our financing activities provided net cash of $237.9 million for the period from August 17, 2007 (commencement of operations) through December 31, 2007, primarily through net proceeds received from our August 2007 private offering. We expect to continue to borrow funds in the form of reverse repos as well as other types of financing. As of March 31, 2009, we had $207.7 million outstanding under our reverse repos, substantially all of which was collateralized by our Agency RMBS with a weighted average borrowing rate of 0.82%. As of March 31, 2009, our reverse repos had interest rates ranging from 0.7% to 2.00%. As of March 31, 2009, the initial terms on our reverse repos ranged from 20 to 34 days. The Agency RMBS pledged as collateral under the reverse repos had an estimated fair value of $229.7 million as of March 31, 2009. The interest rates of the reverse repos are generally indexed to the one-month LIBOR rate and reset accordingly. As of December 31, 2008, the initial terms on our reverse repos ranged from 22 to 36 days and our reverse repos had interest rates ranging from 1.20% to 4.50%. The RMBS pledged as collateral under our reverse repos had an estimated fair value of $299.0 million as of December 31, 2008. It is expected that amounts due upon maturity of our reverse repos will be funded primarily through the rollover/re-initiation of reverse repos and, if we are unable or unwilling to rollover/re-initiate our reverse repos, through free cash and proceeds from the sale of securities.

We are not required by our investment guidelines to maintain any specific debt-to-equity ratio, and we believe that the appropriate leverage for the particular assets we hold depends on the credit quality and risk of those assets, as well as the general availability and terms of stable and reliable financing for those assets.

Contractual Obligations and Commitments

We are a party to a management agreement with our Manager. Pursuant to that agreement, our Manager is entitled to receive a base management fee, an incentive fee, reimbursement of certain expenses and, in certain circumstances, a termination fee. Such fees and expenses do not have fixed and determinable payments. For a description of the management agreement provisions, see “Management—Management Agreement.”

We enter into reverse repos with third-party broker-dealers whereby we sell securities to such broker-dealers at an agreed-upon purchase price at the initiation of the reverse repos and agree to repurchase such securities at predetermined repurchase prices and termination dates, thus providing the broker-dealers with an implied interest rate on the funds initially transferred to us by the broker-dealers. When we enter into a reverse repo, the lender establishes and maintains an account containing securities having a value not less than the repurchase price, including accrued interest, of the reverse repo. We enter into repos with third-party broker-dealers whereby we purchase securities under agreements to resell at an agreed-upon price and date. In general, we most often enter into repo transactions, in order to effectively borrow securities that we can then deliver to counterparties to whom we have made short sales of the same securities. The implied interest rates on the repos and reverse repos we enter into are based upon market rates at the time of initiation. Repos and reverse repos that are conducted with the same counterparty may be reported net if they meet the requirements of FASB Interpretation No. 41 Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements.

As of March 31, 2009 we had an aggregate amount at risk under our reverse repos with three counterparties of approximately $22.0 million. As of December 31, 2008, we had an aggregate amount at risk on repos and reverse repos with four counterparties of approximately $38.4 million. Amounts at risk represent the aggregate excess, if any, for each counterparty of the fair value of collateral held by such counterparty over the amounts outstanding under repos and reverse repos. If the amounts outstanding under repos and reverse repos with a particular counterparty are greater than the collateral held by the counterparty, there is no amount at risk for the particular counterparty.

Our swap contracts are governed by ISDA trading agreements, which are separately negotiated agreements with dealer counterparties. Changes in the relative value of the swap transactions may require us or the counterparty to post or receive collateral. Typically, a collateral payment or receipt is triggered based on the net change in the value of all contracts governed by a particular ISDA trading agreement. Entering into swap contracts involves market risk in excess of amounts recorded on our balance sheet.

As of March 31, 2009, we had an aggregate amount at risk with four counterparties of approximately $3.6 million. As of December 31, 2008, we had an aggregate amount at risk with four counterparties of approximately $8.8 million.

As of December 31, 2007, we had an aggregate amount at risk with one counterparty of approximately $70,000. Amounts at risk with respect to our derivatives contracts represents the aggregate excess, if any, for each counterparty of the fair value of our derivative contracts plus our collateral held by the counterparty less the counterparty’s collateral held by us. If a particular counterparty’s collateral held by us is greater than the aggregate fair value of the financial derivatives plus our collateral held by the counterparty, there is no amount at risk for the particular counterparty.

Off-Balance Sheet Arrangements

As of March 31, 2009, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitment or intent to provide funding to any such entities. As such, we are not materially exposed to any market, credit, liquidity or financing risk that could arise if we had engaged in such relationships.

Inflation

Virtually all of our assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

The primary components of our market risk are related to credit risk, prepayment risk and interest rate risk. We seek to actively manage these and other risks and to acquire and hold assets that we believe justify bearing those risks, and to maintain capital levels consistent with those risks.

Credit Risk

We are subject to credit risk in connection with our assets, especially our non-Agency RMBS. Credit losses on real estate loans can occur for many reasons, including, but not limited to, poor origination practices, fraud, faulty appraisals, documentation errors, poor underwriting, legal errors, poor servicing practices, weak economic conditions, decline in the value of homes, businesses or commercial properties, special hazards, earthquakes and other natural events, over-leveraging of the borrower or on the property, reduction in market rents and occupancies and poor property management services, changes in legal protections for lenders, reduction in personal income, job loss and personal events such as divorce or health problems. Property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors), local real estate conditions (such as an oversupply of housing), changes or continued weakness in specific industry segments, construction quality, age and design, demographic factors and retroactive changes to building or similar codes. For mortgage-related instruments, the two primary components of credit risk are default risk and severity risk. Recent market conditions have demonstrated substantial increase in both of these risks which has had a negative impact on the value of long non-Agency RMBS.

Default Risk

Default risk is the risk that borrowers will fail to make principal and interest payments on their mortgage loans. We may attempt to mitigate our default risk by, among other things, opportunistically entering into credit default swaps on individual RMBS or RMBS indices, whereby we would receive payments upon the occurrence of a credit event on the underlying reference asset or assets. We also rely on third-party mortgage servicers to mitigate our default risk, but such third-party mortgage servicers may have little or no economic incentive to mitigate loan default rates.

Severity Risk

Severity risk is the risk of loss upon a borrower default on a mortgage loan underlying our RMBS. Severity risk includes the risk of loss of value of the property underlying the mortgage loan as well as the risk of loss associated with taking over the property, including foreclosure costs. We rely on third-party mortgage servicers to mitigate our severity risk, but such third-party mortgage servicers may have little or no economic incentive to mitigate loan loss severities. Such mitigation efforts may include loan modification programs and prompt foreclosure and property liquidation following a default.

Prepayment Risk

Prepayment risk is the risk of change, either an increase or a decrease, in the rate at which principal is returned in respect of mortgage loans underlying RMBS, including both through voluntary prepayments and through liquidations due to defaults and foreclosures. This rate of prepayment is affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal and other factors. Change in prepayment rates will have varying affects on the different types of securities in our portfolio. We attempt to take these effects into account in making asset management decisions with respect to our assets. Additionally, increases in prepayment rates may cause us to experience losses on our IOs and IIOs, as those securities are extremely sensitive to prepayment rates.

Interest Rate Risk

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. We are subject to interest rate risk in connection with our assets and our reverse repos. For some securities in our portfolio, the coupon yields on, and therefore also the values of, such securities are highly sensitive to interest rate movements, such as inverse floating rate RMBS, which benefit from falling interest rates, or deep discount floating rate RMBS, which benefit from rising interest rates. Because we purchase fixed income securities, the value of our assets is sensitive to interest rate movements. Additionally, because our reverse repos are of limited duration and are periodically refinanced at current market rates, our funding costs are extremely sensitive to movements in short-term interest rates. Generally, if short-term interest rates increase, our funding costs increase. We opportunistically hedge our interest rate risk by entering into interest rate swaps.

The following sensitivity analysis table shows the estimated impact on our portfolio value segregated by certain identified categories as of                     , 2009, assuming a static portfolio and an immediate shift in interest rates of                      from current levels and              from current levels.

Portfolio Category	Estimated Fair Value	Projected Change in Estimated Fair Value
		Increase	Decrease

The preceding analysis does not show sensitivity to changes in interest rates for                     . We believe that the affect of a change in interest rates on such portions of our portfolio cannot be accurately estimated and/or is not material to the value of the overall portfolio.

While the chart above reflects the estimated impact of an immediate interest rate increase and decrease on a specific portfolio, we actively trade our portfolio. It is important to note that the impact of changing interest rates on estimated fair value can change significantly when interest rates change by a greater amount than described above. For these and other reasons, the interest rate sensitivity of the estimated fair value of our assets could change significantly if interest rates change by a greater amount than shown in the table above.

Our analysis of interest rate risk is derived from Ellington’s proprietary models. Our assets are subject to many other risks which are not included in this interest rate risk analysis. Model results are for hypothetical illustration only and do not reflect our actual performance. Models are inherently imperfect and there is no assurance that our portfolio will perform as predicted by Ellington’s models. Actual results may differ materially from those assumed. See “Special Note Regarding Forward-Looking Statements.”

BUSINESS

Our Company

Ellington Financial LLC is a specialty finance company formed in August 2007 to specialize in acquiring and managing mortgage-related assets. Our primary objective is to generate attractive, risk-adjusted total returns for our shareholders. We seek to attain this objective by utilizing an opportunistic strategy. Our targeted assets currently include non-Agency RMBS, Agency RMBS, mortgage-related derivatives, both for acquisition and hedging purposes and derivatives on corporate debt and equity securities for hedging purposes. We also may opportunistically acquire and manage other types of mortgage-related and financial asset classes, such as residential whole mortgage loans, CMBS, commercial mortgages or other commercial real estate debt, ABS backed by consumer and commercial assets and non-mortgage-related derivatives. As of March 31, 2009, we had an aggregate portfolio of RMBS with a value of approximately $366.7 million, derivatives contracts with a net value of approximately $97.6 million and total shareholders’ equity of approximately $250.2 million.

The members of our management team are Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Chairman and Co-Chief Investment Officer, Laurence Penn, Vice Chairman of Ellington, who serves as our Chief Executive Officer and President, Mark Tecotzky, a Managing Director of Ellington, who serves as our Co-Chief Investment Officer, Paul Asaro, a Managing Director and Chief Financial Officer of Ellington who serves as our interim Chief Financial Officer, Paul Saltzman, General Counsel of Ellington, who serves as our General Counsel and Secretary, and Eric Bothwell, Managing Director of Ellington, who serves as our Chief Operating Officer. Each of these individuals is an officer of our Manager. We currently do not have any employees.

Our Manager and Ellington

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Ellington is a private investment management firm and registered investment advisor specializing in fixed income strategies, with an emphasis on the RMBS market.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. Ellington has established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we also benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance database, and operational expertise. In particular, our Manager provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assist us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions.

As of May 31, 2009, Ellington employed over 100 employees, and, including our company, various hedge funds, and various private accounts, had net assets under management of approximately $1.8 billion, in addition to approximately $594 million of net assets under management in certain hedge funds that have not been actively making new investments but rather have been returning capital to investors. In addition, Ellington, through its affiliates, manages CDOs collateralized by MBS or ABS and a traditional managed account.

Our Manager has an investment and risk management committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines. The members of the investment and risk management committee are Messrs. Vranos, Penn, Tecotzky and Bothwell.

Our Strategy

We utilize an opportunistic strategy to seek to provide investors with attractive, risk-adjusted total returns by:

•	taking advantage of opportunities in the residential mortgage market by purchasing investment grade and non-investment grade non-Agency RMBS, including senior and subordinated securities;

•

acquiring Agency RMBS on a more leveraged basis in order to take advantage of opportunities in that market sector and assist us in maintaining our exclusion from regulation as an investment company under the Investment Company Act;

•	opportunistically entering into and managing a portfolio of mortgage-related derivatives;

•

opportunistically acquiring and managing other mortgage-related and financial assets, such as residential whole mortgage loans, CMBS, commercial mortgages or other commercial real estate debt, ABS backed by consumer and commercial assets and non-mortgage-related derivatives; and

•	opportunistically mitigating our credit and interest rate risk by using a variety of hedging instruments.

Our strategy is adaptable to changing market environments, subject to compliance with the income and other tests that will allow us to continue to be treated as a partnership for U.S. federal income tax purposes and maintain our exclusion from regulation as an investment company under the Investment Company Act. As a result, although we focus on the assets described above, our acquisition and management decisions depend on prevailing market conditions and our targeted asset classes may vary over time in response to market conditions. To effect our strategy, we may engage in a high degree of trading volume. Our Manager is authorized to follow very broad investment guidelines. As a result, we cannot predict our portfolio composition. We may change our strategy and policies without a vote of our shareholders. Moreover, although our independent directors periodically review our investment guidelines and our portfolio, they generally do not review our proposed asset acquisitions or asset management decisions.

Ellington’s investment philosophy revolves around the pursuit of value across various types of MBS and related assets. By rotating between sectors of the MBS markets and adjusting the extent to which it hedges, Ellington believes that it is able to capitalize on the disparities between these sectors as well as on overall trends in the marketplace, and therefore provide better and more consistent returns for its investors. Furthermore, we believe that risk management, including opportunistic portfolio hedging and prudent financing and liquidity management, is essential for consistent generation of attractive, risk-adjusted total returns across market cycles. Ellington’s continued emphasis on and development of proprietary MBS credit, interest rate and prepayment models, as well as other proprietary research and analytics, underscores the importance it places on a disciplined and often analytical approach to fixed income investing, especially in MBS. Our Manager uses Ellington’s proprietary models to identify attractive assets, value these assets, monitor and forecast the performance of these assets, and opportunistically hedge our credit and interest rate risk. We leverage these skills and resources to seek to meet our objectives.

We believe that our Manager is uniquely qualified to implement our strategy. Our strategy is consistent with Ellington’s investment approach, which is based on its distinctive strengths in sourcing, analyzing, trading and hedging complex MBS. Furthermore, we believe that Ellington’s extensive experience in buying, selling, analyzing and structuring fixed income securities, coupled with its broad access to market information and trading flows, provides us with a steady flow of opportunities to acquire assets with favorable trade executions.

We also employ a wide variety of hedging instruments and derivative contracts. See “—Risk Management.”

Our Targeted Asset Classes

Our targeted asset classes currently include:

Asset Class	Principal Assets
Non-Agency RMBS	• RMBS backed by prime jumbo, Alt-A and subprime mortgages

• RMBS backed by fixed rate mortgages, ARMs, Option-ARMs, Neg-Am ARMs and Hybrid ARMs

• RMBS backed by first lien and second lien mortgages

• Investment grade and non-investment grade securities

• Senior and subordinated securities

• IOs, POs, IIOs and inverse floaters

Agency RMBS	• Whole pool pass-through certificates

• TBA mortgage pass-through certificates

Mortgage-Related Derivatives	• Credit default swaps on individual RMBS, on the ABX indices and on other mortgage-related indices • Other mortgage-related derivatives

Corporate Debt and Equity Securities and Derivatives	• Credit default swaps on corporations or on corporate indices

• Corporate debt or equity securities

• Options or total return swaps on corporate equity or on corporate equity indices

Other	• Residential whole mortgage loans

• CMBS

• Commercial mortgages and other commercial real estate debt

• ABS

• Other non-mortgage-related derivatives

The following briefly discusses the principal types of assets we purchase.

Non-Agency RMBS

We acquire non-Agency RMBS backed by prime jumbo, Alt-A and subprime residential mortgage loans.

Non-Agency RMBS are debt obligations issued by private originators of or investors in residential mortgage loans. Non-Agency RMBS generally are issued as CMOs, and are backed by pools of whole mortgage loans or by mortgage pass-through certificates. Non-Agency RMBS generally are securitized in senior/subordinated structures, or in excess spread/over-collateralization structures. In senior/subordinated structures, the subordinated tranches generally absorb all losses on the underlying mortgage loans before any losses are borne by the senior tranches. In excess spread/over-collateralization structures, losses are first absorbed by any existing over-collateralization, then borne by subordinated tranches and excess spread, which represents the difference between the interest payments received on the mortgage loans backing the RMBS and the interest due on the RMBS debt tranches, and finally by senior tranches and any remaining excess spread.

We currently acquire and may continue to acquire IOs, POs, IIOs and inverse floaters. IOs are RMBS that entitle the holder to receive interest payments, but not any principal payments, from either a collection of mortgage loans or a particular RMBS debt tranche. IIOs are IOs that entitle the holder to interest payments from an inverse floater. POs are RMBS that entitle the holder to receive principal payments, but not any interest payments, from either a collection of mortgage loans or a particular RMBS debt tranche. POs sell at a discount to par value and are in many respects similar to zero coupon bonds. Inverse floaters are RMBS that have coupon rates that move in the opposite direction of a designated reference interest rate.

Prime jumbo mortgage loans are mortgage loans that generally conform to Fannie Mae or Freddie Mac underwriting guidelines except that the mortgage balance exceeds the maximum amount permitted by Fannie Mae or Freddie Mac underwriting guidelines.

Alt-A mortgage loans generally have income verification and/or employment verification standards that are weaker than those standards employed in prime underwriting. Additionally, Alt-A mortgage loans are more frequently collateralized by non-primary residences than prime loans. The credit quality of Alt-A borrowers generally exceeds the credit quality of subprime borrowers.

Subprime mortgage loans are loans that are originated using underwriting standards that are less restrictive than those used for other first and junior lien mortgage loan origination programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards permit loans to be made to borrowers having low credit scores and/or imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), loans with no income disclosure or verification, and loans with high loan-to-value ratios.

The residential mortgage loans securing our RMBS are either fixed-rate mortgages, ARMs, option-ARMs, Neg-Am ARMs or hybrid ARMs. ARMs have interest rates that reset periodically, typically every six or twelve months. Because the interest rates on ARMs adjust periodically based on market conditions, ARMs tend to have interest rates that do not significantly deviate from current market rates. This, in turn, can cause ARMs to have less price sensitivity to interest rates.

A second lien mortgage loan is a mortgage loan that is subordinate to the primary mortgage loan on a property. The second lien mortgage loan can be in the form of a revolving home equity line of credit or in a closed-end non-revolving loan. In the event of a default or a bankruptcy of the borrower, the second lien mortgage loan will not be paid off until the first lien mortgage loan is paid off. The subordination inherent in the second lien mortgage loan and the resulting difficulty in asset recovery following a bankruptcy makes this type of loan a greater risk to lenders, and consequently carries higher interest rates and has high costs associated with it.

Neg-Am ARMs are ARMs that allow unpaid accrued interest to be capitalized monthly and added back to the loan’s outstanding principal balance. This negative amortization only occurs in loans where the monthly payment does not cover the amount of interest due for that period. Such mortgage loans typically employ (i) a “recast date” before which the outstanding principal loan balance is permitted to negatively amortize but after which it is not, and (ii) a principal balance cap based on federal and state legislation. Neg-Am ARMs are typically made to borrowers in high-cost areas because monthly mortgage payments are relatively low for these loans, and are made for the purposes of cash management and increased payment flexibility.

Hybrid ARMs have interest rates that have an initial fixed period (typically two, three, five, seven or ten years) and thereafter reset at regular intervals in a manner similar to traditional ARMs.

The characteristics of RMBS differ from those of traditional fixed-income securities. The major differences include the monthly payment of interest and principal on the RMBS and the possibility that principal may be prepaid on the RMBS at any time due to prepayments on the underlying mortgage loans. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

Agency RMBS

Our assets in this asset class consist primarily of whole-pool, pass-through certificates, the principal and interest of which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae and which are backed by ARMs, hybrid ARMs or fixed-rate mortgages. Pass-through certificates are securities representing undivided interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the security, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities. Whole pool pass-through certificates are pass-through certificates that represent the entire ownership of (as opposed to merely a partial undivided interest in) a pool of mortgage loans.

Mortgage-Related Derivatives

We take long and short positions in various mortgage-related derivative instruments, including credit default swaps. A credit default swap is a credit derivative contract in which one party (protection buyer) pays an ongoing periodic premium (and often an upfront payment as well) to another party (protection seller) in return for compensation for default (or similar credit event) by a reference entity. In this case, the reference entity can be an asset-backed security or an index of several ABS, such as an ABX Index or a CMBX Index. Payments from protection seller to protection buyer typically occur if a credit event takes place; a credit event may be triggered by, among other things, the reference entity’s failure to pay its principal obligations or a severe ratings downgrade of the reference entity.

Corporate Debt and Equity Securities and Derivatives

For hedging purposes, we take short positions in corporate debt and equity (including indices on corporate debt and equity) by entering into derivative contracts such as credit default swaps, total return swaps and options. A credit default swap is a derivative contract in which one party (protection buyer) pays an ongoing periodic premium (and often an upfront payment as well) to another party (protection seller) in return for compensation upon the occurrence of a credit event with respect to the corporation or index referenced by such derivative contract. A credit event relating to a credit default swap on an individual corporation or an index of corporate names would typically be triggered by a corporation’s bankruptcy or failure to make scheduled payments in respect of debt obligations. A total return swap is a derivative whereby one party makes payments to the other representing the total return on a reference debt or equity security (or index of debt or equity securities) in exchange for an agreed upon ongoing periodic premium. An equity option is a derivative that gives the holder the option to buy or sell an equity security or index of securities at a predetermined price within a certain time period. The option may reference the equity of a publicly traded company or an equity index. In addition to general market risk, our derivatives on corporate debt and equity securities are subject to risks related to the underlying corporate entities.

Other Assets

We also may from time to time opportunistically acquire other mortgage-related and financial assets that may include, among others: residential whole mortgage loans, CMBS, commercial mortgages or other commercial real estate debt and ABS backed by consumer and commercial assets.

Our Portfolio

As of March 31, 2009, our RMBS portfolio consisted of the following assets:

Asset Class	Amortized Cost Basis	Estimated Fair Value	Estimated Fair Value as a Percentage of Total Shareholders’ Equity
Non-Agency RMBS	$237,045,326	$148,371,346	59%
Agency RMBS	213,196,182	218,280,424	87%

Total	$450,241,508	$366,651,770	146%

As of March 31, 2009, our derivatives portfolio consisted substantially of the following derivatives:

Asset Class	Notional Amount	Estimated Fair Value	Estimated Fair Value as a Percentage of Total Shareholders’ Equity
Long positions using credit default swaps on RMBS(1)	$19,580,933	$(12,512,207)	(5)%
Short positions using credit default swaps on RMBS and RMBS Indices(2)	(143,663,181)	107,885,204	43%
Short positions using credit default swaps on corporate bonds and corporate bond indices	(45,625,000)	7,919,300	3%
Short positions in interest rate swaps(3)	(125,000,000)	(5,460,965)	(2)%

Total		$97,831,332	39%

(1)	Long positions using credit default swaps represent transactions where we sold credit protection to a counterparty.
(2)	Short positions using credit default swaps represent transactions where we purchased credit protection from a counterparty.
(3)	For short positions in interest rate swaps, a fixed rate is being paid and a floating rate is being received.

As of March 31, 2009, a small portion of our portfolio consisted of long and short positions in total return swaps and other swaps. As of March 31, 2009, the fair value of our long and short positions in total return swaps and other swaps was $(259,347).

Investment Process

Our investment process benefits from the resources and professionals of our Manager and Ellington. The process is managed by an investment and risk management committee consisting of the following four senior members of our Manager: Messrs. Vranos, Penn, Tecotzky and Bothwell. These senior members of our Manager also serve as our Chairman and Co-Chief Investment Officer, Chief Executive Officer, Co-Chief Investment Officer and Chief Operating Officer, respectively. The investment and risk management committee operates under investment guidelines and meets periodically to develop a set of preferences for sectors and sub-sectors. The primary focus of the investment and risk management committee is to review and approve our investment policies and our portfolio holdings and related compliance with our investment policies and guidelines. Our investment and risk management committee has authority delegated by our board to authorize transactions consistent with our investment guidelines. Any transactions deviating in a material way from these guidelines must be approved by our board.

Ellington has a focused investment team for each of our targeted asset classes. Each team evaluates acquisition opportunities consistent with the guidelines developed and maintained by our Manager’s investment and risk management committee. Our asset acquisition process includes sourcing and screening of asset acquisition opportunities, credit analysis, due diligence, structuring, financing and hedging, each as appropriate, to seek attractive total returns commensurate with our risk tolerance. We also screen and monitor all potential assets to determine their impact on maintaining our exclusion from regulation as an investment company under the Investment Company Act and our qualification as a partnership for U.S. federal income tax purposes.

Asset Surveillance

Our asset surveillance process benefits from the resources and professionals of our Manager and Ellington. Ellington performs security- and loan-level analysis of its holdings on a periodic and on-going basis by assessing collateral performance data, evaluating future expected performance, and observing market expectations. Such surveillance capabilities help identify securities or sectors that are performing anomalously. In addition, Ellington analyzes the collateral performance of a broad range of securities that it does not hold in order to monitor emerging trends across asset classes. For instance, Ellington performs surveillance on representative samples of actively traded securities, covering most residential MBS sectors and vintages. On a monthly basis, Ellington gathers data on each such representative sample from its third-party data providers, and produces detailed reports based on loan level information, including analyses of prepayment rates, flow rates, severities, delinquencies and loan modification effects. This process offers Ellington’s trading and surveillance personnel additional insight into the Company’s portfolio and potential asset acquisition opportunities. We believe that Ellington’s surveillance capabilities provide it with a substantial advantage over most other market participants, and present a formidable barrier to entry for potential competitors.

Valuation of Assets

The value of our assets as used and reported in our financial statements is generally determined as follows:

If an asset is listed on a recognized exchange, such asset will be valued at its last available public sale price, or at the bid price for long positions and the offer price for short positions, as applicable. It is anticipated that only a small portion of our holdings may be so listed.

If a security is not listed on a recognized exchange, then such security will generally be valued using methodologies that include (i) the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions, and (ii) the solicitation of valuations from third parties (typically, broker-dealers). Third party valuation providers often utilize proprietary models that are highly subjective and also require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions. The Manager utilizes such information to assign a good faith valuation (the estimated price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the valuation date) to such financial instruments. Because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the differences could be material to the consolidated financial statements.

Risk Management

Risk management is a cornerstone of Ellington’s portfolio management process. Ellington’s risk management infrastructure system includes “ELLiN,” a proprietary trading and portfolio management system that Ellington uses for all its accounts, which provides real time and batch reporting to all departments at Ellington, including trading, research, finance, operations, and accounting. We benefit from Ellington’s comprehensive risk management infrastructure and ongoing assessment of both portfolio and operational risks. In addition, we utilize derivatives and other hedging instruments to opportunistically hedge our credit and interest rate risk.

Credit Risk Hedging

We enter into short positions using credit default swaps to protect against adverse credit events with respect to our non-Agency RMBS. We may use credit default swaps to hedge non-Agency RMBS credit risk by buying protection on a single non-Agency RMBS or by buying protection on a basket of non-Agency RMBS assets. We may also enter into credit default swaps on the ABX index or CMBX index. We also enter into derivatives for hedging purposes referencing the unsecured corporate credit, or the equity of, certain corporations.

Interest Rate Hedging

We opportunistically hedge our interest rate risk by using various hedging strategies to mitigate such risks. The interest rate hedging instruments that we use and may use in the future include, without limitation:

•	Treasury securities;

•	interest rate swaps (floating-to-fixed, fixed-to-floating, or more complex swaps such as floating-to-inverse floating, callable or non-callable);

•	swaptions, caps, floors and other derivatives on interest rates;

•	futures and forward contracts; and

•	options on any of the foregoing.

In particular, from time to time we enter into short positions in interest rate swaps to offset the potential adverse effects that changes in interest rates will have on the value of certain of our assets and our financing costs. An interest rate swap is an agreement to exchange interest rate cash flows, calculated on a notional principal amount, at specified payment dates during the life of the agreement. Typically one party pays a fixed interest rate and receives floating interest rate and the other party pays a floating interest rate and receives a fixed interest rate. Each party’s payment obligation is computed using a different interest rate. In an interest rate swap, the notional principal is never exchanged.

Liquidity Management

As part of the risk management and liquidity management functions that our Manager performs for us, our Manager computes a “cash buffer” at any given point in time in the amount of our free cash in excess of what our Manager estimates would conservatively be required, especially in times of market dislocation, to support our particular asset and liabilities at such time. Thus, rather than focusing solely on our leverage, our Manager typically seeks to maintain a positive cash buffer.

Our Financing Strategies and Use of Leverage

We finance our assets with what we believe to be a prudent amount of leverage, the level of which varies from time to time based upon the particular characteristics of our portfolio, availability of financing and market conditions. Currently, the great majority of our borrowings consist of reverse repos collateralized by Agency RMBS; however, should the prospects for stable and reliable reverse repo financing for non-Agency RMBS continue to improve, we would expect to increase our reverse repo borrowings that are collateralized by non-Agency RMBS. In a reverse repo, we sell an asset to a counterparty at a discounted value, or the loan amount, and simultaneously agree to repurchase the same asset from such counterparty at a price equal to the loan amount plus an interest factor. Despite being legally structured as sales and subsequent repurchases, reverse repos are generally accounted for as debt secured by the underlying assets. During the term of a reverse repo, we generally receive the income and other payments distributed with respect to the underlying assets, and pay interest to the counterparty. As of March 31, 2009, we had approximately $207.7 million outstanding on reverse repos with three counterparties and our debt-to-equity ratio was 0.83 to 1.

Below is a list of our reverse repos by counterparty as of March 31, 2009:

Counterparty	Outstanding Borrowings	Range of Borrowing Rates	Range of Initial Terms	Estimated Fair Value of Collateral
Credit Suisse Group	$103,766,000	0.75% to 2.00%	20 to 33 Days	$116,783,062
Deutsche Bank AG	72,559,000	0.70% to 0.75%	31 to 33 Days	78,824,180
Morgan Stanley	31,370,461	0.90%	34 Days	34,059,220

	$207,695,461			$229,666,462

We may utilize other types of borrowings in the future, including term facilities or other more complex financing structures. Additionally, we may also take advantage of available borrowings, if any, under new programs established by the U.S. Government such as the TALF to finance our assets. We also may raise capital by issuing unsecured debt, preferred or common shares, or trust preferred securities.

Our use of leverage, especially in order to increase the amount of assets supported by our capital base, may have the effect of increasing losses when these assets underperform. Our investment policies require no minimum or maximum leverage and our Manager’s investment and risk management committee will have the discretion, without the need for further approval by our board of directors, to change both our overall leverage and the leverage used for individual asset classes. Because our strategy is flexible, dynamic and opportunistic, our overall leverage will vary over time. As a result, we do not have a targeted debt-to-equity ratio.

Conflicts of Interest; Equitable Allocation of Opportunities

Ellington manages, and expects to continue to manage, other accounts that have strategies that are similar to, or that overlap with, our strategy. Ellington makes available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation procedures and policies, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s investment and risk management committee and its compliance committee (headed by its Chief Compliance Officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation procedures and policies.

Because many of our targeted assets are typically available only in specified quantities and because many of our targeted assets are also targeted assets for other Ellington accounts, Ellington often is not able to buy as much of any given asset as required to satisfy the needs of all its accounts. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs and available capital. As a result, accounts in start-up mode are given priority. The policies permit departure from such proportional allocation when such allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policy allows for a “rotational” protocol of allocating subsequent assets so that, on an overall basis, each account is treated equitably.

Other policies of Ellington that our Manager will apply to the management of our company include controls for:

•

Cross Transactions—defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by Ellington or our Manager, on the other hand. It is Ellington’s policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. Ellington or our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Upon written notice to our Manager, we may at any time revoke our consent to our Manager’s executing cross transactions. Additionally, unless approved in advance by a majority of our independent directors or pursuant to and in accordance with a policy that has been approved by a majority of our independent directors, all cross transactions must be effected at the then-prevailing market prices.

•

Principal Transactions—defined as transactions between Ellington or our Manager (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager, Ellington (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent directors and in accordance with applicable law.

•

Investment in other Ellington accounts—pursuant to our management agreement, although we have not done so to date, if we invest at issuance in the equity of any CDO that is managed, structured or originated by Ellington or one of its affiliates, or if we invest in any other investment fund or other investment for which Ellington or one of its affiliates receives management, origination or structuring fees, the base management and incentive fees payable by us to our Manager will be reduced by an amount equal to the applicable portion (as described in the management agreement) of any related management fees, origination fees or structuring fees payable to our Manager.

•

Split price executions—pursuant to our management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by Ellington, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.

To date, we have not entered into any cross transactions with other Ellington-managed accounts, principal transactions with Ellington or invested in other Ellington accounts.

Our Manager is authorized to follow very broad investment guidelines. Our independent directors will periodically review our investment guidelines and our portfolio. However, our independent directors generally will not review our proposed asset acquisitions, dispositions or other management decisions. In addition, in conducting periodic reviews, the independent directors will rely primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within our broad investment guidelines to determine the types of assets it may decide are proper for purchase by us. The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business. We may acquire assets from entities affiliated with our Manager, even where the assets were originated by such entities. Affiliates of our Manager may also provide services to entities in which we have invested.

Our executive officers and the officers and employees of our Manager are also officers and employees of Ellington, and, with the exception of those officers that are dedicated to us, we compete with other Ellington accounts for access to these individuals. We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and employees, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us, absent approval by the board of directors or except as expressly set forth above or as provided in the management agreement between us and our Manager. In addition, nothing in the management agreement binds or restricts our Manager or any of its affiliates, officers or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its affiliates, officers or employees may be acting.

Policies with Respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities, the retention of cash flow and other funds from debt financing, including reverse repos, or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional common shares or preferred shares in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We have not in the past, but may in the future, offer equity or debt securities in exchange for assets.

We have not invested in the past in the securities of other issuers for the purpose of exercising control over such entities, but we may do so in the future.

We engage in the purchase and sale of assets. We have in limited circumstances in the past, and may in the future, make loans to third parties. We have not in the past and will not in the future underwrite the securities of other issuers.

We have furnished and intend to continue to furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

Our board of directors may change any of these policies without prior notice to you or a vote of our shareholders.

Competition

In acquiring our assets, we compete with mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. Many of our competitors are significantly larger than us, have greater access to capital and other resources and may have other advantages over us. In addition to existing companies, other companies may be organized for similar purposes, including companies focused on purchasing mortgage assets. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market value of our common shares. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us.

Additionally, we may also compete with (i) the Federal Reserve and the Treasury to the extent they purchase assets meeting our objectives pursuant to various purchase programs and (ii) companies that partner with and/or receive financing from the U.S. Government, including TALF and PPIP participants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Recent Market Developments.”

In the face of this competition, we have access to our Manager’s and Ellington’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess risks and determine appropriate pricing for certain potential assets. In addition, we believe that these relationships enable us to compete more effectively for attractive asset acquisition opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

Tax Treatment

We believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation. In general, an entity that is treated as a partnership for U.S. federal income tax purposes is not subject to U.S. federal income tax at the entity level. Consequently, as a holder of our common shares, you will be required to take into account your allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether we make cash distributions on a current basis with which to pay any resulting tax. We believe that we are treated, and will continue to be treated, as a publicly traded partnership. Publicly traded partnerships are generally treated as partnerships for U.S. federal income tax purposes as long as they satisfy certain income and other tests on an ongoing basis. We believe that we have satisfied and will continue to satisfy those requirements and that we have been and will continue to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Investment Company Act

Most of our business is conducted through various subsidiaries in a manner such that neither we nor our subsidiaries are subject to regulation under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, a company is deemed to be an “investment company” if:

•	it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% Test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The 40% Test limits the types of businesses in which we may engage either directly or through our subsidiaries. Our wholly-owned subsidiary, EF Mortgage LLC, relies on the exemption provided by Section 3(c)(5)(C) under the Investment Company Act. It, in turn, has a wholly-owned subsidiary, EF CMO LLC, which invests in mortgage-related securities and relies on Section 3(c)(7) of the Investment Company Act. EF Mortgage LLC treats its investment in EF CMO LLC as a real estate-related asset for purposes of its own exclusion under Section 3(c)(5)(C). Our other wholly-owned subsidiary, EF Securities LLC, relies on the exemption provided by Section 3(c)(7) of the Investment Company Act; therefore, we treat securities that we own and that were issued by EF Securities LLC as “investment securities” and are required to keep the value of these securities below 40% of our total assets on an unconsolidated basis. Any subsidiaries we may form in the future may not be majority-owned or wholly-owned by us or might rely on the exemption provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, in which case we would treat securities that we own and that were issued by these types of subsidiaries as “investment securities” and be required to keep the value of these securities (together with the value of our investment in EF Securities LLC) below 40% of our total assets on an unconsolidated basis.

If we or our subsidiaries were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the restrictions imposed by Investment Company Act would require us to make material changes to our strategy which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Staffing

All of our executive officers, including our dedicated Chief Financial Officer, and if our Manager elects to provide them, a dedicated controller and dedicated in-house counsel, are or will be employees of Ellington or one or more of its affiliates. See “Management—Management Agreement.”

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings that we or our Manager considers to be material. Nevertheless, we, our Manager and Ellington operate in highly regulated markets that currently are under intense regulatory scrutiny, and Ellington and its affiliates have received, and we expect in the future may receive, inquiries and requests for documents and information from various federal, state and foreign regulators. In the past these have included:

In June 2007, Ellington received an informal inquiry from the SEC requesting documents and other information relating to trading in credit default swaps on the ABX indices. Ellington provided documents to the SEC staff in August 2007 and Ellington has had no communication with the SEC on the matter since that time.

In November 2006, Ellington received a request from the SEC that it produce documents relating to trading of collateralized mortgage obligations, or CMOs, between Ellington and a third party broker-dealer as well as individuals associated with that broker-dealer, and Ellington produced documents to the SEC consistent with that request. In July 2007, Ellington received a subpoena from the SEC requesting documents relating to trading in CMOs by these individuals and firms they were affiliated with, including that broker-dealer. Ellington responded to that subpoena in August 2007, and has had no communication with the SEC on the matter since that time. In May 2009, the SEC filed a complaint against certain former employees of that broker-dealer, alleging fraud in their marketing of CMOs to their clients, and stated that its investigation is ongoing.

In August 2007, Ellington received a subpoena from the New York Attorney General, or the NYAG, requesting documents and other information from Ellington about its and its affiliates’ mortgage loan servicing activities. Ellington informed the NYAG that it did not engage in mortgage loan servicing. Ellington subsequently received subpoenas for documents and information relating to Ellington’s residual or equity interests in mortgage securitization trusts; communications with and information received from mortgage servicers relating to these trusts and their underlying mortgage loans; and trading in bonds of these trusts and related credit default swaps, and for documents and other information relating to communications with and information received from one of its vendors, which had performed asset surveillance for Ellington on these trusts. Ellington completed its response to the NYAG subpoenas in June 2008 and has had no communication with the NYAG since that time.

In March 2008, Ellington received a subpoena from the SEC requesting documents and other information relating primarily to CDOs underwritten during 2007 and 2008 by a particular investment bank and for which Ellington acted as collateral manager. Ellington provided an initial response to the subpoena in April 2008 and finished its production in May 2009. Ellington has had no communication with the SEC on the matter since that time.

Ellington has advised us that, at the present time, it is not aware that any material legal proceeding against Ellington and its affiliates is contemplated in connection with any of the foregoing inquiries or requests; however, Ellington and we cannot provide any assurance that these inquiries and requests will not result in further investigation of or the initiation of a proceeding against Ellington or its affiliates or that, if any such investigation or proceeding were to arise, it would not materially adversely affect our company.

OUR MANAGER

Overview

Our Manager is an affiliate of Ellington. Ellington is a private investment management firm and registered investment advisor specializing in fixed income strategies, with an emphasis on the RMBS market.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. Ellington has established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment process, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance database, and operational expertise. In particular, our Manager provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assists us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions.

As of May 31, 2009, Ellington employed over 100 employees, and, including our company, various hedge funds, and various private accounts, had net assets under management of approximately $1.8 billion, in addition to approximately $594 million of net assets under management in certain hedge funds that have not been actively making new investments but rather have been returning capital to investors. In addition, Ellington, through its affiliates, manages CDOs collateralized by MBS or ABS and a traditional managed account.

Throughout its 14-year history, Ellington has participated in virtually all sectors of the MBS and ABS markets. Early on in its history, Ellington invested primarily in CMO prepayment and interest rate derivatives such as IOs, IIOs, POs and inverse floaters. Since then, Ellington has dramatically broadened its investment scope and strategies to include a wide spectrum of asset-backed sectors, including RMBS and CMBS, and, within RMBS:

•	RMBS representing all parts of the credit spectrum, from AAA securities down to unrated, first-loss securities;

•	RMBS backed by fixed rate mortgages, ARMs and hybrid ARMs indexed to a wide variety of indices;

•	Agency RMBS and non-Agency RMBS backed by prime jumbo, Alt-A and subprime mortgage loans; and

•	credit default swaps on debt tranches of RMBS.

Ellington has extensive experience in, and actively seeks investment opportunities in, all of these sectors. By establishing and maintaining expertise in a wide variety of MBS sectors, Ellington believes that it can identify those sectors in which the greatest opportunities exists, and therefore be able to adapt and rotate its strategies over time to produce more consistent performance across market cycles.

Ellington’s investment strategies, which we believe are applicable to us, rely on two key components:

•	the ability to identify and purchase securities that are either fundamentally undervalued or provide relative value versus other fixed income instruments; and

•	an intensive analytical approach to risk management.

Our Manager has an investment and risk management committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines. The members of the investment and risk management committee are Messrs. Vranos, Penn, Tecotzky, and Bothwell.

Our Manager’s and Ellington’s Employees

Through 14 years of operational experience as an investment advisor, Ellington has built significant portfolio management and infrastructure resources to support its numerous funds and large asset base. Therefore, we believe that Ellington’s portfolio management resources and infrastructure are scalable to service our activities.

Ellington’s 14 principals have an average of over 20 years of industry experience; its Chief Executive Officer and three Vice Chairmen have an average of over 24 years of industry experience. One of the strengths of the Ellington portfolio management team is the strength of its senior management team; summary biographies of certain of these individuals are as follows:

Name/position at Ellington	Age	Background summary
Michael W. Vranos Founder & Chief Executive Officer	47	Mr. Vranos is the founder and Chief Executive Officer of Ellington. Mr. Vranos is also the Chief Executive Officer and President of our Manager. Mr. Vranos has been our Chairman since August 2007 and our Co-Chief Investment Officer since June 2009. Mr. Vranos founded Ellington in December of 1994 to capitalize on distressed conditions in the MBS derivatives market. Until December 1994, Mr. Vranos was the Senior Managing Director of Kidder Peabody in charge of RMBS trading. Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Laurence Penn Vice Chairman	47	Mr. Penn is a Vice Chairman of Ellington, where he helps oversee many functions of the firm, including trading, risk management, and new business. Mr. Penn is also the Executive Vice President of our Manager, has been our Chief Executive Officer and has served as a member of our board of directors since August 2007. In Ellington’s earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS and was also responsible for monitoring and updating the risk measures associated with all MBS assets in the funds. Prior to joining Ellington in 1995 shortly after its inception, Mr. Penn was at Lehman Brothers where he was a Managing Director and co-head of CMO origination and trading. Mr. Penn specialized in the trading and risk-management of CMO derivatives. Prior to trading CMOs and CMO derivatives, Mr. Penn was in charge of Lehman Brothers’ structured transaction modeling group from 1987 to 1990, where he was responsible for the structuring, modeling and computer system design for MBS and ABS. Mr. Penn began his career at Lehman Brothers in 1984, after receiving a Certificate of Advance Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation and Winston Churchill Fellow. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Name/position at Ellington	Age	Background summary
Richard Brounstein Vice Chairman	49	Mr. Brounstein is a Vice Chairman and the Director of Investor Relations at Ellington. Prior to joining Ellington in 2000, Mr. Brounstein was the Managing Director responsible for the Fixed Income Securities division at Société Générale Securities Corporation, later renamed S.G. Cowen Securities Corporation. In this capacity, Mr. Brounstein was responsible for supervising all aspects of risk management, market making, proprietary trading, distribution and finance related activities. In addition to his direct responsibilities for the Fixed Income Division, Mr. Brounstein was a member of the Risk Management committee at Société Générale Securities Corporation. Prior to joining Société Générale Securities Corporation, Mr. Brounstein was the Managing Director responsible for the Mortgage-Backed Securities Division at the Union Bank of Switzerland. Later he was given responsibilities for the supervision of distribution/placement of all Fixed Income Securities. Prior to joining the Union Bank of Switzerland, Mr. Brounstein worked with Messrs. Vranos and other Ellington employees at Kidder Peabody. Mr. Brounstein received a M.A. from Columbia University and a B.A. from Fairleigh Dickinson University.

Paul Asaro Chief Financial Officer	57	Mr. Asaro is a Managing Director and the Chief Financial Officer of Ellington, and as such is responsible for all accounting and financial reporting. Mr. Asaro is also the Chief Financial Officer of our Manager and has been our interim Chief Financial Officer since August 2007. Mr. Asaro has been with Ellington since 1997, initially as Chief Financial Officer of Ellington’s real estate finance affiliate Titan Management, and most recently as Ellington’s Controller. Prior to joining Ellington, Mr. Asaro served as Controller for Auda Advisor Associates L.L.C., an international investment advisory firm for high net worth European investors, and from 1988 through 1996 he served as Controller for Henry Kaufman and Company, Inc., an institutional investment advisory firm focused on fixed income and derivative securities. Before joining Henry Kaufman and Company, Inc., Mr. Asaro worked for nine years in the oil and gas industry, holding various senior finance positions with Weeks Petroleum Limited and R&B Petroleum, Inc. Mr. Asaro started his career as an auditor with Arthur Andersen & Co., where he engaged in various audit assignments from 1974 through 1978. Mr. Asaro received his MBA in Finance from the University of Connecticut and his B.S. in Accounting from Manhattan College. He became a Certified Public Accountant in 1977 and is a member of the American Institute of Certified Public Accountants, or CPAs, and the Connecticut Society of CPAs.

Name/position at Ellington	Age	Background summary
Eric Bothwell Managing Director	40	Mr. Bothwell is a Managing Director of Ellington. Mr. Bothwell is also the Chief Operating Officer of our Manager and has been our Chief Operating Officer since July 2008. Mr. Bothwell joined Ellington in June 2006. Prior to Ellington, Mr. Bothwell was employed as a Vice President on the CDO team at Goldman, Sachs & Co., or Goldman. After joining Goldman in July 1997, Mr. Bothwell was one of the founding members of Goldman’s CDO business and at the time of his departure in January 2006 was co-head of the business, specifically focusing on the CLO market. Prior to Goldman, Mr. Bothwell was an associate in the New York office of Orrick, Herrington & Sutcliffe, focusing on securitization, credit derivatives and CDOs. Mr. Bothwell received his B.S. in Business Administration from Pacific Union College and his J.D. from Columbia University.

John Geanakoplos Managing Director	54	Professor Geanakoplos is a Managing Director at Ellington, where he is the Head of Research and Development and is responsible for the design of computer models to evaluate and hedge the firm’s portfolio. Professor Geanakoplos is largely responsible for the theoretical framework of Ellington’s proprietary prepayment model and interest rate model. From 1992 until joining Ellington in 1995, Professor Geanakoplos was a Managing Director of Kidder Peabody, where he was head of the Fixed Income Research Department. In this capacity, he led the design of the firm’s proprietary MBS analytical systems. He became a full Professor at Yale University in 1986, at the age of 30, and is currently the James Tobin Professor of Economics and Director of the Cowles Foundation for Research in Economics. He was elected a fellow of the Econometric Society in 1990 and of the American Academy of Arts and Sciences in 1999. He was awarded the Samuelson Prize in 1999, and was awarded the first Bodossaki Prize in economics in 1995. In 1990 and again in 2000, he directed the economics program at the Santa Fe Institute, where he remains an external professor. Professor Geanakoplos graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Yale University and received a M.A. in Mathematics and a Ph.D. in economics from Harvard University.

Robert Kinderman Managing Director	33	Mr. Kinderman is a Managing Director at Ellington where he is responsible for trading credit-sensitive securities, including CMBS, ABS, and subordinated RMBS. He started full-time with Ellington in 1998, developing credit models as well as pieces of Ellington’s proprietary portfolio management systems, and is currently the head trader for all credit-sensitive mortgage-backed and asset-backed investments at Ellington. He also helps direct the development of research, modeling and systems for credit-sensitive products. Mr. Kinderman earned a B.A. from Yale with distinction in Economics and in Mathematics.

Name/position at Ellington	Age	Background summary
Thomas Larkin Chief Operating Officer & Managing Director	45	Mr. Larkin is the Chief Operating Officer of Ellington, where he oversees most of the operational and financial functions of the firm. He has over 20 years of experience in the investment management industry with a primary focus in hedge funds and private equity funds. From 1997 until joining Ellington in 2004, Mr. Larkin served as Chief Financial Officer of Resurgence Asset Management, or Resurgence, a SEC-registered investment advisory firm specializing in securities of financially distressed companies. At Resurgence, Mr. Larkin oversaw accounting, reporting, taxation, operations, human resources and information systems. Prior to joining Resurgence, he was the Controller of Concord International Investments Group, a multinational investment management firm. Mr. Larkin started his career at Ernst & Young, where he provided auditing and consulting services to companies in a variety of industries, including private investment funds, commodity trading advisors, mutual funds, and oil and gas concerns. Mr. Larkin received a B.S. in Accounting from Boston College. He became a CPA in 1989.

Niko Nicopoulos Managing Director	47	Mr. Nicopoulos is a Managing Director at Ellington and is responsible for the mathematical modeling and computer implementation of Ellington’s interest rate and hedging models, and their use in valuing, hedging and managing the risk of MBS. Mr. Nicopoulos joined Ellington from Oxford University in England, where he was an Assistant Professor in Theoretical Condensed Matter Physics. His work focused on the complex behavior of interacting electronic systems. He has had extensive experience in the simulation and analysis of complex stochastic systems on workstations and supercomputers and has built an international reputation for research relevant to real-world physics problems. Mr. Nicopoulos graduated magna cum laude, Phi Beta Kappa with a B.A. in Physics from Harvard University, and also holds M.A. and Ph.D. degrees in Theoretical Physics from Princeton University. Prior to his position at Oxford, he was a researcher and consultant at Los Alamos National Laboratory.

David Rice Chief Compliance Officer	40	Mr. Rice is Ellington’s Chief Compliance Officer and chairs the firm’s Compliance Committee. He is responsible for implementation of Ellington’s compliance program. Prior to joining Ellington, he served as Associate General Counsel, Compliance at GSC Group. From 2002-2007 he served in the Division of Enforcement at the Securities and Exchange Commission in Washington, D.C., where he worked on investigations involving hedge funds, broker-dealers, investment companies, and public and private companies. He has a J.D. from Yale Law School, a Ph.D. in English from the University of California, Irvine, and graduated Phi Beta Kappa, summa cum laude, with a B.A. in English and Philosophy from the University of Southern California.

Name /position at Ellington	Age	Background summary
Paul Saltzman Managing Director and General Counsel	48	Mr. Saltzman is a Managing Director and General Counsel of Ellington. He is responsible for advising Ellington on all legal, regulatory, compliance, documentation and litigation matters. Prior to joining Ellington in February 2008, Mr. Saltzman served as Executive Vice President and Chief Operating Officer of Espeed, Inc. (formerly the public company affiliate of Cantor Fitzgerald), a leader in developing electronic marketplaces for the fixed income dealer community. Mr. Saltzman also served for nearly a decade as Executive Vice President and General Counsel of the Bond Market Association, which has since merged with the Securities Industry Association to form SIFMA, leading the organization’s regulatory and market practice advocacy in Washington, D.C. and around the globe before legislators and regulators. Mr. Saltzman previously served in various capacities as in-house counsel at Kidder Peabody and Greenwich Capital Markets and as a structured finance transactional attorney with Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Saltzman holds a B.A. from Clark University, where he graduated magna cum laude and Phi Beta Kappa, and a J.D. from Boston University School of Law. Mr. Saltzman is authorized to practice in the State of New York and is an Authorized House Counsel in the State of Connecticut. He is currently a member of the New York State Bar Association, the Connecticut Bar Association, the American Bar Association and the Bar of the Supreme Court of the United States. Mr. Saltzman has previously served as an advisory board member of The Institute for Financial Markets, the Securities and Exchange Commission Historical Society and the Global Capital Markets Center at Duke University. Mr. Saltzman recently joined the Board of Directors of the Pro Bono Partnership, a leading provider of free business legal resources to non-profit organizations serving disadvantaged communities in the New York, New Jersey and Connecticut area.

Mark Tecotzky Managing Director	47	Mr. Tecotzky is a Managing Director of Ellington, and head manager for all MBS/ABS credit, reporting directly to Mr. Vranos. Mr. Tecotzky also serves as the Chief Investment Officer of our Manager and EGAM and has been our Co-Chief Investment Officer since March 2008. Prior to joining Ellington in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse. He developed and launched several of its securitization vehicles, including hybrid ARMs and second liens, and subsequently ran its hybrid ARM business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other Ellington principals at Kidder Peabody, and traded Agency and non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University, and received a National Science Foundation fellowship to study at MIT.

MANAGEMENT

Directors and Executive Officers

Our board of directors consists of five directors. Of these five directors, three are considered independent in accordance with the requirements of the New York Stock Exchange, Inc., or NYSE. See “—Corporate Governance—Board of Directors and Committees.”

Each member of our board of directors serves for a one-year term expiring in May 2010. All of our executive officers, including our dedicated Chief Financial Officer, dedicated controller and dedicated in-house counsel are or will be employees of Ellington or one or more of its affiliates. The following table sets forth certain information about our directors and executive officers.

Name	Age	Position With Us
Michael W. Vranos	47	Chairman of the Board of Directors and Co-Chief Investment Officer
Laurence Penn	47	Chief Executive Officer, President and Director
Paul Asaro	57	Chief Financial Officer (Interim)
Mark Tecotzky	47	Co-Chief Investment Officer
Eric Bothwell	40	Chief Operating Officer
Paul Saltzman	48	General Counsel and Secretary
Edward Resendez	52	Director*
Thomas F. Robards	62	Director*
Ronald I. Simon, Ph.D.	70	Director*

*	Independent director

For biographical information relating to our executive officers, see “Our Manager—Our Manager’s and Ellington’s Employees.” Information for each of our directors is set forth below.

Edward Resendez—Mr. Resendez has served as a member of our board of directors since August 2007. Mr. Resendez is Senior Vice President-Chief Lending Officer of Kinecta Federal Credit Union and President of Kinecta Alternative Financial Solutions, Inc. From 2002 to 2007 Mr. Resendez was Chief Executive Officer, Board Member and Co-Founder of ResMAE Financial Corporation and its wholly-owned subsidiary ResMAE Mortgage Corporation, or ResMAE. In February 2007, ResMAE filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, District of Delaware. From 1995 through 2000, Mr. Resendez was the President of Long Beach Mortgage Company. During that timeframe he was also appointed as President and a Management Member of the board of directors for both Long Beach Financial Corporation, when that company went public in 1997 (formerly NASDAQ symbol: LBFC), and its wholly-owned operating subsidiary, Long Beach Mortgage Company, a subprime mortgage company, or, collectively with Long Beach Financial Corporation, Long Beach. Long Beach was an originator, purchaser, seller and servicer of subprime mortgages. When Long Beach Financial Corporation was sold to Washington Mutual, Mr. Resendez semi-retired between May 2000 and December 2001. From 1987 to 1995, Mr. Resendez held various management positions at Long Beach, including Executive Vice President—Loan Administration, First Vice President—Risk Management, Vice President—REO Loan Servicing, and Vice President—Retail Origination. Prior to joining Long Beach in 1987, Mr. Resendez held several managerial positions with Transamerica Financial Services from 1977 to 1987. Mr. Resendez earned a B.B.A. from Loyola Marymount University in Los Angeles in 1978, and is a licensed real estate broker in California.

Thomas F. Robards—Mr. Robards has served as a member of our board of directors since August 2007. Mr. Robards is a principal in Robards & Co, LLC, a private investment and advisory company. He currently serves as a Trustee and is Audit Committee Chair for the HSBC Investor Funds, a mutual fund complex. He is a

Director and is Audit Committee Chair of Overseas Shipholding Group, Inc., and until December of 2006 was a Director and on the Audit Committee of Financial Federal Corporation, both NYSE-listed companies. From 2003 to 2004, he was the Senior Vice President and Chief Financial Officer of the American Museum of Natural History in New York, New York. He was the Chief Financial Officer for Datek Online Holding Corporation from 2000 until its acquisition by Ameritrade in 2002. Prior to that, Mr. Robards was employed at Republic New York Corporation for 24 years, including as Chief Financial Officer and Executive Vice President, and from 1997-1999 served on its board of directors. During his tenure his responsibilities at Republic included leading its Asset/Liability and Finance Committees as well as managing Republic National Bank treasury and investment portfolio activities. He currently serves on the Board of Trustees and is Chairman of the Finance Committee of the Big Apple Circus. Mr. Robards earned his B.A. from Brown University and an M.B.A. from Harvard Business School.

Ronald I. Simon, Ph.D.—Dr. Simon has served as a member of our board of directors since August 2007. Dr. Simon is a private investor and financial consultant to businesses. From March 2003 through February 2006, when it was acquired by Wachovia Corp., Dr. Simon was a Director of WFS Financial Inc., a publicly-traded financial services company specializing in automobile finance. He was a director of Collateral Therapeutics from 1998 until its acquisition by Schering A.G. in 2002. From January 2006 to January 2009, he was a director of Cardium Therapeutics, a company formed to acquire and carry on the research and development of gene therapy to treat heart disease, which was originally developed by Collateral Therapeutics and then continued by Schering. From 1995 through 2002, Dr. Simon was a director of SoftNet Systems, Inc., and since 2002, has been a director of its successor company, American Independence Corp., a holding company engaged principally in the health insurance and reinsurance business. He was a director of BDI Investment Corporation, a closely held regulated investment company, from February 2003 until its liquidation in early 2005, and served as Chief Financial Officer for Wingcast, LLC, a developer of automotive telematics from 2001 to 2002. During 2001, Dr. Simon served as Acting Chairman, Chief Executive Officer and Chief Financial Officer for SoftNet Systems, Inc. He also served as Executive Vice President and Chief Financial Officer of Western Water Company from 1997 to 2000, and a director of Western Water Company from 1999 through 2001. Dr. Simon earned a B.A. from Harvard University, an M.A. from Columbia University, and a Ph.D. from Columbia University Graduate School of Business.

Corporate Governance—Board of Directors and Committees

Our business is managed through the oversight and direction of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. At least a majority of our board of directors is “independent,” as defined by the rules of the NYSE. Our independent directors are nominated by our nominating and corporate governance committee.

Our board consists of five directors, two of whom are affiliated with our Manager and three of whom are independent directors (Messrs. Resendez, Robards and Simon). The directors are informed about our business at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers.

Our board has established three committees consisting solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

Audit Committee

Our board of directors has established an audit committee, which is composed of Messrs. Robards, Simon and Resendez. Mr. Robards chairs the committee. Our audit committee assists the board in overseeing (i) our accounting and financial reporting processes; (ii) the integrity and audits of our consolidated financial statements;

(iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; and (v) the performance of our independent auditors.

Compensation Committee

Our board of directors has established a compensation committee, which is composed of Messrs. Resendez, Robards and Simon. Mr. Resendez chairs the committee. The compensation committee’s principal functions are to (i) evaluate the performance of our officers, (ii) review the compensation payable to our dedicated Chief Financial Officer, dedicated controller and dedicated in-house counsel, (iii) evaluate the performance of our Manager, (iv) review the compensation and fees payable to our Manager under our management agreement and (v) administer the issuance of any LTIP Units and other share-based awards issued to our officers, our Manager or the employees of our Manager who provide services to us.

Nominating and Corporate Governance Committee

Our board of directors has established nominating and corporate governance committee, which is comprised of Messrs. Simon, Robards and Resendez. Mr. Simon chairs the committee. The Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to the board for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

Investment and Risk Management Committee

Our Manager has established an Investment and Risk Management Committee, which is comprised of Messrs. Penn, Vranos, Tecotzky and Bothwell. The Investment and Risk Management Committee advises and consults with our Manager with respect to (i) our investment policies, portfolio holdings, financing and leveraging strategies and our investment guidelines and (ii) our risk management policies and procedures.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board of directors or compensation committee.

Compensation of Directors

Any member of our board of directors who is also an employee of our Manager or Ellington or their respective affiliates does not receive additional compensation for serving on our board of directors. Each independent director currently receives an annual cash retainer of $40,000 and a fee of $1,000 for each board and committee meeting attended ($500 if the meeting is attended telephonically). The chairman of each of the audit committee, compensation committee and nominating and corporate governance committee of our board of directors also receives an annual cash retainer of $15,000, $7,500 and $7,500, respectively. We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Our independent directors currently receive annual awards of 1,250 LTIP Units and are eligible to receive LTIP Units and other share-based awards under our individual incentive plan. See “—2007 Long-Term Incentive Plans.”

Compensation of Our Directors in 2008

The table below describes the compensation earned by our independent directors in 2008. We compensated only those directors who are independent under the NYSE listing standards.

Name	Fees Earned or Paid in Cash	Share- Based Awards		All other Compensation	Total Compensation
Thomas F. Robards	$64,500	$24,088	(2)	—	$88,588
Ronald I. Simon	$57,000	$24,088	(3)	—	$81,088
Edward Resendez	$57,000	$24,088	(4)	—	$81,088

(1)	All share-based awards were granted pursuant to the Ellington Incentive Plan for Individuals.
(2)	Mr. Robards received 1,250 LTIP Units with a grant date fair value of $24,088. These LTIP Units were granted on December 31, 2008, and vest on September 30, 2009. As of December 31, 2008, Mr. Robards had outstanding an aggregate of 2,500 LTIP Units.
(3)	Mr. Simon received 1,250 LTIP Units with a grant date fair value of $24,088. These LTIP Units were granted on December 31, 2008, and vest on September 30, 2009. As of December 31, 2008, Mr. Simon had outstanding an aggregate of 1,250 LTIP Units.
(4)	Mr. Resendez received 1,250 LTIP Units with a grant date fair value of $24,088. These LTIP Units were granted on December 31, 2008, and vest on September 30, 2009. As of December 31, 2008, Mr. Resendez had outstanding an aggregate of 2,500 LTIP Units.

Executive Compensation

We do not pay any annual cash compensation to our executive officers, although we are required to reimburse the costs of the wages, salaries and benefits incurred by our Manager or Ellington with respect to a dedicated Chief Financial Officer that our Manager is required to provide to us, subject to the approval of these reimbursements by the compensation committee of our board of directors. In addition, our Manager has the right to provide us with a dedicated controller and dedicated in-house legal counsel, and we would be required to reimburse the costs of the wages, salaries and benefits incurred by our Manager or Ellington with respect to these additional dedicated officers if our Manager elects to provide them, subject to the approval of these wages, salaries and benefits by the compensation committee of our board of directors. It is our understanding that the compensation paid to our executive officers by our Manager or Ellington, other than to the dedicated Chief Financial Officer and any dedicated controller and in-house counsel provided by our Manager, is not allocated in a manner that would allow us to determine that portion of their compensation that is related to the services performed for us and that portion that is related to services performed for other entities.

2007 Long-Term Incentive Plans

In connection with our August 2007 private offering, our board adopted the Ellington Incentive Plan for Individuals, or the individual incentive plan, and the Ellington Incentive Plan for Entities, or the entity incentive plan, referred to collectively in this prospectus as the incentive plans, to provide incentives to attract and retain the highest qualified directors, officers, employees, advisors, consultants and other personnel. Our Manager’s directors, officers, employees and affiliates who provide services to us and our officers, directors, employees, consultants and advisors who are natural persons are eligible to receive awards under the individual incentive plan. Our Manager, consultants and advisors who are not natural persons are eligible to receive awards under the entity incentive plan.

The incentive plans are administered by our compensation committee. The incentive plans each have a term of ten years from the date of adoption.

Currently, under the incentive plans, a combined total of 367,500 LTIP units remain available for issuance. Upon vesting, LTIP units are transferable on a one-for-one basis into common shares. In each subsequent calendar year, the maximum limit on the number of common shares and LTIP Units issuable under both incentive plans shall increase by an amount equal to six percent (6%) of the difference, if any (but not less than zero) between (i) the number of common shares that are outstanding as of the last day of such calendar year and (ii) the number of common shares that are outstanding as of the last day of the immediately preceding calendar year. The individual incentive plan requires that of the number of common shares and LTIP Units available for awards under both plans, 62,500 common shares be reserved for awards to be made to our independent directors. As of March 31, 2009, 7,500 LTIP Units had been issued to our independent directors. In no event shall the number of common shares and LTIP Units issued pursuant to both incentive plans exceed 10,000,000. In the event that an award expires, or is forfeited, cancelled or otherwise terminates without the issuance of shares, such common shares subject to such award will again be available for subsequent awards, except as prohibited by law. In addition, common shares that we withhold in satisfaction of the holder’s obligation to remit an exercise price or withholding taxes will be available for future awards.

Upon the occurrence of any event that affects our common shares in such a way that an adjustment of outstanding awards is appropriate in order to prevent the dilution or enlargement of rights under the awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the compensation committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of common shares (or other securities) which may thereafter be issued in connection with such outstanding awards and adjustments to any exercise price specified in the outstanding awards and shall also make appropriate equitable adjustments to the number and kind of common shares (or other securities) authorized by or to be granted under the incentive plans. Such other substitutions or adjustments shall be made respecting awards granted under the incentive plans as may be determined by the compensation committee, in its sole discretion. In connection with any event described in this paragraph, the compensation committee may provide, in its discretion, for the cancellation of any outstanding award and payment in cash or other property in exchange therefor, equal to the difference, if any, between the fair market value of our common shares or other property subject to the award, and the exercise price, if any.

The compensation committee has the authority under the incentive plans to determine the terms and conditions of any awards thereunder, including the terms of any LTIP Units. In general, LTIP Units will comprise a separate class or classes of our limited liability company interests. Each LTIP Unit awarded will typically be deemed to be the equivalent of one common share under the incentive plans. In connection with each grant of LTIP Units, the compensation committee sets the relevant terms of such grant, including the number, vesting schedule (including any performance-based vesting conditions) and forfeiture provisions, rights to distributions, allocations of income and capital accounts, required capital contributions, if any, voting rights and conversion features, among other things. As equity interests, the LTIP Units are also subject to the terms of our operating agreement. LTIP Units may be granted either as free-standing awards or in tandem with other awards under our incentive plans.

In addition to LTIP Units, the incentive plans also permit awards of restricted common shares. A restricted common share award is an award of our common shares that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. The restrictions may lapse at such times and under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine. Except to the extent restricted under an award agreement, the holder of a restricted common share has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive distributions on the restricted common shares. Although distributions are paid on all restricted common shares, whether or not vested, at the same rate and on the same date as common shares, the award agreement may prohibit holders of restricted common shares from transferring such restricted common shares until they vest. All restrictions on restricted common shares granted under the incentive plans will be removed immediately and fully upon a change of control of us.

The compensation committee may also grant share appreciation rights, performance awards and other share and non-share-based awards under the incentive plans. These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain performance goals or continued employment with us through a specific period.

Generally, holders are not permitted to sell, transfer, pledge or assign any award, and all awards shall be exercisable, during the holder’s lifetime, only by the holder; provided, however, that the compensation committee may, in its sole discretion, provide that certain awards may be transferable subject to certain restrictions.

Our compensation committee may at any time amend, alter, suspend or discontinue the incentive plans, but cannot, without a participant’s consent, take any action that would impair the rights of such participant under any award granted under the plans. To the extent required by law, the compensation committee will obtain approval of the shareholders for any amendment that would:

•	increase the total number of common shares reserved for issuance under the incentive plans (other than through adjustment as provided in the incentive plan);

•	change the class of eligible participants under the incentive plans; or

•	otherwise require such approval.

Outstanding Awards

In connection with our August 2007 private offering, we issued 375,000 LTIP Units to our Manager under our entity incentive plan, which are convertible into 375,000 common shares. Currently, 125,000 LTIP Units held by our Manager have vested. In addition, as of March 31, 2009, our independent directors have, in the aggregate, been issued 7,500 LTIP Units under our individual incentive plan, 3,750 of which have vested and 1,250 of which have been converted into common shares.

These LTIP Units comprise a separate non-voting class of our limited liability company interests. They are structured as profits interests that do not require any capital contribution by the grantee, and, unlike common shares, they initially had no associated capital account. Each of the LTIP Units is generally entitled to distributions, and to allocations of our income, in amounts that correspond to distributions and allocations for one common share.

The LTIP Units issued to our Manager are subject to forfeiture restrictions that began lapsing in three equal annual installments beginning on the first anniversary of the closing date of our August 2007 private offering, while the LTIP Units issued to our independent directors will be subject to forfeiture restrictions that lapse one year after the date of grant. To the extent that distributions are received in respect of an LTIP Unit that is subsequently forfeited, the recipient of the distribution will have no obligation to repay us the amount distributed. However, upon forfeiture, the former holder of the LTIP Unit will lose the right to any future distributions or allocations of income in respect of such LTIP Unit, and will forfeit any capital account that is associated with such LTIP Unit at the time of forfeiture.

A holder of an LTIP Unit has a right, which will generally be exercisable by the holder at any time after vesting, to convert the LTIP Unit into one common share. Prior to the effectiveness of the conversion, and upon the occurrence of certain other specified events, our income will be specially allocated to the holder of the LTIP Unit in an amount necessary to equalize the capital account associated with the LTIP Units with that of common shares, such that the LTIP Unit is economically identical to, and fungible with, the common shares.

The grant, vesting and conversion of LTIP Units, and the payment of distributions with respect thereto, will not give rise to a tax deduction to us or the holders of common shares. Allocations of income to holders of LTIP Units, however, reduces the amount of our income that would otherwise be allocable and taxable to the holders of our common shares.

Management Agreement

We entered into a management agreement with our Manager upon our inception in August 2007, pursuant to which our Manager provides for the day-to-day management of our operations.

The management agreement, which was amended and restated effective July 1, 2009, requires our Manager to manage our assets, operations and affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager is under the supervision and direction of our board of directors. Our Manager is responsible for:

•	the selection, purchase and sale of assets in our portfolio;

•	our financing activities; and

•	providing us with advisory services.

Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to the management, operation and administration of our assets and liabilities and business as may be appropriate, which may include, without limitation, the following:

•

serving as our consultant with respect to the periodic review of our investment guidelines and other policies and criteria for our other borrowings and operations for the approval of our board of directors;

•

investigating, analyzing and selecting possible asset acquisition opportunities and originating, acquiring, structuring, financing, retaining, selling, negotiating for prepayment, restructuring or disposing of our assets in a manner consistent with our investment guidelines;

•

with respect to any of our prospective asset acquisitions and any sale, exchange or other disposition of any investment by us, conducting negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

•

engaging and supervising, on our behalf and at our sole cost and expense, third-party service providers that are not affiliated with Ellington who provide, among other services, investment banking, mortgage brokerage, securities brokerage, legal, accounting, due diligence and such other services as may be required relating to our assets or potential assets and to our other business and operations;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

•	coordinating and supervising, on our behalf and at our sole cost and expense, other third-party service providers;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•

administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary for our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•

engaging and supervising, on our behalf and at our sole cost and expense, consultants and other service providers that are not affiliated with Ellington, to assist us in complying with the requirements of Sarbanes Oxley and the Exchange Act;

•

communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling us in connection with policy decisions to be made by our board of directors;

•

counseling us, and when appropriate, evaluating and recommending to our board of directors hedging, financing and securitization strategies, and engaging in hedging, financing, borrowing and securitization activities on our behalf, consistent with the investment guidelines;

•

counseling us regarding the maintenance of our exclusion from regulation as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain such exclusion from regulation as an investment company under the Investment Company Act;

•

assisting us in developing criteria for asset purchase or commitments that are specifically tailored to our objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate related securities, other real estate-related assets, ABS, non-real estate-related assets and real estate operating companies;

•

furnishing such reports to us or our board of directors that our Manager reasonably determines to be responsive to reasonable requests for information from us or our board of directors regarding our activities and services performed for us or any of our subsidiaries by our Manager;

•

monitoring the operating performance of our assets and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•

purchasing assets (including short-term investments pending the purchase of other assets, payment of fees, costs and expenses, or distributions to our shareholders), and advising us as to our capital structure and capital raising;

•

causing us, at our sole cost and expense, to retain qualified independent accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations including soliciting shareholders for required information to the extent provided by the provision of the Code and the Treasury Regulations applicable to us and to conduct quarterly compliance reviews with respect thereto;

•	causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•

assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act and the Securities Act;

•

taking all necessary actions to enable us to make required tax filings and reports and compliance with the Code and the Treasury Regulations applicable to us, including, without limitation, the provisions applicable to the treatment of us as a partnership, and not an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes;

•

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors;

•

using commercially reasonable efforts to cause expenses incurred by or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•	advising on, and obtaining on our behalf, appropriate credit facilities or other financings for our assets consistent with our investment guidelines;

•

advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

•

performing such other services as may be required from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow our Manager’s advice or recommendations.

Our Manager, Ellington, EMG Holdings, L.P. and their affiliates who provide services to us under the management agreement or the services agreement, their directors, officers, members, shareholders, managers, investment and risk management committee members, employees, agents, successors and assigns are not liable to us, any subsidiary of ours, any of our or our subsidiaries’ directors, officers, shareholders, managers, owners or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of our Manager’s duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, Ellington, EMG Holdings, L.P. and their affiliates, directors, officers, members, shareholders, managers, investment and risk management committee members, employees, agents, successors and assigns with respect to all liabilities, judgments, costs, charges, losses, expenses and claims, including attorney’s fees, charges and expenses and expert witness fees, of any nature, kind or description, arising from claims by third parties caused by acts or omissions of our Manager, Ellington, EMG Holdings, L.P. or their affiliates not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of our Manager’s duties under the management agreement or claims by our Manager’s employees relating to the terms and conditions of their employment. Our Manager and its affiliates will not be liable for acts or omissions made or taken in accordance with written advice of professional advisors that are engaged by our Manager with commercially reasonable care, absent bad faith, gross negligence, willful misconduct or fraud by our Manager, Ellington, EMG Holdings, L.P. or their affiliates or their personnel.

Our Manager has agreed to indemnify us and our directors and officers with respect to all liabilities, judgments, costs, charges, losses, expenses and claims, including attorney’s fees, charges and expenses and expert witness fees, of any nature, kind or description, arising out of (i) claims by third parties based on acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under the management agreement, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction or (ii) claims by our Manager’s employees relating to the terms and conditions of their employment with our Manager. Our Manager intends to obtain errors and omissions and other insurance which is customarily carried by property and investment managers.

Pursuant to the terms of the management agreement, our Manager is required through Ellington and its affiliates to provide a management team (including, without limitation, a Chief Executive Officer and President, Chief Operating Officer, a Chief Investment Officer and a Chief Financial Officer) along with appropriate support personnel, to deliver the management services to us, with the members of such management team, other than those that are dedicated to us, devoting such of their time to the management of us as our Manager deems reasonably necessary and appropriate for the proper performance of all of our Manager’s duties, commensurate with the level of our activity from time to time. Our Manager shall, no later than the effective date of this offering, provide a dedicated Chief Financial Officer, who shall devote all or substantially all of his time to the management of us and the performance of his duties as our Chief Financial Officer. We are responsible for the entire cost of the dedicated Chief Financial Officer and will reimburse our Manager or Ellington for such costs. Our management agreement also permits our Manager to appoint a dedicated controller and a dedicated in-house counsel to our company and to be reimbursed by us for the entire cost incurred by our Manager or Ellington to employ such individuals. The dedicated controller and in-house counsel will be required by our Manager to dedicate all or substantially all of their business time and efforts to us. We have the benefit of our Manager’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, our Manager shall not undertake activities which, in its reasonable judgment, will materially adversely affect the performance of its obligations under the management agreement.

The management agreement has a current term that expires on December 31, 2011, and will be automatically renewed for a one year term each anniversary date thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. Our independent directors will review our Manager’s performance annually and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding common shares, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the base management and incentive fees payable to our Manager are not fair, subject to our Manager’s right to prevent such a compensation termination by accepting a mutually acceptable reduction of management fees. In the event we terminate the management agreement without cause or elect not to renew the management agreement, we will be required to pay our Manager a termination fee equal to the amount of three times the sum of (i) the average annual base management fee earned by our Manager during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination and (ii) the average annual incentive fee earned by our Manager during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

We may also terminate the management agreement without payment of the termination fee with 30 days prior written notice from our board of directors for cause, which is defined as:

•	our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice of such breach;

•	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	our Manager’s gross negligence in performance of its duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including, but not limited to, an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	the dissolution of our Manager; and

•

certain changes of control of our Manager, including but not limited to the departure of Mr. Vranos from senior management of Ellington, whether through resignation, retirement, withdrawal, long-term disability, death or termination of employment with or without cause or for any other reason.

Our Manager may terminate the management agreement effective upon 60 days’ prior written notice of termination to us in the event that we default in the performance or observance of any material term, condition or covenant in the management agreement and the default continues for a period of 30 days after written notice to us specifying the default and requesting that the default be remedied in such 30-day period. In the event our Manager terminates the management agreement due to our default in the performance or observance of any material term, condition or covenant in the management agreement, we will be required to pay our Manager the termination fee.

Our Manager may also terminate the management agreement in the event we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event; provided, however, that in the case of such termination, if our Manager was not at fault for our becoming regulated as an investment company under the Investment Company Act, we will be required to pay a termination fee.

Our Manager may generally only assign the management agreement with the written approval of a majority of our independent directors. However, our Manager may assign to one or more of its affiliates the performance of any of its responsibilities under the management agreement without the approval of our independent directors so long as our Manager remains liable for any such affiliates performance and such assignment does not require our approval under the Investment Advisers Act of 1940, or the Investment Advisers Act.

License to use the Name “Ellington”

Pursuant to the management agreement, our Manager has granted us a non-exclusive, royalty-free license to use the name “Ellington.” We have a right to use the “Ellington” name for so long as our Manager remains our manager. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of the word “Ellington.”

Base Management Fees, Incentive Fees and Reimbursement of Expenses

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager to conduct our operations. Expense reimbursements to our Manager are made within 60 days following delivery of the expense statement by our Manager.

Base Management Fees

Under the management agreement, we pay our Manager a base management fee quarterly in arrears in an amount equal to 1.50% per annum of our shareholders’ equity (calculated in accordance with GAAP) as of the end of each fiscal quarter (before deductions for base management fees and incentive fees payable with respect to such fiscal quarter), provided that shareholders’ equity will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

In the event that our Manager, Ellington or any of their affiliates receives any management fees, origination fees or structuring fees from any CDO, investment fund, issuer of debt or other investment in which our company has invested or participated, then the quarterly base management fees (together with the distribution paid in lieu of base management fees with respect to common shares and LTIP units held by our Manager) and any incentive fees (together with the distribution paid in lieu of incentive fees with respect to common shares and LTIP units held by our Manager) payable by us to our Manager will be reduced by, or our Manager will otherwise rebate to us, an amount equal to the portion of such fees payable to our Manager, Ellington or their affiliates that is allocable to our investment or participating interest in such CDO, investment fund, other investment or debt securities during the same period.

Our Manager calculates the base management fee within 45 days after the end of each fiscal quarter and such calculation is promptly delivered to us. We are obligated to pay the base management fee within 15 business days after receipt of the calculation from our Manager.

Incentive Fees

In addition to the base management fee, with respect to each fiscal quarter we pay our Manager an incentive fee equal to the excess, if any, of (i) the product of (A) 25% and (B) the excess of (1) our Adjusted Net Income (described below) for the Incentive Calculation Period (which means such fiscal quarter and the immediately preceding three fiscal quarters (but excluding any fiscal quarters prior to July 1, 2009)) over (2) the sum of the Hurdle Amounts (described below) for the Incentive Calculation Period, over (ii) the sum of the incentive fees already paid or payable for each fiscal quarter in the Incentive Calculation Period preceding such fiscal quarter.

For purposes of calculating the incentive fee, “Adjusted Net Income” for the Incentive Calculation Period means our net increase in shareholders’ equity from operations (or such equivalent GAAP measure based on the basis of presentation of our consolidated financial statements), after all base management fees but before any incentives fees for such period, and excluding any non-cash equity compensation expenses for such period, as reduced by any Loss Carryforward (as described below) as of the end of the fiscal quarter preceding the Incentive Calculation Period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

For purposes of calculating the incentive fee, the “Loss Carryforward” as of the end of any fiscal quarter is calculated by determining the excess, if any, of (1) the Loss Carryforward as of the end of the immediately preceding fiscal quarter over (2) our net increase in shareholders’ equity from operations (expressed as a positive number) or net decrease in shareholders’ equity from operations (expressed as a negative number) for such fiscal quarter (or such equivalent GAAP measures as may be appropriate depending on the basis of presentation of our consolidated financial statements), as the case may be, calculated in accordance with GAAP, adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

For purposes of calculating the incentive fee, the “Hurdle Amount” means, with respect to any fiscal quarter, the product of (i) one-fourth of the greater of (A) 9% and (B) 3% plus the ten-year Treasury rate for such fiscal quarter, (ii) the sum of (A) the weighted average gross proceeds per share of all our common share issuances (excluding issuances of our common shares (a) as equity incentive awards, (b) to our Manager as part of its base management fee or incentive fee and (c) to our Manager or any of its Affiliates in privately negotiated transactions) up to the end of such fiscal quarter (with each such issuance weighted by both the number of shares issued in such issuance and the number of days that such issued shares were outstanding during such fiscal quarter) and (B) the result obtained by dividing (I) retained earnings attributable to our common shares at the beginning of such fiscal quarter by (II) the average number of our common shares outstanding for each day during such fiscal quarter, and (iii) the average number of our common shares and LTIP units outstanding for each day during such fiscal quarter.

Our manager calculates the incentive fee within 45 days after the end of each fiscal quarter, and we pay the incentive fee with respect to such fiscal quarter within 15 business days following the delivery to us of our Manager’s written statement setting forth the computation of the incentive fee for such fiscal quarter.

The management agreement provides that a minimum of 10% of each incentive fee payable to our Manager is to be paid in common shares, with the balance paid in cash. Our Manager may, in its sole discretion, elect to receive a greater percentage of any incentive fee in the form of common shares. Our management agreement further provides that our Manager may not elect to receive common shares as payment of its incentive fee, other than in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading). The number of our common shares to be received by our Manager is based on the fair market value of those common shares. Common shares delivered as payment of the incentive fee are immediately vested, provided that our Manager has agreed not to sell the common shares prior to one year after the date they are issued to our Manager. These common shares are subject to the registration rights as described elsewhere in this prospectus. Our manager’s transfer restriction will lapse if the management agreement is terminated.

Reimbursement of Expenses

Our Manager’s employees perform certain legal, regulatory, compliance, accounting, due diligence tasks and other services; however, we do not pay our Manager additional fees for these services or reimburse our Manager the cost of performing such services.

We also do pay all of our direct operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees and other related expenses, other than the costs incurred by our Manager for a dedicated Chief Financial Officer, controller and in-house counsel. The expenses required to be paid by us include, but are not limited to:

•	issuance and transaction costs incident to the acquisition, disposition and financing of our assets;

•	legal, regulatory, compliance, tax, accounting, consulting, auditing and administrative fees and expenses and fees and expenses for other similar services rendered by third-party service providers;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•	the costs associated with the establishment and maintenance of any credit facilities and our other indebtedness (including commitment fees, accounting fees, legal fees, closing costs, etc.);

•	expenses associated with our other securities offerings;

•	expenses relating to the payment of distributions;

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the Exchange Act, the SEC and other governmental bodies;

•	transfer agent, registrar and exchange listing fees;

•	the costs of printing and mailing proxies, reports and other materials to our shareholders;

•	costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third-party vendors that is used solely by us;

•	costs and out-of-pocket expenses incurred by directors, officers, employees or other agents of our Manager for travel on our behalf;

•	costs associated with the dedicated Chief Financial Officer and, if utilized, a dedicated controller and in-house counsel to be provided by our Manager;

•

the portion of any costs and expenses incurred by our Manager or its affiliates with respect to market information systems and publications, research publications and materials that are allocable to us in accordance with the expense allocation policies of Ellington;

•	settlement, clearing, and custodial fees and expenses;

•	all taxes and license fees;

•

all insurance costs incurred with respect to insurance policies obtained in connection with the operation of our business including, but not limited to, insurance covering activities of our Manager and its employees relating to the performance of our Manager’s duties and obligations under the management agreement;

•	costs and expenses incurred in contracting third parties for the servicing and special servicing of our assets;

•

all other actual out of pocket costs and expenses relating to our business and operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any of our trustees, directors or officers in his capacity as such or of any subsidiary for which we or any subsidiary are required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

•

the costs of maintaining compliance with all federal, state and local rules and regulations, including securities regulations, or any other regulatory agency, all taxes and license fees and all insurance costs incurred on our behalf;

•	expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained expressly for us and separate from offices of our Manager

•	the costs of the wages, salaries and benefits incurred by our Manager with respect to our dedicated officers; and

•	all other costs and expenses approved by the board of directors.

In addition, other than as expressly described above, we are not required to pay any portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates.

Since our inception and through March 31, 2009, we have not been invoiced for and we have not reimbursed our Manager or Ellington for any expenses other than direct third-party expenses of our company (including in certain situations our allocable share of such third-party expenses) that our Manager or Ellington advanced on our behalf.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions Effected by Ellington and its Affiliates in Respect of Our Portfolio

We may from time to time enter into certain “related party transactions” with Ellington and its affiliates including, subject to certain conditions and limitations, cross transactions, principal transactions and the purchase of securities in other Ellington accounts. See “Business—Conflicts of Interest; Equitable Allocation of Opportunities” for a description of theses types of transactions.

Management Agreement

We have entered into a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. All of our officers also serve as officers, employees and/or directors of Ellington, our Manager or one of their other affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Management—Management Agreement—Base Management Fees, Incentive Fees and Reimbursement of Expenses,” “Business—Conflicts of Interest; Equitable Allocation of Opportunities” and “Risk Factors—Risks Related to our Relationship with our Manager and Ellington.”

Our Manager has entered into a services agreement with Ellington Management Group, L.L.C. pursuant to which Ellington Management Group, L.L.C. and its affiliates provide to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement, including due diligence, asset management and credit risk management. We are a named third-party beneficiary to the service agreement.

Compensation of Directors

Our non-independent directors do not receive additional compensation for serving on our board of directors. Each independent director currently receives an annual cash retainer of $40,000 and a fee of $1,000 for each board and committee meeting attended ($500 if the meeting is attended telephonically). The chairman of each of the audit committee, compensation committee and nominating and corporate governance committee of our board of directors also receives an annual cash retainer of $15,000, $7,500 and $7,500, respectively. We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

We currently award our independent directors annual grants of 1,250 LTIP Units under our individual incentive plan and are eligible to receive LTIP Units and other share-based awards under our individual incentive plan. See “Management—2007 Long-Term Incentive Plans.”

Registration Rights

Our and our Manager’s executive officers, directors, partners, members and other affiliates (as such term is defined in the Exchange Act), including but not limited to Ellington-managed funds, and any of their permitted transferees and including (i) any executive officer, director, trustee, or general partner of such affiliate and (ii) any legal entity for which such affiliate acts as an executive officer, director, trustee or general partner, or the Covered Persons, are entitled to the benefits of a registration rights agreement with respect to the common shares they purchased in our August 2007 private offering and, in the case of our Manager, any common shares issued to our Manager as part of its incentive fee. Pursuant to such registration rights agreement, the Covered Persons have been granted (i) customary piggy-back registration rights with respect to any registration statement we file with the SEC (subject to underwriter cut-back rights with respect to underwritten offerings) and (ii) upon the request of Covered Persons holding a certain percentage of common shares covered under the registration rights agreement, the right to require us to file up to three registration statements on Form S-3 once we become eligible to use such form or, if we have been subject to regulation under the Exchange Act and have filed all material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act for at least 12 months and are not then eligible to use Form S-3, a single registration on such other form that we are eligible to use.

Indemnification Agreements

We have entered into indemnification agreements with our directors and officers that obligate us to indemnify them to the maximum extent permitted by Delaware law and pay such persons’ expenses in defending any civil or criminal proceedings in advance of final disposition of such proceeding.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of June 30, 2009 and before giving effect to this offering, certain ownership information with respect to our common shares for those persons known to us who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common shares and all of our executive officers and directors, individually and as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of a fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Name and Address	Shares Beneficially Owned
	Number	Percent
5% Shareholders:
EMG Holdings, L.P.(1)(5)	3,258,783	26.8%
VC Investments, L.L.C.(1)(5)	3,258,783	26.8%
Directors and Executive Officers:(2)
Michael W. Vranos(3)(4)(5)	3,258,783	26.8%
Laurence Penn(4)(5)	3,258,783	26.8%
Paul Asaro(4)(5)	3,258,783	26.8%
Mark Tecotzky(4)(5)	3,258,783	26.8%
Eric Bothwell	—	—
Paul Saltzman	—	—
Thomas Robards(5)	1,250	*
Ronald I. Simon, Ph.D(6)	5,000	*
Edward Resendez(5)	1,250	*
All officers and directors as a group	3,266,283	26.9%

*	Less than 1%.
(1)	Includes 1,758,783 shares and 250,000 LTIP Units held by our Manager, the members of which are VC Investments L.L.C., EMG Holdings, L.P. and a trust as to which Mr. Vranos is the settlor. VC Investments L.L.C. is the general partner of EMG Holdings, L.P. Also includes 1,250,000 shares held by three hedge funds that are managed by Ellington. The address for EMG Holdings, L.P. is 53 Forest Avenue, Old Greenwich, CT 06870.
(2)	The address for all officers and directors is Ellington Financial LLC, 53 Forest Avenue, Old Greenwich, CT 06870.
(3)	Mr. Vranos is the settlor of a trust that holds a beneficial interest in 500,000 common shares held by our Manager, but does not have any voting rights with respect to our Manager. VC Investments L.L.C. and EMG Holdings, L.P. collectively own the beneficial interest in the remaining common shares held by our Manager and 100% of the voting interest in our Manager. Accordingly, Mr. Vranos, VC Investments L.L.C. and EMG Holdings L.P. may be deemed to beneficially own common shares owned by our Manager. See footnote 1 above.
(4)	Each of Messrs. Vranos, Penn, Tecotzky and Asaro is a beneficial owner of our Manager. Accordingly, such individuals may be deemed to beneficially own common shares and LTIP Units owned by our Manager and its affiliates. Each such individual member disclaims beneficial ownership of any such common shares and LTIP Units in which they do not have a pecuniary interest. Mr. Vranos disclaims beneficial ownership of 500,000 common shares held by our Manager.
(5)	Includes LTIP Units which are convertible into common shares on a one-for-one basis, subject to certain conditions.
(6)	Mr. Simon and his spouse are beneficiaries of a trust that holds all of Mr. Simon’s common shares.

DESCRIPTION OF SHARES

The following is a summary of some of the terms of the common shares representing limited liability company interests in our company. Our operating agreement provides for the issuance of our common shares, as well as certain terms of our common shares. The following is a summary of some of the terms of our common shares, our operating agreement and the Delaware Limited Liability Company Act, or the Delaware LLC Act, and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our operating agreement and the Delaware LLC Act.

Authorized Shares

Each of our common shares represents a limited liability company interest in Ellington Financial LLC. We are authorized to issue, pursuant to action by our board of directors and without action by our shareholders, up to 100,000,000 common shares, up to 100,000,000 preferred shares and up to 10,000,000 LTIP Units. Upon consummation of this offering, there will be              common shares and              LTIP Units outstanding.

Common shares

Upon payment in full of the consideration payable with respect to the common shares, as determined by our board of directors, such shareholders shall not be liable to us to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware LLC Act). No holder of common shares is entitled to preemptive, redemption or conversion rights.

Voting Rights

The holders of common shares are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares present in person or represented by proxy, voting together as a group.

Distribution Rights

In general, holders of common shares will share ratably (based on the number of common shares held) in any distribution declared by our board of directors out of funds legally available, therefore, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred shares. Distributions consisting of common shares may be paid only as follows: (i) common shares may be paid only to holders of common shares; and (ii) shares shall be paid proportionally with respect to each outstanding common share.

Manager’s Shares

Prior to July 1, 2009, the amount of base management fees and incentive fees that we paid to our Manager was reduced to exclude from the calculation amounts that was otherwise payable in respect of equity and net income that was attributable to common shares and LTIP Units owned by our Manager. Pursuant to our operating agreement, the base management fee and incentive fee was reduced in the manner described in the preceding sentence, was specially allocated to holders of common shares other than our Manager, and an amount of cash equal to such reduction was distributed to our Manager. The amounts paid to our Manager as distributions in lieu of base management and incentive fees that were otherwise payable in respect of common shares held by our

Manager were approximately $0.1 million for the period from August 17, 2007 (commencement of operations) through December 31, 2007, approximately $0.9 million for the year ended December 31, 2008 and $50,287 for the three months ended March 31, 2009.

Liquidation Rights

Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive our remaining assets available for distribution (only to the extent such assets are converted to cash) in accordance with and to the extent of positive balances in the respective capital accounts after taking into account certain adjustments. If our assets remaining after payment or discharge of our debts or liabilities are insufficient to return their capital contributions, the holders of our common shares shall have no recourse against us or any other holder of our common shares or our Manager.

Other Matters

In the event of our merger or consolidation with or into another entity in connection with which our common shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Under our operating agreement, in the event of an inadvertent termination of partnership status in which the IRS has granted us limited relief each holder of our common shares also is obligated to make such adjustments as are required by the IRS to maintain our status as a partnership for U.S. federal (and applicable state) income tax purposes.

Preferred Shares

Our operating agreement authorizes our board of directors to establish one or more series of preferred shares. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by common shareholders. Our board of directors is able to determine, with respect to any series of preferred shares, the holders of terms and rights of that series, including:

•	the designation of the series;

•

the amount of preferred shares of the series, which our board may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of preferred shares of the series then outstanding;

•	whether distributions, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for preferred shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares of the series;

•	the amounts payable on preferred shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the preferred shares of the series will be convertible into or exchangeable for interests of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	restrictions on the issuance of preferred shares of the series or of any shares of any other class or series; and

•	the voting rights, if any, of the holders of the preferred shares of the series.

We could issue a series of preferred shares that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the market value of the common shares.

LTIP Units

For a description of our LTIP Units see “Management—2007 Long-Term Incentive Plans.”

Operating Agreement

Organization and Duration

We were formed in Delaware in July 2007, and will remain in existence until dissolved in accordance with our operating agreement.

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that, except if our board of directors determines that it is no longer in our best interests, our management shall not cause us to engage, directly or indirectly, in any business activity that our board of directors determines would require us to register as an investment company under the Investment Company Act or cause us to be treated as an association or publicly traded partnership taxable as a corporation or otherwise taxable at the entity level for federal income tax purposes.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents under and in accordance with, our operating agreement.

Duties of Officers and Directors

Our operating agreement provides that our business and affairs shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Our operating agreement further provides that the authority and function of our board of directors and officers shall be identical to the authority and functions of a board of directors and officers of a corporation organized under the Delaware General Corporation Law, or DGCL, except as expressly modified by the terms of the operating agreement. Finally, our operating agreement provides that except as specifically provided therein, the fiduciary duties and obligations of our board of directors owed to us and to our members shall be the same as the respective duties and obligations owed by officers and directors of a corporation organized under the DGCL to their corporation and stockholders, respectively.

Our operating agreement does not expressly modify the duties and obligations owed by officers and directors under the DGCL. However, there are certain provisions in our operating agreement regarding exculpation and indemnification of our officers and directors that differ from the DGCL. First, our operating agreement provides that to the fullest extent permitted by applicable law our directors will not be liable to us. Under the DGCL, a director or officer would be liable to us for (i) breach of duty of loyalty to us or our shareholders; (ii) intentional misconduct or knowing violations of the law that are not done in good faith; (iii) improper redemption of stock or declaration of a dividend; or (iv) a transaction from which the director derived an improper personal benefit.

Second, our operating agreement provides that we indemnify our directors and officers for acts or omissions to the fullest extent permitted by law. Under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful.

Third, our operating agreement provides that in the event a potential conflict of interest exists or arises between any of our principals, our directors or their respective affiliates, on the one hand, and us, any of our subsidiaries or any of our shareholders, on the other hand, a resolution or course of action by our board of directors shall be deemed approved by all of our shareholders, and shall not constitute a breach of the fiduciary duties of members of the board to us or our shareholders, if such resolution or course of action is (i) approved by our nominating and corporate governance committee, which is composed of independent directors, (ii) approved by shareholders holding a majority of our shares that are disinterested parties, (iii) on terms no less favorable than those generally provided to or available from unrelated third parties, or (iv) fair and reasonable to us. Under the DGCL, a corporation is not permitted to automatically exempt board members from claims of breach of fiduciary duty under such circumstances.

In addition, our operating agreement provides that all conflicts of interest described in this prospectus are deemed to have been specifically approved by all of our shareholders.

Election of Members of Our Board of Directors

Since our first annual meeting of shareholders, members of our board of directors have been elected by a plurality of our shareholders. Each member of our board of directors currently serves for a one-year term expiring in 2010.

Removal of Members of Our Board of Directors

Any director or the entire board of directors may be removed, only for cause (as defined in the operating agreement) and then only by a vote of at least two-thirds of the votes entitled to be cast in the election of directors. The vacancy in the board of directors caused by any such removal will be filled by a vote of the majority of directors then in office even if the remaining directors do not constitute a quorum.

Shareholder Meetings

Under our operating agreement, we are required to hold an annual meeting of shareholders for the election of directors and other business during the month of May of each year on a date and time to be set by the board of directors. In addition, our operating agreement provides that a special meeting of shareholders may be called by our board of directors and certain of our officers. Our operating agreement further provides that, subject to the satisfaction of certain procedural and information requirements, a special meeting of shareholders shall be called by the Secretary of the company upon written request of shareholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.

Advance Notice of Nominations and Shareholder Business

Our operating agreement establishes advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors at annual meeting of our shareholders.

Limited Liability

The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

Limitations on Liability and Indemnification of Our Directors and Officers

Our operating agreement provides that our directors will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director’s obligations or duties in connection with us, including breach of fiduciary duty, except as follows: (i) for any breach of the director’s duty of loyalty to us or the holders of the shares; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit. The operating agreement provides that, to the fullest extent permitted by law, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee, tax matters member or agent, or is or was serving at our request as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, our board of directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total voting power of our outstanding common shares and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series.

Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any shareholder without such shareholder’s consent, unless approved by at least a majority of the type or class of shares so affected;

•

provide that we are not dissolved upon an election to dissolve our limited liability company by our board of directors that is approved by holders of a majority of the total voting power of our outstanding common shares;

•	change the term of existence of our company; or

•

give any person the right to dissolve our limited liability company other than our board of directors’ right to dissolve our limited liability company with the approval of holders of a majority of the total voting power of our outstanding common shares.

The provision of our operating agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the total voting power of our outstanding common shares.

No Shareholder Approval. Our board of directors may generally make amendments to our operating agreement without the approval of any shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of shareholders in accordance with our operating agreement;

•

the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

•

a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed at the entity level for U.S. federal income tax purposes other than as our board of directors specifically so designate;

•

an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment or issuance that our board of directors determines to be necessary or appropriate for the authorization of additional securities;

•	any amendment expressly permitted in our operating agreement to be made by our board of directors acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our operating agreement;

•

any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;

•	a change in our fiscal year or taxable year and related changes; and

•	any other amendments substantially similar to any of the matters described above.

In addition, our board of directors may make amendments to our operating agreement without the approval of any shareholder or assignee if our board of directors determines that those amendments:

•	do not adversely affect the shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares under the provisions of our operating agreement; or

•	are required to effect the intent expressed in our operating agreement or are otherwise contemplated by our operating agreement.

Merger, Sale or Other Disposition of Assets

Our board of directors is generally prohibited, without the prior approval of holders of a majority of the total voting power of all of our outstanding common shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any shareholder. Our board of directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.

If the conditions specified in our operating agreement are satisfied, our board of directors may merge our company or any of its subsidiaries into, or convey all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity, in each case without any approval of our shareholders. The shareholders are not entitled to dissenters’ rights of appraisal under the operating agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by holders of a majority of the total voting power of all of our outstanding common shares; (2) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (3) the entry of a decree of judicial dissolution of our limited liability company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Election to be Treated as a Corporation

If the board of directors determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, the board of directors may elect to cause us to be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

In the event that the board of directors determines the company should seek relief pursuant to Section 7704(e) of the Code to preserve the treatment of the company as a partnership for U.S. federal (and applicable state) income tax purposes, the company and each shareholder shall agree to adjustments required by the tax authorities, and the company shall pay such amounts as required by the tax authorities.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting and tax purposes, our fiscal year is the calendar year. We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by us may be subject to delay as a result of the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns.

Provisions in the Operating Agreement that may have an Anti-Takeover Effect

Some of the provisions in the operating agreement described above could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

•	allowing only our board of directors to fill newly created directorships,

•

requiring advance notice for our shareholders to nominate candidates for election to our board of directors or to propose business to be considered by our shareholders at a meeting of our shareholders;

•	our ability to issue additional securities, including, but not limited to, preferred shares, without approval by our shareholders;

•	the ability of our board of directors to amend the operating agreement without the approval of the shareholders except under certain specified circumstances;

•

requiring that (subject to certain exceptions) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares (See “—Restrictions on Ownership and Transfer;”) and

•	limitations on the ability of our shareholders to call special meetings of our shareholders or to act by written consent.

Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.

Restrictions on Ownership and Transfer

Our operating agreement, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. Our operating agreement provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common shares which are transferred to the trust (as described below), will be required to give notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on the qualification of any of our potential REIT subsidiaries as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate. Our board of directors may also condition any such exemption on the receipt of a ruling from the IRS or an opinion of counsel as it deems appropriate. Our board of directors has granted an exemption from this limitation to Ellington, certain affiliated entities of Ellington and certain non-affiliates, subject to certain conditions.

Any attempted transfer of our securities which, if effective, would result in a violation of the foregoing restrictions (other than those described in the preceding paragraph) will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our operating agreement) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur, our operating agreement provides that the purported transfer in violation of the restrictions will be void ab initio. Common shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the common shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to common shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that common shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law and pursuant to our operating agreement, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the common shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our operating agreement) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the securities. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the securities bear a legend referring to the restrictions described above.

Every owner of our common shares or of other equity interests that we issue is required to provide to us, upon request, written information regarding the direct and beneficial ownership of our shares as may reasonably be requested by us in order to monitor compliance with our ownership limitations and for tax compliance or other reasons relating to any REITs or entities in which we may invest from time to time.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interests of our shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is American Stock Transfer and Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common shares. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common shares prevailing from time to time. Sales of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares.

Prior to this offering, we had 11,901,533 common shares outstanding, excluding 381,250 LTIP Units. Upon completion of this offering, we will have outstanding an aggregate of              common shares, excluding LTIP Units. In addition, we have 367,500 LTIP Units available for future issuance under our 2007 incentive plans. Upon vesting, LTIP units are transferable on a one-for-one basis into common shares.

With the exception of common shares held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, the 8,887,750 common shares sold in our August 2007 private offering and still outstanding are freely tradeable without restriction or registration under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The common shares held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below. Pursuant to the registration rights agreement entered into in connection with our August 2007 private offering, our and our Manager’s executive officers, directors, partners, members and other affiliates were granted certain registration rights. See “Certain Relationships and Related Party Transactions—Registration Rights,” for a description of these registration rights. Our directors and executive officers, our Manager and Ellington have indicated that they intend to enter into lock-up agreements covering a period of 180 days after the date of this prospectus with respect to our common shares. Ellington-managed hedge funds, which collectively own 1,250,000 of our common shares, do not at the present time intend to be subject to lock-up agreements in connection with this offering.

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, current public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration after only a six-month holding period, subject only to the continued availability of current public information about us. Any sales by affiliates under Rule 144, even after the applicable holding periods described above, are subject to requirements and or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following summary discusses the material U.S. federal income tax and, for certain non-U.S. holders (as defined below), estate tax consequences of the acquisition, ownership and disposition of our common shares. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that our common shares will be held as capital assets for U.S. federal income tax purposes. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of our common shares in light of its personal circumstances, or to holders of our common shares that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

•	dealers in securities or foreign currencies;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations (except to the extent discussed in “—Taxation of Holders of Our Common Shares—Unrelated Business Taxable Income”);

•	RICs (except to the extent discussed in “—Taxation of Holders of Our Common Shares—Mutual Fund Holders”);

•	REITs;

•	non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Holders of Our Common Shares”);

•	controlled foreign corporations, or CFCs;

•	passive foreign investment companies, or PFICs;

•	persons who are subject to the alternative minimum tax;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	persons that hold our common shares as part of a hedge, straddle, constructive sale, or integrated or conversion transaction;

•	persons whose functional currency is not the U.S. dollar;

•	persons who are, or who hold our common shares through, partnerships or other pass-through entities; or

•	holders of options granted by us or persons who acquired our common shares as compensation.

The tax treatment of partners in a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds our common shares generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold our common shares should consult their tax advisors.

As used below, a “U.S. holder” is a beneficial holder of our common shares who is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of our common shares that is not a U.S. holder or a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes). The term “holders” includes both a U.S. holder and a non-U.S. holder.

The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the acquisition, ownership and disposition of our common shares, including the applicability and effect of federal, state and local or foreign income and other tax laws to your particular circumstances.

Our Taxation

Classification of Ellington Financial LLC

In connection with this offering, Hunton & Williams LLP, or “Hunton & Williams,” will render an opinion that we have been and will be treated, for U.S. federal income tax purposes, as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. It must be emphasized that the opinion of Hunton & Williams speaks as of the date issued and will be based on various assumptions and representations relating to our organization, operations, assets, activities and income, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we, at all times, have operated and will continue to operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants regarding our organization, assets, income, and present and future conduct of our activities and operations, and assumes that such representations and covenants are accurate and complete.

There is limited statutory, administrative and judicial authority addressing certain aspects of the treatment of instruments similar to our common shares for U.S. federal income tax purposes. No assurance can be given that the IRS would not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been sought from the IRS regarding any matter discussed in this prospectus. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of acquiring, owning and disposing of our common shares, as well as the effects of state, local and non-U.S. tax laws, including potential state tax filing requirements.

While we believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hunton & Williams or us that we will so qualify for any particular year. Hunton & Williams will have no obligation to advise us or you of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by Hunton & Williams on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

If, for any reason, including our failure to meet the qualifying income exception, we were treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders of our common shares, thereby materially reducing the amount of any cash available for distribution to holders of our common shares.

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We believe that we are treated, and will continue to be treated, as a publicly traded partnership.

A publicly traded partnership will be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes if (i) 90% or more of the income of such publicly traded partnership during each taxable year consists of “qualifying income,” and (ii) such publicly traded partnership would not be included in the definition of a RIC in Section 851(a) of the Code if it were a domestic corporation (which generally applies to entities required to register under the Investment Company Act). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the “conduct of a financial or insurance business” or is based, directly or indirectly, on the income or profits of any person. Our income currently consists primarily of interest income, income and gain from interest rate, credit risk and other derivatives, gain from sale of securities (including income from the short sale of securities) all of which is generally qualifying income for purposes of the qualifying income exception.

We believe we satisfy the qualifying income exception and we intend to continue to conduct our activities and operations so that we will continue to qualify for this exception in each taxable year. There can be no assurance, however, that the IRS will not challenge our compliance with the qualifying income exception requirements and, therefore, assert that we are taxable as a corporation for U.S. federal income tax purposes. In such event, the amount of cash available for distribution to holders of our common shares would likely be reduced materially.

If at the end of any year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we and each of the holders of our common shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under our operating agreement, each holder of our common shares is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership. It is not possible to state whether we would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of the common shares (during the failure period) will be required to pay such amounts as are determined by the IRS.

Certain State, Local and Non-U.S. Tax Matters

We and any subsidiary of ours may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and of the holders of our common shares may not conform to the U.S. federal income tax treatment discussed herein. We may pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by us may not pass through to holders of our common shares as a credit against their federal income tax liability.

Taxation of Holders of Our Common Shares

Taxation of Holders of Our Common Shares on Our Profits and Losses

As a partnership for U.S. federal income tax purposes, we are not subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of our items of income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether you have received any distributions. It is possible that your U.S. federal income tax liability with respect to your allocable share of our earnings in a particular taxable year could exceed the cash distributions to you, thus requiring an out-of-pocket tax payment by you. See “—Nature of Our Business Activities—Non-Cash Income from Our Investments.” The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at the partnership level (rather than at the shareholder level).

Allocation of Profits and Losses

For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us will be allocated among the holders of our common shares in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. The allocable share of such items for a holder of our common shares will be determined by our operating agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with such holder’s interest in us. We believe that the allocations provided by our operating agreement have “substantial economic effect” although, as discussed below, it is possible that (i) our method for allocating partnership income and deductions between transferors and transferees of our common shares might not literally comply with certain proposed Treasury Regulations once they are finalized and (ii) if we make an election under Section 754 of the Code, the IRS may not respect our allocations to the extent attributable to certain conventions we will use for making tax basis adjustments pursuant to that election. See “—Administrative Matters—Section 754 Election.” If the allocations provided by our operating agreement do not have “substantial economic effect” and were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.

In accordance with recently proposed Treasury Regulations, on which existing publicly traded partnerships currently may rely, we will apply a monthly convention pursuant to which our taxable income and losses will be determined annually and will be prorated on a monthly basis. Then the income and losses will be apportioned among the holders in proportion to the shares owned by each of them as of the first business day of the month, or the “Allocation Date.” However, certain “extraordinary items,” such as income or gain realized on a sale or other disposition of our assets other than in the ordinary course of business, will be allocated among the holders owning our common shares on the Allocation Date in the month in which that gain or loss is recognized. As a result, holders transferring our common shares may be allocated items of income, gain, loss, deduction, and credit realized after the date of transfer. In addition, as a result of such allocation method, you may be allocated taxable income even if you do not receive any cash distributions. Moreover, you may be allocated differing amounts of our income, gain, loss, deduction and credit than other holders of our common shares as a result of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and the proposed Treasury Regulations prescribing the allocation method described in the preceding paragraph will not be effective until finalized and may be changed prior to being finalized. Accordingly, it is possible that transfers of our common shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to our monthly convention for allocating income and deductions. In that event, our allocation method might be considered a monthly convention that does not literally comply with that requirement. If our monthly convention is not allowed by the final Treasury Regulations, the IRS may contend that our taxable income or losses must be reallocated among the holders of our common shares. If such a contention were sustained, your income or loss allocation could be adjusted, possibly to your detriment. The board of directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period), which we may do if the final Treasury Regulations do not approve the allocation method described in the preceding paragraph.

Adjusted Tax Basis of Common Shares

Our distributions generally will not be taxable to you to the extent of your adjusted tax basis in our common shares. In addition, you will be allowed to deduct your allocable share of our losses (if any) only to the extent of your adjusted tax basis in your common shares at the end of the taxable year in which the losses occur. Your initial tax basis in your shares will be generally equal to the amount of cash you paid for your common shares and will be generally increased by your allocable share of our profits (and items of income and gain). Your adjusted tax basis in our common shares will be generally decreased (but not below zero) by your allocable share of our losses (and items of loss, deduction and expense), the amount of cash distributed to you and our tax basis in property (other than cash) distributed to you by us. Moreover, your adjusted tax basis will include your allocable share of our liabilities, if any.

To the extent your allocable share of our losses is not allowed because you had insufficient adjusted tax basis in your common shares, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted tax basis in your common shares in subsequent taxable years.

Treatment of Distributions

Cash distributions by us with respect to our common shares or in redemption of less than all of your common shares generally will not be taxable to you. Instead, such distributions will reduce, but not below zero, your adjusted tax basis in your shares immediately before the distribution. If such distributions exceed your adjusted tax basis in your shares, the excess will be taxable to the holder as gain from a sale or exchange of shares (as described in “—Disposition of Our Common Shares” below). It is possible that partial redemptions made during the taxable year could result in taxable gain to you where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in your allocable share of our liabilities, and certain distributions of marketable securities by us, are treated as cash distributions for U.S. federal income tax purposes.

Disposition of Our Common Shares

A sale or other taxable disposition of all or a part of your shares (including in redemption for cash of all of your common shares) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including any cash deemed received by reason of the reduction in your share of our liabilities) and your adjusted tax basis in your shares (as described in “—Adjusted Tax Basis of Common Shares” above). Your adjusted tax basis will be adjusted for this purpose by your allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your shares exceeds one year. A portion of such gain, however, will be treated as ordinary income under the Code to the extent attributable to your allocable share of unrealized gain or loss in our assets to the extent described in Section 751 of the Code. This would include, among other things, accrued market discount on debt securities having a stated redemption price at maturity that is greater than our tax basis in those debt securities and unremitted earnings of any CFC held by us, although in the case of a holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code. If you dispose of your common shares at a time when we hold stock in a PFIC that is not a qualified electing fund, or QEF, you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by us. We do not currently hold, and do not currently intend to acquire, stock in a CFC or a PFIC.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that adjusted tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the adjusted tax basis allocated to the interests sold equals an amount that bears the same relation to the partner’s adjusted tax basis in all of the partner’s interests in the partnership as the value of the interests sold bears to the value of all of the partner’s interests in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling holder of our common shares who can identify common shares transferred with an ascertainable holding period to elect to use the actual holding period of the common shares transferred. Thus, according to the IRS ruling discussed above, a holder of our common shares will be unable to select high or low basis common shares to sell as would be the case with corporate stock but, according to the Treasury Regulations, such holder may designate specific common shares sold for purposes of determining the holding period of common shares transferred. A holder electing to use the actual holding period of common shares transferred must consistently use that identification method for all subsequent sales or exchanges of common shares. A holder considering the purchase of additional common shares or a sale of common shares purchased in separate transactions is urged to consult the holder’s own tax advisor as to the possible consequences of this IRS ruling and application of the Treasury Regulations.

Limitation on Deductibility of Capital Losses

If you are an individual, any capital losses generated by us (or upon a disposition of our common shares) generally will be deductible only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by us (or upon a disposition of shares) generally will be deductible to the extent of your capital gains for the taxable year. Corporations generally may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Certain of Our Losses

Individuals and certain closely held subchapter C corporations will be allowed to deduct their allocable share of our losses (if any) only to the extent of each such holder’s “at risk” amount in us at the end of the taxable year in which the losses occur. The amount for which a holder is “at risk” with respect to its interest generally is equal to its adjusted tax basis for such interest, less any amounts borrowed (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) from persons who have a proprietary interest in us and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder’s allocable share of our losses is not allowed because the holder has an insufficient amount at risk in us, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder’s at risk amount in subsequent years.

We do not expect to generate any material amount of income or losses from “passive activities” for purposes of Section 469 of the Code. However, to the extent that we generate any income from passive activities, such income may not be used to offset your passive activity losses from other activities. To the extent that we generate any losses from passive activities, such losses will be suspended and will only be allowed as an offset to passive activity income from us in future years or allowed as a loss upon the complete disposition of a holder’s interest in us. Accordingly, income allocated by us to you generally will not be able to be offset by your other passive activity losses, and losses allocated to you generally will not be able to be used to offset your other passive activity income. You should consult your tax advisors regarding the possible application of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

Investment Interest Limitation

Individuals and other noncorporate holders of our common shares will be allowed to deduct their allocable share of our “investment interest” (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder’s net investment income for the taxable year. A holder’s net investment income generally is the excess, if any, of the holder’s investment income from all sources (which is gross income from property held for investment) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as “qualified dividend income” that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.

To the extent that your allocable share of our investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed if and to the extent of your net investment income in subsequent years. If you borrow to finance the purchase of our common shares, any interest paid or accrued on the borrowing will be allocated among our assets for purposes of determining the portion of such interest that is investment interest subject to the foregoing limitations or passive activity interest subject to the passive activity rules under Section 469 of the Code. The portion of such interest allocated to property held for investment (such as bonds or other securities) will be treated as investment interest. You should consult your tax advisors regarding the application to you of the allocation of such interest among our assets. Because the amount of a holder’s allocable share of our investment interest that is subject to this limitation will depend on the holder’s aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which our investment interest will be disallowed under this rule will depend on your particular circumstances each year.

Limitation on Deduction of Certain Other Expenses

We believe that the expenses incurred by us, including base management fees and incentive fees paid to our Manager, will generally not be treated as “miscellaneous itemized deductions” and will be deductible as ordinary trade or business expenses. An individual, estate or trust may deduct so-called “miscellaneous itemized deductions,” only to the extent that such deductions, in the aggregate, exceed 2% of the holder’s adjusted gross income. The amount of a holder’s allocable share of such expenses that is subject to this disallowance rule will depend on the holder’s aggregate “miscellaneous itemized deductions” from all sources and adjusted gross income for any taxable year. There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. In addition, “miscellaneous itemized deductions” are not deductible in determining the alternative minimum tax liability of a U.S. holder. Although we believe that our expenses will not be treated as “miscellaneous itemized deductions,” there can be no assurance that the IRS will not successfully challenge that treatment. In that event, a holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year. You are urged to consult your tax advisors regarding your ability to deduct expenses incurred by us.

Our organizational expenses are not currently deductible, but must be amortized ratably over a period of 15 years. Our syndication expenses (i.e., expenditures made in connection with the marketing and issuance of shares) are neither deductible nor amortizable.

Mutual Fund Holders

U.S. mutual funds that are treated as RICs for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and quarterly 50% and 25% asset value tests under Section 851(b) of the Code to maintain their favorable U.S. federal income tax treatment. The treatment of an investment by a RIC in our common shares for purposes of these tests will depend on whether we will be treated as a “qualified publicly traded partnership.” If we are so treated, then our common shares themselves are the relevant asset for purposes of the 50% and 25% asset value tests and the net income from our common shares is the relevant gross income for purposes of the 90% gross income test. In addition, the aggregate amount that a RIC can invest in the securities of one or more “qualified publicly traded partnerships” is limited to 25% of the RIC’s total assets. If, however, we are not treated as a “qualified publicly traded partnership,” then the relevant assets are the RIC’s allocable share of the underlying assets held by us and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by us. However, the 25% limitation on a RIC’s ability to invest in the securities of “qualified publicly traded partnerships” would not apply. We will qualify as a “qualified publicly traded partnership” if we derive less than 90% of our income from sources that are qualifying income for purposes of the RIC 90% gross income test. We believe that we have not been, and anticipate that we will not in the future be, treated as a “qualified publicly traded partnership.” However, because such qualification will depend on the nature of our future investments, no complete assurance can be provided that we will or will not be treated as a “qualified publicly traded partnership” in any particular year. RICs should consult their own tax advisors regarding an investment in our common shares.

Unrelated Business Taxable Income

We expect that tax-exempt holders of our common shares will recognize a significant amount of UBTI as a result of our indebtedness with respect to our assets. A holder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner in a partnership (or an entity or arrangement treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include, in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, such tax-exempt partner could be treated as earning UBTI to the extent that such entity derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (e.g., indebtedness incurred in acquiring or holding property). We expect that we will incur “acquisition indebtedness” with respect to certain of our assets.

To the extent we recognize income in the form of interest and dividends from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by us during the taxable year.

To the extent we recognize gain from disposition of securities with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by us during the taxable year.

In addition, a portion of our income from any residual interest in a real estate mortgage investment conduit, or a REMIC, or a taxable mortgage pool arrangement could be treated as “excess inclusion income.” See “—Nature of Our Business Activities—Excess Inclusion Income” below. Excess inclusion income is subject to tax as UBTI in the hands of most tax-exempt shareholders. We do not currently own residual interests in REMICs.

Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning our common shares.

Alternative Minimum Tax

In certain circumstances, individuals, corporations and other taxpayers may be subject to an alternative minimum tax in addition to regular tax. Your potential alternative minimum tax liability may be affected by reason of an investment in our common shares in determining the alternative minimum tax liability of a U.S. holder. The extent, if any, to which the alternative minimum tax applies will depend on your particular circumstances for each taxable year.

Taxation of Non-U.S. Holders of Our Common Shares

A non-U.S. holder will generally be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty) on its share of our gross income from dividends, interest (other than interest that constitutes “portfolio interest” within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. Although the matter is not entirely clear, income from derivative transactions may also be subject to U.S. federal withholding taxes. We currently intend not to withhold on derivative income allocated to non-U.S. holders. We expect that most of our interest income will constitute “portfolio interest” that is not subject to this withholding tax. We expect that any dividend income that we earn will be subject to this withholding tax. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that would have otherwise been distributed to you. Non-U.S. holders generally are not subject to U.S. federal income tax on capital gains if (i) such gains are not effectively connected income of such non-U.S. holder (or, if certain income tax treaties apply, such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. holder); and (ii) if such non-U.S. holder is an individual, such holder is not present in the United States for 183 or more days during the taxable year (provided that certain other conditions are met).

Non-U.S. holders treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. holders on their net income that is considered to be effectively connected with such U.S. trade or business. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

While we expect that our method of operation will not result in our generating significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders, there can be no assurance that the IRS will not successfully assert that some portion of our income is properly treated as effectively connected income with respect to such non-U.S. holders. In addition, if any REIT subsidiary in which we may own an interest recognizes gain from the disposition of a “United States real property interest,” such gain will be treated as income that is effectively connected with a U.S. trade or business. Although we do not currently own or have plans to invest in a REIT subsidiary, we do not expect any REIT subsidiary in which we invest to generate material amounts of gain from the disposition of United States real property interests, but no complete assurance can be provided that any such REIT subsidiaries will not generate gain from dispositions of United States real property interests. If a non-U.S. holder were treated as being engaged in a U.S. trade or business in any year because an investment by us in such year constituted a U.S. trade or business, such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a corporate non-U.S. holder might be subject to a U.S. branch profits tax on its allocable share of our effectively connected income. In addition, a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder’s allocable share of our effectively connected income. Any amount so withheld would be creditable against such non-U.S. holder’s U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. Finally, if we are engaged in a U.S. trade or business, a portion of any gain recognized by an investor who is a non-U.S. holder on the sale or exchange of its shares may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax on the sale or exchange. To the extent our income is treated as effectively connected income, it may also be treated as non-qualifying income for purposes of the qualifying income exception discussed above under “—Our Taxation—Classification of Ellington Financial LLC.”

In general, different rules from those described above apply in the case of non-U.S. holders subject to special treatment under U.S. federal income tax law, including a non-U.S. holder (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days and has a “tax home” in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

If you are a non-U.S. holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of your common shares, as well as the effects of state, local and non-U.S. tax laws.

U.S. Federal Estate Taxes for Non-U.S. Holders

Non-U.S. holders who are individuals will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. It is unclear whether partnership interests (such as the common shares) will be considered to be U.S.-situs property. Accordingly, non-U.S. holders may be subject to U.S. federal estate tax on all or a portion of the value of the common shares owned at the time of their death. Prospective non-U.S. holders who are individuals are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our common shares.

Nature of Our Business Activities

We have or may invest, directly or indirectly, in a variety of assets, including, but not limited to, debt and equity securities of various U.S. and foreign issuers (including short positions with respect to such securities) and interest rate, credit risk, and other derivatives. Such investments have different tax consequences, which may vary depending on their particular terms and your particular circumstances. Certain of our business activities are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) cause us (and thus you) to recognize income or gain without a corresponding receipt of cash, (ii) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, and (iii) adversely alter the tax characterization of certain financial transactions.

The discussion below describes the U.S. federal income tax considerations that may be relevant to some, but not to all, of our investments and contemplated investments, including the qualification of such income for purposes of the qualifying income exception. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of our business activities.

Interest Income

Interest income derived by us will generally be qualifying income for purposes of the qualifying income exception provided the income is not derived from “the conduct of a financial or insurance business” and is not based, directly or indirectly, on the profits of any person. Although there is no direct authority defining what constitutes “the conduct of a financial or insurance business,” we believe that our investment activities generally will not constitute “the conduct of a financial or insurance business” for purposes of the qualifying income exception. For example, we believe that we have not been engaged, and do not intend to engage, in the loan origination business, either directly or indirectly through our Manager and its affiliates. Despite such measures, there can be no assurance that the IRS will not successfully contend that all or a portion of our interest income is related to the “conduct of a financial or insurance business,” in which case such interest income would not be treated as qualifying income for the qualifying income exception and we could fail to qualify for that exception. We intend to continue to conduct our operations so that at least 90% of our gross income in each taxable year is qualifying income for purposes of the qualifying income exception.

Derivative Income

From time to time, we enter into derivative transactions, such as interest rate swaps, caps and floors, credit default swaps, total rate of return swaps, options to purchase these items, and futures and forward contracts. We expect that many of our derivative transactions will be treated as “notional principal contracts” for U.S. federal income tax purposes. For purposes of the qualifying income exception, unless we are treated as a dealer in notional principal contracts, our income from a notional principal contract will be treated as qualifying income, provided the property, income, or cash flow that measures the amounts to which we are entitled under the contract would give rise to qualifying income if held or received directly by us or the notional principal contract is related to our business of investing in stock or securities. We do not anticipate that we would be treated as a dealer in notional principal contracts. We expect that, in general, payments under our derivative instruments will be measured by reference to an interest rate or interest rate index, with a cash flow that would be treated as interest income if received directly. As stated above, interest (other than interest derived from the “conduct of a financial or insurance business” or interest that is based, directly or indirectly, on the profits of any person) is qualifying income for purposes of the qualifying income exception. In addition, we expect that all income and gain from our notional principal contracts will be related to our business of investing in stock or securities. Accordingly, we expect that the income and gain from such derivative transactions will be qualifying income for purposes of the qualifying income exception. However, the rules regarding notional principal contracts are complex, and there can be no assurance that the IRS will not successfully challenge our characterization of a derivative transaction as a notional principal contract. In addition, we may enter into derivative transactions that do not produce qualifying income for the qualifying income exception. We intend to structure our derivative transactions in a manner that does not jeopardize our satisfaction of the qualifying income exception.

Qualified Dividends and Certain Capital Gains

Dividends and capital gains earned by us will generally be qualifying income for purposes of the qualifying income exception. We also believe that our income generated from short sales of securities generally constitutes qualifying income for purposes of the qualifying income exception. Tax legislation enacted in 2003 and 2006 reduced the U.S. federal income tax rates on (i) capital gains received by taxpayers taxed at individual rates and (ii) “qualified dividend income” received by taxpayers taxed at individual rates from certain domestic and foreign corporations. Subject to the discussion under “—Taxation of Holders of Our Common Shares—Disposition of Our Common Shares,” the reduced rates applicable to capital gains generally will also apply to capital gains recognized by holders of our shares who sell the shares that they have held for more than one year. The reduced rates, which do not apply to short-term capital gains and income generated from short sales of securities, generally apply to long-term capital gains from sales or exchanges recognized during taxable years beginning on or prior to December 31, 2010.

Domestic Corporate Subsidiaries

We may form domestic corporate subsidiaries to make certain investments that could generate income that would not be qualifying income if earned directly by us. For example, we may purchase whole loans through a domestic corporate subsidiary if we anticipate that our activities with respect to those loans could cause us to be treated as engaged in a “financial business” for purposes of the qualifying income exception. Any domestic corporate subsidiary would be subject to federal, state, and local corporate income tax on its income. To the extent that any such domestic corporate subsidiary pays any taxes, it will have less cash available for distribution to us, which would reduce the amount of cash available for distribution to holders of our common shares. Our dividend income from any domestic corporate subsidiary will be qualifying income for the qualifying income exception.

Foreign Corporate Subsidiaries

Although we currently have no plans to invest in foreign corporate subsidiaries, we may in the future acquire equity interests in foreign corporate subsidiaries that are treated as corporations for U.S. federal income tax purposes (each, a “foreign corporate subsidiary”), including foreign corporate subsidiaries formed to issue CDO securities. We anticipate that any such foreign corporate subsidiary in which we would own an interest would be treated as a CFC or PFIC for U.S. federal income tax purposes and, in the case of a PFIC, we would elect to treat the PFIC as a QEF. Our income from a CFC or PFIC generally will be qualifying income for purpose of the qualifying income exception. However, each holder of our common shares will generally be required to include in income a portion of the income earned by the CFC or PFIC regardless of whether we receive cash distributions from the CFC or PFIC or the holder receives a distribution from us. Moreover, such income inclusions from a CFC or PFIC will not be eligible for the favorable tax rate applicable to “qualified dividend income,” and any gain allocated to you from a disposition of stock in a CFC by us would be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. Net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC or PFIC will not pass through to the holders of our common shares.

The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We anticipate that any foreign corporate subsidiaries that we may hold in the future would either (i) rely on the exemption described above or (ii) otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income at the entity level. There can be no assurance, however, that any foreign corporate subsidiaries in which we own an interest would be able to satisfy the requirements for such exemption and, therefore, would not be subject to U.S. federal income tax on their income on a net basis.

You are urged to consult your tax advisor regarding the consequences of our future investment in non-U.S. entities.

REIT Subsidiaries

We do not currently own an interest in any REIT subsidiaries. However, we may in the future invest in REITs. Under the Code, a REIT itself is generally not subject to tax to the extent that it currently distributes all of its income to its shareholders. To qualify as a REIT, an entity is required to satisfy a number of technical U.S. federal income tax requirements, including various tests regarding the sources of its income, the nature and diversification of its assets, the amounts it distributes to its shareholders and the ownership of its shares. Our dividend income from a REIT subsidiary will be qualifying income for the qualifying income exception.

Special rules apply to distributions paid by REITs. Dividends paid by any REIT subsidiary that are allocated to holders of our common shares will not be eligible for the dividends-received deduction for corporations or the reduced rate of U.S. federal income tax on “qualified dividend income” for taxpayers taxed at individual rates. Distributions by any REIT subsidiary that are allocated to tax-exempt holders of our common shares generally will not constitute UBTI, other than any amounts that represent excess inclusion income, assuming our common shares are not debt-financed or used in an unrelated business of such holder. In the case of a non-U.S. holder, allocations attributable to distributions from any REIT subsidiary that are not attributable to gains from the sale of “United States real property interests” would be subject to U.S. withholding tax at a 30% rate (subject to reduction by applicable treaty). REIT dividends attributable to gain from the sale of “United States real property interests” are subject to a withholding tax at a rate of 35% and would be considered income effectively connected with a U.S. trade or business (which would require the filing of U.S. federal income tax returns by non-U.S. persons and which would be subject to the branch profits tax for corporate non-U.S. holders). The term “United States real property interest” does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that any REIT in which we would invest would generate material amounts of gain that would be subject to the 35% withholding rate. However, if a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and may be subject to the 30% branch profits tax in the case of corporate non-U.S. holders.

You should consult your tax advisors regarding the tax consequences of the indirect investment in stock or other securities of any REIT in which we invest.

Non-U.S. Currency Gains or Losses

If we make an investment denominated in a currency other than the U.S. dollar, then we may recognize gain or loss attributable to fluctuations in such currency relative to the U.S. dollar. We may also recognize gain or loss on such fluctuations occurring between the time we obtain and dispose of non-U.S. currency, between the time we accrue and collect income denominated in a non-U.S. currency, or between the time we accrue and pay liabilities denominated in a non-U.S. currency. Such gains or losses generally will be treated as ordinary income or loss, and such gain generally will be treated as qualifying income under the qualifying income exception.

Non-Cash Income from Our Investments

As discussed below, we make investments that cause us (and thus you) to recognize income or gain without a corresponding receipt of cash. This so-called “non-cash” or “phantom income” could arise for a variety of reasons, including:

•

We recognize taxable income in advance of the related cash flow if any debt security is deemed to have original issue discount. The accrued original issue discount is treated as interest income by us and an applicable portion will be passed-through to you, even though we generally do not receive payments corresponding to this income until the maturity of or the disposition of the debt security.

•

We may recognize taxable income in advance of related cash flow on our assets as a result of our mark-to-market election. See “—Mark-to-Market Election”. For example, we will recognize ordinary income at the end of each taxable year to the extent of any increase in unrealized gain on our assets.

•

If we form foreign corporate subsidiaries in the future, we would be required to include in income on a current basis the earnings of certain foreign corporate subsidiaries regardless of whether there has been a cash distribution of such earnings.

You will be required to take such “non-cash” or “phantom income” income into account in determining your taxable income, regardless of whether you receive a cash distribution from us. Accordingly, you may not receive cash distributions equal to your tax liability attributable to your share of our taxable income.

Mark-to-Market Election

We intend to continue to qualify as a trader in securities and have elected to mark-to-market each year our positions in securities that we hold as a trader, in accordance with Section 475(f) of the Code. The election can only be revoked with the consent of the IRS. As a result of the election, we are required each year to mark-to-market certain securities that we hold, and thereby recognize gain or loss as if we had sold those securities for their fair market value. Our basis in the marked-to-market securities is adjusted accordingly. Our mark-to-market election also requires us to recognize any accrued market discount on our debt securities held at the end of each year. Any gain that we recognize from the mark-to-market deemed sale of the securities will be treated as qualifying income for purposes of the qualifying income exception. See “—Our Taxation—Classification of Ellington Financial LLC” above, for a discussion of this requirement.

There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. Therefore, there can be no assurance that we have qualified or will continue to qualify as a trader in securities eligible for the mark-to-market election. We have not received, and in connection with this offering we will not receive, an opinion from counsel or a ruling from the IRS regarding our qualification as a trader. If our eligibility for, or our application of, the mark-to-market election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in the amount of taxable income recognized by us and allocated to the holders of our common shares. An inability to utilize the mark-to-market election might also have an adverse effect on our ability to provide tax information to holders of our common shares on a timely basis. The IRS could also challenge any conventions that we use in computing, or in allocating among holders of our common shares, any gain or loss resulting from the mark-to-market election. See “—Taxation of Holders of Our Common Shares—Allocation of Profits and Losses” above.

In addition, we intend to take the position that our mark-to-market gain or loss, and any gain or loss on the actual disposition of marked-to-market assets, should be treated as ordinary income or loss. However, because the law is unclear as to the treatment of assets that are held for investment, and the determination of which assets are held for investment, the IRS could take the position that the mark-to-market gain or loss attributable to certain assets should be treated as capital gain or loss and not as ordinary gain or loss. In that case, we would not be able to offset our non-cash ordinary income with any resulting capital losses from such assets, which could increase the amount of our non-cash income.

Excess Inclusion Income

Excess inclusion income is generated by residual interests in REMICs and taxable mortgage pool arrangements owned by REITs. Although we do not currently own any residual interests in REMICs or interests in REITs, we may acquire such investments in the future. We would be taxable at the highest corporate income tax rate on any excess inclusion income from a REMIC residual interest that is allocable to the percentage of our common shares held in record name by disqualified organizations and, although the law is not clear, we may also be subject to that tax if excess inclusion income arises from a taxable mortgage pool arrangement owned by a REIT in which we invest. Disqualified organizations are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from UBTI (including certain state pension plans and charitable remainder trusts). Disqualified organizations are permitted to own our common shares. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with our ownership of REMIC residual interests and with the classification of any REIT subsidiaries or a portion of the assets of any REIT subsidiaries in which we may invest as a taxable mortgage pool. A RIC or other pass-through entity owning our common shares may also be subject to tax at the highest corporate rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Nominees who hold our common shares on behalf of disqualified organizations also potentially may be subject to this tax. Excess inclusion income cannot be offset by losses of our holders. If the holder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as UBTI. A non-U.S. holder would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

“Anti-Stapling” Rules

If we were subject to the “anti-stapling” rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (i) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary or (ii) more than 50% of both a REIT and a domestic or foreign subsidiary. When a foreign corporate subsidiary and a domestic corporate subsidiary are treated as “stapled entities,” the foreign corporation is treated as a domestic corporation subject to U.S. federal corporate income tax. When a REIT and a domestic or foreign subsidiary are treated as “stapled entities,” the REIT and the domestic or foreign subsidiary are treated as one entity for purposes of the tax requirements applicable to REITs, which could result in the REIT failing to qualify as a REIT for U.S. federal income tax purposes.

Currently, we do not have any domestic or foreign subsidiaries that are treated as regarded entities for U.S. federal income tax purposes or REIT subsidiaries, but we may acquire such subsidiaries in the future. Because we intend to continue to own a substantial proportion of our assets directly or through entities that are treated as disregarded entities for U.S. federal income tax purposes, we do not believe that the “anti-stapling” rules would apply if we were to acquire domestic or foreign subsidiaries or REIT subsidiaries in the future. However, there can be no assurance that the IRS would not successfully assert a contrary position.

Personal Holding Company Tax

We do not currently have any corporate subsidiaries, but we may acquire such subsidiaries in the future. Certain majority-owned corporate subsidiaries that we may acquire in the future could be treated as personal holding companies for U.S. federal income tax purposes. A personal holding company is a “closely-held” corporation at least 60% of whose income constitutes “personal holding company income,” which generally includes dividends, interest, certain royalties, annuities and rents. We anticipate that all of our majority-owned corporate subsidiaries will be treated as “closely-held” under the constructive ownership rules applicable to personal holding companies. In addition, substantially all of the income of certain of those subsidiaries will constitute personal holding company income. A personal holding company generally is subject to a 15% (or 35% starting January 1, 2011) corporate tax on its personal holding company income that is not distributed, or treated as distributed, during the year in which such income is earned. However, certain liquidating distributions are not treated as distributions for that purpose. We intend to cause any personal holding company subsidiaries to distribute their income so as to avoid the personal holding company tax.

Administrative Matters

Section 754 Election

We likely will elect under Section 754 of the Code to adjust the tax basis in all or a portion of our assets in the event of a distribution of property to a holder or in the event of a transfer of an interest in us, including our common shares, by sale or exchange or as a result of the death of a holder. We would also be required to reduce the tax basis in our assets in connection with certain redemptions and dispositions of our common shares. If we make an election under Section 754 of the Code, each holder that purchases our common shares will have an initial tax basis in our assets that reflects the fair market value of our assets at the time of the purchase. Because our holders are treated as having differing tax bases in our assets, a sale of an asset by us may cause holders to recognize different amounts of gain or loss or may cause some holders to recognize a gain and others to recognize a loss. Depending on when a holder purchases our common shares and the fair market value of our assets at that time, the holder may recognize gain for U.S. federal income tax purposes from the sale of certain of our assets even though the sale would cause us to recognize a loss for financial accounting purposes. An election under Section 754 of the Code, if made, can be revoked only with the consent of the IRS.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly traded partnerships. If we make an election under Section 754, to help reduce the complexity of those calculations and the resulting administrative costs to us, we will apply certain conventions in determining and allocating basis adjustments. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or Treasury Regulations and, thus, will require different basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which our income, gain, loss, deduction and credit is allocated to certain holders of our common shares.

Technical Terminations

Subject to the electing large partnership rules described below, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination for tax purposes would result in the closing of our taxable year for all holders of the common shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, which is expected to continue to be the calendar year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to satisfy the qualifying income exception for each tax period and to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. In the event that we become aware of a termination, we will use commercially reasonable efforts to minimize any such penalties. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Information Returns

We intend to use reasonable efforts to furnish to you tax information (including IRS Schedule K-1) as promptly as possible after the end of each taxable year, which describes your allocable share of our income, gain, loss, deduction and credit for the preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss, deduction and credit. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are a non-U.S. holder, there can be no assurance that this information will meet your jurisdiction’s tax compliance requirements.

It is possible that we may engage in transactions that subject us and, potentially, the holders of our common shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

Nominee Reporting

Persons who hold our common shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to us.

Taxable Year

A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. Our taxable year is currently the calendar year. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. In the event the majority interest in us changes to a group of holders with a different tax year and we have not been forced to change our tax year during the preceding two year period, we would be required to change our tax year to the tax year of that group of holders.

Elective Procedures for Large Partnerships

The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on IRS Schedule K-1 that are issued to the holders of our common shares, and such IRS Schedules K-1 would have to be provided on or before March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow through to the holders of the common shares for the year in which the adjustments take effect, rather than the holders of the common shares in the year to which the adjustment relates. In addition, we, rather than the holders of our common shares individually, generally will be liable for any interest and penalties that result from an audit adjustment. We have not elected and do not currently anticipate that we will elect to be subject to the large partnership procedures.

Treatment of Amounts Withheld

If we are required to withhold any U.S. tax on distributions made to any holder of our common shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the common shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Tax Audits

Adjustments in tax liability with respect to our items generally will be made at the Ellington Financial LLC level in a partnership proceeding rather than in separate proceedings with each holder. Ellington Financial Management LLC will represent us as our “tax matters partner” during any audit and in any dispute with the IRS. If Ellington Financial Management LLC ceases to own shares or ceases to be our Manager, our board of directors may designate a replacement tax matters partner. Each holder of our common shares will be informed of the commencement of an audit of us. In general, the tax matters partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of our common shares.

Tax Shelter Regulations

In certain circumstances, a holder who disposes of our common shares resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction, or a “reportable transaction,” in accordance with regulations governing tax shelters and other potentially tax-motivated transactions, or the “Tax Shelter Regulations.” In addition, an investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. You should consult with your tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of your common shares or your allocable share of certain losses incurred by us.

Backup Withholding

We will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of our common shares who do not furnish us with their correct taxpayer identification number (or, in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

New Legislation or Administrative or Judicial Action

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made.

The U.S. federal income tax rules relating to publicly traded partnerships are currently under review by Congress, and certain legislative proposals have been made that would affect the tax treatment of publicly traded partnerships. While we believe that the current legislative proposals would not adversely affect the manner in which we will be taxed, no assurance can be given as to whether, or in what form, such proposals will ultimately be enacted, or whether they will have an effect on us.

We and holders of the common shares could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. Our organizational documents and agreements permit the board of directors to modify the operating agreement from time to time, without the consent of the holders of common shares, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse effect on some or all of the holders of our common shares.

Certain State, Local and Non-U.S. Tax Matters

Holders of our common shares may be subject to various state, local and non-U.S. taxes and tax filing requirements. You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of acquiring, owning and disposing of your common shares, including potential state tax filing requirements.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                     , we have agreed to sell to Credit Suisse Securities (USA) LLC all of the common shares.

The underwriting agreement provides that the underwriter is obligated to purchase all the common shares in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

We have granted to the underwriter a 30-day option to purchase on a pro rata basis up to              additional shares from us at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common shares.

The underwriter proposes to offer the common shares initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $             per share. After the initial public offering the underwriter may change the public offering price and concession. The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$	$	$	$
Expenses payable by us	$	$	$	$

The underwriter has informed us that it does not expect sales to accounts over which the underwriter has discretionary authority to exceed 5% of the common shares being offered.

We and our Manager have agreed that we and it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our common shares or securities convertible into or exchangeable or exercisable for any of our common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC, for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

Our directors and executive officers, our Manager and certain of its affiliates, Ellington and certain of Ellington’s affiliates (other than Ellington-managed hedge funds, which do not at the present time intend to be subject to lock-up agreements in connection with this offering) have agreed that they will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any common shares or securities convertible into or exchangeable or exercisable for any of our common shares, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares, whether any of these transactions is to be settled by delivery of our common shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

We have agreed to indemnify the underwriter against liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

We intend to apply to have our common shares listed on the New York Stock Exchange, subject to official notice of issuance under the symbol “EFC.”

Affiliates of the underwriter have been, may be, or are lenders under one or more of our reverse repos, and we have entered into credit default and/or interest rate swaps with affiliates of the underwriter. In addition, the underwriter and its affiliates have been, may be, or are lenders to, and counterparties in securities, derivatives and other trading activities with, certain of our affiliates and us. In conjunction with services that affiliates of the underwriter have provided, may provide or are providing to us and our affiliates, commercial disputes may arise. An affiliate of ours is currently engaged as a plaintiff in a commercial legal proceeding in which an affiliate of Credit Suisse Securities (USA) LLC is a defendant.

Prior to the offering, there has been no market for our common shares. The initial public offering price was determined by negotiation between us and the underwriter and does not necessarily reflect the market price of the common shares following the offering. The principal factors that were considered in determining the initial public offering price included:

•	the information presented in this prospectus and otherwise available to the underwriter;

•	the history of and the prospects for the industry in which we compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies; and

•	the general condition of the securities markets at the time of the offering.

We offer no assurances that the initial public offering price corresponds to the price at which the common shares will trade in the public market subsequent to the offering or that an active trading market for the shares will develop and continue after the offering.

In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on a website maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2008 and December 31, 2007 and for the year ended December 31, 2008 and for the period from August 17, 2007 (commencement of operations) to December 31, 2007, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the common shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports, proxy statements and will make available to our shareholders annual reports containing audited financial information for each fiscal year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

ELLINGTON FINANCIAL LLC

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2009 AND DECEMBER 31, 2008, AND FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (UNAUDITED):

Consolidated Statement of Assets, Liabilities and Shareholders’ Equity	F-2

Consolidated Condensed Schedule of Investments	F-3

Consolidated Statement of Operations	F-12

Consolidated Statement of Changes in Shareholders’ Equity	F-13

Consolidated Statement of Cash Flows	F-14

Notes to Consolidated Financial Statements	F-15

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2008 AND 2007 AND FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM AUGUST 17, 2007 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2007:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-33

Consolidated Statement of Assets, Liabilities and Shareholders’ Equity	F-34

Consolidated Condensed Schedule of Investments	F-35

Consolidated Statement of Operations	F-42

Consolidated Statement of Changes in Shareholders’ Equity	F-43

Consolidated Statement of Cash Flows	F-44

Notes to Consolidated Financial Statements	F-45

Schedule II—Valuation and Qualifying Accounts*	F-61

*	All other schedules called for by Form S-11 are omitted because they are inapplicable or the required information is shown in the consolidated financial statements, or notes thereto, included herein.

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY

(UNAUDITED)

	March 31, 2009	December 31, 2008
	Expressed in U.S. Dollars
ASSETS
Cash and cash equivalents	$71,967,848	$61,400,254

Investments and financial derivatives:
Investments at value (Cost—$450,241,508 and $508,888,292)	366,651,770	429,884,006
Swap contracts—appreciated at value (Cost—$107,956,822 and $126,786,798)	115,860,678	141,690,748
Repurchase agreements (Cost—$0 and $4,528,875)	—	4,528,875

Total investments and financial derivatives	482,512,448	576,103,629

Deposits with dealers held as collateral	20,957,738	22,950,008
Receivable for securities sold	1,212,612	31,491,051
Interest and principal receivable	12,516,101	7,722,116
Prepaid insurance	199,955	309,022

Total Assets	$589,366,702	$699,976,080

LIABILITIES
Investments and financial derivatives:
Investments sold short at value (Proceeds—$0 and $37,593,749)	$—	$38,421,032
Swap contracts—depreciated at value (Proceeds—$7,681,250 and $7,681,250)	18,288,693	17,304,903

Total investments and financial derivatives	18,288,693	55,725,935

Reverse repurchase agreements	207,695,461	260,534,000
Due to brokers—margin accounts	107,314,109	124,820,088
Payable for securities purchased	2,835,539	15,509,694
Accounts payable and accrued expenses	1,737,236	1,299,022
Interest and dividends payable	247,199	651,863
Accrued base management fee	930,291	307,551
Due to Ellington Financial Management LLC	154,693	50,283

Total Liabilities	339,203,221	458,898,436

SHAREHOLDERS’ EQUITY	250,163,481	241,077,644

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$589,366,702	$699,976,080

ANALYSIS OF SHAREHOLDERS’ EQUITY:
Common shares, no par value, 100,000,000 shares authorized; (12,010,033 and 12,510,033 shares issued and outstanding)	$245,997,174	$237,806,235
Additional paid-in capital—LTIP units	4,166,307	3,271,409

Total Shareholders’ Equity	$250,163,481	$241,077,644

PER SHARE INFORMATION:
Common shares, no par value, 100,000,000 shares authorized; (12,010,033 and 12,510,033 shares issued and outstanding)	$20.83	$19.27

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT MARCH 31, 2009

(UNAUDITED)

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Long Investments (146.57%)(a)(b)(k)

Mortgage-Backed Securities (146.57%)

Agency Securities (87.26%)

Floating Rate Agency Securities (87.26%)

Principal and Interest—Floating Rate Agency Securities (87.26%)

$27,730,973	Federal Home Loan Mortgage Corporation 1N1428 Pool	5.73%	2/37	$28,716,152
20,875,921	Federal National Mortgage Association 840243 Pool	5.79%	8/35	21,715,513
19,347,932	Federal National Mortgage Association 988674 Pool	5.52%	9/38	19,917,975
19,253,804	Federal National Mortgage Association 968454 Pool	5.10%	5/38	19,768,292
17,025,053	Federal National Mortgage Association 965088 Pool	5.41%	9/38	17,529,041
16,921,878	Federal Home Loan Mortgage Corporation 1B3434 Pool	5.35%	6/37	17,439,291
13,473,702	Federal National Mortgage Association 959755 Pool	5.69%	11/37	13,908,137
12,686,517	Federal Home Loan Mortgage Corporation 1N0186 Pool	6.55%	8/36	13,304,524
12,212,861	Federal Home Loan Mortgage Corporation 1N1460 Pool	5.95%	1/37	12,661,012
11,982,044	Federal National Mortgage Association 840238 Pool	5.35%	7/35	12,343,708
11,492,375	Federal National Mortgage Association 956653 Pool	5.61%	12/37	11,870,451
11,543,601	Federal Home Loan Mortgage Corporation 1G1675 Pool	5.34%	4/37	11,751,758
9,062,516	Federal National Mortgage Association 886455 Pool	6.13%	8/36	9,439,513
7,727,755	Federal Home Loan Mortgage Corporation 1J1652 Pool	5.79%	5/37	7,915,057

Total Floating Rate Agency Securities (Cost $213,196,182)				218,280,424

Total Agency Securities (Cost $213,196,182)				218,280,424

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT MARCH 31, 2009 (CONTINUED)

(UNAUDITED)

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Private Label Securities (59.31%)

Fixed Rate Private Label Securities (9.61%)

Principal and Interest—Fixed Rate Private Label Securities (8.73%)

$61,396,898	Various	0.65% - 7.65%	5/26 - 9/47	$21,845,102

Interest Only—Fixed Rate Private Label Securities (0.88%)

$216,320,929	Various	0.5% - 3.80%	1/45 - 9/47	2,191,505

Total Fixed Rate Private Label Securities (Cost $27,561,857)				24,036,607

Floating Rate Private Label Securities (49.70%)

Principal and Interest—Floating Rate Private Label Securities (48.34%)

327,818,547	Various	0.00% - 105.07%	3/28 - 5/47	120,937,662

Interest Only—Floating Rate Private Label Securities (1.36%)

101,502,168	Various	0.75% - 43.08%	11/34 - 1/38	3,397,077

Total Floating Rate Private Label Securities (Cost $208,674,889)				124,334,739

Residual Certificates—Private Label Securities (0.00%)

298,418,583	Bear Stearns Structured Product 2007- N6 2C Pool	—	6/37	—

Total Residual Certificates—Private Label Securities (Cost $808,580)				—

Total Private Label Securities (Cost $237,045,326)				148,371,346

Total Mortgage-Backed Securities (Cost $450,241,508)				366,651,770

Total Long Investments (Cost $450,241,508)				$366,651,770

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT MARCH 31, 2009 (CONTINUED)

(UNAUDITED)

	Primary Risk Exposure	Notional or Number of Contracts	Range of Expiration Dates	Value
				Expressed in U.S. Dollars
Swaps (39.00%)

Swaps—Appreciated (46.31%)(c)

Long Swaps—Appreciated

Total Return Swaps	Credit	443,745	11/13	$34,174
Other Swaps	Credit	2,200,000	09/13	22,000

Short Swaps—Appreciated

Credit Default Swaps on Corporate Bonds(d)	Credit	(25,925,000)	03/13 - 06/14	7,218,823
Credit Default Swaps on Asset Backed Securities(e)	Credit	(110,113,027)	06/34 - 12/36	95,821,743
Credit Default Swaps on Corporate Bond Indices(j)	Credit	(19,700,000)	12/13	700,477
Credit Default Swaps on Asset Backed Indices(f)	Credit	(33,550,154)	04/09 - 07/45	12,063,461

Total Swaps—Appreciated (Cost $107,956,822)				$115,860,678

Swaps—Depreciated (-7.31%)(g)

Long Swaps—Depreciated

Credit Default Swaps on Asset Backed Securities (Proceeds $7,681,250)(h)	Credit	19,580,933	05/34 - 09/36	$(12,512,207)
Total Return Swaps	Credit	199,600	11/13	(4,059)

Short Swaps—Depreciated

Interest Rate Swaps(i)	Interest Rates	(125,000,000)	09/11	(5,460,965)
Total Return Swaps	Credit	(164,086)	03/15 - 04/15	(311,462)

Total Swaps—Depreciated (Proceeds $7,681,250)				$(18,288,693)

(a)	See Note 2 and Note 6 in Notes to Consolidated Financial Statements.
(b)	At March 31, 2009, the Company’s long investments issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association represented 36.70% and 50.56% of shareholders’ equity, respectively.
(c)	At March 31, 2009, the Company held appreciated swap contracts with affiliates of Morgan Stanley and affiliates of Credit Suisse First Boston that represented 28.55% and 14.97% of shareholders’ equity, respectively.
(d)	For short credit default swaps on corporate bonds, the Company purchased protection.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT MARCH 31, 2009 (CONCLUDED)

(UNAUDITED)

(e)	For short credit default swaps on asset backed securities, the Company purchased protection.
(f)	For short credit default swaps on asset backed indices, the Company purchased protection.
(g)	At March 31, 2009, the Company held depreciated swap contracts with affiliates of Morgan Stanley that represented -5.00% of shareholders’ equity.
(h)	For long credit default swaps on asset backed securities, the Company sold protection.
(i)	For short interest rate swap contracts, a fixed rate is being paid and a floating rate is being received.
(j)	For short credit default swaps on corporate bond indices, the Company purchased protection.
(k)	The table below shows the Company’s long investment ratings from Moody’s, Standard & Poor, or Fitch, respectively; as well as the Company’s long investments that were unrated but affiliated with Fannie Mae, Freddie Mac, or Ginnie Mae. Ratings tend to be a lagging credit indicator, as a result, the credit quality of the Company’s long investment holdings may be lower than the credit quality implied based on the ratings listed below.

Rating Description	Percentage of Shareholders’ Equity
Unrated but Agency Affiliated	87.26%
Rated Above Ba or BB	34.84%
Rated At or Below Ba or BB	24.47%

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Long Investments (178.32%)(a)(b)(n)

U.S. Treasury Securities (1.34%)

$2,800,000	U.S. Treasury Note	4.00%	8/18	$3,240,944

Total U.S. Treasury Securities (Cost $2,820,142)				3,240,944

Auction Rate Securities (7.45%)(c)

25,650,000	Sallie Mae Student Loan Trust 2003-5A A8 Pool	4.50%	6/30	17,955,000

Total Auction Rate Securities (Cost $25,650,000)				17,955,000

Mortgage-Backed Securities (169.53%)

Agency Securities (117.75%)

Fixed Rate Agency Securities (6.41%)

TBA—Fixed Rate Agency Securities (6.41%)

15,000,000	Federal National Mortgage Association (30 year)	6.00%	1/09	15,451,172

Total Fixed Rate Agency Securities (Cost $15,426,563)				15,451,172

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONTINUED)

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Floating Rate Agency Securities (111.34%)

Principal and Interest—Floating Rate Agency Securities (111.34%)

$29,207,750	Federal Home Loan Mortgage Corporation 1N1428 Pool	5.73%	2/37	$29,735,479
24,952,600	Federal Home Loan Mortgage Corporation 1B4134 Pool	4.88%	6/38	25,201,146
21,445,110	Federal National Mortgage Association 840243 Pool	6.10%	8/35	22,195,730
20,156,157	Federal National Mortgage Association 988674 Pool	5.51%	9/38	20,560,710
19,673,602	Federal National Mortgage Association 968454 Pool	5.11%	5/38	19,952,779
19,540,122	Federal National Mortgage Association 965088 Pool	5.44%	9/38	19,927,773
17,683,619	Federal Home Loan Mortgage Corporation 1B3434 Pool	5.33%	6/37	17,904,961
15,438,769	Federal Home Loan Mortgage Corporation 1N1385 Pool	5.90%	12/36	15,737,981
14,481,205	Federal National Mortgage Association 959755 Pool	5.69%	11/37	14,695,691
13,446,065	Federal Home Loan Mortgage Corporation 1N1460 Pool	5.95%	1/37	13,695,260
13,144,879	Federal Home Loan Mortgage Corporation 1N0186 Pool	6.55%	8/36	13,502,912
12,741,641	Federal National Mortgage Association 956653 Pool	5.59%	12/37	12,940,945
12,031,689	Federal National Mortgage Association 840238 Pool	5.99%	7/35	12,420,016
12,078,175	Federal Home Loan Mortgage Corporation 1G1675 Pool	5.34%	4/37	12,185,671
9,336,558	Federal National Mortgage Association 886455 Pool	6.13%	8/36	9,576,695
8,075,366	Federal Home Loan Mortgage Corporation 1J1652 Pool	5.76%	5/37	8,184,602

Total Floating Rate Agency Securities (Cost $266,187,466)				268,418,351

Total Agency Securities (Cost $281,614,029)				283,869,523

Private Label Securities (51.78%)

Fixed Rate Private Label Securities (6.57%)

Principal and Interest—Fixed Rate Private Label Securities (5.38%)

27,552,386	Various	4.50% - 7.37%	8/30 - 6/47	12,966,549

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONTINUED)

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Interest Only—Fixed Rate Private Label Securities (1.19%)

$235,082,175	Various	0.50% - 5.50%	8/35 - 9/47	$2,880,759

Total Fixed Rate Private Label Securities (Cost $20,733,361)				15,847,308

Floating Rate Private Label Securities (45.21%)

Principal and Interest—Floating Rate Private Label Securities (44.88%)

289,693,672	Various	0.53% - 9.50%	8/19 - 5/47	108,183,679

Interest Only—Floating Rate Private Label Securities (0.33%)

73,460,230	Various	3.27% - 4.63%	6/35 - 1/45	787,552

Total Floating Rate Private Label Securities (Cost $177,230,322)				108,971,231

Residual Certificates—Private Label Securities (0.00%)

310,176,371	Bear Stearns Structured Product 2007 - N6 2C Pool	—	6/37	—

Total Residual Certificates—Private Label Securities (Cost $840,438)				—

Total Private Label Securities (Cost $198,804,121)				124,818,539

Total Mortgage-Backed Securities (Cost $480,418,150)				408,688,062

Total Long Investments (Cost $508,888,292)				$429,884,006

Repurchase Agreements (1.88%)(d)

4,528,875	Deutsche Bank	0.00% - 0.40%	On Demand	$4,528,875
	Collateralized by Par Value 4,100,000 U.S. Treasury Note Coupon 2.75% - 4.00%, Maturity Date 07/10 - 08/18

Total Repurchase Agreements (Cost $4,528,875)				$4,528,875

Investments Sold Short (-15.94%)(e)

U.S. Treasury Securities Sold Short (-3.19%)

(6,900,000)	Various	2.75% - 4.00%	7/10 - 8/18	$(7,695,641)

Total U.S. Treasury Securities Sold Short (Proceeds -$6,980,858)				(7,695,641)

TBA—Fixed Rate Agency Securities Sold Short (-12.75%)

(15,000,000)	Federal National Mortgage Association (30 year)	6.00%	1/09	(15,451,172)
(15,000,000)	Federal National Mortgage Association (30 year)	5.00%	2/09	(15,274,219)

Total TBA—Fixed Rate Agency Securities Sold Short (Proceeds -$30,612,891)				(30,725,391)

Total Investments Sold Short (Proceeds -$37,593,749)				$(38,421,032)

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONTINUED)

	Notional or Number of Contracts	Range of Expiration Dates	Value
			Expressed in U.S. Dollars
Swaps (51.59%)

Swaps—Appreciated (58.77%)(f)

Long Swaps—Appreciated
Total Return Swaps	398,329	11/13	$255,509
Other Swaps	2,200,000	09/13	22,000

Short Swaps—Appreciated
Credit Default Swaps on Corporate Bonds(h)	(45,775,000)	01/09 - 12/13	10,085,262
Credit Default Swaps on Asset Backed Securities(i)	(128,860,596)	06/34 - 12/36	108,126,227
Credit Default Swaps on Asset Backed Indices(j)	(83,556,020)	01/09 - 10/52	22,769,087
Credit Default Swaps on Corporate Bond Indices(k)	(19,700,000)	12/13	385,172
Total Return Swaps	(277,255)	12/13	47,491

Total Swaps—Appreciated (Cost $126,786,798)			$141,690,748

Swaps—Depreciated (-7.18%)(g)

Long Swaps—Depreciated
Credit Default Swaps on Asset Backed Securities (proceeds $7,681,250)(l)	19,747,709	05/34 - 09/36	$(10,651,424)
Total Return Swaps	245,016	11/13	(5,422)

Short Swaps—Depreciated
Interest Rate Swaps(m)	(145,000,000)	09/11 - 10/11	(6,487,253)
Total Return Swaps	(149,654)	12/13	(160,804)

Total Swaps—Depreciated (Proceeds $7,681,250)			$(17,304,903)

(a)	See Note 2 in notes to Consolidated Financial Statements.
(b)	At December 31, 2008, the Company’s long investments issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association represented 56.47% and 61.28% of shareholders’ equity, respectively.
(c)	The auction rate security held by the Company has failed at auction.
(d)	In general, securities received pursuant to repurchase agreements were delivered to counterparties in satisfaction of short sale transactions.
(e)	At December 31, 2008, the Company’s short investments issued by the Federal National Mortgage Association represented -12.75% of shareholders’ equity.
(f)	At December 31, 2008, the Company held appreciated swap contracts with affiliates of Morgan Stanley and affiliates of Credit Suisse First Boston that represented 40.98% and 13.08% of shareholders’ equity, respectively.
(g)	At December 31, 2008, the Company held depreciated swap contracts with affiliates of Morgan Stanley that represented -4.42% of shareholders’ equity.
(h)	For short credit default swaps on corporate bonds, the Company purchased protection.
(i)	For short credit default swaps on asset backed securities, the Company purchased protection.
(j)	For short credit default swaps on asset backed indices, the Company purchased protection.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONCLUDED)

(k)	For short credit default swaps on corporate bond indices, the Company purchased protection.
(l)	For long credit default swaps on asset backed securities, the Company sold protection
(m)	For short interest rate swap contracts, a fixed rate is being paid and a floating rate is being received.
(n)	The table below shows the Company’s long investment ratings from Moody’s, Standard & Poor, or Fitch, respectively; as well as the Company’s long investments that were unrated but affiliated with Fannie Mae, Freddie Mac, or Government National Mortgage Association (Ginnie Mae). Ratings tend to be a lagging credit indicator, as a result, the credit quality of the Company’s long investment holdings may be lower than the credit quality implied based on the ratings listed below.

Rating Description	Percentage of Shareholders’ Equity
Unrated but Agency Affiliated	117.75%
Rated Above Ba or BB	49.34%
Rated At or below Ba or BB	9.89%
Treasury Securities	1.34%

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Month Period Ended March 31, 2009	Three Month Period Ended March 31, 2008
	Expressed in U.S. Dollars
NET INVESTMENT INCOME
Interest income	$9,679,095	$6,141,909

EXPENSES
Base management fee	930,142	900,875
Share-based LTIP expense	894,897	582,924
Interest expense	641,491	404,261
Professional fees	550,630	76,750
Insurance expense	109,067	108,750
Agency and administration fees	137,973	90,630
Custody and other fees	76,956	27,000
Directors’ fees	50,500	37,397

Total expenses	3,391,656	2,228,587

NET INVESTMENT INCOME	6,287,439	3,913,322

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES

Net realized gain (loss) on:
Investments	(7,259,731)	100,896
Financial derivatives	27,059,982	1,414,879

	19,800,251	1,515,775

Change in net unrealized gain (loss) on:
Investments	(3,758,169)	(17,892,197)
Financial derivatives	(7,983,884)	7,188,833

	(11,742,053)	(10,703,364)

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES	8,058,198	(9,187,589)

NET INCREASE (DECREASE) IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$14,345,637	$(5,274,267)

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

	Three Month Period Ended March 31, 2009	Three Month Period Ended March 31, 2008
	Expressed in U.S. Dollars
Change in Shareholders’ Equity Resulting From Operations
Net investment income	$6,287,439	$3,913,322
Net realized gain on investments and financial derivatives	19,800,251	1,515,775
Change in net unrealized loss on investments and financial derivatives	(11,742,053)	(10,703,364)

Net increase (decrease) in shareholders’ equity resulting from operations	14,345,637	(5,274,267)

Change in Shareholders’ Equity Resulting From Shareholder Transactions
Shares repurchased	(6,000,000)	—
Share-based LTIP awards	894,897	582,924
Special distribution to Ellington Financial Management LLC	(154,697)	(146,659)

Net increase (decrease) in shareholders’ equity from shareholder transactions	(5,259,800)	436,265

Net increase (decrease) in shareholders’ equity	9,085,837	(4,838,002)

Shareholders’ Equity, Beginning of Period	241,077,644	241,826,893

Shareholders’ Equity, End of Period	$250,163,481	$236,988,891

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Month Period Ended March 31, 2009	Three Month Period Ended March 31, 2008
	Expressed in U.S. Dollars
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
NET INCREASE (DECREASE) IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$14,345,637	$(5,274,267)
Cash flows provided by (used in) operating activities:
Reconciliation of the net increase (decrease) in shareholders’ equity resulting from operations to net cash provided by (used in) operating activities:
Change in net unrealized loss on investments and financial derivatives	11,742,053	10,703,364
Net realized gain on investments and financial derivatives	(19,800,251)	(1,515,775)
Amortization of premiums and discounts	(1,859,864)	(2,173,439)
Purchase of investments	(80,968,481)	(141,269,475)
Proceeds from disposition of investments	116,247,076	74,755,386
Proceeds from securities sold short	—	3,005,000
Repurchase of securities sold short(1)	(19,625,427)	—
Payments made to open financial derivatives	(30,351,890)	(114,442,586)
Proceeds received to close financial derivatives	79,452,049	4,219,390
Proceeds received to open financial derivatives	—	19,585,476
Payments made to close financial derivatives	(3,210,201)	(1,324,620)
Share-based LTIP expense	894,897	582,924

(Increase) decrease in assets:
(Increase) decrease in repurchase agreements, net of repayments	4,528,875	(3,070,500)
Decrease in receivable for securities sold	30,278,439	—
Decrease in deposits with dealers held as collateral	1,992,270	200,434
(Increase) in interest and principal receivable	(4,793,985)	(650,221)
Decrease in prepaid insurance	109,067	108,750

Increase (decrease) in liabilities:
Increase (decrease) in due to brokers-margin accounts	(17,505,979)	79,485,977
Increase (decrease) in payable for securities purchased	(12,674,155)	17,405,380
Increase in accounts payable and accrued expenses	438,214	134,603
(Decrease) in interest and dividends payable	(404,664)	—
Increase in base management fee payable	622,740	686

Net cash provided by (used in) operating activities	69,456,420	(59,533,513)

Cash flows provided by (used in) financing activities:
Shares repurchased	(6,000,000)	—
Offering costs paid	—	(192,743)
Special distribution to Ellington Financial Management LLC	(50,287)	(154,002)
Reverse repurchase agreements, net of repayments	(52,838,539)	42,049,000

Net cash provided by (used in) financing activities	(58,888,826)	41,702,255

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,567,594	(17,831,258)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	61,400,254	61,705,104

CASH AND CASH EQUIVALENTS, END OF PERIOD	$71,967,848	$43,873,846

Supplemental disclosure of cash flow information:
Interest Paid	$909,970	$367,139

Mortgage Dollar Rolls	$—	$—

(1)	Long TBAs with current principal of approximately $15 million at December 31, 2008 were used to cover short TBAs during the quarter ended March 31, 2009. Long U.S. Treasury Securities with current principal of approximately $3.0 million at December 31, 2008 were used to cover short U.S. Treasury Securities during the quarter ended March 31, 2009.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

1. Organization and Investment Objective

Ellington Financial LLC was formed as a Delaware limited liability company on July 9, 2007 and commenced operations on August 17, 2007. EF Securities LLC, a wholly owned consolidated subsidiary of Ellington Financial LLC was formed as a Delaware limited liability company on October 12, 2007 and commenced operations on November 30, 2007. EF Mortgage LLC, a wholly owned consolidated subsidiary of Ellington Financial LLC was formed as a Delaware limited liability company on June 3, 2008 and commenced operations on July 8, 2008. EF CMO LLC, a wholly owned consolidated subsidiary of EF Mortgage LLC was formed as a Delaware limited liability company on June 3, 2008 and commenced operations on July 8, 2008. Ellington Financial LLC, EF Securities LLC, EF Mortgage LLC and EF CMO LLC are hereafter collectively referred to as the Company. All intercompany accounts are eliminated in consolidation.

The Company specializes in various fixed income investment strategies, with a focus on sub-prime residential whole mortgage loans, residential mortgage-backed securities, or RMBS, collateralized by sub-prime residential mortgage loans, and asset-backed securities, or ABS.

The Company’s primary objective is to generate attractive risk-adjusted returns by constructing a portfolio of investments (that may also include direct investments in mortgage-related business platforms) and by implementing a relative value strategy that can generate high risk-adjusted returns on these investments while at the same time maintaining a relatively stable portfolio market value.

Ellington Financial Management, LLC (“EFM” or the “Manager”) serves as the Manager to the Company pursuant to the terms of a Management Agreement dated August 17, 2007 (the “Management Agreement”). In accordance with the terms of the Management Agreement, the Manager will implement the investment strategy and manage the business and operations on a day-to-day basis for the Company and perform certain services for the Company, subject to oversight by the board of directors.

2. Significant Accounting Policies

The accompanying unaudited interim consolidated financial statements for the Company have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for fair presentation, have been included. Interim results are not necessarily indicative of the results that may be expected for the entire fiscal year. In June 2007, the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies, (“SOP 07-1”). SOP 07-1 was effective for fiscal years beginning on or after December 15, 2007 with earlier application encouraged. SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Guide”), and provides guidance for determining whether the specialized industry accounting principles of the Guide should be retained in the financial statements of a parent company of an investment company or an equity method investor in an investment company. Effective August 17, 2007, the Company adopted SOP 07-1 and follows the provisions of the Guide which, among other things, requires that investments be reported at fair value in our financial statements. The following is a summary of significant accounting policies followed by the Company.

(A) Valuation: In September 2006, Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), was issued and is effective for fiscal years beginning after November 15, 2007. The Company adopted SFAS 157 on January 1, 2008. There has been no impact on total shareholders’ equity as

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

a result of the Company’s adoption of SFAS 157. SFAS 157 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1—inputs to the valuation methodology are observable and reflect quoted prices (unadjusted) for identical assets or liabilities in active markets,

•	Level 2—inputs to the valuation methodology other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly and,

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.

The following is a description of the valuation methodologies used for the Company’s financial instruments.

Level 1 valuation methodologies include the observation of quoted prices (unadjusted) for identical assets or liabilities in active markets, often received from widely recognized data providers.

Level 2 valuation methodologies include the observation of (i) quoted prices for similar assets or liabilities in active markets, (ii) inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves) in active markets and (iii) quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 fair value methodologies include (i) the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions, and (ii) the solicitation of valuations from third parties (typically, broker-dealers). Third-party valuation providers often utilize proprietary models that are highly subjective and also require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions. The Manager utilizes such information to assign a good faith valuation (the estimated price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the valuation date) to such financial instruments. Because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the differences could be material to the consolidated financial statements.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

The table below reflects the value of the Company’s Level 1, Level 2, and Level 3 financial instruments at March 31, 2009:

Description	Level 1	Level 2	Level 3	Total
Assets:
Investments at value	$—	$218,280,424	$148,371,346	$366,651,770
Repurchase Agreements	—	—	—	—
Swap contracts-appreciated value	—	34,174	115,826,504	115,860,678

Total	$—	$218,314,598	$264,197,850	$482,512,448

Liabilities
Investments in Securities Sold Short, at value	$—	$—	$—	$—
Swap contracts-depreciated value	—	(5,776,486)	(12,512,207)	(18,288,693)

Total	$—	$(5,776,486)	$(12,512,207)	$(18,288,693)

The table below reflects the value of the Company’s Level 1, Level 2, and Level 3 financial instruments at December 31, 2008:

Description	Level 1	Level 2	Level 3	Total
Assets:
Investments at value	$18,692,116	$268,418,351	$142,773,539	$429,884,006
Repurchase Agreements	—	4,528,875	—	4,528,875
Swap contracts-appreciated value	—	303,000	141,387,748	141,690,748

Total	$18,692,116	$273,250,226	$284,161,287	$576,103,629

Liabilities
Investments in Securities Sold Short, at value	$(38,421,032)	$—	$—	$(38,421,032)
Swap contracts-depreciated value	—	(6,653,479)	(10,651,424)	(17,304,903)

Total	$(38,421,032)	$(6,653,479)	$(10,651,424)	$(55,725,935)

At March 31, 2009 and December 31, 2008, the Company held money market investments that are included in cash and cash equivalents on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity and are considered Level 1 financial instruments.

The tables below include a roll-forward of the Company’s financial instruments for the three months ended March 31, 2009 and March 31, 2008, respectively, (including the change in fair value), for financial instruments classified by the Company within Level 3 of the valuation hierarchy.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

First Quarter 2009 Level 3—Fair Value Measurement Using Significant Unobservable Inputs:

	Investments in Securities	Swap Contracts- Appreciated	Swap Contracts- Depreciated	Total
Beginning Balance as of December 31, 2008	$142,773,539	$141,387,748	$(10,651,424)	$273,509,863
Accreted Discounts/Amortized Premiums	2,742,469	—	—	2,742,469
Realized Gain/(Loss)	(7,979,697)	24,572,201	27,852	16,620,356
Change in Net Unrealized Appreciation (Depreciation)	(6,993,400)	(6,731,261)	(1,860,785)	(15,585,446)
Net Purchases (Sales)	17,828,435	(43,402,184)	(27,850)	(25,601,599)
Transfers In and/or Out of Level 3	—	—	—	—

Ending Balance as of March 31, 2009	$148,371,346	$115,826,504	$(12,512,207)	$251,685,643

All net realized and unrealized gains (losses) in the table above are reflected in the accompanying Consolidated Statement of Operations. Net unrealized gains (losses) of ($17,056,503), ($6,075,659) and ($1,860,789) relate to investments in securities, swap contracts-appreciated and swap contracts-depreciated, respectively, held by the Company at March 31, 2009.

First Quarter 2008 Level 3-Fair Value Measurement Using Significant Unobservable Inputs:

	Investments in Securities	Swap Contracts- Appreciated	Swap Contracts- Depreciated	Total
Beginning Balance as of December 31, 2007	$147,501,418	$—	$—	$147,501,418
Accreted Discounts/Amortized Premiums	1,523,637	—	—	1,523,637
Realized Gain/(Loss)	(1,593,111)	1,320,402	58,670	(214,039)
Change in Net Unrealized Appreciation (Depreciation)	(18,031,130)	10,290,285	(2,589,195)	(10,330,040)
Net Purchases (Sales)	71,337,842	110,522,184	(18,488,547)	163,371,479
Transfers In and/or Out of Level 3	—	—	—	—

Ending Balance as of March 31, 2008	$200,738,656	$122,132,871	$(21,019,072)	$301,852,455

All net realized and unrealized gains (losses) in the table above are reflected in the accompanying consolidated statement of operations.

(B) Securities Transactions and Investment Income: Securities transactions are recorded on the trade date. Realized and unrealized gains and losses are calculated based on identified cost. Interest income is recorded as earned. The Company accretes market discounts and amortizes market premiums on debt securities using the effective yield method and classifies any paydown gains or losses as interest income. Accretion of market discounts and amortization of market premiums require the use of a significant amount of judgment and the application of several assumptions including, but not limited to, prepayment assumptions and default rate assumptions.

(C) Cash and Cash Equivalents: Cash and cash equivalents include amounts held in an interest bearing overnight account and money market funds. As of March 31, 2009, 49%, 42% and 9% of cash and cash equivalents were held in the JP Morgan Prime Money Market Fund, the BlackRock Liquidity TempFund, and an

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

interest bearing account at the Bank of New York Mellon Corporation, respectively. As of December 31, 2008, 49%, 33% and 18% of cash and cash equivalents were held in the BlackRock Liquidity TempFund, JP Morgan Prime Money Market Fund, and an interest bearing account at Bank of New York Mellon Corporation, respectively.

(D) Swaps: The Company may enter into various types of swaps, including interest rate swaps, total return swaps, and credit default swaps. The primary risk associated with the Company’s interest rate swap activity is interest rate risk. The primary risk associated with the Company’s total return swap and credit default swap activity is credit risk.

The Company is subject to interest rate risk exposure in its normal course of pursuing its investment objectives. To help mitigate interest rate risk, the Company may enter into interest rate swaps. Interest rate swaps are contractual agreements whereby one party pays a floating rate of interest on a notional principal amount and receives a fixed rate on the same notional principal, or vice versa, for a fixed period of time. For interest rate swaps, the Company may pay fixed and receive floating or vice versa. Interest rate swaps change in value with movements in interest rates. The Company’s maximum risk of loss is the net value of the cash flows to be received from the counterparty to the transaction over the contract’s remaining life, to the extent such amount is positive.

The Company may enter into total return swaps in order take a “long” or “short” position with respect to an underlying referenced asset. The Company is subject to market price volatility of the underlying referenced asset. A total return swap involves commitments to pay interest in exchange for a market-linked return based on a notional amount. To the extent that the total return of the security, group of securities or index underlying the transaction exceeds or falls short of the offsetting interest obligation, the Company will receive a payment or make a payment to the counterparty.

Beginning in the three month period ended March 31, 2009, the Company adopted Financial Accounting Standards Board (“FASB”) Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The Company may enter into credit default swaps. A credit default swap is a contract under which one party agrees to compensate another party for the financial loss it may incur following the occurrence of a “credit event” in relation to a “reference amount” or notional amount of a credit obligation (usually a bond or loan). Typically, a credit event occurs when the underlying reference asset fails to make scheduled principal or interest payments to its holders or when the underlying reference obligation is downgraded. The Company typically writes (sells) protection to take a “long” position or purchases (buys) protection to take a “short” position with respect to an underlying reference asset or to hedge exposure to other investment holdings.

As of March 31, 2009, the Company is party to credit derivatives contracts in the form of credit default swaps on mortgage/asset backed securities (ABSCDS). As a seller of credit protection via ABSCDS, the Company receives periodic payments from protection buyers, and is obligated to make payments to the protection buyer upon the occurrence of a “credit event” with respect to an underlying reference asset. Written credit derivatives held by the Company at March 31, 2009 and December 31, 2008, respectively, are summarized below:

Single Name Credit Default Swaps (Asset Backed Securities)	Amount at March 31, 2009	Amount at December 31, 2008
Fair Value of Written Credit Derivatives	$(12,512,207)	$(10,651,424)
Notional Amount(1)	$19,580,933	$19,747,709

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

(1)	The notional amount is the maximum amount that a seller of ABSCDS would be obligated to make, and a buyer of credit protection would receive upon occurrence of a “credit event.” Movements in the value of credit default swap transactions may require the Company or the counterparty to post or receive collateral. Amounts due or owed under an ABSCDS contract may be offset against amounts due or owed on other ABSCDS contracts with the same ISDA counterparty.

ABSCDS contracts typically have no stated termination date. Unless terminated by mutual agreement by both the buyer and seller, ABSCDS contracts effectively terminate at the earlier of the (i) date the buyer of protection delivers the reference asset to the seller in exchange for payment of the notional balance following the occurrence of a credit event or (ii) date the reference asset is paid off in full, retired, or otherwise ceases to exist.

Implied credit spreads may be used to determine the market value of swap contracts and are reflective of the cost of buying/selling protection. Higher spreads would indicate a greater likelihood that a seller will be obligated to perform (i.e., make payment) under the swap contract. In situations where the credit quality of an underlying reference asset has deteriorated, credit spreads combined with a percentage of notional amounts paid up front (points up front) are frequently used as an indication of ABSCDS risk.

ABSCDS credit protection sellers entering the market would expect to be paid a percentage of the current notional balance up front (points up front) approximately equal to the fair value of the contract in order to write protection on the reference assets underlying the Company’s ABSCDS contracts. Stated spreads at March 31, 2009 and December 31, 2008 on ABSCDS contracts where the Company wrote protection range between 45 and 85 basis points. However participants entering the market at March 31, 2009 or December 31, 2008, would likely transact on similar contracts with material points upfront given these spreads. The Company received up front payments of $7,681,250 on ABSCDS where the Company sold protection that were held as of March 31, 2009 and December 31, 2008. The notional amount of those contracts was $20,250,000 when the payments were received.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

Gains and losses on the Company’s derivative contracts held at March 31, 2009 are summarized in the table below:

Derivative Type	Primary Risk Exposure	Net Realized Gain/(Loss) for the Three Month Period Ended March 31, 2009	Change in Net Unrealized Gain/(Loss) for the Three Month Period Ended March 31, 2009
Swap contracts—appreciated
Credit Default Swaps on Asset Backed Securities	Credit	$14,006,014	$(10,542,452)
Credit Default Swaps on Asset Backed Indices	Credit	10,744,582	2,819,823
Credit Default Swaps on Corporate Bond Indices	Credit	(72,234)	315,306
Credit Default Swaps on Corporate Bonds	Credit	(106,156)	676,063
Total Return Swaps	Credit	2,553,102	(268,827)

		27,125,308	(7,000,087)

Swap contracts—depreciated
Credit Default Swaps on Asset Backed Securities	Credit	27,852	(1,860,789)
Total Return Swaps	Credit	1,471,622	(149,296)
Interest Rate Swaps	Interest Rates	(1,564,800)	1,026,288

		(65,326)	(983,797)

Total		$27,059,982	$(7,983,884)

Appreciated swaps are included in Swap contracts—appreciated value on the Consolidated Statement of Assets, Liabilities, and Shareholders’ Equity. Depreciated swaps are included in Swap contracts—depreciated value on the Consolidated Statement of Assets, Liabilities, and Shareholders’ Equity. In addition, swap contracts are summarized by type on the Consolidated Condensed Schedule of Investments. Notional amounts reflected on the Consolidated Condensed Schedule of Investments are indicative of volume during the three month period ended March 31, 2009.

Swaps change in value with movements in interest rates or total return of the referenced securities. During the term of the interest rate swap contracts, changes in value are recognized as unrealized gains or losses by marking the contracts to market. When the contracts are terminated, the Company will realize a gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Company’s basis in the contract, if any. Changes in value of the total return swap contracts, since the most recent cash flow exchange date, are recognized as unrealized gains or losses. Periodic payments or receipts required by swap agreements are recorded as unrealized gains or losses when accrued and realized gains or losses when received or paid. Upfront payments paid/received by the Company to open swap contracts are recorded as an asset and/or liability on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity and are recorded as a realized gain or loss on the termination date. The Company may be required to deliver or receive cash or securities as collateral upon entering into swap transactions.

The Company’s swap contracts are governed by ISDA trading agreements, which are separately negotiated agreements with dealer counterparties. Changes in the relative value of the swap transactions may require the

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

Company or the counterparty to post or receive additional collateral. Typically, a collateral payment or receipt is triggered based on the net change in the value of all contracts governed by a particular ISDA trading agreement. Collateral received from counterparties is included in Due to brokers—margin accounts on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Collateral paid to counterparties is included in Deposits with dealers held as collateral on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Entering into swap contracts involves market risk in excess of amounts recorded on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity.

(E) Short Sales: When the Company sells short, it may borrow the security sold short and deliver it to the broker-dealer through which it sold short as collateral for its obligation to deliver the security upon conclusion of the sale. Additionally, the Company generally is required to deliver cash or securities as collateral for the Company’s obligation to return the borrowed security. The Company may have to pay a fee to borrow the particular securities and may be obligated to pay over any payments received on such borrowed securities. A gain, limited to the price at which the Company sold the security short, or a loss, unlimited as to dollar amount, will be recognized upon the termination of a short sale if the market price is less than or greater than the proceeds originally received.

(F) Reverse Repurchase Agreements and Repurchase Agreements: The Company enters into reverse repurchase agreements with third-party broker-dealers whereby it sells securities under agreements to repurchase at an agreed upon price and date. Interest on the value of repurchase and reverse repurchase agreements issued and outstanding is based upon competitive market rates at the time of issuance. When the Company enters into a reverse repurchase agreement, the lender establishes and maintains an account containing securities having a value not less than the repurchase price, including accrued interest, of the reverse repurchase agreement. The Company enters into repurchase agreement transactions with third-party broker-dealers whereby it purchases securities under agreements to resell at an agreed upon price and date. In general, securities received pursuant to repurchase agreements are delivered to counterparties of short sale transactions. Repurchase and reverse repurchase agreements that are conducted with the same counterparty may be reported net if they meet the requirements of FASB Interpretation No. 41 Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements.

There are no repurchase and reverse repurchase agreements netted in the consolidated financial statements. Reverse repurchase agreements are carried at their contractual amounts which the Company believes is the best estimate of fair value. At March 31, 2009, the initial terms on the Company’s open reverse repurchase agreements ranged from 20 to 34 days and the Company’s open reverse repurchase agreements had interest rates ranging from 0.70% to 2.00%. At March 31, 2009, approximately 85% of open reverse repurchase agreements were with two counterparties. At December 31, 2008, the initial terms on the Company’s open reverse repurchase agreements ranged from 22 to 36 days and the Company’s open reverse repurchase agreements had interest rates ranging from 1.20% to 4.50%. At December 31, 2008, approximately 82% of open reverse repurchase agreements were with two counterparties.

In February 2008, the FASB issued FASB Staff Position No. FAS 140-3 (“FSP”), Accounting for Transfers of Financial Assets and Repurchase Financing Transactions. The FSP applies to a repurchase financing, which is a reverse repurchase agreement that relates to a previously transferred financial asset between the same counterparties (or consolidated affiliates of either counterparty), that is entered into contemporaneously with, or in contemplation of, the initial transfer. The Company has not entered into these types of transactions during the three month period ended March 31, 2009.

(G) When-Issued/Delayed Delivery Securities: The Company may purchase or sell securities on a when-issued or delayed delivery basis. Securities traded on a when-issued basis are traded for delivery beyond the

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

normal settlement date at a stated price and yield, and no income accrues to the purchaser prior to delivery. Purchasing or selling securities on a when-issued or delayed delivery basis involves the risk that the market price at the time of delivery may be lower or higher than the agreed upon price, in which case an unrealized loss may be incurred.

The Company may enter into dollar rolls, principally using To Be Announced (“TBA”) securities, in which the Company sells (buys) mortgage-backed securities (“MBS”) for delivery (receipt) in the current month and simultaneously contracts to repurchase (sell) similar, but not identical, securities at an agreed-upon price on a fixed date. The Company accounts for such dollar rolls as purchases and sales and receives compensation as consideration for entering into the commitment to repurchase. The market value of the securities that the Company is required to purchase may decline below the agreed upon repurchase price of those securities. The Company has TBA dollar rolls outstanding as of December 31, 2008, which are included in Receivable for securities sold and Payable for securities purchased on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity.

(H) Offering Costs/Placement Fees: Offering costs and placement fees are charged against shareholders’ equity. Offering costs consisted principally of legal fees.

(I) LTIP Units: The costs associated with the long term incentive plan units are amortized on a straight line basis over the vesting period. The vesting period for the Ellington Incentive Plan for Entities (the “Manager LTIP”) is three years. The vesting period for the Ellington Incentive Plan for Individuals (the “Director LTIP”) is one year, for the initial grant awarded on August 17, 2007 and nine months for the grant awarded on December 31, 2008. The cost of the Manager LTIP units fluctuates with the price per share of the Company whereas the cost of the Director LTIP units is based on the price per share at the initial offering date (grant date).

(J) Shares Repurchased: Common shares that are purchased back by the Company subsequent to issuance decrease total number of shares outstanding and issued.

(K) Income Taxes: The Company intends to be treated as a partnership for U.S. federal income tax purposes. In general, partnerships are not subject to entity-level tax on their income, but the income of a partnership is taxable to its owners on a flow-through basis.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 (the “Interpretation”). The Interpretation establishes for all entities, including pass-through entities such as the Company, a minimum threshold for financial statement recognition of the benefit of positions taken in filing tax returns (including whether an entity is taxable in a particular jurisdiction), and requires certain expanded tax disclosures.

The Company adopted the provisions of FASB Interpretations No. 48, “Accounting for Uncertainty in Income Taxes”, (“FIN 48”) on August 17, 2007, which required management to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals of litigation process, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce shareholders’ equity. As a result of the implementation of FIN 48, the Company did not recognize any increase in the liability for unrecognized tax benefits. The Company did not have any additions to its unrecognized tax benefits resulting from tax positions related either to the current or prior years, and no reductions resulting from tax positions of prior years or due to settlements, and thus had no unrecognized tax

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

benefits at March 31, 2009 and December 31, 2008. The Company does not expect any change in unrecognized tax benefits within the next fiscal year.

The Company may take positions with respect to certain tax issues which depend on legal interpretation of facts or applicable tax regulations. Should the relevant tax regulators successfully challenge any such positions, the Company might be found to have a tax liability that has not been recorded in the accompanying financial statements. Also, management’s conclusions regarding FIN 48 may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance from the FASB, and on-going analyses of tax laws, regulations and interpretations thereof.

(L) Recent Accounting Pronouncements

In June 2008, the FASB issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162” (“FAS 168”). FAS 168 identifies the sources of accounting principles and the framework for selecting the accounting principles used in preparing financial statements of nongovernmental entities that are presented in conformity with U.S. GAAP. FAS 168 will be effective for financial statements that cover interim and annual periods ending after September 15, 2009. The Company does not expect the adoption of FAS 168 to have an impact on its financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP 157-4). FSP 157-4 provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. The FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. The FSP also contains enhanced disclosure requirements whereby fair value disclosures as well as certain disaggregated information will be disclosed beginning in the second quarter 2009. The Company is evaluating the impact of this standard on its financial statements.

FASB issued FASB Statement No. 165, Subsequent Events (“FASB 165”) which is effective for interim and annual periods ending after June 15, 2009. FASB 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Company is currently evaluating the impact of the effect of implementing this guidance.

3. Base Management Fee, Incentive Fee, and Special Distribution to the Manager

The Manager receives an annual base management fee equal to 1.75% of the Company’s shareholders’ equity, defined as the aggregate net proceeds from sales of its equity securities, plus retained earnings for the measurement period, less amounts paid for repurchases and/or redemption of the Company’s capital stock. However, the base management fee calculation described in the preceding sentence excludes from the calculation

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

equity securities held by the Manager. The base management fee is payable monthly in arrears. For the three month period ended March 31, 2009, the base management fee incurred by the Company was $930,142. For the three month period ended March 31, 2008, the base management fee incurred by the Company was $900,875.

The Manager is also entitled to receive a quarterly incentive fee. The incentive fee equals the product of: (i) 25% of the dollar amount by which (A) the Company’s net income (after the base management fee, but before the incentive fee and before non-cash equity compensation expense), for the applicable quarter per common share (based on the weighted average number of common shares outstanding for such quarter) exceeds (B) an amount equal to (1) the sum of (x) the weighted average gross proceeds (before placement fees) per share of all common share issuances, plus (y) the result obtained by dividing (I) retained earnings attributable to common shares at the beginning of such quarter by (II) the weighted average number of common shares outstanding for such quarter, multiplied by (2) one-fourth of the greater of (x) 9% and (y) 3% plus the ten-year U.S. treasury rate for such quarter, multiplied by (ii) the weighted average number of common shares outstanding during such quarter. The payment of the incentive fee will be in a combination of common shares and cash, provided that at least 10% of any quarterly payment will be made in common shares.

Any net loss incurred by the Company in a given quarter or quarters will be offset against any net income earned by the Company in future quarters for purposes of calculating the incentive fee in such future quarters. However, the incentive fee calculation described above excludes from the calculation equity securities held by the Manager as well as net income earned thereon. For the three month periods ended March 31, 2009 and March 31, 2008 no incentive fees were incurred by the Company.

In accordance with the terms of the Amended and Restated Operating Agreement, the amount of base management fees and incentive fees that are paid to the Manager will be reduced so as to exclude from the fee calculations amounts that would otherwise be payable in respect of equity and net income that is attributable to common shares and long-term incentive plan units (see Note 4 below) owned by the Manager (the “Reduction Amount”). The Manager is entitled to receive a quarterly special distribution equal to the Reduction Amount. At March 31, 2009 and December 31, 2008, the special distribution payable in the amount of $154,693 and $50,283, respectively, has been reflected as Due to Ellington Financial Management LLC on the Consolidated Statement of Assets, Liabilities, and Shareholders’ Equity.

4. Long-Term Incentive Plan Units

In connection with the initial offering, the Company established the Manager LTIP and the Director LTIP. Pursuant to the terms of the Manager LTIP, the Company issued 375,000 long-term incentive plan units to its Manager. Pursuant to the terms of the Director LTIP, the Company issued 3,750 long-term incentive plan units to its independent directors on August 17, 2007 and again on December 31, 2008.

Units issued pursuant to the Manager LTIP are subject to forfeiture restrictions that will lapse in three equal annual installments beginning on the first anniversary of the closing date of the Company’s initial offering. Units held pursuant to the Manager LTIP will generally be exercisable by the holder at any time after vesting. Each unit is convertible into one common share. Costs associated with the Manager LTIP are expensed over the course of the vesting period. Such costs are measured as of the grant date and are remeasured at the end of each reporting period to account for changes in the value of the Company’s common shares until the units are fully vested. At March 31, 2009 and March 31, 2008, the value of the cost associated with the Manager LTIP was $7,570,750 and $6,930,427, respectively, and of that cost, $4,092,484 and $1,443,048 has been expensed through

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

March 31, 2009 and March 31, 2008, respectively. There is no cash flow effect resulting from the offering of the Manager LTIP units. Of the 375,000 Manager LTIP units awarded on August 17, 2007, 125,000 units were fully vested on August 17, 2008.

Units issued pursuant to the Director LTIP are subject to forfeiture restrictions that will lapse one year after the closing date of the Company’s initial offering for the awards granted on August 17, 2007 and nine months for the Director LTIP units that were awarded on December 31, 2008. Units held pursuant to the Directors LTIP will generally be exercisable by the holder at any time after vesting. Each unit is convertible into one common share. Costs associated with the Director LTIP are measured as of the grant date and expensed ratably over the vesting period. The cost associated with the Director LTIP units awarded to the independent directors at December 31, 2008 and August 17, 2007, the grant dates, were $72,263 and $75,000, respectively, and of that cost, $23,823 and $75,000, respectively, has been expensed through March 31, 2009. The cost associated with the Director LTIP units awarded to the independent directors at August 17, 2007, the grant date, was $75,000 and of that cost, $46,849 had been expensed through March 31, 2008. There is no cash flow effect resulting from the offering of the Director LTIP units. The Director LTIP units awarded on August 17, 2007 were fully vested on August 17, 2008. Effective September 30, 2008, 1,250 common shares were issued and $25,000 was transferred from share-based LTIP awards to common shares in shareholders’ equity at the direction of an award holder.

Were all units issued pursuant to the Manager LTIP and Director LTIP to be fully vested and exchanged for common shares as of March 31, 2009 and March 31, 2008, the Company’s issued and outstanding common shares would increase to 12,391,283 and 12,878,800 shares, respectively. The per share amount based on shareholders’ equity at March 31, 2009 and 12,391,283 shares is $20.19 per share. The per share amount based on shareholders’ equity at March 31, 2008 and 12,878,800 shares is $18.40 per share.

Detailed below is a roll-forward of the Company’s units outstanding for the three month period ended March 31, 2009:

	Total LTIP Units	Manager LTIP Units	Director LTIP Units
LTIP Units outstanding, December 31, 2008	381,250	375,000	6,250
Unit Activity:	—	—	—

LTIP Units Outstanding, March 31, 2009	381,250	375,000	6,250

As of March 31, 2009, of the LTIP units awarded/outstanding, 125,000 Manager LTIP Units and 3,750 Director LTIP units were vested. Of the 3,750 Director LTIP units that were vested, 1,250 units were transferred to common shares at the direction of an award holder.

Detailed below is a roll-forward of the Company’s units outstanding for the three month period ended March 31, 2008:

	Total LTIP Units	Manager LTIP Units	Director LTIP Units
LTIP Units outstanding, December 31, 2007	378,750	375,000	3,750
Unit Activity:	—	—	—

LTIP Units Outstanding, March 31, 2008	378,750	375,000	3,750

As of March 31, 2008, no LTIP units awarded/outstanding were vested.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

5. Common Share Capitalization and Lock-Up Provisions

In connection with the initial offering of common shares (“Shares”) of the Company, 12,500,050 shares were issued with no par value. The Shares owned by the Manager, Ellington and the Company’s executive officers and directors are subject to a lock-up agreements restricting, subject to certain exceptions, share transfers for 180 days after the completion of the initial offering on August 17, 2007. The Company is a closed-end entity, thus shareholders do not have redemption rights. Shares are open to trade on the Portal Market, a subsidiary of The NASDAQ Stock Market, Inc. The Manager does not provide any commitments to resale of shares purchased.

Detailed below is a roll-forward of the Company’s common shares outstanding for the three month period ended March 31, 2009:

Common Shares Outstanding, December 31, 2008	12,510,033

Share Activity:
Shares Repurchased	(500,000)

Common Shares Outstanding, March 31, 2009	12,010,033

On March 2, 2009, the Company repurchased 500,000 shares in a privately negotiated unsolicited transaction of its own stock at a price of $12 for a total purchase price of $6,000,000. The discount per share, expressed as a percentage, between the cost of repurchase and the March 31, 2009 book value per share of $20.83 is approximately 42%.

Detailed below is a roll-forward of the Company’s common shares outstanding for the three month period ended March 31, 2008:

Common Shares Outstanding, December 31, 2007	12,500,050

Share Activity:	—

Common Shares Outstanding, March 31, 2008	12,500,050

As of March 31, 2009, related parties of the Company owned approximately 25% of total shareholders’ equity. As of that date, two other investors owned 21% and 12% of total shareholders’ equity. As of December 31, 2008, related parties of the Company owned approximately 24% of total shareholders’ equity. As of that date, two other investors owned 20% and 15% of total shareholders equity.

6. Risks

The Company may be exposed to various types of risks, including market price risk, interest rate risk, and credit risk. Market price risk is the risk of decline in value of the investments held by the Company because of a number of reasons, including changes in prevailing market and interest rates, increases in defaults, increases in voluntary prepayments for investments subject to prepayment risk, and widening credit spreads. Interest rate risk is the risk associated with the effects of the fluctuations in the prevailing level of market interest rates. Credit risk includes the risk of principal loss on investments as well as the risk that a counterparty will be unable to pay amounts in full when due. In 2007, 2008 and 2009, the U.S. sub-prime residential mortgage market has experienced severe dislocations and liquidity disruptions. Sub-prime mortgage loans have recently experienced increased rates of delinquency, foreclosure and loss.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

The effects of this include a substantial reduction in liquidity in the credit markets, which has resulted in a liquidity crisis for many market participants. Recent instability in the MBS and ABS markets may affect the liquidity of the Company’s portfolio.

The Company may invest in credit sensitive mortgage-backed and asset-backed securities. Yields on mortgage-backed securities are affected by interest and prepayment rates which, in turn, are influenced by a variety of economic, geographic, social and other factors. Maturities on mortgage-backed securities represent stated maturity dates. Actual maturity dates may differ based on prepayment rates.

The Company may invest in, or sell short, various interest rate derivative instruments and futures contracts primarily for the purpose of hedging its mortgage-backed securities portfolio against changes in value caused by changes in prevailing market interest rates. Should interest rates move unexpectedly, the Company may not achieve the anticipated benefits of the hedging instruments and may realize a loss. Further, the use of such derivative instruments involves the risk of imperfect correlation in movements in the price of the instruments, interest rates and the underlying hedged assets.

The Company transacts in various financial instruments including swaps. With these financial instruments, the Company is exposed to market risk in excess of the amounts recorded on the Consolidated Statement of Assets, Liabilities, and Shareholders’ Equity. Further, credit risk arises in swaps from potential counterparty nonperformance.

Under current market conditions, many of the Company’s portfolio securities may be considered illiquid. This may result in certain securities being disposed of at a price different from the recorded value since the market price of such securities generally is more volatile than that of more liquid securities. This may result in the Company incurring greater losses on the sale of some portfolio securities than under more stable market conditions. Such losses can adversely impact the Company’s shareholders’ equity. The current market instability has also made it more difficult to obtain market valuations on many of the Company’s portfolio investments. There can be no assurance that the Company could purchase or sell a portfolio investment at the price used to calculate the Company’s shareholders’ equity.

Certain investments of the Company may trade in relatively thin markets and throughout the period, depending upon market conditions, may be considered illiquid. As a result, market values can be more volatile and difficult to determine relative to other securities. In addition, if the Company is required to liquidate all or a portion of its portfolio quickly, it may realize significantly less than the value at which it previously recorded its investments. A decline in market value of the Company’s assets may have particular material adverse consequences in instances where the Company has borrowed money based upon the market value of those assets. A decrease in market value of those assets may require the Company to post additional collateral or otherwise sell assets at a time when it may not be in the best interest of the Company to do so.

Because the Company borrows under reverse repurchase agreements based on the estimated fair value of the pledged instruments, the Company’s ongoing ability to borrow under its reverse repurchase facilities may be limited and its lenders may initiate margin calls in the event of adverse changes in the market. A decrease in market value of those assets may require the Company to post additional collateral or otherwise sell assets at a time when it may not be in the best interest of the Company to do so.

As of March 31, 2009, investments with an aggregate value of $229,666,462 were held with dealers as collateral for various reverse repurchase arrangements. As of March 31, 2009, affiliates of Credit Suisse Group,

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

Deutsche Bank AG and Morgan Stanley held 51%, 34% and 15% of such collateral, respectively. In addition, unencumbered investments in the amount of $136,985,308 were held at the Bank of New York Mellon Corporation. As of March 31, 2009, the following dealers held greater than 15% of the Company’s Deposits with dealers held as collateral: affiliates of Citibank 61% and affiliates of JP Morgan 34%. As of March 31, 2009 the following dealers held greater than 15% of the Company’s Due to brokers – margin accounts: affiliates of Morgan Stanley 61% and affiliates of Credit Suisse Group 35%. As of March 31, 2009, affiliates of United Capital Markets represented 100% of the Receivable for securities sold. As of March 31, 2009, affiliates of United Capital Markets, Credit Suisse Group, and Barclays represented 40%, 38%, 22%, respectively of the Payable for securities purchased.

At March 31, 2009, the Company is party to various derivative contracts governed by ISDA trading agreements with dealer counterparties. The Company’s ISDA trading agreements, which are separately negotiated agreements with each dealer counterparty, typically contain provisions allowing, absent other considerations, a counterparty to exercise rights, to the extent not otherwise waived, against the Company in the event the Company’s shareholders’ equity declines over time by a predetermined percentage or falls below a predetermined floor. Such rights often include the ability to terminate (i.e. close out) open contracts at prices which may favor the counterparty, which could have a material adverse affect on the Company.

7. Lehman Brothers

On Monday, September 15, 2008, Lehman Brothers Holdings Inc. (“Lehman”) filed for protection under Chapter 11 of the United States Bankruptcy Court in the Southern District of New York. As of that date, the Company was party to a number of interest rate swap and credit default swap contracts (the “Contracts”) with Lehman Brothers Special Financing Inc. (“LBSF”), a wholly-owned subsidiary of Lehman. The Chapter 11 filing by Lehman constituted an Event of Default under the ISDA Master Agreement (“ISDA MA”) entered into by and between the Company and LBSF. As of Friday, September 12, 2008, the last business day immediately preceding Lehman’s Chapter 11 filing, the Company’s internal records reflected a net aggregate value of $61,713,084 for the Contracts, and, as of that date, the Company was in possession of cash collateral posted by LBSF in support of the Contracts in the amount of $61,486,927.

By letter dated September 15, 2008, in accordance with the provisions in the ISDA MA, the Company provided notices of early termination to LBSF, effectively closing out the Contracts with LBSF as of September 16, 2008. The Contracts were closed out at prices determined by the Company based upon the methodology prescribed in the ISDA MA.

As of December 31, 2008, the Company estimated its net claim against LBSF to be a net amount equal to $15,576,801. The net amount reflects the difference between (a) $77,063,728, the net value at which the Company closed out the Contracts and (b) $61,486,927, the value of the cash collateral posted to the Company by LBSF in support of the Contracts. The Company also has a related claim in the same amount against Lehman, as guarantor under the ISDA MA. The Company believes that the full amount of its claims against both LBSF and Lehman are due and owing under the relevant contractual provisions. The process of recovering those claims through bankruptcy proceedings, however, raises significant questions with respect to the timing and amount of any final recovery. There can be no assurances as to the ultimate outcome of the claim process, thus the Company has recorded a reserve on its books equal to $15,576,801, the full amount of its claim.

For the quarter ended September 30, 2008, the closing out of the Contracts with LBSF resulted in the recording in Net realized gains on financial derivatives on its Consolidated Statement of Operations of an amount

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

equal to $28,763,186. However, an additional entry was recorded to reduce this amount by $15,576,801, the amount of the reserve. At December 31, 2008, on its Consolidated Statement of Assets, Liabilities and Shareholders’ Equity, the Company recorded in Receivable for securities sold an amount equal to $77,063,728, the net amount at which the Company closed out the Contracts with LBSF. However, an additional entry was recorded to reduce this amount by $15,576,801, the amount of the reserve. In addition, the Company recorded an entry to reduce both Receivable for securities sold and Due to brokers—margin accounts by $61,486,927, the value of the cash collateral it held in support of the Contracts. As a result, the March 31, 2009 and December 31, 2008 Consolidated Statement of Assets, Liabilities and Shareholders’ Equity reflect no net balances of assets or liabilities associated with LBSF.

8. Contingencies and Commitments

The Company provides current directors and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Company.

In the normal course of business, the Company may also enter into contracts that contain a variety of representations, warranties and general indemnifications. The Company’s maximum exposure under these arrangements, including future claims that may be made against the Company that have not yet occurred, is unknown. However, based upon experience, the Company expects the risk of loss associated with such contracts to be remote.

9. Financial Highlights

Results of Operations for a Share Outstanding Throughout the Periods:

	Three Month Period Ended March 31, 2009	Three Month Period Ended March 31, 2008
Beginning Shareholders’ Equity Per Share (12/31/2008 and 12/31/2007 respectively)	$19.27	$19.35
Net Investment Income	0.51	0.31
Net Realized/Unrealized Gains (Losses)	0.65	(0.73)

Results of Operations	1.16	(0.42)
Anti-Dilutive Effect of Share Repurchase	0.34	—
Share-Based LTIP Awards	0.07	0.04
Manager Special Distribution*	(0.01)	(0.01)

Ending Shareholders’ Equity Per Share (3/31/2009 and 3/31/2008 respectively)**	$20.83	$18.96

Shares Outstanding	12,010,033	12,500,050

*	Per the Amended and Restated Operating Agreement, the special distribution is paid to the Manager.
**	If all units issued pursuant to the Manager LTIP and Director LTIP were vested and exchanged for common shares as of March 31, 2009 and March 31, 2008, shareholders’ equity per share would be $20.19 and $18.40, respectively.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

Net Asset Based Total Return for a Shareholder, excluding Manager shares:(1)

	Three Month Period Ended March 31, 2009*	Three Month Period Ended March 31, 2008
Total Return before Incentive Fee(2)	8.10%	-2.02%
Incentive Fee	0.00%	0.00%

Total Return after Incentive Fee	8.10%	-2.02%

(1)	Market based total return is not available as no market price is available due to limited trading during the periods.
(2)	Total return is calculated for all shareholders’ equity accounts, excluding the Manager’s shareholder equity, taken as a whole for each period.
*	Total return includes the anti-dilutive effect of the share repurchase. Had this not been included, total return for the period would have been 6.26%.

Supplemental Information—Net Asset Based Total Return for a Shareholder, excluding Manager shares and assuming conversion of all LTIP units:

Three Month Period Ended March 31, 2009
Total Return before Incentive Fee(3)	4.77%
Incentive Fee	0.00%

Total Return after Incentive Fee	4.77%

(3)	Total return is calculated assuming all LTIP units had been converted into common shares at the balance sheet date. Total return represents all shareholders’ equity accounts, excluding Manager shares and Manager LTIP units, outstanding for the entire period.

Ratios to Average Shareholders’ Equity, excluding the Manager shares:(4)(5)(6)

	Three Month Period Ended March 31, 2009	Three Month Period Ended March 31, 2008
Net Investment Income(7)	10.00%	6.30%

Operating expenses before incentive fee and interest expense	-4.73%	-3.29%
Incentive fee	0.00%	0.00%
Interest expense	-1.05%	-0.68%

Total Expenses	-5.78%	-3.97%

(4)	Average shareholders’ equity is calculated using monthly values.
(5)	Ratios are annualized except for the incentive fee and organizational expenses which are not annualized.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2009

(6)	Ratios are calculated for all shareholders’ equity accounts taken as a whole outstanding for the entire period excluding the Manager’s shareholders’ equity. The total base management fee and incentive fee are allocated to the non-manager shareholders for the purposes of these calculations as the Special Distribution of the Reduction Amount in effect allocates the whole base management fee and incentive fee to the non-manager shareholders.
(7)	Includes incentive fee expense, if any.

10. Subsequent Events

On April 20, 2009, the Company repurchased 106,000 of its own shares in a privately negotiated unsolicited transaction at a price of $12.25 for a total purchase price of $1,298,500.

On July 6, 2009, the Board of Directors approved an amended and restated Management Agreement between the Company and the Manager which, among other things, reduced the annual base management fee to 1.5% from 1.75% of shareholders’ equity, changed the incentive fee from a quarter-by-quarter calculation to a rolling four quarter calculation, removed the reduction to the management fees related to shares held by the Manager and removed the corresponding provisions relating to special distributions to the Manager, increased the termination fee from a two-year termination fee to a three-year termination fee, provided the Manager with the right to provide the Company with a dedicated controller and in-house legal counsel and to have the expenses incurred by the Manager in providing these dedicated officers reimbursed by the Company, and eliminated the Manager’s right to have other general overhead expenses of the Manager and its affiliates reimbursed by the Company or to charge the Company professional fees for legal, accounting and other services provided by employees of the Manager or its affiliates. These amendments were effective as of July 1, 2009.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Ellington Financial LLC:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Ellington Financial LLC and its subsidiaries at December 31, 2008 and December 31, 2007, and the results of their operations and their cash flows for the year ended December 31, 2008 and for the period August 17, 2007 (commencement of operations) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Manager. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Manager, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 7, 2009 except for items (J) and (K) in Note 2 and Note 10, as to which the date is July 6, 2009

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY

	December 31, 2008	December 31, 2007
	Expressed in U.S. Dollars
ASSETS
Cash and cash equivalents	$61,400,254	$61,705,104

Investments and financial derivatives:
Investments at value (Cost—$508,888,292 and $181,309,270)	429,884,006	180,657,979
Swap contracts-appreciated at value (Cost—$126,786,798 and $0)	141,690,748	—
Repurchase agreements (Cost—$4,528,875 and $0)	4,528,875	—

Total investments and financial derivatives	576,103,629	180,657,979

Deposits with dealers held as collateral	22,950,008	200,434
Receivable for securities sold	31,491,051	—
Interest and principal receivable	7,722,116	662,098
Prepaid insurance	309,022	269,383

Total Assets	$699,976,080	$243,494,998

LIABILITIES
Investments and financial derivatives:
Investments sold short at value (Proceeds—$37,593,749 and $0)	$38,421,032	$—
Swap contracts—depreciated at value (Proceeds—$7,681,250 and $0)	17,304,903	130,122

Total investments and financial derivatives	55,725,935	130,122

Reverse repurchase agreements	260,534,000	—
Due to brokers—margin accounts	124,820,088	—
Payable for securities purchased	15,509,694	—
Accounts payable and accrued expenses	1,299,022	821,514
Interest and dividends payable	651,863	—
Accrued base management fee	307,551	622,252
Due to Ellington Financial Management LLC	50,283	94,217

Total Liabilities	458,898,436	1,668,105

SHAREHOLDERS’ EQUITY	241,077,644	241,826,893

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$699,976,080	$243,494,998

ANALYSIS OF SHAREHOLDERS’ EQUITY:
Common shares, no par value, 100,000,000 shares authorized; (12,510,033 and 12,500,050 shares issued and outstanding)	$237,806,235	$240,919,920
Additional paid-in capital—LTIP units	3,271,409	906,973

Total Shareholders’ Equity	$241,077,644	$241,826,893

PER SHARE INFORMATION:
Common shares, no par value, 100,000,000 shares authorized; (12,510,033 and 12,500,050 shares issued and outstanding)	$19.27	$19.35

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2008

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Long Investments (178.32%)(a)(b)(n)

U.S. Treasury Securities (1.34%)

$2,800,000	U.S. Treasury Note	4.00%	8/18	$3,240,944

Total U.S. Treasury Securities (Cost $2,820,142)				3,240,944

Auction Rate Securities (7.45%)(c)

25,650,000	Sallie Mae Student Loan Trust 2003-5A A8 Pool	4.50%	6/30	17,955,000

Total Auction Rate Securities (Cost $25,650,000)				17,955,000

Mortgage-Backed Securities (169.53%)

Agency Securities (117.75%)

Fixed Rate Agency Securities (6.41%)

TBA-Fixed Rate Agency Securities (6.41%)

15,000,000	Federal National Mortgage Association (30 year)	6.00%	1/09	15,451,172

Total Fixed Rate Agency Securities (Cost $15,426,563)				15,451,172

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONTINUED)

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Floating Rate Agency Securities (111.34%)

Principal and Interest—Floating Rate Agency Securities (111.34%)

$29,207,750	Federal Home Loan Mortgage Corporation 1N 1428 Pool	5.73%	2/37	$29,735,479
24,952,600	Federal Home Loan Mortgage Corporation 1B4134 Pool	4.88%	6/38	25,201,146
21,445,110	Federal National Mortgage Association 840243 Pool	6.10%	8/35	22,195,730
20,156,157	Federal National Mortgage Association 988674 Pool	5.51%	9/38	20,560,710
19,673,602	Federal National Mortgage Association 968454 Pool	5.11%	5/38	19,952,779
19,540,122	Federal National Mortgage Association 965088 Pool	5.44%	9/38	19,927,773
17,683,619	Federal Home Loan Mortgage Corporation 1B3434 Pool	5.33%	6/37	17,904,961
15,438,769	Federal Home Loan Mortgage Corporation 1N1385 Pool	5.90%	12/36	15,737,981
14,481,205	Federal National Mortgage Association 959755 Pool	5.69%	11/37	14,695,691
13,446,065	Federal Home Loan Mortgage Corporation 1N1460 Pool	5.95%	1/37	13,695,260
13,144,879	Federal Home Loan Mortgage Corporation 1N0186 Pool	6.55%	8/36	13,502,912
12,741,641	Federal National Mortgage Association 956653 Pool	5.59%	12/37	12,940,945
12,031,689	Federal National Mortgage Association 840238 Pool	5.99%	7/35	12,420,016
12,078,175	Federal Home Loan Mortgage Corporation 1G1675 Pool	5.34%	4/37	12,185,671
9,336,558	Federal National Mortgage Association 886455 Pool	6.13%	8/36	9,576,695
8,075,366	Federal Home Loan Mortgage Corporation 1J1652 Pool	5.76%	5/37	8,184,602

Total Floating Rate Agency Securities (Cost $266,187,466)				268,418,351

Total Agency Securities (Cost $281,614,029)				283,869,523

Private Label Securities (51.78%)

Fixed Rate Private Label Securities (6.57%)

Principal and Interest—Fixed Rate Private Label Securities (5.38%)

27,552,386	Various	4.50% - 7.37%	8/30 - 6/47	12,966,549

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONTINUED)

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Interest Only—Fixed Rate Private Label Securities (1.19%)

$235,082,175	Various	0.50% - 5.50%	8/35 - 9/47	$2,880,759

Total Fixed Rate Private Label Securities (Cost $20,733,361)				15,847,308

Floating Rate Private Label Securities (45.21%)

Principal and Interest—Floating Rate Private Label Securities (44.88%)

289,693,672	Various	0.53% - 9.50%	8/19 - 5/47	108,183,679

Interest Only—Floating Rate Private Label Securities (0.33%)

73,460,230	Various	3.27% - 4.63%	6/35 - 1/45	787,552

Total Floating Rate Private Label Securities (Cost $177,230,322)				108,971,231

Residual Certificates—Private Label Securities (0.00%)
310,176,371	Bear Stearns Structured Product 2007- N6 2C Pool	—	6/37	—

Total Residual Certificates—Private Label Securities (Cost $840,438)				—

Total Private Label Securities (Cost $198,804,121)				124,818,539

Total Mortgage-Backed Securities (Cost $480,418,150)				408,688,062

Total Long Investments (Cost $508,888,292)				$429,884,006

Repurchase Agreements (1.88%)(d)

4,528,875	Deutsche Bank	0.00% - 0.40%	On Demand	$4,528,875
	Collateralized by Par Value 4,100,000 U.S. Treasury Note Coupon 2.75% - 4.00%, Maturity Date 07/10 - 08/18

Total Repurchase Agreements (Cost $4,528,875)				$4,528,875

Investments Sold Short (-15.94%)(e)

U.S. Treasury Securities Sold Short (-3.19%)
(6,900,000)	Various	2.75% - 4.00%	7/10 - 8/18	$(7,695,641)

Total U.S. Treasury Securities Sold Short (Proceeds—$6,980,858)				(7,695,641)

TBA—Fixed Rate Agency Securities Sold Short (-12.75%)
(15,000,000)	Federal National Mortgage Association (30 year)	6.00%	1/09	(15,451,172)
(15,000,000)	Federal National Mortgage Association (30 year)	5.00%	2/09	(15,274,219)

Total TBA—Fixed Rate Agency Securities Sold Short (Proceeds—$30,612,891)				(30,725,391)

Total Investments Sold Short (Proceeds—$37,593,749)				$(38,421,032)

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONTINUED)

	Notional or Number of Contracts	Range of Expiration Dates	Value
			Expressed in U.S. Dollars
Swaps (51.59%)

Swaps—Appreciated (58.77%)(f)

Long Swaps—Appreciated
Total Return Swaps	398,329	11/13	$255,509
Other Swaps	2,200,000	09/13	22,000

Short Swaps—Appreciated
Credit Default Swaps on Corporate Bonds(h)	(45,775,000)	01/09 - 12/13	10,085,262
Credit Default Swaps on Asset Backed Securities(i)	(128,860,596)	06/34 - 12/36	108,126,227
Credit Default Swaps on Asset Backed Indices(j)	(83,556,020)	01/09 - 10/52	22,769,087
Credit Default Swaps on Corporate Bond Indices(k)	(19,700,000)	12/13	385,172
Total Return Swaps	(277,255)	12/13	47,491

Total Swaps—Appreciated (Cost $126,786,798)			$141,690,748

Swaps—Depreciated (-7.18%)(g)

Long Swaps—Depreciated
Credit Default Swaps on Asset Backed Securities (Proceeds $7,681,250)(l)	19,747,709	05/34 - 09/36	$(10,651,424)
Total Return Swaps	245,016	11/13	(5,422)

Short Swaps—Depreciated
Interest Rate Swaps(m)	(145,000,000)	09/11 - 10/11	(6,487,253)
Total Return Swaps	(149,654)	12/13	(160,804)

Total Swaps—Depreciated (Proceeds $7,681,250)			$(17,304,903)

(a)	See Note 2 in notes to Consolidated Financial Statements.
(b)	At December 31, 2008, the Company’s long investments issued by the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) represented 56.47% and 61.28% of shareholders’ equity, respectively.
(c)	The auction rate security held by the Company has failed at auction.
(d)	In general, securities received pursuant to repurchase agreements were delivered to counterparties in satisfaction of short sale transactions.
(e)	At December 31, 2008, the Company’s short investments issued by the Federal National Mortgage Association represented -12.75% of shareholders’ equity.
(f)	At December 31, 2008, the Company held appreciated swap contracts with affiliates of Morgan Stanley and affiliates of Credit Suisse First Boston that represented 40.98% and 13.08% of shareholders’ equity, respectively.
(g)	At December 31, 2008, the Company held depreciated swap contracts with affiliates of Morgan Stanley that represented -4.42% of shareholders’ equity.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONCLUDED)

(h)	For short credit default swaps on corporate bonds, the Company purchased protection.
(i)	For short credit default swaps on asset backed securities, the Company purchased protection.
(j)	For short credit default swaps on asset backed indices, the Company purchased protection.
(k)	For short credit default swaps on corporate bond indices, the Company purchased protection.
(l)	For long credit default swaps on asset backed securities, the Company sold protection.
(m)	For short interest rate swap contracts, a fixed rate is being paid and a floating rate is being received.
(n)	The table below shows the Company’s long investment ratings from Moody’s, Standard & Poor, or Fitch, respectively; as well as the Company’s long investments that were unrated but affiliated with Fannie Mae, Freddie Mac, or Government National Mortgage Association (Ginnie Mae). Ratings tend to be a lagging credit indicator, as a result, the credit quality of the Company’s long investment holdings may be lower than the credit quality implied based on the ratings listed below.

Rating Description	Percentage of Shareholders’ Equity
Unrated but Agency Affiliated	117.75%
Rated Above Ba or BB	49.34%
Rated At or below Ba or BB	9.89%
Treasury Securities	1.34%

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2007

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Long Investments (74.71%)(a)(b)

Auction Rate Securities (23.21%)(d)
$25,700,000	Sallie Mae Student Loan Trust 2003-10A A1A Pool	6.30%	12/16	$25,700,000
19,450,000	Sallie Mae Student Loan Trust 2006-7 A6B Pool	6.30%	1/42	19,450,000
10,950,000	Various	6.40% - 7.00%	12/16	10,965,975

				56,115,975

Total Auction Rate Securities (Cost $56,115,975)				56,115,975

Mortgage-Backed Securities (51.50%)

Agency Securities (13.71%)

Principal And Interest—Floating Rate Agency Securities (13.71%)

16,436,256	Federal National Mortgage Association 959755 Pool	5.70%	11/37	16,638,823
16,307,875	Federal National Mortgage Association 956653 Pool	5.64%	12/37	16,517,736

				33,156,559

Total Agency Securities (Cost $33,075,391)				33,156,559

Private Label Securities (37.79%)

Principal And Interest—Fixed Rate Private Label Securities (1.60%)

8,724,487	Various	5.00% - 7.40%	2/34 - 2/37	3,874,786

				3,874,786

Principal And Interest—Floating Rate Private Label Securities (36.19%)

13,800,000	Residential Asset Mortgage Products 2006-RS4 A2	4.90%	7/36	12,903,000
123,163,956	Various	4.92% - 7.07%	4/33 - 10/37	74,607,659

				87,510,659

Total Private Label Securities (Cost $92,117,904)				91,385,445

Total Mortgage-Backed Securities (Cost $125,193,295)				124,542,004

Total Long Investments (Cost $181,309,270)				$180,657,979

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2007 (CONCLUDED)

	Notional	Range of Expiration Dates	Value
			Expressed in U.S. Dollars
Financial Derivative Positions (-0.05%)

Swaps (-0.05%)

Depreciated Swaps (-0.05%)

Long Swaps—Depreciated
Interest Rate Swaps(c)	26,000,000	3/08 - 6/08	$(130,122)

Total Depreciated Swaps			$(130,122)

(a)	See Note 2 in Notes to Consolidated Financial Statements.
(b)	With respect to the Company’s long investments, 23.21% of shareholders’ equity was issued by Sallie Mae and 13.71% by the Federal National Mortgage Association.
(c)	For long interest rate swap contracts, a fixed rate is being received and a floating rate is being paid.
(d)	In 2008, the Company held a similar auction rate security that failed at auction. At the time the auction failed, the Company’s notional exposure was $25,650,000.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
	Expressed in U.S. Dollars
NET INVESTMENT INCOME
Interest income	$29,914,585	$5,898,720

EXPENSES
Base management fee	3,721,121	1,355,912
Incentive fee	1,771,026	—
Share-based LTIP expense	2,389,436	906,973
Interest expense	6,189,887	—
Professional fees	1,524,060	658,185
Insurance expense	454,257	165,617
Agency and administration fees	459,829	141,834
Custody and other fees	379,868	87,417
Directors’ fees	200,161	70,064
Organizational expenses	—	160,185

Total expenses	17,089,645	3,546,187

NET INVESTMENT INCOME	12,824,940	2,352,533

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES

Net realized gain (loss) on:
Investments	(5,075,879)	1,753,849
Financial derivatives	63,598,153	—

	58,522,274	1,753,849

Change in net unrealized gain (loss) on:
Investments	(79,180,278)	(651,290)
Financial derivatives	5,410,419	(130,122)

	(73,769,859)	(781,412)

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES	(15,247,585)	972,437

NET INCREASE (DECREASE) IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$(2,422,645)	$3,324,970

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
	Expressed in U.S. Dollars
From Operations
Net investment income	$12,824,940	$2,352,533
Net realized gain on investments and financial derivatives	58,522,274	1,753,849
Change in net unrealized loss on investments and financial derivatives	(73,769,859)	(781,412)

Net increase (decrease) in shareholders’ equity resulting from operations	(2,422,645)	3,324,970

From Shareholder Transactions

Net proceeds from the issuance of shares:
From the initial offering(1)	—	239,659,406
Shares issued in settlement of incentive fee liability	177,105	—
Net offering costs	1,866	(1,843,720)
Share-based LTIP awards	2,389,436	906,973
Special distribution to Ellington Financial Management LLC	(895,011)	(220,736)

Net increase in shareholders’ equity from shareholder transactions	1,673,396	238,501,923

Net increase (decrease) in shareholders’ equity	(749,249)	241,826,893
Shareholders’ Equity Beginning of Period	241,826,893	—

Shareholders’ Equity End of Period	$241,077,644	$241,826,893

(1)	Proceeds from the issuance of shares is net of placement fees of $8,015,094.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
	Expressed in U.S. Dollars
NET INCREASE (DECREASE) IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$(2,422,645)	$3,324,970

Cash flows from operating activities:
Reconciliation of the net increase (decrease) in shareholders’ equity resulting from operations to net cash used in operating activities:
Change in net unrealized loss on investments and financial derivatives	73,769,859	781,412
Amortization of premiums and discounts	(2,681,045)	(987,439)
Net realized gain on investments and financial derivatives	(58,522,274)	(1,753,849)
Purchase of investments	(530,352,349)	(195,387,779)
Proceeds from disposition of investments	215,895,847	16,819,799
Proceeds from securities sold short	40,190,879	—
Repurchase of securities sold short	(18,114,484)	—
Payments made to open financial derivatives	(318,048,261)	—
Proceeds received to close financial derivatives	271,459,580	—
Proceeds received to open financial derivatives	38,725,882	—
Payments made to close financial derivatives	(47,644,596)	—
Share-based LTIP expense	2,389,436	906,973

(Increase) decrease in assets:
(Increase) in repurchase agreements, net of repayments	(4,528,875)	—
(Increase) in receivable for securities sold	(31,491,051)	—
(Increase) in deposits with dealers pledged as collateral	(22,749,574)	(200,434)
(Increase) in interest and principal receivable	(7,060,018)	(662,098)
(Increase) in prepaid insurance	(39,639)	(269,383)

Increase (decrease) in liabilities:
Increase in due to brokers-margin accounts	124,820,088	—
Increase in payable for securities purchased	15,509,694	—
Increase in accounts payable and accrued expenses	803,422	628,771
Increase in interest and dividends payable	651,863	—
(Decrease) increase in base management fee payable	(314,701)	622,252

Net cash used in operating activities	(259,752,962)	(176,176,805)

Cash flows provided by financing activities:
Net subscriptions received from initial offering**	—	238,008,429
Offering costs paid	(190,877)	—
Special Distribution to Ellington Financial Management LLC	(895,011)	(126,520)
Reverse repurchase agreements, net of repayments	260,534,000	—

Net cash provided by financing activities	259,448,112	237,881,909

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(304,850)	61,705,104
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	61,705,104	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$61,400,254	$61,705,104

Supplemental disclosure of cash flow information:
Interest Paid	$5,674,209	$—

Mortgage Dollar Rolls	$61,129,688	$—

**	Net of placement fees and offering costs paid.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

1. Organization and Investment Objective

Ellington Financial LLC was formed as a Delaware limited liability company on July 9, 2007 and commenced operations on August 17, 2007. EF Securities LLC, a wholly owned consolidated subsidiary of Ellington Financial LLC was formed as a Delaware limited liability company on October 12, 2007 and commenced operations on November 30, 2007. EF Mortgage LLC, a wholly owned consolidated subsidiary of Ellington Financial LLC was formed as a Delaware limited liability company on June 3, 2008 and commenced operations on July 8, 2008. EF CMO LLC, a wholly owned consolidated subsidiary of EF Mortgage LLC was formed as a Delaware limited liability company on June 3, 2008 and commenced operations on July 8, 2008. Ellington Financial LLC, EF Securities LLC, EF Mortgage LLC and EF CMO LLC are hereafter collectively referred to as the Company. All intercompany accounts are eliminated in consolidation.

The Company specializes in various fixed income investment strategies, with a focus on sub-prime residential whole mortgage loans, residential mortgage-backed securities, or RMBS, collateralized by sub-prime residential mortgage loans, asset-backed securities, or ABS, and collateralized debt obligations, or CDOs.

The Company’s primary objective is to generate attractive risk-adjusted returns by constructing a portfolio of investments (that may also include direct investments in mortgage-related business platforms) and by implementing a relative value strategy that can generate high risk-adjusted returns on these investments while at the same time maintaining a relatively stable portfolio market value.

Ellington Financial Management, LLC (“EFM” or the “Manager”) serves as the Manager to the Company pursuant to the terms of a Management Agreement dated August 17, 2007 (the “Management Agreement”). In accordance with the terms of the Management Agreement, the Manager will implement the investment strategy and manage the business and operations on a day-to-day basis for the Company and perform certain services for the Company, subject to oversight by the board of directors.

2. Significant Accounting Policies

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In June 2007, the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). SOP 07-1 was effective for fiscal years beginning on or after December 15, 2007 with earlier application encouraged. SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (“the Guide”) and provides guidance for determining whether the specialized industry accounting principles of the Guide should be retained in the financial statements of a parent company of an investment company or an equity method investor in an investment company. Effective August 17, 2007, the Company adopted SOP 07-1 and follows the provisions of the Guide which, among other things, requires that investments be reported at fair value in our financial statements. The following is a summary of significant accounting policies followed by the Company.

(A) Valuation: In September 2006, Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), was issued and is effective for fiscal years beginning after November 15, 2007. The Company adopted SFAS 157 on January 1, 2008. There has been no impact on total shareholders’ equity as a result of the Company’s adoption of SFAS 157. SFAS 157 establishes a three-level valuation hierarchy for

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1—inputs to the valuation methodology are observable and reflect quoted prices (unadjusted) for identical assets or liabilities in active markets,

•	Level 2—inputs to the valuation methodology other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly and,

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.

The following is a description of the valuation methodologies used for the Company’s investments.

Level 1 valuation methodologies include the observation of quoted prices (unadjusted) for identical assets or liabilities in active markets, often received from widely recognized data providers.

Level 2 valuation methodologies include the observation of (i) quoted prices for similar assets or liabilities in active markets, (ii) inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves) in active markets and (iii) quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 fair value methodologies include (i) the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions, and (ii) the solicitation of valuations from third parties (typically, broker- dealers). Third-party valuation providers often utilize proprietary models that are highly subjective and also require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions. The Manager utilizes such information to assign a good faith valuation (the estimated price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the valuation date) to such financial instruments. Because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the differences could be material to the consolidated financial statements.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

The table below reflects the value of the Company’s Level 1, Level 2, and Level 3 investments at December 31, 2008.

Description	Level 1	Level 2	Level 3	Total
Assets:
Investments at value	$18,692,116	$268,418,351	$142,773,539	$429,884,006
Repurchase Agreements	—	4,528,875	—	4,528,875
Swap contracts-appreciated, at value	—	303,000	141,387,748	141,690,748

Total	$18,692,116	$273,250,226	$284,161,287	$576,103,629

Liabilities:
Investments in Securities Sold Short, at value	$(38,421,032)	$—	$—	$(38,421,032)
Swap contracts-depreciated, at value	—	(6,653,479)	(10,651,424)	(17,304,903)

Total	$(38,421,032)	$(6,653,479)	$(10,651,424)	$(55,725,935)

At December 31, 2008, the Company held money market investments that are included in cash and cash equivalents on the consolidated statement of assets, liabilities and shareholders’ equity and are considered a level one investment.

The table below includes a roll-forward of the Company’s investments for the year ended December 31, 2008 (including the change in fair value), for investments classified by the Company within Level 3 of the valuation hierarchy.

Level 3—Fair Value Measurement Using Significant Unobservable Inputs:

	Investments in Securities	Swap Contracts- Appreciated	Swap Contracts- Depreciated	Total
Beginning Balance as of December 31, 2007	$147,501,418	$—	$—	$147,501,418

Accreted Discounts/Amortized Premiums	4,410,456	—	—	4,410,456
Realized Gain/(Loss)	(5,078,471)	87,212,389	(9,299,149)	72,834,769
Change in Unrealized Appreciation (Depreciation)	(80,948,122)	14,600,948	(2,970,170)	(69,317,344)
Net Purchases (Sales)	76,888,258	39,574,411	1,617,895	118,080,564
Transfers In and/or Out of Level 3	—	—	—	—

Ending Balance as of December 31, 2008	$142,773,539	$141,387,748	$(10,651,424)	$273,509,863

All net realized and unrealized gains (losses) in the table above are reflected in the accompanying consolidated statement of operations. Net unrealized gains (losses) of ($80,176,834), $14,600,948 and ($2,970,170) relate to investment in securities, swap contracts-appreciated and swap contracts-depreciated, respectively, held by the Company at December 31, 2008.

(B) Securities Transactions and Investment Income: Securities transactions are recorded on the trade date. Realized and unrealized gains and losses are calculated based on identified cost. Interest income is recorded as earned. The Company accretes market discount and amortizes premium on debt securities using the effective yield method and classifies any paydown gains or losses as interest income. Accretion of market discount and amortization of premium require the use of a significant amount of judgment and the application of several assumptions including, but not limited to, prepayment assumptions and default rate assumptions.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

(C) Cash and Cash Equivalents: Cash and cash equivalents include amounts held in an interest bearing overnight account and money market funds. As of December 31, 2008, 49%, 33% and 18% of cash and cash equivalents were held in the BlackRock Liquidity TempFund, JP Morgan Prime Money Market Fund, and an interest bearing account at Bank of New York Mellon Corporation, respectively. As of December 31, 2007, 99.7% of cash and cash equivalents were held in the BlackRock Liquidity TempFund.

(D) Swaps: The Company may enter into various types of swaps, including interest rate swaps, total return swaps and credit default swaps. Interest rate swaps are contractual agreements whereby one party pays a floating rate of interest on a notional principal amount and receives a fixed rate on the same notional principal, or vice versa, for a fixed period of time. Interest rate swaps change in value with movements in interest rates. A total return swap involves commitments to pay interest in exchange for market-linked return based on a notional amount. To the extent that the total return of the security, group of securities or index underlying the transaction exceeds or falls short of the offsetting interest obligation, the Company will receive a payment or make a payment to the counterparty. A credit default swap is a contract under which one party agrees to compensate another party for the financial loss it may incur following the occurrence of a “credit event” in relation to a “reference amount” or notional amount of a credit obligation (usually a bond or loan).

Swaps change in value with movements in interest rates or total return of the referenced securities. During the term of the interest rate swap contracts, changes in value are recognized as unrealized gains or losses by marking the contracts to market. When the contracts are terminated, the Company will realize a gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Company’s basis in the contract, if any. Changes in value of the total return swap contracts, since the most recent cash flow exchange date, are recognized as unrealized gains or losses by marking the contracts to market based upon market quotations from counterparties. Upfront payments paid/received by the Company are recorded as an asset and/or liability on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity and are recorded as a realized gain or loss on the termination date. The Company may be required to deliver or receive cash or securities as collateral upon entering into swap transactions.

Movements in the relative value of the swap transactions may require the Company or the counterparty to post or receive additional collateral. Collateral received from counterparties is included in Due to brokers—margin accounts on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Collateral paid to counterparties is included in Deposits with dealers held as collateral on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Entering into swap contracts involves market risk in excess of amounts recorded in the Company’s Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Periodic payments or receipts required by swap agreements are recorded as unrealized gains or losses when accrued and realized gains or losses when received or paid.

In September 2008, FASB Staff Position FSP FAS 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161” (Amendment”) was issued and is effective for annual and interim reporting periods ending after November 15, 2008. The Company enters into various derivative transactions governed by ISDA agreements that are considered credit derivatives under FASB Staff Position FSP FAS 133-1 and FIN 45-4. As of December 31, 2008, the Company’s written credit derivatives represent credit default swaps on mortgage/asset backed securities (ABSCDS). As a seller of credit protection via ABSCDS, the Company receives periodic payments from protection buyers, and is obligated to make payments to the protection buyer upon the occurrence of a credit event with respect to an underlying reference asset. Typically, a credit event occurs when the underlying reference asset fails to make scheduled principal or interest

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

payments to its holders or when the underlying reference obligation is downgraded. The Company typically writes protection via ABSCDS to take a “long” position with respect to the underlying reference asset or to hedge exposure to other investment holdings. Written credit derivatives held by the Company at December 31, 2008 are summarized below:

Single Name Credit Default Swaps
(Asset Backed Securities)	Amount
Fair Value of Written Credit Derivatives	$(10,651,424)
Notional Amount(1)	$19,747,709

(1)	The notional amount is the maximum amount that a seller of ABSCDS would be obligated to pay, and a buyer of credit protection would receive upon occurrence of a credit event. Movements in the relative value of credit default swap transactions may require the Company or the counterparty to post or receive collateral. Amounts due or owed under an ABSCDS contract may be offset against amounts due or owed on other ABSCDS contracts with the same ISDA counterparty.

ABSCDS contract typically have no stated termination date. Unless terminated by mutual agreement by both the buyer and seller, ABSCDS contracts effectively terminate at the earlier of the (i) date the buyer of protection delivers the reference asset to the seller in exchange for payment of the notional balance following the occurrence of a credit event or (ii) the date the reference asset is paid off in full, retired, or otherwise ceases to exist.

Implied credit spreads may be used to determine the market value of swap contracts and are reflective of the cost of buying/selling protection. Higher spreads would indicate a greater likelihood that a seller will be obligated to perform (i.e., make payment) under the swap contract. In situations where the credit quality of an underlying reference asset has deteriorated, credit spreads combined with a percentage of notional amounts paid up front (points up front) is frequently used as an indication of ABSCDS risk.

ABSCDS credit protection sellers entering the market would expect to be paid a percentage of the current notional balance up front (points up front) approximately equal to the fair value of the contract in order to write protection on the reference assets underlying the Company’s ABSCDS contracts. Stated spreads on ABSCDS contracts where the Company has written protection range between 45 and 85 basis points, however participants entering the market at December 31, 2008, would likely transact on similar contracts with material points upfront given these spreads. The Company received up front payments of $7,681,250 on ABSCDS where the Company sold protection that were held as of December 31, 2008. The notional amount of those contracts was $20,250,000 when the payments were received.

(E) Short Sales: When the Company sells short, it may borrow the security sold short and deliver it to the broker-dealer through which it sold short as collateral for its obligation to deliver the security upon conclusion of the sale. Additionally, the Company generally is required to deliver cash or securities as collateral for the Company’s obligation to return the borrowed security. The Company may have to pay a fee to borrow the particular securities and may be obligated to pay over any payments received on such borrowed securities. A gain, limited to the price at which the Company sold the security short, or a loss, unlimited as to dollar amount, will be recognized upon the termination of a short sale if the market price is less or greater than the proceeds originally received.

(F) Reverse Repurchase Agreements and Repurchase Agreements: The Company enters into reverse repurchase agreements with third-party broker dealers whereby it sells securities under agreements to repurchase

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

at an agreed upon price and date. Interest on the value of repurchase and reverse repurchase agreements issued and outstanding is based upon competitive market rates at the time of issuance. When the Company enters into a reverse repurchase agreement, the lender establishes and maintains an account containing securities having a value not less than the repurchase price, including accrued interest, of the reverse repurchase agreement. The Company may enter into repurchase agreement transactions with third-party broker dealers whereby it purchases securities under agreements to resell at an agreed upon price and date. In general, securities received pursuant to repurchase agreements were delivered to counterparties of short sale transactions. Repurchase and reverse repurchase agreements that are conducted with the same counterparty may be reported net if they meet the requirements of FASB Interpretation No. 41 Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements.

There are no repurchase and reverse repurchase agreements netted in the consolidated financial statements. Reverse repurchase agreements are carried at their contractual amounts which the Company believes is the best estimate of fair value. At December 31, 2008, the initial terms on the Company’s open reverse repurchase agreements ranged from 22 to 36 days and the Company’s open reverse repurchase agreements had interest rates ranging from 1.20% to 4.50%. At December 31, 2008, approximately 82% of open reverse repurchase agreements were with two counterparties.

In February 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position No. FAS 140-3 (FSP), Accounting for Transfers of Financial Assets and Repurchase Financing Transactions. The FSP applies to a repurchase financing, which is a reverse repurchase agreement that relates to a previously transferred financial asset between the same counterparties (or consolidated affiliates of either counterparty), that is entered into contemporaneously with, or in contemplation of, the initial transfer. The FSP is effective for years beginning after November 15, 2008. Management does not believe the adoption of the FSP will materially impact the consolidated financial statement amounts, but may require additional disclosure.

(G) When-Issued/Delayed Securities: The Company may purchase or sell securities on a when-issued or delayed delivery basis. Securities traded on a when-issued basis are traded for delivery beyond the normal settlement date at a stated price and yield, and no income accrues to the purchaser prior to delivery. Purchasing or selling securities on a when-issued or delayed delivery basis involves the risk that the market price at the time of delivery may be lower or higher than the agreed upon price, in which case an unrealized loss may be incurred.

The Company may enter into dollar rolls, principally using To Be Announced (TBA) securities, in which the Company sells (buys) mortgage-backed securities for delivery (receipt) in the current month and simultaneously contracts to repurchase (sell) similar, but not identical, securities at an agreed-upon price on a fixed date. The Company accounts for such dollar rolls as purchases and sales and receives compensation as consideration for entering into the commitment to repurchase. The market value of the securities that the Company is required to purchase may decline below the agreed upon repurchase price of those securities. The Company has TBA dollar rolls outstanding as of December 31, 2008, which are included in receivable for securities sold and payable for securities purchased on the Statement of Assets, Liabilities and Shareholders’ Equity.

(H) Organizational Costs/Offering Costs/Placement Fees: Organizational costs are expensed as incurred. Offering costs and placement fees are charged against shareholders’ equity. Organizational costs and offering costs consisted principally of legal fees.

(I) LTIP Units: The costs associated with the long term incentive plan units is amortized on a straight line basis over the vesting period. The vesting period for the Ellington Incentive Plan for Entities (the “Manager

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

LTIP”) is three years. The vesting period for the Ellington Incentive Plan for Individuals (the “Director LTIP”) is one year, for the initial grant awarded on August 17, 2007 and nine months for the grant awarded on December 31, 2008. The cost of the Manager LTIP units fluctuates with the price per share of the Company whereas the cost of the Director LTIP units is based on the price per share at the initial offering date (grant date).

(J) Income Taxes: The Company intends to be treated as a partnership for U.S. federal income tax purposes. In general, partnerships are not subject to entity-level tax on their income, but the income of a partnership is taxable to its owners on a flow-through basis.

In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities, including pass-through entities such as the Company, a minimum threshold for financial statement recognition of the benefit of positions taken in filing tax returns (including whether an entity is taxable in a particular jurisdiction), and requires certain expanded tax disclosures.

The Company adopted the provisions of FASB Interpretations No. 48, “Accounting for Uncertainty in Income Taxes”, (“FIN 48”) on August 17, 2007, which required management to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals of litigation process, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce shareholders’ equity. As a result of the implementation of FIN 48, the Company did not recognize any increase in the liability for unrecognized tax benefits. The Company did not have any additions to its unrecognized tax benefits resulting from tax positions related either to the current or prior years, and no reductions resulting from tax positions of prior years or due to settlements, and thus had no unrecognized tax benefits at December 31, 2008 and December 31, 2007. The Company does not expect any change in unrecognized tax benefits within the next fiscal year.

The Company may take positions with respect to certain tax issues which depend on legal interpretation of facts or applicable tax regulations. Should the relevant tax regulators successfully challenge any such positions, the Company might be found to have a tax liability that has not been recorded in the accompanying financial statements. Also, management’s conclusions regard FIN 48 may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance from the FASB, and on-going analyses of tax laws, regulations and interpretations thereof.

(K) Recent Accounting Pronouncements:

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, or SFAS No. 161. SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, and how derivative instrument and related hedged items affect a company’s financial position, financial performance and cash flows. Management does not believe the adoption of FAS 161 will materially impact the consolidated financial statement amounts, but will require additional disclosure.

In June 2008, the FASB issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles—a

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

replacement of FASB Statement No. 162” (“FAS 168”). FAS 168 identifies the sources of accounting principles and the framework for selecting the accounting principles used in preparing financial statements of nongovernmental entities that are presented in conformity with U.S. GAAP. FAS 168 will be effective for financial statements that cover interim and annual periods ending after September 15, 2009. The Company does not expect the adoption of FAS 168 to have an impact on its financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP 157-4). FSP 157-4 provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. The FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. The FSP also contains enhanced disclosure requirements whereby fair value disclosures as well as certain disaggregated information will be disclosed beginning in the second quarter 2009. The Company is evaluating the impact of this standard on its financial statements.

FASB issued FASB Statement No. 165, Subsequent Events (“FASB 165”) which is effective for interim and annual periods ending after June 15, 2009. FASB 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Company is currently evaluating the impact of the effect of implementing this guidance.

3. Base Management Fee, Incentive Fee, and Special Distribution to the Manager

The Manager receives an annual base management fee equal to 1.75% of the Company’s shareholders’ equity, defined as the aggregate net proceeds from sales of its equity securities, plus retained earnings for the measurement period, less amounts paid for repurchases and/or redemption of the Company’s capital stock. However, the base management fee calculation described in the preceding sentence excludes from the calculation equity securities held by the Manager. The base management fee is payable monthly in arrears. For the year ended December 31, 2008, the base management fee incurred by the Company was $3,721,121. For the period August 17, 2007 (commencement of operations) through December 31, 2007, the base management fee incurred by the Company was $1,355,912.

The Manager is also entitled to receive a quarterly incentive fee. The incentive fee equals: (i) 25% of the dollar amount by which (A) the Company’s net income (after the base management fee, but before the incentive fee and before non-cash equity compensation expense), for the applicable quarter per common share (based on the weighted average number of common shares outstanding for such quarter) exceeds (B) an amount equal to (1) the sum of (x) the weighted average gross proceeds (before placement fees) per share of all common share issuances, plus (y) the result obtained by dividing (I) retained earnings attributable to common shares at the beginning of such quarter by (II) the weighted average number of common shares outstanding for such quarter, multiplied by (2) one-fourth of the greater of (x) 9% and (y) 3% plus the ten-year U.S. treasury rate for such quarter, multiplied by (ii) the weighted average number of common shares outstanding during such quarter. The payment of the incentive fee will be in a combination of common shares and cash, provided that at least 10% of any quarterly payment will be made in common shares.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Any net loss incurred by the Company in a given quarter or quarters will be offset against any net income earned by the Company in the future quarters for purposes of calculating the incentive fee in such future quarters. However, the incentive fee calculation described above excludes from the calculation equity securities held by the Manager as well as net income earned thereon. For the year ended December 31, 2008, the incentive fee incurred by the Company was $1,771,026. Such incentive fee related to the quarter ended June 30, 2008. Of this amount, 10% was paid by issuing 8,733 shares of the Company. Such shares were issued at a price of $20.28 per share; the net asset value per share at June 30, 2008.

For the period August 17, 2007 (commencement of operations) through December 31, 2007, no incentive fee was incurred.

In accordance with the terms of the Amended and Restated Operating Agreement, the amount of base management fees and incentive fees that are paid to the Manager will be reduced so as to exclude from the fee calculations amounts that would otherwise be payable in respect of equity and net income that is attributable to common shares and long-term incentive plan units (see Note 4 below) owned by the Manager (the “Reduction Amount”). The Manager is entitled to receive a quarterly special distribution equal to the Reduction Amount. At December 31, 2008 and December 31, 2007, the special distribution payable in the amount of $50,283 and $94,217, respectively, has been reflected as Due to Ellington Financial Management LLC in the Consolidated Statement of Assets, Liabilities, and Shareholders’ Equity.

4. Long-Term Incentive Plan Units

In connection with the initial offering, the Company established the Manager LTIP and the Director LTIP. Pursuant to the terms of the Manager LTIP, the Company issued 375,000 long-term incentive plan units to its Manager. Pursuant to the terms of the Director LTIP, the Company issued 3,750 long-term incentive plan units to its independent directors.

Units issued pursuant to the Manager LTIP are subject to forfeiture restrictions that will lapse in three equal annual installments beginning on the first anniversary of the closing date of the Company’s initial offering. Units held pursuant to the Manager LTIP will generally be exercisable by the holder at any time after vesting. Each unit is convertible into one common share. Costs associated with the Manager LTIP are expensed over the course of the vesting period. Such costs are measured as of the grant date and are remeasured at the end of each reporting period to account for changes in the value of the Company’s common shares until the units are fully vested. At December 31, 2008 and December 31, 2007, the value of the cost associated with the Manager LTIP was $7,012,810 and $7,041,424, respectively and of that cost, $3,221,409 and $880,982 has been expensed through December 31, 2008 and December 31, 2007, respectively. There is no cash flow effect resulting from the offering of the Manager LTIP units.

Units issued pursuant to the Director LTIP are subject to forfeiture restrictions that will lapse one year after the closing date of the Company’s initial offering. Units held pursuant to the Directors LTIP will generally be exercisable by the holder at any time after vesting. Each unit is convertible into one common share. Costs associated with the Director LTIP are measured as of the grant date and expensed ratably over the vesting period. At grant date, the value of the cost associated with the Director LTIP was $75,000 and of that cost, $75,000 and $25,991 has been expensed through December 31, 2008 and December 31, 2007, respectively. There is no cash flow effect resulting from the initial offering of the Director LTIP units. The Director LTIP units fully vested on August 17, 2008. Effective September 30, 2008, 1,250 common shares were issued and $25,000 was transferred from Share-based LTIP awards to common shares in Shareholders’ Equity at the direction of an award holder.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

On December 31, 2008, 3,750 additional Director LTIP units were awarded to the independent directors at a cost of $72,263. Such amount will be expensed over the vesting period in 2009.

Were all units issued pursuant to the Manager LTIP and Director LTIP to be fully vested and exchanged for common shares as of December 31, 2008 and December 31, 2007, the Company’s issued and outstanding common shares would increase to 12,891,283 and 12,878,800 shares, respectively. The per share amount based on shareholders’ equity at December 31, 2008 and 12,891,283 shares is $18.70 per share. The per share amount based on shareholders’ equity at December 31, 2007 and 12,878,800 shares is $18.78 per share.

Detailed below is a roll-forward of the Company’s units outstanding for the period ended December 31, 2007:

	Total LTIP Units	Manager LTIP Units	Director LTIP Units
LTIP Units outstanding, August 17, 2007	—	—	—
LTIP Units awarded	378,750	375,000	3,750

LTIP Units Outstanding, December 31, 2007	378,750	375,000	3,750

Detailed below is a roll-forward of the Company’s units outstanding for the year ended December 31, 2008:

	Total LTIP Units	Manager LTIP Units	Director LTIP Units
LTIP Units outstanding, January 1, 2008	378,750	375,000	3,750
LTIP Units awarded	3,750	—	3,750
LTIP Units exercised	(1,250)	—	(1,250)

LTIP Units Outstanding, December 31, 2008	381,250	375,000	6,250

No LTIP units awarded/outstanding during the period ended December 31, 2007 were vested. Detailed below is a roll-forward of the Company’s LTIP units outstanding for the year ended December 31, 2008:

	Total LTIP Units	Manager LTIP Units	Director LTIP Units
LTIP Units vesting January 1, 2008	—	—	—
LTIP Units vested	128,750	125,000	3,750
LTIP Units exercised	(1,250)	—	(1,250)

LTIP Units vested, December 31, 2008	127,500	125,000	2,500

5. Common Share Capitalization and Lock-Up Provisions

In connection with the initial offering of common shares (“Shares”) of the Company, 12,500,050 shares were issued with no par value. The Shares owned by the Manager, Ellington and the Company’s executive officers and directors are subject to a lock-up agreements restricting, subject to certain exceptions, share transfers for 180 days after the completion of the initial offering on August 17, 2007. The Company is a closed end entity and there are no redemptions of shares. Shares are open to trade on the Portal Market, a subsidiary of The NASDAQ Stock Market, Inc. The Manager does not provide any commitments to resale of shares purchased.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Detailed below is a roll-forward of the Company’s common shares outstanding for the period ended December 31, 2007:

Common Shares Outstanding, August 17, 2007	—

Additions:
Shares issued from original offering	12,500,050

Common Shares Outstanding, December 31, 2007	12,500,050

Detailed below is a roll-forward of the Company’s common shares outstanding for the year ended December 31, 2008:

Common Shares Outstanding, January 1, 2008	12,500,050

Additions:
Shares issued in settlement of incentive fee liability	8,733
Director LTIP units exercised	1,250

Common Shares Outstanding, December 31, 2008	12,510,033

As of December 31, 2008 and December 31, 2007, related parties of the Company owned approximately 24% of total shareholders’ equity. Two other investors owned 20% and 15% of total shareholders’ equity, respectively.

6. Risks

The Company may be exposed to various types of risks, including market price risk, interest rate risk, and credit risk. Market price risk is the risk of decline in value of the investments held by the Company because of a number of reasons, including changes in prevailing market and interest rates, increases in defaults, increases in voluntary prepayments for Investments subject to prepayment risk, and widening credit spreads. Interest rate risk is the risk associated with the effects of the fluctuations in the prevailing level of market interest rates. Credit risk is the risk that a counterparty will be unable to pay amounts in full when due. In 2007 and 2008, the U.S. sub-prime residential mortgage market has experienced severe dislocations and liquidity disruptions. Sub-prime mortgage loans have recently experienced increased rates of delinquency, foreclosure and loss.

The effects of this include a substantial reduction in liquidity in the credit markets, which has resulted in a liquidity crisis for many market participants. Recent instability in the MBS and ABS markets may affect the liquidity of the Company’s portfolio.

The Company may invest in credit sensitive mortgage-backed and asset-backed securities. Yields on mortgage-backed securities are affected by interest and prepayment rates which, in turn, are influenced by a variety of economic, geographic, social and other factors. Maturities on mortgage-backed securities represent stated maturity dates. Actual maturity dates may differ based on prepayment rates.

The Company may invest in, or sell short, various interest rate derivative instruments and futures contracts primarily for the purpose of hedging its mortgage-backed securities portfolio against changes in value caused by changes in prevailing market interest rates. Should interest rates move unexpectedly, the Company may not achieve the anticipated benefits of the hedging instruments and may realize a loss. Further, the use of such derivative instruments involves the risk of imperfect correlation in movements in the price of the instruments, interest rates and the underlying hedged assets.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

The Company transacts in various financial instruments including swaps. With these financial instruments, the Company is exposed to market risk in excess of the amounts recorded in the consolidated statement of assets, liabilities, and shareholders’ equity. Further, credit risk arises in swaps from potential counterparty nonperformance.

Under current market conditions, many of the Company’s portfolio securities may be considered illiquid. This may result in certain securities being disposed of at a price different from the recorded value since the market price of such securities generally is more volatile than that of more liquid securities. This may result in the Company incurring greater losses on the sale of some portfolio securities than under more stable market conditions. Such losses can adversely impact the Company’s shareholders’ equity. The current market instability has also made it more difficult to obtain market valuations on many of the Company’s portfolio investments. There can be no assurance that the Company could purchase or sell a portfolio investment at a price used to value the investment.

Certain investments of the Company may trade in relatively thin markets and throughout the period, depending upon market conditions, may be considered illiquid. As a result, market values can be more volatile and difficult to determine relative to other securities. In addition, if the Company is required to liquidate all or a portion of its portfolio quickly, it may realize significantly less than the value at which it previously recorded its investments. A decline in market value of the Company’s assets may have particular material adverse consequences in instances where the Company has borrowed money based upon the market value of those assets. A decrease in market value of those assets may require the Company to post additional collateral or otherwise sell assets at a time when it may not be in the best interest of the Company to do so.

Because the Company borrows under reverse repurchase agreements based on the estimated fair value of pledged instruments, the Company’s ongoing ability to borrow under its reverse repurchase facilities may be limited and its lenders may initiate margin calls in the event of adverse changes in the market. A decrease in market value of those assets may require the Company to post additional collateral or otherwise sell assets at a time when it may not be in the best interest of the Company to do so.

As of December 31, 2008, investments with an aggregate value of $298,982,891 were held with dealers as collateral for various reverse repurchase arrangements. As of December 31, 2008 affiliates of Credit Suisse Group and affiliates of Deutsche Bank AG held 54% and 28% of such collateral, respectively. As of December 31, 2008, the following dealers held greater than 15% of the Company’s Deposits with Dealers Held as Collateral: affiliates of Morgan Stanley 64% and affiliates of JP Morgan 36%. As of December 31, 2008, affiliates of Deutsche Bank AG and affiliates of Credit Suisse Group represented 49% and 49%, respectively, of the Receivable for Securities Sold. As of December 31, 2008, affiliates of Merrill Lynch represented 100% of the Payable for Securities Purchased.

At December 31, 2008, the Company is party to various derivative contracts governed by ISDA trading agreements with dealer counterparties. The Company’s ISDA trading agreements, which are separately negotiated agreements with each dealer counterparty, typically contain provisions allowing, absent other considerations, a counterparty to exercise rights, to the extent not otherwise waived, against the Company in the event the Company’s net assets decline over time by a predetermined percentage or fall below a predetermined floor. Such rights often include the ability to terminate (i.e. close out) open contracts at prices which may favor the counterparty, which could have a material adverse affect on the Company.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

7. Lehman Brothers

On Monday, September 15, 2008, Lehman Brothers Holdings Inc (“Lehman”) filed for protection under Chapter 11 of the United States Bankruptcy Court in the Southern District of New York. As of that date, the Company was party to a number of interest rate swap and credit default swap contracts (the “Contracts”) with Lehman Brothers Special Financing Inc. (“LBSF”), a wholly owned subsidiary of Lehman. The Chapter 11 filing by Lehman constituted an Event of Default under the ISDA Master Agreement (“ISDA MA”) entered into by and between the Company and LBSF. As of Friday, September 12, 2008, the last business day immediately preceding Lehman’s Chapter 11 filing, the Company’s internal records reflected a net aggregate value of $61,713,084 for the Contracts, and, as of that date, the Company was in possession of cash collateral posted by LBSF in support of the Contracts in the amount of $61,486,927.

By letter dated September 15, 2008, in accordance with the provisions in the ISDA MA, the Company provided notices of early termination to LBSF, effectively closing out the Contracts with LBSF as of September 16, 2008. The Contacts were closed out at prices determined by the Company based upon the methodology prescribed in the ISDA MA.

As of December 31, 2008, the Company estimates its net claim against LBSF to be a net amount equal to $15,576,801. Such amount represents a decrease of $3,250,000 from the estimated net claim reported as of September 30, 2008. The net amount reflects the difference between (a) $77,063,728, the net value at which the Company closed out the Contracts and (b) $61,486,927, the value of the cash collateral posted to the Company by LBSF in support of the Contracts. The Company also has a related claim in the same amount against Lehman, as guarantor under the ISDA MA. The Company believes that the full amount of its claims against both LBSF and Lehman are due and owing under the relevant contractual provisions. The process of recovering those claims through bankruptcy proceedings, however, raises significant questions with respect to the timing and amount of any final recovery. There can be no assurances as to the ultimate outcome of the claim process, thus the Company has recorded a reserve on its books equal to $15,576,801, the full amount of its claim.

For the year ended December 31, 2008, the closing out of the Contracts with LBSF resulted in the recording in Net Realized Gains, Financial Derivatives on its Consolidated Statement of Operations of an amount equal to $28,763,186. However, an additional entry was recorded to reduce this amount by $15,576,801, the amount of the reserve. At December 31, 2008, on its Consolidated Statement of Assets, Liabilities and Shareholders’ Equity, the Company recorded in Receivable for Securities Sold an amount equal to $77,063,728, the net amount at which the Company closed out the Contracts with LBSF. However, an additional entry was recorded to reduce this amount by $15,576,801, the amount of the reserve. Such reserve amount represents a decrease of $3,250,000 from the reserve reported as of September 30, 2008. In addition, the Company recorded an entry to reduce both Receivable for Securities Sold and Due to Brokers—Margin Accounts by $61,486,927, the value of the cash collateral it held in support of the Contracts. As a result, the December 31, 2008 Consolidated Statement Assets, Liabilities and Shareholders’ Equity reflects no net balances of assets or liabilities associated with LBSF.

8. Contingencies and Commitments

The Company provides current directors and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Company.

In the normal course of business the Company may also enter into contracts that contain a variety of representations, warranties and general indemnifications. The Company’s maximum exposure under these arrangements, including future claims that may be made against the Company that have not yet occurred, is unknown. However, the Company expects the risk of loss associated with such contracts to be remote.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

9. Financial Highlights

Results of Operations for a Share Outstanding Throughout the Periods:

	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
Beginning Shareholders’ Equity Per Share (12/31/2007 and 8/17/2007 respectively)(a)	$19.35	$19.17
Net Investment Income	1.03	0.19
Net Realized/Unrealized Gains (Losses)	(1.23)	0.08

Results of Operations	(0.20)	0.27
Offering Costs	—	(0.15)
Share-Based LTIP Awards	0.19	0.07
Manager Special Distribution*	(0.07)	(0.01)

Ending Shareholders’ Equity Per Share (12/31/2008 and 12/31/2007 respectively)**	$19.27	$19.35

Shares Outstanding	12,510,033	12,500,050

(a)	Beginning shareholders’ equity on August 17, 2007, is net from issuance of shares after placement fees of -$0.64 per share.
*	Per the Amended and Restated Operating Agreement, the special distribution is paid to the Manager.
**	If all units issued pursuant to the Manager LTIP and Director LTIP were vested and exchanged for common shares as of December 31, 2008 and December 31, 2007, shareholders’ equity per share would be $18.70 and $18.78, respectively.

Net Asset Based Total Return for a Shareholder, excluding Manager shares:(1)

	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
Total Return before Incentive Fee(2)	0.31%	0.94%
Incentive Fee	-0.72%	—

Total Return after Incentive Fee	-0.41%	0.94%

(1)	Market based total return is not available as no market price is available due to limited trading during the periods.
(2)	Total return is calculated for all shareholders’ equity accounts, excluding the Manager’s shareholder equity, taken as a whole for each period.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Supplemental Information—Net Asset Based Total Return for a Shareholder, excluding Manager shares and assuming conversion of all LTIP units:

Year Ended December 31, 2008
Total Return before Incentive Fee(3)	-2.64%
Incentive Fee	-0.72%

Total Return after Incentive Fee	-3.36%

(3)	Total return calculated assuming all LTIP units had been converted into common shares at the balance sheet date. Total return represents all shareholders’ equity accounts, excluding Manager shares and Manager LTIP units, outstanding for the entire period.

Ratios to Average Shareholders’ Equity, excluding the Manager shares:(4)(5)(6)

	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
Net Investment Income(7)	4.84%	2.48%

Operating expenses before incentive fee and interest expense	-3.95%	-4.08%
Incentive fee(5)	-0.84%	—
Interest expense	-2.51%	—

Total Expenses	-7.30%	-4.08%

(4)	Average shareholders’ equity was calculated using monthly values.
(5)	Ratios were annualized except for the incentive fee and organizational expenses which are not annualized.
(6)	Ratios were calculated for all shareholders’ equity accounts taken as a whole outstanding for the entire period excluding the Manager. The total base management fee and incentive fee are allocated to the non-manager shareholders for the purposes of these calculations as the Special Distribution of the Reduction Amount in effect allocates the whole base management fee and incentive fee to the non-manager shareholders.
(7)	Includes incentive fee expense.

10. Subsequent Events

On March 2, 2009 the Company repurchased 500,000 shares in a privately negotiated unsolicited transaction of its own stock at a price of $12 for a total purchase price of $6,000,000.

On April 20, 2009, the Company repurchased 106,000 of its own shares in a privately negotiated unsolicited transaction at a price of $12.25 for a total purchase price of $1,298,500.

On July 6, 2009, the Board of Directors approved an amended and restated Management Agreement between the Company and the Manager which, among other things, reduced the annual base management fee to 1.5% from 1.75% of shareholders’ equity, changed the incentive fee from a quarter-by-quarter calculation to a rolling four quarter calculation, removed the reduction to the management fees related to shares held by the Manager and removed the corresponding provisions relating to special distributions to the Manager, increased the termination fee from a two-year termination fee to a three-year termination fee, provided the Manager with

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

the right to provide the Company with a dedicated controller and in-house legal counsel and to have the expenses incurred by the Manager in providing these dedicated officers reimbursed by the Company and eliminated the Manager’s right to have other general overhead expenses of the Manager and its affiliates reimbursed by the Company or to charge the Company professional fees for legal, accounting and other services provided by employees of the Manager or its affiliates. These amendments were effective as of July 1, 2009.

SCHEDULE II

ELLINGTON FINANCIAL LLC

VALUATION AND QUALIFYING ACCOUNTS

Fiscal Year	Description	Balance Beginning of Period	Charged to Income Statement	Charged Allowance	Balance at End of Period
Reserve for Receivable Swap
2008	Reserve for Receivable for Swap	$0	$15,576,801	$0	$15,576,801
2007	Reserve for Receivable for Swap	$0	$0	$0	$0

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.

Securities and Exchange Commission registration fee	$11,160
FINRA filing fee	$20,500
NYSE listing fee	*
Printing and engraving fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue sky fees and expenses	*
Transfer Agent and Registrar fees	*
Miscellaneous	*

Total	*

*	To be furnished by amendment.

All expenses, except the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE listing fee, are estimated.

Item 32.	Sales to Special Parties.

See the response to Item 33 below.

Item 33.	Recent Sales of Unregistered Securities.

On July 9, 2007, the Company sold 50 common shares to our Manager in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act. All of these shares were sold for a purchase price of $20.00 per share for gross proceeds of $1,000.

On August 17, 2007, the Company sold 10,074,280 common shares to Friedman, Billings, Ramsey & Co., Inc., as initial purchaser (the “Initial Purchaser”). The Company issued these common shares to the Initial Purchaser in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. The Initial Purchaser paid the Company a purchase price of $18.60 per share with respect to 6,285,530 of these common shares, $18.80 per share with respect to 1,938,750 of these common shares and $20.00 per share with respect to 1,850,000 of these common shares. Additionally, the Initial Purchaser paid a rebate to the Company of $0.20 per share with respect to 6,285,530 of these common shares. The net proceeds to the Company from the sale of 10,074,280 common shares to the Initial Purchaser was $191,616,464. The Initial Purchaser resold all of these common shares concurrently to (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and (ii) investors outside the United States in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. The offering price per common share to Qualified Institutional Buyers under Rule 144A and non-United States persons under Regulation S was $20.00 per share with respect to 8,135,530 common shares and $18.80 per share with respect to 1,938,750 common shares for gross proceeds of $199,159,100. The aggregate Initial Purchaser’s discount was $8,799,742, and the rebate paid by the Initial Purchaser to the Company was $1,257,106.

On August 17, 2007, the Company sold 2,425,720 common shares in a concurrent private placement to “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchaser acting as placement agent. All of these shares were sold for a purchase price of $20.00 per share for gross proceeds of $48,514,400. The placement agent received a commission of $1.40 per share with respect to 664,470 of these common shares. No commission was paid with respect to 1,761,250 of these common shares. Additionally, the placement agent paid a rebate to the Company of $0.20 per share with respect to 664,470 of these common shares. The net proceeds to the Company from the private placement of these shares was $47,717,036, total commissions paid to the placement agent was $930,258 and the rebate paid by the placement agent to the Company was $132,894.

On August 17, 2007, the Company granted 375,000 LTIP units to our Manager pursuant to the Entity Incentive Plan. Such grant was exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

On August 17, 2007, the Company granted 1,250 LTIP units to Thomas Robards, 1,250 LTIP units to Ronald I. Simon, Ph.D. and 1,250 LTIP units to Edward Resendez as compensation for serving as a director pursuant to the Individual Incentive Plan. Such grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

On September 10, 2008, the Company issued 8,773 common shares to our Manager as part of its incentive amount pursuant to our management agreement with our Manager. This issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On November 21, 2008, the Company issued 1,250 common shares in exchange for LTIP units held by one of the Company’s directors. This issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On December 31, 2008, the Company granted 1,250 LTIP units to Thomas Robards, 1,250 LTIP units to Ronald I. Simon, Ph.D. and 1,250 LTIP units to Edward Resendez as compensation for serving as a director pursuant to the Individual Incentive Plan. Such grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

Item 34.	Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify any member or manager or other person from and against any and all claims and demands whatsoever. Our operating agreement provides that our directors will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director’s obligations or duties in connection with us, including breach of fiduciary duty, except as follows: (i) for any breach of the director’s duty of loyalty to us or the holders of the shares; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit. The operating agreement provides that, to the fullest extent permitted by law, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee, tax matters member or agent, or is or was serving at our request as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify our directors and executive officers to the fullest extent permitted by law and advance our directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 35.	Treatment of Proceeds from Shares Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements. See page F-1 for an index of the financial statements included in the Registration Statement.

(b) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-11:

Exhibit	Description of Document
1.1*	Form of Underwriting Agreement among Ellington Financial LLC, Ellington Financial Management LLC and the underwriters named therein

3.1*	Amended and Restated Operating Agreement of Ellington Financial LLC

4.1	Form of Common Share Certificate of Ellington Financial LLC

5.1*	Opinion of Hunton & Williams LLP as to legality of the securities being issued

8.1*	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters

10.1*	Amended and Restated Management Agreement, by and between Ellington Financial LLC and Ellington Financial Management LLC, dated as of July 1, 2009

10.2†	2007 Incentive Plan for Individuals

10.3†	2007 Incentive Plan for Entities

10.4†	Form of LTIP Unit Award Agreement

10.5*	Form of Indemnity Agreement

21.1	List of Subsidiaries

23.1*	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on Signature Page)

*	To be filed by amendment.
†	Compensatory plan or arrangement.

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 13th day of July, 2009.

ELLINGTON FINANCIAL LLC.

By:	/S/ LAURENCE PENN
Name:	Laurence Penn
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Laurence Penn and Eric Bothwell and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ LAURENCE PENN Laurence Penn	Chief Executive Officer, President and Director	July 13, 2009

/S/ PAUL ASARO Paul Asaro	Interim Chief Financial Officer	July 13, 2009

/S/ MICHAEL W. VRANOS Michael W. Vranos	Chairman of the Board and Co-Chief Investment Officer	July 13, 2009

/S/ THOMAS F. ROBARDS Thomas F. Robards	Director*	July 13, 2009

/S/ RONALD I. SIMON, PH.D Ronald I. Simon, Ph.D	Director*	July 13, 2009

/S/ EDWARD RESENDEZ Edward Resendez	Director*	July 13, 2009

*	Independent Director

EXHIBIT INDEX

Exhibit	Description of Document
1.1*	Form of Underwriting Agreement among Ellington Financial LLC, Ellington Financial Management LLC and the underwriters named therein

3.1*	Amended and Restated Operating Agreement of Ellington Financial LLC

4.1	Form of Common Share Certificate of Ellington Financial LLC

5.1*	Opinion of Hunton & Williams LLP as to legality of the securities being issued

8.1*	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters

10.1*	Amended and Restated Management Agreement, by and between Ellington Financial LLC and Ellington Financial Management LLC, dated as of July 1, 2009

10.2†	2007 Incentive Plan for Individuals

10.3†	2007 Incentive Plan for Entities

10.4†	Form of LTIP Unit Award Agreement

10.5*	Form of Indemnity Agreement

21.1	List of Subsidiaries

23.1*	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on Signature Page)

*	To be filed by amendment.
†	Compensatory plan or arrangement